 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 14, 1997

                                                     REGISTRATION NO. 333-32683
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                --------------

                             AMENDMENT NO. 5
                                      TO
                                   FORM S-11
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                                --------------


                          IMPERIAL CREDIT COMMERCIAL
                           MORTGAGE INVESTMENT CORP.
      (Exact name of registrant as specified in its governing instrument)

                       11601 WILSHIRE BLVD., SUITE 2080
                         LOS ANGELES, CALIFORNIA 90025
                   (Address of principal executive offices)


                                --------------


                                MARK S. KARLAN
             IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP.
                       11601 WILSHIRE BLVD., SUITE 2080
                         LOS ANGELES, CALIFORNIA 90025
                    (Name and address of agent for service)


                                --------------


                                  COPIES TO:
          J. A. SHAFRAN, ESQ.                GEORGE C. HOWELL, III, ESQ.
     SONNENSCHEIN NATH & ROSENTHAL                HUNTON & WILLIAMS
 601 SOUTH FIGUEROA STREET, SUITE 1500      RIVERFRONT PLAZA, EAST TOWER
     LOS ANGELES, CALIFORNIA 90017              951 EAST BYRD STREET
       TELEPHONE: (213) 623-9300              RICHMOND, VIRGINIA 23219
       FACSIMILE: (213) 623-9964              TELEPHONE: (804) 788-8200
                                              FACSIMILE: (804) 788-8218


                                --------------


  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+SUCH STATE.                                                                   +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

   SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED OCTOBER 14, 1997

                               25,000,000 SHARES

          [LOGO OF IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP.]

                                  COMMON STOCK

                                  ----------

  Imperial Credit Commercial Mortgage Investment Corp. ("ICCMIC" and, together with its subsidiaries, the "Company") was organized as a Maryland corporation on July 31, 1997. ICCMIC will elect to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). Imperial Credit Commercial Asset Management Corporation (the "Manager"), a wholly-owned subsidiary of Imperial Credit Industries, Inc. ("Imperial Credit"), will manage the day-to-day operations of the Company, subject to the supervision of ICCMIC's Board of Directors.

  Of the shares offered hereby, 2,475,000 shares will be sold to Imperial Credit at the initial public offering price net of any underwriting discounts or commissions. After such sale Imperial Credit will own 9.9% of ICCMIC's common stock, par value $0.0001 per share (the "Common Stock"), assuming that the Underwriters do not exercise their over-allotment option.

  The initial public offering price of the Common Stock currently is expected to be between $13 and $15 per share. Prior to the offering of Common Stock hereby (the "Offering"), there has been no market for the Common Stock. The initial public offering price has been determined by negotiation between the Company and the Underwriters. See "Underwriting." The Company's Common Stock has been approved for listing on the Nasdaq National Market, subject to official notice of issuance, under the symbol "ICMI."

  SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR MATERIAL RISKS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK INCLUDING, AMONG OTHERS:

  . The Company and the Manager have common officers and directors, which may present conflicts of interest in the Company's dealings with the Manager and its affiliates, including the Company's purchase of assets from the Manager's affiliates;

  . The yield on the Company's investments in mortgage loans and mortgage-backed securities, particularly interest only and principal only mortgage-backed securities such as those that comprise a portion of the Initial Investments, may be affected adversely by changes in prevailing interest rates, rates of prepayment and credit losses;

  . The Company intends to leverage its investments, in an amount that is not expressly limited and that will be determined by the Manager and, ultimately, ICCMIC'S Board of Directors, which could lead to reduced or negative cash flow and reduced liquidity;


  . Only approximately $163 million (in purchase price, approximately 47% of the net proceeds of the Offering) of the Company's assets have been identified, and the Company will face significant competition in acquiring additional assets, which may affect adversely the Company's ability to achieve its investment objectives;

  . The Company may invest in distressed real estate, including real properties with known material environmental problems, which may not generate sufficient revenues to meet operating expenses and debt service obligations and may expose the Company to liability substantially in excess of the Company's investment therein;

  . To avoid being taxed as a regular corporation, the Company must satisfy certain requirements relating to its assets and income, which may restrict the Company's investment opportunities, and the Company must distribute at least 95% of its taxable income each year, which could result in the Company needing to sell assets or borrow money in order to satisfy this requirement; and

  . The Company may invest in REMIC Residual Interests and Non-REMIC Residual
    Interests, which may generate taxable income in excess of cash receipts.

  THESE  SECURITIES   HAVE  NOT  BEEN   APPROVED  OR
    DISAPPROVED  BY  THE SECURITIES  AND  EXCHANGE
     COMMISSION  NOR  HAS THE  COMMISSION  PASSED
       UPON  THE ACCURACY  OR ADEQUACY  OF THIS
         PROSPECTUS.  ANY  REPRESENTATION   TO
          THE   CONTRARY   IS   A   CRIMINAL
            OFFENSE.

----------------------------------------------------------------------------------------------------------------------------
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                                                                                                    UNDERWRITING PROCEEDS TO
                                                                                    PRICE TO PUBLIC DISCOUNT(1)  COMPANY(2)
----------------------------------------------------------------------------------------------------------------------------
Per Share  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $              $           $
----------------------------------------------------------------------------------------------------------------------------
Total(3)(4). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $             $            $
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

(1) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) Before deducting expenses in connection with the Offering, estimated at $1,500,000, which will be payable by the Company.
(3) The Company has granted the several Underwriters a 30-day option to purchase up to 3,750,000 additional shares of Common Stock to cover over-allotments. If all such shares of Common Stock are purchased, the total Price to Public, Underwriting Discount and Proceeds to Company, before
    expenses of this Offering, will be $   , $    and $   , respectively. See
    "Underwriting."
(4) The total Price to Public and the total Proceeds to Company include the proceeds of the sale of up to 2,475,000 shares of Common Stock to Imperial Credit and 500,000 shares of Common Stock to certain directors, officers and employees of the Company, the Manager and Imperial Credit and members of their respective immediate families, in each case net of the Underwriting Discount.

  The shares of Common Stock are offered by the several Underwriters, subject to prior sale, when, as and if delivered to and accepted by them, and subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the shares of Common Stock will be made in New York,
New York on or about      , 1997.

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.                 JEFFERIES & COMPANY, INC.

                  The date of this Prospectus is      , 1997.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING STABILIZATION, THE PURCHASE OF COMMON STOCK TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

  IN CONNECTION WITH THIS OFFERING, CERTAIN UNDERWRITERS (AND SELLING GROUP MEMBERS) MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON STOCK ON NASDAQ IN ACCORDANCE WITH RULE 103 OF REGULATION M. SEE "UNDERWRITING."

                            ADDITIONAL INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") (of which this Prospectus forms a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered pursuant to the Prospectus. This Prospectus contains summaries of the material terms of the documents referred to herein and therein, but does not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits as well as reports and other information filed by ICCMIC can be inspected without charge and copied at prescribed rates at the public reference facilities maintained by the Commission at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511; and New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission maintains a Web site that contains reports, proxy, and information statements and other information regarding registrants that file electronically with the Commission. The Web site is located at http://www.sec.gov.

  Statements contained in this Prospectus as to the contents of any contract or other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

  The Company will be required to file reports and other information with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition to applicable legal requirements, if any, holders of Common Stock will receive annual reports containing information regarding the business and performance of the Company, including audited financial statements with a report thereon by the Company's independent certified public accountants, and quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year.

      Table of Contents located on inside front cover of this Prospectus

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
PROSPECTUS SUMMARY.....................    1
ORGANIZATION AND RELATIONSHIPS.........    9
RISK FACTORS...........................   10
 Conflicts of Interest in the Business
  of the Company May Result in
  Decisions of the Company That Do Not
  Fully Reflect the Interests of the
  Stockholders of the Company..........   10
  Benefits to Insiders; Common Officers
   and Directors.......................   10
  Manager May Advise Others............   10
  Independent Directors Will Not
   Participate in Day-to-Day
   Operations..........................   10
  Purchase of Assets from Imperial
   Credit and its Affiliates...........   11
 Risks Related to Investments in
  Mortgage Loans.......................   11
  Multifamily and Commercial Loans
   Involve a Greater Risk of Loss than
   Single Family Loans.................   11
  Volatility of Values of Mortgaged
   Properties May Affect Adversely the
   Company's Mortgage Loans............   11
  Construction and Mezzanine Loans
   Involve Greater Risks of Loss Than
   Loans Secured by Income Producing
   Properties..........................   12
  Distressed Mortgage Loans May Have
   Greater Default Risks Than
   Performing Loans....................   12
  Geographic Concentration of the
   Company's Assets in California May
   Make the Company's Performance
   Subject to Economic Conditions in
   California..........................   12
  Delinquency and Loss Ratios May Be
   Affected by Performance of Third-
   Party Servicers.....................   12
  Limited Recourse Loans May Limit the
   Company's Recovery to the Value of
   the Mortgaged Property..............   13
  One Action Rules May Limit the
   Company's Rights Following
   Defaults............................   13
 Risks Related to Investments in MBS
  Interests............................   13
  Subordinated MBS Interests are
   Subject to Greater Credit Risks Than
   More Senior Classes.................   13
  Yields on Subordinated MBS Interests,
   IOs and POs May Be Affected
   Adversely By Interest Rate Changes..   14
  REMIC Residual Interests and Other
   MBS Interests May Generate Taxable
   Income in Excess of Cash Received...   15
 Risks Related to Investments in Real
  Property.............................   15
  Conditions Beyond Company's Control
   May Affect Adversely the Value of
   Real Property.......................   15
  The Company's Insurance Will Not
   Cover All Losses....................   15
  Property Taxes Decrease Returns on
   Real Estate.........................   15
  Compliance with Americans with
   Disabilities Act and Other Changes
   in Governmental Rules and
   Regulations May Be Costly...........   16
  Properties with Hidden Environmental
   Problems May Increase Costs and
   Create Liabilities for the Company..   16
  Real Properties with Known
   Environmental Problems May Create
   Liability for the Company...........   16
  Foreign Real Properties are Subject
   to Currency Conversion Risks,
   Foreign Tax Laws and Uncertainty of
   Foreign Laws........................   16
 Economic and Business Risks...........   17
  Interest Rate Changes May Affect
   Adversely the Value of the Company's
   Investments.........................   17
  The Company's Performance May Be
   Affected Adversely If Its Hedging
   Strategy Is Not Successful..........   17
  Leverage Can Reduce Income Available
   for Distribution and Cause Losses...   18
  Maturity Mismatch Between Asset
   Maturities and Borrowing Maturities
   May Affect Adversely the Company's
   Net Income..........................   18

                                         PAGE
                                         ----
  Interest Rate Mismatch Between Asset
   Yields and Borrowing Rates May
   Affect Adversely the Company's Net
   Income..............................   18
  The Company May Not Be Able to Borrow
   Money on Favorable Terms............   19
  Adverse Changes in General Economic
   Conditions Can Affect Adversely the
   Company's Business..................   19
  Significant Competition May Affect
   Adversely the Company's Ability to
   Acquire Assets at Favorable Spreads
   Relative to Borrowing Costs.........   19
  Appropriate Investments May Not Be
   Available and Full Investment of Net
   Proceeds May Be Delayed.............   19
  Investments May Be Illiquid and Their
   Value May Decrease..................   20
 Legal and Tax Risks...................   20
  Adverse Consequences of Failure to
   Maintain REIT Status May Include
   ICCMIC Being Subject to Taxation as
   a Regular Corporation...............   20
  Investment in the Common Stock of the
   Company by Certain Plans May Give
   Rise to a Prohibited Transaction
   Under ERISA and the Code............  22
  Ownership Limitation May Restrict
   Business Combination Opportunities..   22
  Preferred Stock May Prevent Change in
   Control.............................   22
  Maryland Anti-Takeover Statutes May
   Restrict Business Combination
   Opportunities.......................   22
  Board of Directors May Change Certain
   Policies Without Stockholder
   Consent.............................   22
  Loss of Investment Company Act
   Exemption Would Affect the Company
   Adversely...........................   22
  The Company's Responsibility to
   Indemnify the Manager and Officers
   and Directors of the Company May
   Result in Liability for the Actions
   of the Manager and Officers and
   Directors of the Company............   23
  Changes in the Regulation of the
   Manager's Affiliates May Affect
   Adversely the Manager's Ability to
   Carry Out Management Functions......   23
 Other Risks...........................   23
  Uncertainty as to the Company's
   Ability Successfully to Implement
   Its Operating Policies and
   Strategies Resulting From Its Lack
   of Operating History................   23
  The Company's Success May Depend on
   the Services of External
   Management..........................   24
  The Failure to Develop a Market for
   Common Stock May Result in a
   Decrease in its Market Price........   24
  Increases in Interest Rates May
   Affect Adversely the Yield of the
   Common Stock........................   24
  Future Offerings of Capital Stock May
   Result in Dilution of the Book Value
   or Earnings per Share of the
   Outstanding Common Stock............   24
OPERATING POLICIES AND OBJECTIVES......   25
 Strategy..............................   25
 Relationship with Imperial Credit.....   26
 The SPB Memorandum of Underwriting....   27
 Purchase of Initial Investments and
  Right of First Offer for Additional
  Investments..........................   28
 The Company's Guidelines..............   28
 The Company's Assets..................   30
 Portfolio Management..................   38
MANAGEMENT OF OPERATIONS...............   41
 Imperial Credit Industries, Inc.......   41
 The Manager...........................   41
 Directors of the Manager..............   41
 Executive Officers Who Are Not
  Directors............................   41
 The Management Agreement..............   43
 Management Fees.......................   45
 Costs and Expenses....................   46
 Tabular Presentation of Amounts
  Payable to the Manager...............   46
 1997 Stock Option Plan................   47
 Limits of Responsibility..............   48
 Certain Relationships; Conflicts of
  Interest.............................   49

                                         PAGE
                                         ----
THE COMPANY............................   51
 Directors and Executive Officers......   51
 Directors of ICCMIC...................   51
DISTRIBUTION POLICY....................   54
YIELD CONSIDERATIONS RELATED TO THE
 COMPANY'S INVESTMENTS.................   54
 Mortgage Loans........................   54
 MBS Interests.........................   55
 IOs, Inverse IOs and Sub IOs..........   56
 POs...................................   57
 Real Property.........................   57
INITIAL INVESTMENTS....................   58
 General...............................   58
 The Initial Mortgage Loans............   58
 Indices...............................   69
 Underwriting Guidelines...............   76
 Initial MBS Interests.................   77
 JPM Series 1997-SPTL-C1, Classes E, F,
  G, H, NR and X.......................   77
 Certain Characteristics of the JPM
  Mortgage Loans.......................   79
 SPTL, Series 1996-C1, Classes E, F,
  NR, A1X, D1X and NRX.................   84
 Certain Characteristics of the SPTL
  Mortgage Loans.......................   87
YIELD CONSIDERATIONS RELATED TO THE
 INITIAL MBS INTERESTS ................   93
 General...............................   93
 Initial Subordinated Interests........   93
 Modeling Assumptions..................   93
 Yield on the Interest Only
  Certificates.........................  102
SERVICING OF MORTGAGE LOANS............  105
 SPB's Servicing Experience............  105
 Special Servicing ....................  108
 Responsibilities of Master Servicer...  108
 Responsibilities of Special Servicer..  108
CAPITALIZATION.........................  110
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
 LIQUIDITY AND CAPITAL RESOURCES.......  110
DESCRIPTION OF CAPITAL STOCK...........  111
 General...............................  111
 Common Stock..........................  111
 Preferred Stock.......................  111
 Restrictions on Transfer..............  112
 Dividend Reinvestment Plan............  114
 Reports to Stockholders...............  114
 Transfer Agent and Registrar..........  114
 Listing of the Common Stock...........  114
CERTAIN PROVISIONS OF MARYLAND LAW AND
 OF ICCMIC'S CHARTER AND BYLAWS........  115
 Board of Directors....................  115
 Amendment.............................  115
 Business Combinations.................  115
 Control Share Acquisitions............  116
 Operations............................  116
 Advance Notice of Director Nominations
  and New Business.....................  116

                                         PAGE
                                         ----
 Possible Anti-Takeover Effect of
  Certain Provisions of Maryland Law
  and of the Charter and Bylaws........  117
COMMON STOCK AVAILABLE FOR FUTURE
 SALE..................................  117
FEDERAL INCOME TAX CONSIDERATIONS......  118
 Taxation of the Company...............  118
 Requirements for Qualification........  119
 Failure to Qualify....................  126
 Taxation of Taxable U.S.
  Stockholders.........................  126
 Taxation of Stockholders on the
  Disposition of the Common Stock......  128
 Capital Gains and Losses..............  128
 Information Reporting Requirements and
  Backup Withholding...................  129
 Taxation of Tax-Exempt Stockholders...  129
 Taxation of Non-U.S. Stockholders.....  130
 State and Local Taxes.................  131
 Sale of the Company's Property........  132
 Investment in Foreign Assets..........  132
 New Tax Legislation...................  132
ERISA CONSIDERATIONS...................  133
 Employee Benefit Plans, Tax-Qualified
  Retirement Plans and IRAs............  134
 Status of ICCMIC under ERISA..........  135
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
 AND REAL PROPERTY INVESTMENTS.........  137
 General...............................  137
 Types of Mortgage Instruments.........  137
 Interests in Real Property............  137
 Leases and Rents......................  138
 Condemnation and Insurance............  138
 Foreclosure...........................  138
 California Real Property Laws.........  141
 Ground Lease Risks....................  141
 Default Interest and Limitations on
  Prepayments..........................  142
 Due on Sale and Due on Encumbrance....  142
 Subordinate Financing.................  142
 Acceleration on Default...............  142
 Certain Laws and Regulations; Types of
  Mortgaged Property...................  142
 Applicability of Usury Laws...........  143
 Bankruptcy Laws.......................  143
 Forfeitures in Drug and RICO
  Proceedings..........................  144
 Environmental Risks...................  144
 Americans With Disabilities Act.......  146
 Soldiers' and Sailors' Civil Relief
  Act of 1940..........................  146
USE OF PROCEEDS........................  147
UNDERWRITING...........................  148
LEGAL MATTERS..........................  150
EXPERTS................................  150
ADDITIONAL INFORMATION.................  150
 The Company...........................  150
 Imperial Credit.......................  150
GLOSSARY OF TERMS......................  151
INDEPENDENT AUDITORS' REPORT...........  F-1

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information included elsewhere in this Prospectus. Unless otherwise indicated, the information contained in this Prospectus assumes that (i) the Underwriters' over-allotment option is not exercised and (ii) the offering price ("Offering Price") of the Common Stock is $15 per share. Unless the context otherwise requires, all references in this Prospectus to the (i) "Company" shall mean Imperial Credit Commercial Mortgage Investment Corp. ("ICCMIC") and its subsidiaries, including Imperial Credit Commercial Mortgage Securitization Corp. ("ICCMSC"); and (ii) "Common Stock" shall mean ICCMIC's shares of common stock, par value $.0001 per share. Capitalized terms used but not defined herein shall have the meanings set forth in the Glossary beginning on page 151.

                                  THE COMPANY

  ICCMIC is a Maryland corporation organized on July 31, 1997, which will elect to be taxed as a REIT under the Code. The Company will be managed and advised by Imperial Credit Commercial Asset Management Corporation (the "Manager"), a wholly-owned subsidiary of Imperial Credit Industries, Inc. ("Imperial Credit"). See "Management of Operations." The Company's investments will include several categories of real estate related assets.

                          TERM LOANS AND MBS INTERESTS

  The Company intends to invest primarily in performing multifamily and commercial term loans ("Term Loans") and interests in multifamily and commercial mortgage-backed securities ("CMBS"). The Company also may invest in interests in residential mortgage-backed securities ("RMBS" and, together with CMBS, "MBS"). The Company intends to invest in various classes of MBS ("MBS Interests"), primarily non-investment grade classes.

  One of the Company's primary investment focuses will be the acquisition of non-investment grade classes of MBS Interests and certain other classes of MBS Interests. These MBS Interests offer the potential of a higher yield than relatively more senior classes of MBS Interests, but carry greater credit and prepayment risk. The Company believes that a managed portfolio of such MBS Interests can produce attractive returns in a variety of interest rate environments. However, these investments can present risks. See "Operating Policies and Objectives--The Company's Assets," "Risk Factors--Risks Related to Investments in MBS Interests--Yields on Subordinated MBS Interests, IOs and POs May Be Affected Adversely By Interest Rate Changes" and "--Subordinated MBS Interests Are Subject to Greater Credit Risks Than More Senior Classes."

  In order to invest the net proceeds of the Offering to provide current returns, the Company intends to invest approximately 47% of the net proceeds of the Offering in Mortgage Loans and MBS Interests (the "Initial Investments") to be acquired from Imperial Credit and its wholly-owned subsidiary, Southern Pacific Bank ("SPB"), formerly known as Southern Pacific Thrift & Loan Association ("SPTL"). In the future, the Company intends to acquire additional Mortgage Loans and MBS Interests from Imperial Credit and SPB and from other unrelated holders of Mortgage Loans and MBS Interests.

  SPB will enter into an agreement granting the Company, so long as the Management Agreement (as hereinafter defined) with the Manager remains in effect, a right of first offer to purchase, in addition to the Initial Investments, not less than $150 million annually of multifamily and commercial Mortgage Loans typical of loans originated by SPB. Although not contractually committed to do so, the Company intends to purchase pools of Mortgage Loans offered to it pursuant to the foregoing right of first offer, provided such purchase would comply with the Company's guidelines and underwriting criteria as established and modified from time to time. The Company believes that pools of SPB's Mortgage Loans will be appropriate investments for the Company given the Company's investment strategy. See "Operating Policies and Objectives-- Purchase of Initial Investments and Right of First Offer."

  The Company expects to maintain a relationship with Imperial Credit and SPB in which the Company will be a ready, willing and able purchaser of not only pools of Mortgage Loans, but also other assets that may be offered from time to time by Imperial Credit and SPB. Although no binding commitment will exist on the part of Imperial Credit, SPB or the Company regarding the sale and purchase of such assets, the Company expects to be able to purchase such assets from Imperial Credit and SPB on terms and at prices meeting the Company's investment criteria. The Company expects that Imperial Credit and SPB will offer to sell assets to the Company on terms and at prices that will be fair to both parties. The Independent Directors have approved the acquisition of the Initial Investments and will review on a quarterly basis all of the Company's transactions with Imperial Credit and its affiliates occurring after the Company's purchase of the Initial Investments. See "Initial Investments" and "Management of Operations--Certain Relationships; Conflicts of Interest."

                                  OTHER ASSETS

  The Company will take an opportunistic approach to its investments and, accordingly, the Company may invest in assets other than Term Loans and MBS Interests. The Company may invest in or provide loans used to finance the construction or rehabilitation of multifamily, commercial and other real property ("Construction Loans") and loans secured by junior liens on real property ("Mezzanine Loans"). The Company may invest in multifamily and commercial mortgage loans that are in default ("Nonperforming Mortgage Loans") or for which default is likely or imminent or for which the borrower is making monthly payments in accordance with a forbearance plan ("Subperforming Mortgage Loans" and, together with Nonperforming Mortgage Loans and other distressed mortgage loans, "Distressed Mortgage Loans"). The Company may invest in mortgage loans secured by real property located outside the United States. Term Loans, Construction Loans, Mezzanine Loans, Distressed Mortgage Loans, foreign mortgage loans and other mortgage loans are referred to collectively as "Mortgage Loans."

  The Company may invest in multifamily, commercial and other real property ("Real Property"), including properties acquired at foreclosure or by deed-in-lieu of foreclosure ("REO Property") and other underperforming or otherwise distressed Real Property (all of such underperforming and distressed Real Property, together with REO Property, is referred to collectively as "Distressed Real Property"). In addition, the Company may invest in Real Property located outside the United States. Mortgage Loans, MBS Interests and Real Property are referred to collectively as "Real Estate Related Assets." The Company also may invest in assets unrelated to real estate.

                                    LEVERAGE

  To create yields commensurate with its investment objectives, the Company intends to leverage its assets primarily through the issuance of collateralized mortgage obligations ("CMOs"), reverse repurchase agreements, warehouse lines of credit and other borrowing arrangements, pledging its assets as collateral security for its repayment obligations. The Company intends to use the proceeds from securitizations and other borrowings to invest in additional Mortgage Loans, MBS Interests and other assets and, in turn, to borrow against such assets and to repeat this process of borrowing and investing until it has significantly leveraged its portfolio of assets. A significant portion of the Company's borrowings are expected to be in the form of reverse repurchase agreements that are based on the market value of the MBS Interests pledged to secure the specific borrowings. A decline in the market value of those MBS Interests could limit the Company's ability to borrow or result in lenders initiating margin calls, requiring the Company to sell assets under adverse market conditions in order to maintain liquidity. If these sales were made at prices lower than the carrying value of the assets, the Company would experience losses. A substantial portion of the Company's cash flow is expected to consist of the difference between the interest income generated by its Mortgage Loans and MBS Interests and the interest expense incurred with respect to such borrowings, net of hedging and other costs. The Company may hedge all or a portion of the interest rate risk associated with its borrowings through the use of interest rate caps and swaps. The Company also may engage in a variety of interest rate risk management techniques for the purpose of managing the effective maturity or interest rate of its assets. These techniques also may be used to attempt to protect against declines in the market value of the Company's assets resulting from general economic and market trends. Any such hedging and other interest rate risk management techniques are subject to risks and may affect adversely the Company's earnings. See "Risk Factors--Economic and Business Risks--Leverage Can Reduce Income Available for Distribution." No assurances can be made that the Company's investment and leverage strategy can be implemented or will be successful.

                              INITIAL INVESTMENTS

  The Company intends initially to invest approximately 47% of the net proceeds of the Offering in the Initial Investments to be acquired from Imperial Credit and SPB. See "Initial Investments" on page 58. The Board of Directors (including a majority of the Independent Directors) have approved the Company's acquisition of the Initial Investments.

  The Mortgage Loans to be acquired at the closing of this Offering (the "Closing") consist of approximately $104 million in unpaid principal balance of Term Loans originated or acquired by SPB (the "Initial Mortgage Loans"). The MBS Interests to be acquired at Closing are interests in CMBS backed by Term Loans originated or acquired by SPB. These MBS Interests include various classes issued pursuant to the J. P. Morgan Commercial Mortgage Finance Corp., Commercial Mortgage Pass-Through Certificates, Series 1997-SPTL-C1 transaction, which closed on June 27, 1997, and the Southern Pacific Thrift & Loan Association, Commercial Mortgage Pass-Through Certificates, Series 1996-C1 transaction, which closed on September 30, 1996.

                                  RISK FACTORS

  An investment in the Common Stock involves various risks, and prospective investors should consider carefully the matters discussed under "Risk Factors" beginning on page 10 prior to an investment in the Company. Such risks include, among others, the following:

  . The Company and the Manager have common officers and directors, which may present conflicts of interest in the Company's dealings with the Manager and its affiliates, including the Company's purchase of assets from the Manager's affiliates, which may result in the Company making decisions that do not fully reflect the interests of the Company's stockholders.

  . The Company will contract with the Manager to advise the Board of Directors of ICCMIC (the "Board of Directors") and direct the day-to-day business affairs of the Company. Thus, the Company's success may depend on the skill and experience of the Manager's employees. In particular, the Independent Directors (as defined in "Glossary of Terms") will rely on information provided by the Manager to review transactions of the Company with Imperial Credit and its affiliates. The Manager is a newly organized entity with no management history prior to completion of the Offering.

  . Certain directors and officers of the Company will have demands on their time other than those of the Company.

  . The Company, with no operating history prior to the completion of the Offering, will engage in a business that may become increasingly competitive in the future.

  . Investing in multifamily and commercial Mortgage Loans generally is riskier than investing in single family residential Mortgage Loans, due to dependency on successful operation of the underlying properties for repayment, generally larger loan balances and balloon payments at stated maturity.


  . In periods of declining interest rates, prepayments on Mortgage Loans and MBS Interests generally increase, and the Company likely will have to reinvest such funds in lower-yielding investments. Conversely, in periods of rising interest rates, prepayments on Mortgage Loans and MBS Interests generally decrease and the value of the Company's fixed-rate investments generally will decline.

  . The Company intends to acquire significant amounts of non-investment grade classes of MBS Interests. These investments are subject to a greater risk of loss of principal and non-payment of interest than investments in whole Mortgage Loans or senior, investment grade securities.

  . The yield on the Company's interest only ("IO"), inverse interest only ("Inverse IO") and subordinated interest only ("Sub IO") classes of MBS will be affected adversely by faster than anticipated prepayment rates. Particularly high rates of prepayment could result in a failure of the

     Company to recover fully its initial investment in its IOs, Sub IOs and Inverse IOs. The yield on the Company's principal only ("PO") classes of MBS will be affected adversely by slower than anticipated prepayment rates.

  . The yield on Inverse IOs, which bear interest at floating rates that vary inversely with changes to a specified index, will be affected adversely by higher than anticipated levels of the related index.

  . ICCMIC's Charter, Bylaws and investment guidelines do not expressly limit the amount of indebtedness the Company can incur. The Company intends to leverage its investments in an amount to be determined by the Manager and, ultimately, the Board of Directors. If borrowing costs increase, or if the cash flow generated by the Company's assets decrease, the Company's use of leverage will increase the likelihood that the Company will experience reduced or negative cash flow and reduced liquidity.

  . Only approximately $163 million (approximately 47% of the net proceeds of the Offering) of the Company's assets have been identified and the Company will face significant competition in acquiring additional assets, which may affect adversely the Company's ability to acquire assets that meet its investment objectives.

  . The Company's Distressed Real Properties (which may have significant amounts of unleased space) may not generate sufficient revenues to provide a return on investment after meeting operating expenses and debt service obligations. In addition, declining real estate values may result in losses on the Company's Real Properties.

  . Certain of the Company's Real Estate Related Assets may require significant management resources, may be illiquid and may decrease in value because of changes in economic conditions.

  . The Company may be taxed as a regular corporation if it fails to qualify as a REIT.

  . In order to qualify as a REIT, the Company must satisfy certain requirements concerning the nature of its assets and income, which may restrict the Company's ability to invest in various types of assets.

  . In order to maintain REIT status, the Company must distribute at least 95% of its taxable income each year.

  . The Company's proposed investment in MBS Interests could result in the Company recognizing interest income (including, but not limited to, original issue discount) for tax purposes without any corresponding cash receipts, which could result in the Company needing to sell assets, borrow money or raise capital in order to have the cash needed to satisfy the distribution requirement necessary to maintain REIT status. Specifically, the Company may invest in REMIC Residual Interests and Non-REMIC Residual Interests (each as defined herein), which may generate taxable income in excess of cash receipts.

  . To maintain its exemption from regulation under the Investment Company Act of 1940, as amended (the "Investment Company Act"), the Company, among other things, must maintain certain percentages of its investments in assets that qualify for exemption from such regulation, which requirement may restrict the Company's ability to invest in various types of assets.

  . Ownership of Common Stock by each stockholder is limited to 9.9% of the outstanding Common Stock, which may deter third parties from seeking to control or acquire the Company.

  . The Company may invest in Real Property, or Mortgage Loans secured by Real Property, with known environmental problems that may materially impair the value of the Real Property ("Environmentally Distressed Real Property") and which may expose the Company to liability in excess of the Company's investment therein.

  . The Company may invest in Real Property, or Mortgage Loans secured by Real Property, located outside the United States, which may expose the Company to currency conversion risks, foreign tax laws and the uncertainty of foreign laws. See "Risk Factors--Risks Related to Investments in Real Property--Foreign Real Properties are Subject to Currency Conversion Risks, Foreign Tax Laws and Uncertainty of Foreign Laws."

  . Borrower default, casualty losses and state or foreign law enforceability issues, as well as other events and circumstances, may result in losses on the Company's investments.

  . Delinquency and loss ratios on the Mortgage Loans will be affected by the performance of third-party servicers and special servicers.

  . The geographic concentration in California of the collateral underlying the Mortgage Loans and MBS Interests may expose the Company to regional economic fluctuations.

  . Investing in Construction Loans generally is riskier than investing in Term Loans, due to the dependence on successful completion of a project for repayment, difficulties in estimating project costs and loan terms that require little or no amortization, but instead provide for balloon payments at stated maturity generally tied to anticipated completion of construction or rehabilitation.

  . Investing in Mezzanine Loans generally is riskier than investing in more senior mortgage loans because a foreclosure by a senior lienholder may result in the Mezzanine Loan becoming unsecured, and the Company may not recover the full amount, or indeed any, of its investment in such Mezzanine Loan.

  . The Company intends to issue CMOs collateralized by its Mortgage Loans, retaining the Mortgage Loans subject to the CMO debt. Any losses on such Mortgage Loans would be borne by the Company.

  . The Company's borrowings are likely to include reverse repurchase agreements with respect to its MBS Interests. A decline in the market value of those MBS Interests could limit the Company's ability to borrow or result in lenders initiating margin calls, requiring the Company to sell assets under adverse market conditions in order to maintain liquidity. If such sales are made at prices lower than the carrying value of the assets, the Company will experience losses.

  . The Company's performance may be affected adversely if the Company does not hedge effectively against interest rate risks and other risks.

                                  THE MANAGER

  In managing the business and investment affairs of the Company, the Board of Directors will be advised by Imperial Credit Commercial Asset Management Corporation (the "Manager"), a California corporation wholly owned by Imperial Credit. Imperial Credit was organized in 1986 as a residential mortgage lender. In 1995, Imperial Credit began to reposition its business from originating and selling conforming residential mortgage loans to offering higher margin loan and lease products. Imperial Credit conducts its activities primarily through various subsidiaries and other entities in which it holds a significant interest, including, among others, Southern Pacific Bank ("SPB"), Franchise Mortgage Acceptance Company LLC ("FMAC"), Imperial Business Credit, Inc. ("IBC"), Southern Pacific Funding Corporation ("SPFC") and Auto Marketing Network, Inc. ("AMN").

  Imperial Credit conducts its multifamily and commercial mortgage lending operations through the Income Property Lending Division ("IPLD") of SPB. IPLD is the originator of the Term Loans that comprise the Initial Investments. The focus of IPLD's lending activities is the small loan market (consisting almost entirely of loans less than $3.0 million) for multifamily and commercial properties.

  Imperial Credit and its affiliates have originated and acquired portfolios of Real Estate Related Assets and arranged structured finance transactions, including several transactions during the past year. The Company believes that Imperial Credit and its affiliates may be a significant source of assets for the Company. However, the Manager is a newly organized entity with no management history, and there can be no assurance that the resources and relationships developed by Imperial Credit will enable the Company and the Manager to be successful.

                              MANAGEMENT AGREEMENT

  The Company will enter into an agreement or agreements (collectively, the "Management Agreement") with the Manager pursuant to which the Manager, subject to the supervision of the Board of Directors, will assist the Board of Directors in the formulation of operating strategies for the Company, advise the Company concerning the acquisition of assets by the Company, advise the Company concerning various types of financing for the Company, including the issuance of CMOs and the use of warehouse lines of credit, reverse repurchase agreements, bank credit facilities, mortgage loans on Real Property and other borrowings, monitor the performance of the Company's assets and provide certain administrative and managerial services in connection with the operation of the Company. The Management Agreement has been approved by a majority of the Independent Directors.

  For performing these services, the Manager will receive the following compensation, fees and other benefits (including reimbursement of out-of-pocket expenses):

 RECIPIENT  PAYOR                             AMOUNT
 ---------  ------                            ------
 Manager(1) ICCMIC Base management fee equal to a percentage of the Average
                   Invested Assets of the Company(2)
 Manager(1) ICCMIC Incentive compensation based on the amount, if any, by which the Company's Funds From Operations and certain net gains
                   exceed a hurdle rate(3)
 Manager(1) ICCMIC Out-of-pocket expenses of Manager paid to third parties in connection with due diligence

--------
(1) The Manager is a wholly-owned subsidiary of Imperial Credit.
(2) The base management fee is equal to 1% per annum of the first $1 billion of Average Invested Assets, 0.75% of the next $250 million of Average Invested Assets, and 0.50% of Average Invested Assets above $1.25 billion.
(3) For a detailed explanation of the calculation of the incentive compensation payable to the Manager, see "Management of Operations--Management Fees."

  The Board of Directors may adjust the base management fee in the future if necessary to align the fee more closely with the actual costs of such services. In addition, the Manager will be reimbursed for costs and expenses in employing third parties to perform due diligence on assets acquired or considered for acquisition by the Company. See "Management of Operations."

  Imperial Credit will purchase 2,475,000 shares of Common Stock on the Closing Date at the initial public offering price, net of underwriting discounts and commissions, after which Imperial Credit will own 9.9% of the Common Stock of the Company. To provide an incentive for the Manager to enhance the value of the Common Stock, the Company will grant to the Manager and certain directors and executive officers of the Manager options to purchase shares of Common Stock at a price per share equal to the initial public offering price of the Common Stock. The number of shares to be subject to such stock options will be 10% of the number of shares to be issued pursuant to the Offering, assuming the Underwriters fully exercise their over-allotment option. Thus, if the number of shares to be issued pursuant to the Offering (prior to the exercise by the underwriters of their over-allotment option) is 25,000,000, the number of shares subject to such stock options will be 2,875,000. One third of these stock options generally will be exercisable on each of the first three anniversaries of the closing date of this Offering (the "Closing Date"). Unexercised stock options will expire on the tenth anniversary of their grant. See "Management of Operations--1997 Stock Option Plan."

                             CONFLICTS OF INTEREST

  The Company will be managed by the Manager, a wholly-owned subsidiary of Imperial Credit. Because of the Company's relationship with the Manager and Imperial Credit, the Company will be subject to various potential conflicts of interest. First, although the Company's Board of Directors includes four Independent Directors, the other three directors and each of the executive officers of the Company also serve as directors or executive officers of the Manager, and one of the executive officers is an employee of and devotes substantial time to Imperial Credit and is a director of one of its affiliates. Second, although the Manager has agreed not to advise another REIT that invests primarily in multifamily and commercial Mortgage Loans and CMBS, nothing restricts the Manager from providing advice to other REITs that may compete in certain respects with the Company for other types of assets. Third, the Manager will receive a management fee for services rendered to the Company. The Management Agreement may be terminated without cause only if the Manager is paid a termination fee in an amount to be determined by independent appraisal, which may affect adversely the Company's ability to terminate the Manager without cause. Fourth, the Company will acquire the Initial Investments from Imperial Credit and SPB, and anticipates acquiring substantial additional assets from Imperial Credit and its affiliates following completion of the Offering.

  To protect the Company's stockholders from risks related to these potential conflicts, a majority of the Board of Directors will be Independent Directors. The Independent Directors have approved the Company's acquisition of the Initial Investments, the execution of the Management Agreement and general guidelines for the Company's investments, borrowings and operations (the "Guidelines"). Although the Manager will perform the day-to-day operations of the Company, the Independent Directors will review all transactions on a quarterly basis to insure compliance with the Guidelines. In such a review, the Independent Directors are expected to rely primarily on information provided by the Manager. See "Operating Policies and Objectives--The Company's Guidelines."

                                  THE OFFERING

Shares offered to the public (1)..................................... 25,000,000
Shares to be outstanding after the Offering (1)(2)................... 25,000,000
Nasdaq Symbol........................................................ ICMI

--------
(1) Assumes the Underwriters' over-allotment option is not exercised.

(2) Does not include 7,500,000 shares reserved for issuance pursuant to the Company's Stock Option Plan. Options for 2,875,000 shares of Common Stock (assuming 25,000,000 shares of Common Stock are issued pursuant to the Offering prior to exercise by the Underwriters of their over-allotment option) are expected to be granted to the Manager and certain directors and executive officers of the Company and the Manager prior to the consummation of the Offering. See "Management of Operations--1997 Stock Option Plan," "Capitalization" and "Description of Capital Stock."

                                USE OF PROCEEDS

  The Company intends to purchase from Imperial Credit and SPB certain assets upon completion of the Offering for a purchase price of approximately
$163 million, which is equal to approximately 47% of the expected net proceeds of the Offering. These assets will consist primarily of Mortgage Loans and MBS Interests. See "Initial Investments." The Company intends to invest the balance of the net proceeds of this Offering temporarily in readily marketable, interest-bearing securities. See "Operating Policies and Objectives."

                              DISTRIBUTION POLICY

  ICCMIC intends to make distributions to its stockholders of at least 95% of the Company's taxable income each year (subject to certain adjustments) so as to qualify for the tax benefits accorded to REITs under the Code. ICCMIC intends to make distributions at least quarterly. It is anticipated that the first distribution to stockholders will be made promptly after the first full calendar quarter following the Closing Date.

                           TAX STATUS OF THE COMPANY

  ICCMIC intends to qualify and will elect to be taxed as a REIT under sections 856 through 860 of the Code, commencing with its short first taxable year ending December 31, 1997. If ICCMIC qualifies for taxation as a REIT, ICCMIC generally will not be subject to federal corporate income tax on its taxable income that is distributed to its stockholders. A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 95% of its annual taxable income. Although ICCMIC does not intend to request a ruling from the Internal Revenue Service (the "Service") as to its REIT status, ICCMIC will receive an opinion of Sonnenschein Nath & Rosenthal that ICCMIC qualifies as a REIT, which opinion is based on certain assumptions and representations about the Company's ongoing businesses and investment activities and other matters. No assurance can be given that the Company will be able to comply with such assumptions and representations in the future. Furthermore, such opinion is not binding on the Service or on any court. Failure to qualify as a REIT would render ICCMIC subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates and distributions to ICCMIC's stockholders would not be deductible. Even if ICCMIC qualifies for taxation as a REIT, the Company may be subject to certain federal, state, local and foreign taxes on its income and property. ICCMIC's Bylaws (the "Bylaws") provide for ICCMIC's taxable year to be the calendar year. In connection with ICCMIC's election to be taxed as a REIT, ICCMIC's Charter (the "Charter") imposes restrictions on the transfer and ownership of its Common Stock. See "Risk Factors--Legal and Tax Risks--Adverse Consequences of Failure to Maintain REIT Status May Include ICCMIC Being Subject to Taxation as a Regular Corporation" and "Federal Income Tax Considerations--Taxation of the Company."

                        ORGANIZATION AND RELATIONSHIPS

  The Manager will manage the day-to-day operations of the Company, subject to the supervision of the Board of Directors. The relationship among ICCMIC, its affiliates and the Manager is depicted in the organization chart shown below.



                             [GRAPH APPEARS HERE]

--------
(1) ICCMIC will issue 9.9% of its Common Stock to Imperial Credit and 90.1% of its Common Stock to public investors (including up to 3% of its Common Stock to certain directors, officers and employees of the Company, the Manager and Imperial Credit, members of their respective immediate families and certain other persons).

(2) ICCMIC has incorporated and capitalized a qualified REIT subsidiary, Imperial Credit Commercial Mortgage Securitization Corp. ("ICCMSC"), which will be used as a vehicle primarily for the issuance of CMOs collateralized by Mortgage Loans transferred from ICCMIC.

(3) Imperial Credit has incorporated and capitalized the Manager.

(4) The Manager will enter into a Management Agreement with ICCMIC, pursuant to which the Manager will formulate operating strategies and provide certain managerial and administrative functions for the Company, subject to the supervision of ICCMIC's Board of Directors.

(5) Imperial Credit and SPB will sell the Initial Investments to ICCMIC for cash.

  This prospectus contains forward-looking statements, which can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "estimate" or "continue" or the negatives thereof or other comparable terminology. The Company's actual results could differ materially from those described in such forward-looking statements as a result of certain factors, including those set forth in the following risk factors and the other factors described elsewhere in this Prospectus.

                                 RISK FACTORS

  An investment in the Common Stock involves various risks. Before purchasing shares of Common Stock offered hereby, prospective investors should consider carefully the information set forth below, in addition to the information set forth elsewhere in this Prospectus.

CONFLICTS OF INTEREST IN THE BUSINESS OF THE COMPANY MAY RESULT IN DECISIONS
 OF THE COMPANY THAT DO NOT FULLY REFLECT THE INTERESTS OF THE STOCKHOLDERS OF THE COMPANY

  BENEFITS TO INSIDERS; COMMON OFFICERS AND DIRECTORS. The Company is subject to various potential conflicts of interests arising from its relationship with the Manager and its affiliates. First, after the Closing, Imperial Credit will own 2,475,000 shares, representing 9.9% of the Common Stock, which will be purchased for cash at the initial public offering price net of underwriting discounts. Second, the Manager will render management services to the Company for a management fee, which benefits Imperial Credit, the Manager's parent company.

  The Management Agreement has been approved by a majority of the Independent Directors (as defined in "Glossary of Terms"). The renewal of the Management Agreement after the initial two-year term will require the affirmative vote of a majority of the Independent Directors, and a majority of the Independent Directors may terminate the Management Agreement at any time after two years upon 60 days' notice. However, the Company will be required to pay a termination fee to the Manager upon any termination (or non-renewal) of the Management Agreement without cause. The termination fee will be determined by independent appraisal. See "Management of Operations--The Management Agreement." This requirement may affect adversely the Company's ability to terminate the Manager without cause.

  Three of the Company's directors and each of its executive officers serve as directors or officers of the Manager. Moreover, Joseph R. Parise, Managing Director and Senior Vice President of the Company, is also Managing Director of Capital Markets and Head of Structured Finance of Imperial Credit and a director of Imperial Credit Worldwide, Ltd. ("ICW"), and will continue to serve in those capacities in the future. As such, he is expected to provide services not only to the Company but also to Imperial Credit and its affiliates, including SPB. Although the Company expects that he will devote adequate time to the Company's operations, if the operations of Imperial Credit or its affiliates need immediate attention, there can be no assurance that he will have adequate time for the Company.

  Imperial Credit Mortgage Holdings, Inc. ("IMH"), a residential REIT externally advised by an affiliate of Imperial Credit and formerly affiliated with Imperial Credit, recently formed IMH Commercial Holdings, Inc. ("ICH"), formerly known as Imperial Credit Commercial Holdings, Inc. ICH intends to invest in commercial and multifamily mortgage loans and CMBS and will compete with the Company for assets. Imperial Credit is not sponsoring and does not own any interest in ICH. However, Joseph R. Tomkinson, the chairman and chief executive officer of ICH, is a member of Imperial Credit's board of directors.

  MANAGER MAY ADVISE OTHERS. Although the Manager may not manage or advise another REIT or other entity that invests or intends to invest primarily in Term Loans or subordinated CMBS, nothing restricts the Manager from providing advice to REITs or other entities, or from establishing REITs or other companies that may compete in certain respects with the Company.

  INDEPENDENT DIRECTORS WILL NOT PARTICIPATE IN DAY-TO-DAY
OPERATIONS. Although the Management Agreement has been approved by the Independent Directors, daily operations between the Company and the

Manager and its affiliates will not be required to be approved by a majority of the Independent Directors. Instead, the Manager will conduct the day-to-day operations of the Company in accordance with the Guidelines that have been approved by a majority of the Independent Directors. On a quarterly basis, the Independent Directors will review transactions engaged in by the Company to monitor compliance with the Guidelines. Moreover, the Independent Directors will review the Guidelines at least annually. Investors should be aware that, in conducting this review, the Independent Directors are expected to rely primarily on information provided to them by the Manager.

  PURCHASE OF ASSETS FROM IMPERIAL CREDIT AND ITS AFFILIATES. The Company is subject to conflicts of interest with the Manager because the Company intends to purchase assets from the Manager's affiliates, including Imperial Credit and SPB. The Company will acquire the Initial Investments from SPB and Imperial Credit. Moreover, SPB has agreed to offer $150 million of its typical newly-originated Mortgage Loans annually for sale to the Company. The agreement between Company and SPB is designed to ensure that the Company will pay a fair price in such transactions, and the Independent Directors will review such transactions on a quarterly basis to ensure that they are consistent with the Guidelines. However, the Independent Directors are expected to rely primarily on the advice of and information provided by the Manager in deciding whether to approve such transactions, and no assurance can be made that the price and other terms of such transactions will be fair to the Company.

RISKS RELATED TO INVESTMENTS IN MORTGAGE LOANS

  MULTIFAMILY AND COMMERCIAL LOANS INVOLVE A GREATER RISK OF LOSS THAN SINGLE FAMILY LOANS. The Mortgage Loans that the Company expects to acquire generally will be secured by existing multifamily or commercial real estate, including apartments, shopping centers, office buildings, hotels, industrial properties, theme parks, hospitals and nursing homes. Property pledged as security for Mortgage Loans is referred to as "Mortgaged Property." Multifamily and commercial real estate lending is considered to involve a higher degree of risk than single family residential lending because of a variety of factors, including generally larger loan balances, dependency on successful operation of the Mortgaged Property and tenants operating businesses therein for repayment, and loan terms that often require little or no amortization and, instead, provide for balloon payments at stated maturity. In addition, the value of multifamily and commercial real estate can be affected significantly by the supply and demand in the market for that type of property. Market values may vary as a result of economic events, governmental regulations or other factors outside the control of the borrower or the Company, such as rent control laws in the case of multifamily Mortgage Loans, which may impact the future cash flow of the underlying Mortgaged Property.

  The successful operation of a multifamily or commercial real estate project also generally is dependent on the performance and viability of the property manager of that project. The property manager would be responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing appropriate rental rates, and advising the owner so that maintenance and capital improvements can be carried out in a timely fashion and at an appropriate cost. There can be no assurance regarding the performance of any operators and/or managers or persons who may become operators and/or managers upon the expiration or termination of leases or management agreements or following any default or foreclosure under a Mortgage Loan.

  VOLATILITY OF VALUES OF MORTGAGED PROPERTIES MAY AFFECT ADVERSELY THE COMPANY'S MORTGAGE LOANS. Commercial and multifamily property values and net operating income derived therefrom are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be impacted adversely by plant closings, industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing, retail, industrial, office or other commercial space); changes or continued weakness in specific industry segments; perceptions by prospective tenants and, in the case of retail properties, retailers and shoppers, of the safety, convenience, services and attractiveness of the property; the willingness and ability of the property's owner to provide capable management and adequate maintenance; construction quality, age and design; demographic factors; retroactive changes to building or similar codes; and increases in operating expenses (such as energy costs). The historical operating results of the Mortgaged Properties may not be comparable to future operating results. In addition, other factors may affect adversely the Mortgaged Properties' value without affecting the net operating income, including changes in governmental regulations, zoning or tax laws, potential environmental or other legal liabilities, the availability of refinancing, and changes in interest rate levels.

  CONSTRUCTION AND MEZZANINE LOANS INVOLVE GREATER RISKS OF LOSS THAN LOANS SECURED BY INCOME PRODUCING PROPERTIES. The Company may acquire Construction Loans and, in some cases, Mezzanine Loans. Construction Loans and Mezzanine Loans are considered to involve a higher degree of risk than term mortgage lending secured by income-producing Real Property. This is because of a variety of factors, including, in the case of Construction Loans, dependency on successful completion and operation of the project for repayment, difficulties in estimating construction or rehabilitation costs and loan terms that often require little or no amortization, providing instead for additional advances to be made and for a balloon payment at a stated maturity date. In the case of Mezzanine Loans, the factors would include, among other things, that a foreclosure by the holder of the senior loan could result in a Mezzanine Loan becoming unsecured. Accordingly, the Company may not recover the full amount, or indeed any, of its investment in such Mezzanine Loan. In addition, Construction Loans and Mezzanine Loans may have higher loan to value ratios than conventional Term Loans because of shared appreciation provisions. Although the borrower may have an initial equity investment of 10% to 15% of total project costs, such initial equity may not be sufficient to protect the Company's investment in Construction Loans and Mezzanine Loans.

  DISTRESSED MORTGAGE LOANS MAY HAVE GREATER DEFAULT RISKS THAN PERFORMING LOANS. The Company may acquire Nonperforming and Subperforming Mortgage Loans, as well as Mortgage Loans that have had a history of delinquencies. These Mortgage Loans presently may be in default or may have a greater than normal risk of future defaults and delinquencies, as compared to newly originated, high quality loans. Returns on an investment of this type depend on the borrower's ability to make required payments (or, with respect to Subperforming Loans, the modified monthly payments required under the applicable forbearance plan) or, in the event of default, the ability of the loan's servicer to foreclose and liquidate the Mortgaged Property underlying the Mortgage Loan. There can be no assurance that the servicer can liquidate a defaulted Mortgage Loan successfully or in a timely fashion. See "Certain Legal Aspects of Mortgage Loans and Real Property Investments."

  GEOGRAPHIC CONCENTRATION OF THE COMPANY'S ASSETS IN CALIFORNIA MAY MAKE THE COMPANY'S PERFORMANCE SUBJECT TO ECONOMIC CONDITIONS IN
CALIFORNIA. Approximately 51% (by principal balance) of the Mortgaged Properties underlying the Mortgage Loans (and a majority of the real property pledged as security for the mortgage loans underlying the MBS Interests) within the Initial Investments are located in California. Moreover, the Company anticipates acquiring a large volume of Mortgage Loans from SPB in the future, and a significant portion of the Mortgage Loans originated by SPB are secured by Mortgaged Properties located in California. California recently began to recover from an economic recession that has affected the state since the early 1990s. The Company's performance and its ability to make distributions to its stockholders likely will be affected significantly by future economic conditions in California. See "--Volatility of Values of Mortgaged Properties May Affect Adversely the Company's Mortgage Loans."

  DELINQUENCY AND LOSS RATIOS MAY BE AFFECTED BY PERFORMANCE OF THIRD-PARTY SERVICERS. The Company intends to contract for the servicing of its Mortgage Loans with servicers (including SPB) and will be subject to risks associated with potentially inadequate servicing. Many borrowers require notices and reminders to keep Mortgage Loans current and to prevent delinquencies and foreclosures. A substantial increase in the delinquency or foreclosure rate resulting from inadequate servicing could affect adversely the Company's performance and ability to access profitably the capital markets for its financing needs, including future securitizations.

  The Company's servicing agreements with its servicers often will provide that if the Company terminates the servicing agreement without cause (as defined in the agreement), the Company may be required to pay the third-party servicer a termination fee. Depending upon the size of the particular Mortgage Loan portfolio then being serviced, the termination fee that the Company would be obligated to pay upon termination of a servicing agreement without cause could be substantial and could deter a termination without cause that otherwise would be advantageous to the Company.

  LIMITED RECOURSE LOANS MAY LIMIT THE COMPANY'S RECOVERY TO THE VALUE OF THE MORTGAGED PROPERTY. The Company anticipates that a substantial portion of the Mortgage Loans that it will acquire and of the mortgage loans underlying MBS Interests that it will acquire (mortgage loans underlying MBS Interests are referred to herein as "Mortgage Collateral") may contain limitations on the mortgagee's recourse against the borrower. In other cases, the mortgagee's recourse against the borrower may be limited by applicable provisions of the laws of the jurisdictions in which the Mortgaged Properties are located or by the mortgagee's selection of remedies and the impact of those laws on that selection. In those cases, in the event of a borrower default, recourse may be limited to only the specific Mortgaged Property and other assets, if any, pledged to secure the relevant Mortgage Loan. As to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that such recourse will provide a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the Mortgaged Property securing that Mortgage Loan.

  ONE ACTION RULES MAY LIMIT THE COMPANY'S RIGHTS FOLLOWING DEFAULTS. Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. The servicer of the mortgage obligation may be required to foreclose first on properties located in states where such "one action" rules apply (and when non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage Loans and Real Property Investments--Foreclosure and "--California Real Property Laws."

RISKS RELATED TO INVESTMENTS IN MBS INTERESTS

  SUBORDINATED MBS INTERESTS ARE SUBJECT TO GREATER CREDIT RISKS THAN MORE SENIOR CLASSES. The Company intends to acquire a significant amount of various classes of MBS Interests, including "first loss" classes of subordinated MBS Interests. A first loss class is the most subordinated class of a multi-class issuance of pass-through or debt securities and is the first to bear the loss upon a default on the underlying Mortgage Collateral. Subordinated MBS Interests are subject to special risks, including a substantially greater risk of loss of principal and non-payment of interest than more senior classes. The market values of subordinated classes of MBS Interests tend to be more sensitive to changes in economic conditions than more senior classes. As a result of these and other factors, subordinated MBS Interests generally are not actively traded and may not provide holders thereof with liquidity of investment.

  The yield to maturity on subordinated MBS Interests of the type the Company intends to acquire will be extremely sensitive to the default and loss experience of the underlying Mortgage Collateral and the timing of any such defaults or losses. Because the subordinated classes of the type the Company intends to acquire generally have no credit support, to the extent there are realized losses on the Mortgage Collateral, the Company may not recover the full amount, or indeed any, of its investment in such subordinated MBS Interests.

  When the Company acquires a subordinated MBS Interest, it typically will be unable to obtain the right to service the underlying performing Mortgage Collateral. To minimize its losses, the Company will seek to obtain the rights to service the underlying Mortgage Collateral in default (the servicing of defaulted mortgage loans is referred to as "Special Servicing"), although in many cases it will not be able to obtain Special Servicing rights on acceptable terms. If the Company does acquire Special Servicing rights, then it will contract with a third-party special servicer to perform the Special Servicing functions, and thus the performance of the Company's investments will be dependent upon such third party's performance. To the extent the Company does not obtain Special Servicing rights with respect to the Mortgage Collateral underlying its MBS Interests, the servicer of the Mortgage Collateral generally would be responsible to holders of the senior classes of MBS, whose interests may not be the same as those of the holders of the subordinated classes. Accordingly, the Mortgage Collateral may not be serviced in a manner that is most advantageous to the Company as the holder of a subordinated class.

  The subordination of MBS Interests to more senior classes may affect the yield on the subordinated MBS Interests adversely even if realized losses ultimately are not allocated to such classes. On any payment date, interest and principal generally would be paid on the more senior classes before interest and principal would be paid with respect to the subordinated classes. Typically, interest deferred on subordinated classes would be payable on subsequent payment dates to the extent funds become available, but such deferral itself may not bear interest. Such deferral of interest generally will affect adversely the yield on the subordinated classes.

  YIELDS ON SUBORDINATED MBS INTERESTS, IOS AND POS MAY BE AFFECTED ADVERSELY BY INTEREST RATE CHANGES. The yield on subordinated classes generally will be affected by the rate and timing of payments of principal on the Mortgage Collateral underlying a series of MBS. The rate of principal payments may vary significantly over time depending on a variety of factors such as the level of prevailing mortgage loan interest rates and economic, demographic, tax, legal and other factors. Prepayments on the Mortgage Collateral underlying a series of MBS Interests generally are allocated to the more senior classes of MBS until those classes are paid in full or until the end of a lock-out period, typically of five years or more. Thus, prepayments of principal from the Mortgage Collateral generally are not received by the subordinated class holders for a period of at least five years. As a result, the weighted-average lives of the subordinated classes may be longer than would be the case if, for example, prepayments were allocated pro rata to all classes of MBS. To the extent that the holder of a subordinated class is not paid compensating interest on interest shortfalls due to prepayments, liquidations or otherwise, the yield on the subordinated class may be affected adversely.

  The Company may acquire IOs, which are classes of MBS Interests that are entitled to no (or only nominal) payments of principal, but only to payments of interest. The yield to maturity of IOs is very sensitive to changes in the weighted average life of such securities, which in turn is dictated by the rate of prepayments on the underlying Mortgage Collateral. In periods of declining interest rates, rates of prepayments on mortgage loans generally increase, and if the rate of prepayments is faster than anticipated, then the yield on IOs will be affected adversely. Inverse IOs are a class of MBS that bear interest at a floating rate that varies inversely with (and often at a multiple of) changes in a specified index. The Company may invest in Inverse IOs for the purpose of, among other things, hedging its portfolio of IOs. The yield to maturity of an Inverse IO generally is extremely sensitive to changes in the related index. The Company also expects to invest in Sub IOs, a class for which interest generally is withheld and used to make principal payments on more senior classes or to fund a reserve account for the protection of senior classes until overcollateralization or until the balance in the reserve account reaches a specified level. Interest on a Sub IO generally will be paid only after the overcollateralization or the balance in the reserve account reaches the specified level. Sub IOs provide credit support to the senior classes, and thus bear substantial credit risk. Moreover, because all IO classes only receive interest payments, their yields are extremely sensitive not only to default losses but also to changes in the weighted average life of the relevant classes, which in turn will be dictated by the rate of prepayments on the underlying Mortgage Collateral. In addition, Sub IOs often generate taxable income in excess of cash received. See "--Legal and Tax Risks--Adverse Consequences of Failure to Maintain REIT Status May Include ICCMIC Being Subject to Taxation as a Regular Corporation."

  The Company may acquire POs, which are classes of MBS Interests that are entitled to no payments of interest, but only to payments of principal. The yield to maturity of POs is very sensitive to changes in the weighted average life of such securities, which in turn is dictated by the rate of prepayments on the underlying Mortgage Collateral. In periods of declining interest rates, rates of prepayment on mortgage loans generally increase, and if the rate of prepayments is faster than anticipated, the yield on POs will be positively affected. Conversely, the yield on POs will be affected adversely by slower than anticipated prepayment rates, which generally are associated with a rising interest rate environment. In addition, POs typically generate original issue discount ("OID"). See "--Legal and Tax Risks--Adverse Consequences of Failure to Maintain REIT Status May Include ICCMIC Being Subject to Taxation as a Regular Corporation."

  REMIC RESIDUAL INTERESTS AND OTHER MBS INTERESTS MAY GENERATE TAXABLE INCOME IN EXCESS OF CASH RECEIVED. The Company also may invest in MBS Interests issued by a real estate mortgage investment conduit ("REMIC") that are designated as the residual interest in the REMIC ("REMIC Residual Interests"). In addition, the Company may invest in residual interests in Mortgage Loans subject to CMO debt ("Non-REMIC Residual Interests"). In any given year, the taxable income produced by REMIC Residual Interests and Non-REMIC Residual Interests may exceed the cash received. See "--Legal and Tax Risks--Adverse Consequences of Failure to Maintain REIT Status May Include ICCMIC Being Subject to Taxation as a Regular Corporation." The Company intends to invest in various types of MBS Interests, including, but not limited to, subordinated MBS Interests, Sub IOs and POs, which are subordinated to more senior classes of MBS Interests. These MBS Interests may generate OID or, as a result of subordination, the recognition of taxable income in excess of cash received. See "--Legal and Tax Risks--Adverse Consequences of Failure to Maintain REIT Status May Include ICCMIC Being Subject to Taxation as a Regular Corporation."

RISKS RELATED TO INVESTMENTS IN REAL PROPERTY

  CONDITIONS BEYOND COMPANY'S CONTROL MAY AFFECT ADVERSELY THE VALUE OF REAL PROPERTY. Real Properties are subject to varying degrees of risk as described under "Risk Factors--Risks Related to Investments in Mortgage Loans-- Volatility of Values of Mortgaged Properties May Affect Adversely the Company's Mortgage Loans." In addition, Distressed Real Properties may have significant amounts of unleased space and thus may not generate revenues sufficient to pay operating expenses and meet debt service obligations. The value of the Company's investments in Real Property and the Company's income and ability to make distributions to its stockholders will be dependent upon the ability of the Manager to hire and supervise capable property managers to operate the Real Property in a manner that maintains or increases revenues in excess of operating expenses and debt service or, in the case of Real Property leased to a single lessee, the ability of the lessee to make rent payments. Revenues from Real Property may be affected adversely by changes in national or local economic conditions, competition from other properties offering the same or similar attributes, changes in interest rates and in the availability, cost and terms of mortgage funds, the impact of present or future environmental legislation and compliance with environmental laws, the ongoing need for capital improvements (particularly in older structures), changes in real estate tax rates and other operating expenses, adverse changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes and other natural disasters (which may result in uninsured or underinsured losses), acts of war, adverse changes in zoning laws, and other factors which will be beyond the control of the Company.

  THE COMPANY'S INSURANCE WILL NOT COVER ALL LOSSES. The Company intends to maintain comprehensive casualty insurance on its Real Property, including liability and fire and extended coverage, in amounts sufficient to permit replacement in the event of a total loss, subject to applicable deductibles. The Company will endeavor to obtain coverage of the type and in the amount customarily obtained by owners of properties similar to its Real Property. There are certain types of losses, however, generally of a catastrophic nature, such as earthquakes, floods and hurricanes, that may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations, provisions in loan documents encumbering properties that have been pledged as collateral security for loans, and other factors also might make it economically impractical to use insurance proceeds to replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds received by the Company, if any, might not be adequate to restore the Company's investment with respect to the affected property.

  PROPERTY TAXES DECREASE RETURNS ON REAL ESTATE. All Real Property owned by the Company will be subject to real property taxes and, in some instances, personal property taxes. Such real and personal property taxes may increase or decrease as property tax rates change and as the properties are assessed or reassessed by taxing authorities. An increase in property taxes on the Company's Real Property could affect adversely the Company's income and ability to make distributions to its stockholders and could decrease the value of that Real Property.

  COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT AND OTHER CHANGES IN GOVERNMENTAL RULES AND REGULATIONS MAY BE COSTLY. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public properties are required to meet certain federal requirements related to access and use by disabled persons. Certain Real Property that the Company acquires may not be in compliance with the ADA. If such Real Property is not in compliance, the Company may be required to make modifications to bring it into compliance or face the possibility of an imposition of fines or an award of damages to private litigants. In addition, changes in governmental rules and regulations or enforcement policies affecting the use and operation of the Company's Real Property, including changes to building codes and fire and life-safety codes, may occur. If the Company is required to make substantial modifications at its Real Property to comply with the ADA or other changes in governmental rules and regulations, the Company's income and ability to make distributions to its stockholders could be affected adversely.

  PROPERTIES WITH HIDDEN ENVIRONMENTAL PROBLEMS MAY INCREASE COSTS AND CREATE LIABILITIES FOR THE COMPANY. The operating costs and values of Real Property owned by the Company may be affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of complying with future legislation. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of Real Property may be liable for the costs of removal or remediation of hazardous or toxic substances in, on, under or in the vicinity of such Real Property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The Company's income and ability to make distributions to its stockholders could be affected adversely by the existence of an environmental liability with respect to its properties.

  The Company may obtain Phase I environmental assessments on Real Properties prior to their acquisition. The purpose of Phase I environmental assessments is to identify existing and potential environmental contamination that is made apparent from historical reviews of the properties, reviews of certain public records, preliminary investigations of the sites and surrounding properties, and screening for the presence of hazardous substances, toxic substances and underground storage tanks. However, the Company will exercise judgment on this issue and may choose not to obtain Phase I environmental assessments on certain Real Property prior to its acquisition and to purchase Mortgage Loans without Phase I environmental assessments on the underlying Mortgaged Property if it deems that to do so is prudent. Further, even if a Phase I environmental assessment is obtained, there is no assurance it will reveal all existing and potential environmental risks and liabilities, and there is no assurance that there will be no unknown or material environmental obligations or liabilities.

  REAL PROPERTIES WITH KNOWN ENVIRONMENTAL PROBLEMS MAY CREATE LIABILITY FOR THE COMPANY. The Company may invest in Real Property with known material environmental problems or Mortgage Loans secured by such Real Property. If it does so, the Company may take certain steps to limit its liability for such environmental problems, such as creating a special purpose entity to own such Real Property. See "Operating Policies and Objectives--The Company's Assets-- Real Properties with Known Material Environmental Problems." Despite these steps, there are risks associated with such an investment. Imperial Credit has only limited experience in investing in Real Property with environmental problems.

  FOREIGN REAL PROPERTIES ARE SUBJECT TO CURRENCY CONVERSION RISKS, FOREIGN TAX LAWS AND UNCERTAINTY OF FOREIGN LAWS. The Company may invest in Real Property, or Mortgage Loans secured by Real Property, located outside the United States. Investing in Real Property located in foreign countries creates risks associated with the uncertainty of foreign laws and markets. Moreover, investments in foreign assets may be subject to currency conversion risks. In addition, income from investment in foreign Real Property and, in some instances, foreign Mortgage Loans may be subject to tax by foreign jurisdictions, which would reduce the economic benefit of such investments. Imperial Credit and its affiliates have limited experience in investing in foreign Real Property. The Company intends to limit its investments in foreign Real Property and such Mortgage Loans to no more than 20% of the Company's assets.

ECONOMIC AND BUSINESS RISKS

  INTEREST RATE CHANGES MAY AFFECT ADVERSELY THE VALUE OF THE COMPANY'S INVESTMENTS. The value of the Company's Mortgage Loans will be affected by the prepayment rates on such Mortgage Loans, although multifamily and commercial Mortgage Loans, which will be the Company's primary investment focus, generally provide for lock-out periods and prepayment penalties that reduce this risk. No assurance can be made that prepayment penalties will deter prepayments. Similarly, the value of the Company's MBS Interests will be affected by the prepayment rates on the mortgage loans comprising the Mortgage Collateral for such securities. Prepayment rates on Mortgage Loans and MBS Interests are influenced by changes in current interest rates and a variety of economic, geographic and other factors and cannot be predicted with certainty. In periods of declining mortgage interest rates, prepayments on Mortgage Loans and MBS Interests generally increase. If general interest rates also decline, the funds available for reinvestment by the Company during such periods are likely to be reinvested at lower interest rates than the Company was earning on the Mortgage Loans and MBS Interests that were prepaid. Mortgage Loans and MBS Interests may decrease in value as a result of increases in interest rates and may benefit less than other fixed-income securities from declining interest rates because of the risk of prepayment. In general, changes in both interest rates and prepayment rates will affect the total return on the Company's Mortgage Loans and MBS Interests, which in turn will affect the amount available for distribution to the Company's stockholders. This volatility may be greater with certain MBS Interests, such as POs, IOs, Sub IOs and Inverse IOs, that the Company intends to acquire. The value of adjustable rate Mortgage Loans and MBS Interests paying adjustable coupon rates, which the Company may acquire, generally will vary inversely with changes in prevailing interest rates. Under certain interest rate and prepayment rate scenarios, the Company may not recover fully its investment in such assets.

  The Company's strategy is to leverage its investments significantly by borrowing against them, investing the net proceeds of those borrowings in additional Mortgage Loans and MBS Interests, borrowing against those additional assets, and repeating the process of borrowing and investing until it has a significantly leveraged portfolio. See "Operating Policies and Objectives--Strategy." The Company will be required to bear interest costs, transaction costs and other fees, costs and expenses related to its anticipated borrowings that it will use in seeking to implement its strategy of achieving a significantly leveraged portfolio. The Company's operating results depend in part on the difference between the income earned on the Company's income-generating assets and the interest expense incurred in connection with its borrowings. See "--Leverage Can Reduce Income Available for Distribution and Cause Losses." As the positive spread between the two increases, the Company's net income should increase. Accordingly, changes in the general level of interest rates can affect the Company's income by affecting the spread between the Company's income-earning assets and interest-bearing liabilities, as well as, among other things, the value and the average life of the Company's interest-earning assets and its ability to realize gains from the sale of its assets. Interest rates are highly sensitive to many factors, including governmental monetary, fiscal and tax policies, domestic and international economic and political considerations, and other factors beyond the control or anticipation of the Company.

  THE COMPANY'S PERFORMANCE MAY BE AFFECTED ADVERSELY IF ITS HEDGING STRATEGY IS NOT SUCCESSFUL. The Company's performance may be affected adversely if the Company fails to limit the effects of changes in interest rates on its operations by employing an effective hedging strategy, including engaging in interest rate swaps, caps, floors and other interest rate exchange contracts, and buying and selling interest rate futures and options on such futures. The use of these instruments to hedge a portfolio carries certain risks, including the risk that losses on a hedge position will reduce the funds available for distribution to shareholders and, indeed, that such losses may exceed the amount invested in such instruments. There is no perfect hedge for any investment and a hedge may not perform its intended purpose of offsetting losses on an investment. For example, the Company will attempt to match the interest rate indexes and repricing terms of its Mortgage Loans with those of its borrowings, but it may not be able to achieve a perfect match. During periods of volatile interest rates, such interest rate mismatches could affect adversely the Company's ability to hedge effectively its interest rate risk. The Company may enter into over-the-counter hedging transactions in which the protections afforded to participants in an organized exchange and in a regulated environment may not be available, which will expose the Company to counterparty risk. Although the Company intends to enter into such contracts only with counterparties the Company believes to be financially sound and to monitor the financial soundness of such parties on a periodic basis, the Company may be exposed to the risk that the counterparties with which the Company trades may become financially unsound or insolvent. If a counterparty ceases making markets and quoting prices in such instruments, which may render the Company unable to enter into an offsetting transaction with respect to an open position, the Company may be forced to unwind its position, which may result in a loss on the hedge position and could cause the Company to suffer the adverse consequence against which the hedging transaction was designed to protect. Certain of the hedging instruments acquired by the Company are traded on exchanges, which may subject the Company to the risk of trading halts, suspensions, exchange or clearing house equipment failure, insolvency of a brokerage firm or other disruptions of normal trading activities. If the Company anticipates that the income from any hedging transaction will not be qualifying income for REIT income test purposes, the Company may form a corporate subsidiary that is subject fully to federal corporate income taxation through which the Company could conduct part or all of its hedging activities. See "Federal Income Tax Considerations--Requirements for Qualification--Income Tests."

  LEVERAGE CAN REDUCE INCOME AVAILABLE FOR DISTRIBUTION AND CAUSE LOSSES. The Charter and ICCMIC's Bylaws (the "Bylaws") do not limit the amount of indebtedness the Company can incur. The Company intends to leverage its assets through securitizations and other borrowings, generally through the issuance of CMOs and the use of warehouse lines of credit, reverse repurchase agreements, bank credit facilities and other borrowings. The Company will leverage its assets only when it expects that such leverage will enhance returns, although there can be no assurance that the Company's use of leverage will prove to be beneficial. The extent to which the Company uses leverage will be determined by the Manager pursuant to the Guidelines and ultimately, by the Board of Directors, who may act at any time without the approval of or notice to the stockholders. The percentage of leverage used will vary depending on, among other things, the Company's estimate of the cash flow that its assets will generate, and the stability of that cash flow. Leverage can reduce the cash flow available for distributions to stockholders. Moreover, there can be no assurance that the Company will be able to meet its debt service obligations resulting from leverage and, to the extent that it cannot, the Company risks the loss of some or all of its assets.

  MATURITY MISMATCH BETWEEN ASSET MATURITIES AND BORROWING MATURITIES MAY AFFECT ADVERSELY THE COMPANY'S NET INCOME. The Company's use of short-term floating rate borrowings to acquire long term assets, including Mortgage Loans and MBS Interests, some of which will bear a fixed rate of interest may expose the Company to a maturity mismatch. As a consequence, the Company's borrowing costs could exceed the income earned on the Company's assets acquired with the borrowed funds, thereby reducing the Company's income and ability to make distributions to its stockholders. Further, MBS Interests subject to reverse repurchase agreements periodically are marked to market by the repurchase lender, and a decline in the value of MBS Interests pledged to secure reverse repurchase agreements may result in margin calls. In addition, if renewals of or substitutes for maturing or called short term borrowings are unavailable to the Company for any reason, the Company may be required to sell assets quickly to repay those borrowings. Certain of the Company's MBS Interests may be illiquid and a sale associated with a short marketing period generally would result in the Company receiving a lower price than otherwise would be available. There can be no assurance that the Company will not incur losses associated with forced sales of illiquid collateral to repay borrowings. Furthermore, the use of leverage will magnify the Company's exposure to losses. For example, a loss equal to 20% on an asset that is 80% leveraged would eliminate the Company's equity in that asset completely, while the same loss would leave the Company with 80% of its equity in an asset if no leverage had been applied to that asset.

  INTEREST RATE MISMATCH BETWEEN ASSET YIELDS AND BORROWING RATES MAY AFFECT ADVERSELY THE COMPANY'S NET INCOME. The Company's borrowings may be at interest rates based on indexes and repricing terms similar to, but of somewhat shorter maturities than, the interest rate indexes and repricing terms of various of the Company's variable rate assets. While the historical spread between relevant short-term interest rate indexes has been relatively stable, there have been periods, such as the 1979 through 1982 high interest rate environment, when the spread between those indexes was volatile. Further, certain of the Company's assets will bear fixed rates of interest and have long term maturities. There can be no assurance that such fixed rates of interest will exceed the variable rates of interest on related borrowings. Interest rate mismatches could impact the Company's financial condition in a material way, and affect adversely the Company's income and ability to make distributions to its Stockholders, dividend yield and the market price of the Common Stock. See "--Leverage Can Reduce Income Available for Distribution and Cause Losses" and "--The Company May Not Be Able to Borrow Money on Favorable Terms."

  THE COMPANY MAY NOT BE ABLE TO BORROW MONEY ON FAVORABLE TERMS. The ability of the Company to achieve its investment objectives through leverage will depend on the Company's ability to borrow money on favorable terms. The Company has not entered into any borrowing arrangements at the present time, and there can be no assurance that the Company will be able to enter into arrangements enabling it to borrow money on favorable terms.

  ADVERSE CHANGES IN GENERAL ECONOMIC CONDITIONS CAN AFFECT ADVERSELY THE COMPANY'S BUSINESS. The Company's success is dependent upon the general economic conditions in the geographic areas in which a substantial number of its investments are located. Adverse changes in national economic conditions or in the economic conditions of the regions in which the Company conducts substantial business likely would have an adverse effect on real estate values, interest rates and, accordingly, the Company's business, income and ability to make distributions to its stockholders. The general economic conditions in the geographic areas in which the Company's investments are located will be beyond the control of the Company.

  SIGNIFICANT COMPETITION MAY AFFECT ADVERSELY THE COMPANY'S ABILITY TO ACQUIRE ASSETS AT FAVORABLE SPREADS RELATIVE TO BORROWING COSTS. The Company will engage in a business that may become increasingly competitive in the future as more people enter the market, which may affect adversely the Company's ability to achieve its investment objectives. In acquiring Real Estate Related Assets, the Company will compete with CRIIMI MAE, Inc., Ocwen Asset Investment Corporation, Goldman Sachs' Whitehall Street Real Estate Limited Partnership Funds, IMH Commercial Holdings, Inc. and Allied Capital Commercial Corporation, as well as other REITs, investment banking firms, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, other lenders, Fannie Mae, Government National Mortgage Association ("GNMA") and other entities purchasing similar assets, many of which have established operating histories and procedures, may have access to greater capital and other resources and may have other advantages over the Company in conducting certain businesses and providing certain services. There are several REITs similar to the Company and others may be organized in the future. The effect of the existence of additional REITs may be to increase competition for the available supply of Real Estate Related Assets contemplated to be acquired by the Company. The Company's net income will depend, in large part, on the Company's ability to acquire and originate Mortgage Loans and MBS Interests having yields that produce favorable spreads over the Company's borrowing costs. Increased competition for the acquisition of Mortgage Loans and MBS Interests or a reduction in the available supply could result in higher prices and thus lower yields on such Mortgage Loans and MBS Interests, which could narrow (or make negative) the yield spread relative to the Company's borrowing costs. In addition, the Company's competitors may seek to establish relationships with the financial institutions and other firms from whom the Company intends to acquire such assets. There can be no assurance that the Company will be able to acquire sufficient Real Estate Related Assets at favorable spreads relative to the Company's borrowing costs to achieve the Company's objectives. In addition, there can be no assurance that a supply of Real Estate Related Assets suitable for acquisition by the Company will continue to be available, or that changes in market conditions or applicable laws will not affect the availability of suitable Real Estate Related Assets.

  APPROPRIATE INVESTMENTS MAY NOT BE AVAILABLE AND FULL INVESTMENT OF NET PROCEEDS MAY BE DELAYED. Only approximately $163 million (approximately 47% of the net proceeds of the Offering) of the Company's assets have been identified. The Company intends to invest the remaining net proceeds of this Offering (after purchase of the Initial Investments) in readily marketable, interest-bearing securities on a temporary basis until the Company finds appropriate Mortgage Loans, MBS Interests and Real Property in which to invest. There can be no assurance, however, that the Company will identify Mortgage Loans, MBS Interests or Real Property that meet its investment criteria or that any such assets will produce a return on the Company's investments. Moreover, the Company and the Manager have broad discretion in determining how to invest the remaining net proceeds of this Offering and may change the current investment and operating policies of the Company without a vote of the stockholders. Such deviations from current policies might expose the Company to increased risks of loss or liability, which could affect adversely the Company or the market price of the Common Stock.

  INVESTMENTS MAY BE ILLIQUID AND THEIR VALUE MAY DECREASE. Many of the Company's assets are and will be relatively illiquid. In addition, certain of the MBS Interests that the Company will acquire will include interests that have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or other applicable securities laws, resulting in a prohibition against transfer, sale, pledge or other disposition of those MBS Interests except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. The ability of the Company to vary its portfolio in response to changes in economic and other conditions will be relatively limited. No assurances can be given that the fair market value of any of the Company's assets will not decrease in the future.

LEGAL AND TAX RISKS

  ADVERSE CONSEQUENCES OF FAILURE TO MAINTAIN REIT STATUS MAY INCLUDE ICCMIC BEING SUBJECT TO TAXATION AS A REGULAR CORPORATION. ICCMIC intends to operate in a manner so as to qualify as a REIT for federal income tax purposes. Although ICCMIC does not intend to request a ruling from the Service as to its REIT status, ICCMIC has received an opinion of its legal counsel that, based on certain assumptions and representations, it so qualifies. Investors should be aware, however, that opinions of counsel are not binding on the Service or any court. The REIT qualification opinion only represents the view of counsel to ICCMIC based on counsel's review and analysis of existing law, which includes no controlling precedent. Furthermore, both the validity of the opinion and the continued qualification of ICCMIC as a REIT will depend on ICCMIC's satisfaction of certain asset, income, organizational, distribution and stockholder ownership requirements on a continuing basis. If ICCMIC were to fail to qualify as a REIT in any taxable year, ICCMIC would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, and distributions to stockholders would not be deductible by ICCMIC in computing its taxable income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to stockholders, which in turn could have an adverse impact on the value of, and trading prices for, the Common Stock. Unless entitled to relief under certain Code provisions, ICCMIC also would be disqualified from taxation as a REIT for the four taxable years following the year during which ICCMIC ceased to qualify as a REIT.

  ICCMIC must distribute annually at least 95% of its taxable income (excluding any net capital gain) in order to avoid corporate income taxation of the earnings that it distributes. In addition, ICCMIC will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income for that year, (ii) 95% of its net capital gain for that year and (iii) 100% of its undistributed taxable income from prior years. See "Federal Income Tax Considerations--New Tax Legislation."

  ICCMIC intends to make distributions to its stockholders to comply with the 95% distribution requirement and to avoid the nondeductible excise tax. However, there may be differences in timing between the recognition of taxable income and the actual receipt of cash, requiring the Company to borrow funds, issue capital stock or sell assets on a short-term basis to meet the 95% distribution requirement and to avoid the nondeductible excise tax. The requirement to distribute a substantial portion of ICCMIC's taxable income could cause ICCMIC (i) to sell assets in adverse market conditions, (ii) to distribute amounts that represent a return of capital or (iii) to distribute amounts that would otherwise be spent on future acquisitions, unanticipated capital expenditures or repayment of debt. Gain from the disposition of any asset held primarily for sale to customers in the ordinary course of business generally will be subject to a 100% tax. In addition, gain from the sale of securities held for less than one year and Real Property (including interests in Mortgage Loans secured by Real Property) held for less than four years generally will be nonqualifying income for purposes of the 30% income test. See "Federal Income Tax Considerations--Requirements for Qualification--Income Tests" and "--New Tax Legislation."

  The Company expects to acquire certain MBS Interests and other debt obligations that are deemed to have OID for federal income tax purposes, which generally is equal to the difference between an obligation's issue price and its redemption price. ICCMIC will be required to recognize as income each year the portion of the OID that accrues during that year, which will increase the REIT distribution requirement for that year, notwithstanding the fact that there may be no corresponding contemporaneous receipt of cash by the Company.

  The Company's planned investment in various types of subordinated MBS Interests, particularly Sub IOs, also could result in the recognition of taxable income, in addition to OID, in excess of the Company's cash receipts. The payment of interest on certain types of subordinated MBS Interests may be deferred (or placed into a reserve account) until after the payment of all or a substantial portion of the interest or principal (or both) on senior debt obligations, or until the overcollateralization or reserve balance reaches a specified level. As a result of its ownership of such subordinated MBS Interests, the Company would recognize interest income but could receive no cash. Although the Company may benefit from tax deductions (such as interest and depreciation) from its investments and borrowings, it is unlikely that such tax benefits would be sufficient to offset completely the phantom income realized by the Company from OID and its investment in subordinated MBS Interests. Accordingly, to satisfy the REIT distribution requirement (95% of taxable income), the Company may need to borrow money, raise additional capital or sell assets to obtain the cash needed for distribution to its shareholders.

  REMIC Residual Interests and retained interests in non-REMIC securitization transactions also may generate taxable income in excess of cash flow. In addition, certain taxable income produced by a REMIC Residual Interest ("Excess Inclusion") may cause ICCMIC's stockholders to suffer certain adverse tax consequences. See "Federal Income Tax Considerations." Consequently, an acquisition by the Company of debt obligations that are deemed to have OID or to be REMIC Residual Interests, or the retention of interests in connection with non-REMIC securitization transactions, could have the effect of requiring the Company to incur borrowings or to liquidate a portion of its portfolio under circumstances that the Company regards as unfavorable to meet the REIT 95% distribution requirement.

  In addition, in order to qualify as a REIT, the Company must satisfy certain requirements concerning the nature of its assets and income, which may restrict the Company's ability to invest in various types of assets. See "Federal Income Tax Considerations--Requirements for Qualification--Asset Tests." Without limiting the generality of the foregoing, the Company will not be able to acquire securities (other than securities which are treated as an interest in real property) of any single issuer which would represent either more than 5% of the total value of the Company's assets or 10% of the voting securities of such issuer. In addition, in order to satisfy the income requirements of a REIT, the Company generally will be restricted to acquiring assets which generate qualifying income for purposes of certain income tests. See "Federal Income Tax Considerations--Requirements for Qualification--Income Tests." These restrictions could affect adversely the Company's ability to optimize its portfolio of assets.

  The Company may acquire at less than their face amount Mortgage Loans, MBS Interests and other debt obligations that are deemed to have market discount for federal income tax purposes, which generally is equal to the excess of an obligation's redemption price over the holder's basis in the obligation at the time of acquisition. All or a portion of the gain recognized by the Company from the disposition of, or principal payments on, an obligation which has market discount would be treated as ordinary income and not capital gain, so that the Company would be required to make a distribution to its shareholders in order to satisfy the requirement that a REIT distribute 95% of its taxable income to its shareholders each taxable year.

  If a Mortgage Loan, MBS Interest or other debt obligation with market discount is held by a REMIC in which the Company acquires a REMIC Residual Interest, a portion of the market discount would be recognized as income each year by the REMIC and, hence, the Company. As a result, the market discount on obligations held by a REMIC in which the Company holds a REMIC Residual Interest could increase the Company's annual distribution requirement.

  INVESTMENT IN THE COMMON STOCK OF THE COMPANY BY CERTAIN PLANS MAY GIVE RISE TO A PROHIBITED TRANSACTION UNDER ERISA AND THE CODE. The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and section 4975 of the Code prohibit certain transactions that involve (i) certain pension, profit-sharing or other employee benefit plans subject to Title I of ERISA (each a "Plan") and (ii) the assets of a Plan. A "party in interest" or "disqualified person" with respect to a Plan will be subject to (x) an initial 15% excise tax on the amount involved in any prohibited transaction involving the assets of the Plan for each year or part thereof during which the transaction is not corrected and (y) an excise tax equal to 100% of the amount involved if any prohibited transaction is not corrected. Consequently, the fiduciary of a Plan contemplating an investment in the Common Stock should consider whether the Company, any other person associated with the issuance of the Common Stock, or any affiliate of the foregoing is or might become a "party in interest" or "disqualified person" with respect to the Plan. In such a case, the acquisition or holding of Common Stock by or on behalf of the Plan could be considered to give rise to a prohibited transaction under ERISA and the Code. See "ERISA Considerations--Employee Benefit Plans, Tax Qualified Retirement Plans and IRAs."

  OWNERSHIP LIMITATION MAY RESTRICT BUSINESS COMBINATION OPPORTUNITIES. In order for ICCMIC to maintain its qualification as a REIT, not more than 50% in value of its outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities). For the purpose of preserving its REIT qualification, the Charter generally prohibits direct or indirect ownership of more than 9.9% of the number of outstanding shares of Common Stock or any series of preferred stock (the "Ownership Limitation"). The Ownership Limitation could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares of Common Stock over the then prevailing market price or which such holders might believe to be otherwise in their best interests. See "Description of Capital Stock--Restrictions on Transfer" and "Federal Income Tax Considerations--Requirements for Qualification."

  PREFERRED STOCK MAY PREVENT CHANGE IN CONTROL. The Charter authorizes the Board of Directors to classify and reclassify unissued capital stock into shares of preferred stock of one or more series and to establish the preferences and rights of any shares of preferred stock issued. Although the Company has no current intention to issue any series of preferred stock in the foreseeable future, the issuance of any series of preferred stock could have the effect of delaying or preventing a change in control of the Company even if a majority of the holders of the Company's Common Stock (the "Common Stockholders") believed such change of control was in their best interest. See "Description of Capital Stock--Preferred Stock."

  MARYLAND ANTI-TAKEOVER STATUTES MAY RESTRICT BUSINESS COMBINATION OPPORTUNITIES. As a Maryland corporation, ICCMIC is subject to various provisions of Maryland law, which impose certain restrictions and require certain procedures with respect to certain stock purchases and business combinations. See "Certain Provisions of Maryland Law and of ICCMIC's Charter and Bylaws--Business Combinations" and "--Control Share Acquisitions."

  BOARD OF DIRECTORS MAY CHANGE CERTAIN POLICIES WITHOUT STOCKHOLDER
CONSENT. The major policies of the Company, relating to the purchase and sale of assets, financing, operations, debt and distributions, are determined by its Board of Directors. The Board of Directors, and in certain cases, the Independent Directors, may amend or revise these and other policies, or approve transactions that deviate from these policies, from time to time without a vote of the stockholders. The effect of any such changes may be positive or negative. ICCMIC cannot change its policy of seeking to maintain its qualification as a REIT without the affirmative vote of two-thirds of all of the votes ordinarily entitled to be cast in the election of directors, voting together as a single class. See "Operating Policies and Objectives" and "Certain Provisions of Maryland Law and of ICCMIC's Charter and Bylaws."

  LOSS OF INVESTMENT COMPANY ACT EXEMPTION WOULD AFFECT THE COMPANY
ADVERSELY. The Company believes that it will not be, and intends to conduct its operations so as not to become, regulated as an investment company under the Investment Company Act. The Investment Company Act exempts entities that, directly or through majority-owned subsidiaries, are "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate" ("Qualifying Interests"). Under current interpretations by the Staff of the Securities and Exchange Commission (the "Commission"), in order to qualify for this exemption, the Company, among other things, must maintain at least 55% of its assets in Qualifying Interests and also may be required to maintain an additional 25% in Qualifying Interests or other assets related to real estate. The assets that the Company may acquire therefore may be limited by the provisions of the Investment Company Act. In connection with its acquisition of MBS Interests, the Company will seek, where appropriate, to obtain foreclosure rights by obtaining the Special Servicing rights with respect to the underlying mortgage loans, although there can be no assurance that it will be able to do so on acceptable terms. If the Company does not obtain such rights, the related MBS Interests will not constitute Qualifying Interests (but the Company believes they would constitute other assets related to real estate) for the purpose of the Investment Company Act. If the Company obtains such rights, the Company believes that the related MBS Interests will constitute Qualifying Interests for the purpose of the Investment Company Act. The Company does not intend, however, to seek an exemptive order, no-action letter or other form of interpretive guidance from the Commission or its Staff on this position. If the Commission or its staff were to take a different position with respect to whether such MBS Interests constitute Qualifying Interests, the Company, among other things, could be required either (a) to change the manner in which it conducts its operations to avoid being required to register as an investment company under the Investment Company Act or (b) to register as an investment company, either of which could have an adverse effect on the Company and the market price for the Common Stock.

  THE COMPANY'S RESPONSIBILITY TO INDEMNIFY THE MANAGER AND OFFICERS AND DIRECTORS OF THE COMPANY MAY RESULT IN LIABILITY FOR THE ACTIONS OF THE MANAGER AND OFFICERS AND DIRECTORS OF THE COMPANY. Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law. See "The Company--Directors and Executive Officers."

  The Company will indemnify the Manager and its officers and directors from any action or claim brought or asserted by any party by reason of any allegation that the Manager or one or more of its officers or directors is otherwise accountable or liable for the debts or obligations of the Company or its affiliates. In addition, the Manager and its officers and directors will not be liable to the Company, and the Company will indemnify the Manager and its officers and directors, for acts performed in good faith pursuant to the Management Agreement, except for claims arising from acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the Management Agreement. See "Management of Operations--Limits of Responsibility." In addition, ICCMIC will indemnify, hold harmless and pay reasonable expenses in advance of final disposition of a proceeding to present or former directors and officers and certain other parties to the fullest extent permitted from time to time by Maryland Law. See "The Company."

  CHANGES IN THE REGULATION OF THE MANAGER'S AFFILIATES MAY AFFECT ADVERSELY THE MANAGER'S ABILITY TO CARRY OUT MANAGEMENT FUNCTIONS. The Manager is a wholly-owned subsidiary of Imperial Credit, a company that conducts most of its operations through numerous subsidiaries and other entities in which Imperial Credit owns a significant interest. Certain of these subsidiaries and entities are subject to extensive government supervision and regulation, intended primarily for the protection of depositors and other third parties. In addition, each of Imperial Credit and its affiliates is subject to changes in federal and state laws, including changes in tax laws, that could affect materially the real estate industry, as well as changes in regulations, governmental policies and accounting principles. Such changes may increase the costs of doing business for Imperial Credit and its affiliates and assist their competitors. Any such added burdens may affect adversely the Manager's ability to carry out its management functions.

OTHER RISKS

  UNCERTAINTY AS TO THE COMPANY'S ABILITY SUCCESSFULLY TO IMPLEMENT ITS OPERATING POLICIES AND STRATEGIES RESULTING FROM ITS LACK OF OPERATING HISTORY. ICCMIC was organized on July 31, 1997. The Company has no operating history and has not implemented its operating policies and strategies. The Company will be dependent upon the experience and expertise of the Manager in advising the Company and administering its day-to-day operations.

  THE COMPANY'S SUCCESS MAY DEPEND ON THE SERVICES OF EXTERNAL MANAGEMENT. The Company will contract with the Manager to advise the Board of Directors and direct the day-to-day business affairs of the Company. Thus, the Company's success may depend on the services of the Manager and its officers and employees. Certain officers, directors and employees of the Company and the Manager and its affiliates have experience in creating, evaluating, acquiring and managing Mortgage Loans and MBS Interests. However, such officers, directors and employees have never directly managed a REIT. Moreover, the Manager, a newly organized company, will need to subcontract with third parties or with employees of Imperial Credit and its affiliates to provide certain services on behalf of the Company. For example, the Manager recently acquired, and the Company is training personnel to become proficient in the use of, certain internal computer analytic programs designed, among other things, for use in analyzing MBS Interests. Until those programs are fully integrated into the Company's operations, the Manager intends to contract with third party experts to perform such analytics. Third parties and Imperial Credit employees who provide services to the Company through subcontracts with the Manager may provide similar services to other mortgage REITs and other competitors of the Company. There can be no assurance that the Company and the Manager will be able to implement successfully the strategies that the Company intends to pursue. Subject to the Guidelines, the Manager is expected to have significant latitude as to the types of assets it may determine to be proper investments for the Company. No assurance can be made that the Manager's decisions in this regard will result in a profit for the Company. Moreover, certain of the Manager's personnel are employees of Imperial Credit or its affiliates, and accordingly the Company's success may depend in part on the continuing ability of Imperial Credit and its affiliates, including the Manager, to hire and retain knowledgeable personnel and the Manager's ability to cause such personnel to focus their attention to the affairs of the Company rather than the affairs of Imperial Credit and its affiliates. The ability of Imperial Credit and its affiliates to attract and retain such personnel may be affected, in turn, by Imperial Credit's continued financial strength. Finally, the Company is subject to the risk that the Manager will terminate the Management Agreement and that no suitable replacement will be found to manage the Company.

  A FAILURE BY SPB TO COMPLY WITH A CERTAIN MEMORANDUM OF UNDERSTANDING MAY HAVE CERTAIN MATERIAL ADVERSE EFFECTS ON THE COMPANY. A failure by SPB to comply with the requirements set forth in a certain Memorandum of Understanding ("MOU") previously executed and delivered by SPB, the Federal Deposit Insurance Corporation ("FDIC") and the California Department of Corporations (the "DOC") could have a material adverse effect on the performance of the Initial Investments and other assets that the Company acquires from or has serviced by SPB, and on the Company's ability to acquire additional assets from SPB in the future. See "Operating Policies and Objectives--The SPB Memorandum of Understanding."

  THE FAILURE TO DEVELOP A MARKET FOR COMMON STOCK MAY RESULT IN A DECREASE IN ITS MARKET PRICE. Prior to this offering, there has not been a public market for the shares of Common Stock offered hereby. The initial public offering price will be determined by the Company and representatives of the Underwriters. There can be no assurance that the price at which the shares of Common Stock will sell in the public market after the offering will not be lower than the price at which they are sold by the Underwriter. The Common Stock has been approved for listing, subject to official notice of issuance, on the Nasdaq Stock Market. Quotation through The Nasdaq Stock Market does not insure, however, that an active market will develop for the Common Stock.

  INCREASES IN INTEREST RATES MAY AFFECT ADVERSELY THE YIELD OF THE COMMON STOCK. The Company's earnings will be derived primarily from the expected positive spread between the yield on the Company's Real Estate Related Assets and the costs to the Company of its borrowings. This expected positive spread will not necessarily be larger in high interest rate environments than in low interest rate environments. In periods of high interest rates, however, the net income of the Company, and therefore the dividend yield on the Common Stock, may be less attractive compared to alternative investments of equal or lower risk, which could impact adversely the market price of the Common Stock.

  FUTURE OFFERINGS OF CAPITAL STOCK MAY RESULT IN DILUTION OF THE BOOK VALUE OR EARNINGS PER SHARE OF THE OUTSTANDING COMMON STOCK. The Company may increase its capital resources in the future by making additional offerings of its Common Stock, securities convertible into its Common Stock or preferred stock. The actual or perceived effect of such offerings may be the dilution of the book value or earnings per share of the Common Stock outstanding, which may result in the reduction of the market price of the Common Stock.

                       OPERATING POLICIES AND OBJECTIVES

STRATEGY

  The Company intends to invest primarily in Term Loans and CMBS. The Company's MBS Interests are expected to consist primarily of non-investment grade (including subordinated, Sub IO and PO) classes and investment grade IO and Inverse IO classes. The Company also may invest in Real Property, Distressed Mortgage Loans, Construction Loans, Mezzanine Loans and RMBS. The Initial Investments will consist of approximately $104 million (in unpaid principal balance) of Mortgage Loans for which the Company will pay approximately $109 million, and approximately $54 million (in purchase price) of MBS Interests. The Company intends to hold, whenever possible, the Initial Investments and any future investments for a period of time sufficient to avoid owning property characterized as property held "primarily for sale to customers in the ordinary course of trade or business," gain from which would be treated as income from a prohibited transaction that is subject to a 100% penalty tax under the Code. See "Risk Factors--Legal and Tax Risks--Adverse Consequences of Failure to Maintain REIT Status May Include ICCMIC Being Subject to Taxation as a Corporation."

  To create yields commensurate with its investment objectives, the Company intends to borrow funds through the issuance of CMOs in debt securitizations or other borrowing arrangements, pledging its assets (including Mortgage Loans and MBS Interests) as collateral security for its repayment obligations. The Company also, in certain cases, may securitize Mortgage Loans by transferring them to a special purpose trust or corporation which elects to be treated as a REMIC or a financial asset securitization investment trust ("FASIT"). The special purpose entity would issue MBS pass-through Certificates ("Pass-Through Certificates") to the Company, which would sell certain classes and retain certain non-investment grade and IO classes. The Company intends to use the proceeds from securitizations and borrowings to invest in additional Mortgage Loans MBS Interests and other assets and, in turn, to borrow against those newly acquired assets, primarily through additional securitizations. The Company's strategy is to repeat this process to the extent opportunities to use leverage are available and the Manager determines and advises that using leverage is prudent and consistent with maintaining acceptable level of risk until the Company has significantly leveraged its portfolio of Mortgage Loans and MBS Interests. There can be no assurances that the Company will be able to acquire appropriate assets other than the Initial Investments, that the terms or results of the Company's acquisitions will be beneficial to it, or that the Company will achieve its objectives. See "Risk Factors."

  The Company may take advantage of opportunities to originate Construction Loans and Mezzanine Loans as part of its investment strategy. See "--The Company's Assets--Construction Financing and Loans Subject to Prior Liens."

  In addition, the Company may decide to pursue other strategies and other available acquisition opportunities it deems suitable for the Company's portfolio. The Company also may acquire Real Property, including Distressed Real Property.

  Although the Company intends to invest primarily in Term Loans and CMBS, the Company's investment decisions will depend on changing market factors. Thus the Company cannot anticipate with any certainty the percentage of its assets that will be invested in each category of Real Estate Related Assets, except that the Company does not anticipate investing more than 20% of its assets in foreign Real Property and foreign Mortgage Loans. Subject to the Guidelines, and to the acquisition of the Initial Investments, the Company has a great deal of discretion as to the manner in which it may invest its assets, including future borrowings. There can be no assurance that the Company will be successful in its investment strategy.

  The Company will have no predetermined limitations or targets for concentration of property type or geographic location. Instead, the Company plans to make acquisition decisions through asset and collateral analysis, evaluating investment risks and potential rewards on a case-by-case basis. However, because SPB will be the Company's primary source of assets, and a significant portion of SPB's Mortgage Loans are secured by Mortgage Properties in California, the return on an investment in the Common Stock will be dependent on the economy of California. See "Risk Factors--Risks Related to Investments in Mortgage Loans--Geographic Concentration of the Company's Assets in California May Make the Company's Performance Subject to Economic Conditions in California."

  The Company will acquire all of the Initial Investments from Imperial Credit and SPB, and in the future may acquire additional assets from Imperial Credit and its affiliates. SPB has granted the Company a right of first offer on $150 million Mortgage Loans per year typical of those originated by SPB for as long as the Management Agreement is in place. The Company intends to acquire assets, other than the Initial Investments, from various sources unaffiliated with Imperial Credit located throughout the United States, such as savings and loan associations, banks, mortgage bankers, home builders, insurance companies and other mortgage lenders.

  If the Company decides to acquire assets from a prospective seller or other transferor that would realize significant gain on the sale or other disposition of those assets, the Company may, in an attempt to make a transfer of those assets to the Company a more attractive disposition alternative to the prospective transferor, establish a limited partnership (the "Operating Partnership") to which the prospective transferor could contribute those assets. Both the general partner and initial limited partner of the Operating Partnership would be wholly-owned qualified REIT subsidiaries of ICCMIC. In exchange for the contribution of those appreciated assets sought by the Company, the prospective transferor would receive units of ownership in the Operating Partnership as a limited partner therein. Those units would be redeemable for cash or shares of Common Stock of the Company on a "one for one" basis. The number of such units in the Operating Partnership to be issued to the prospective transferor in exchange for its contribution of the assets desired by the Company would be determined by the Manager based on its analysis of the value of those assets (that is, such analysis would be performed in substantially the same manner as if the Company were considering a purchase of those assets for cash).

  The Company currently does not intend to invest in the securities of other issuers for the purpose of exercising control, to issue any series of senior securities, to underwrite securities of other issuers, to offer securities in exchange for property or to repurchase or otherwise reacquire the Common Stock.

  The Company may change its policies in connection with any of the foregoing without the approval of the stockholders.

RELATIONSHIP WITH IMPERIAL CREDIT

  Imperial Credit, a California corporation organized in 1986, is a diversified commercial and consumer finance company engaged, primarily through its subsidiaries and affiliates, in a variety of lending activities. The Company believes that Imperial Credit and its affiliates will prove to be a significant source of assets for the Company. Subsidiaries and other entities in which Imperial Credit holds a significant interest and through which it conducts most of its lending activities include, among others, Southern Pacific Bank ("SPB"), Franchise Mortgage Acceptance Company LLC ("FMAC"), Imperial Business Credit, Inc. ("IBC"), Southern Pacific Funding Corporation ("SPFC") and Auto Marketing Network, Inc. ("AMN").

  Imperial Credit conducts its multifamily and commercial mortgage lending operations through the Income Property Lending Division ("IPLD") of SPB, formed in February 1994 to expand Imperial Credit's multifamily and commercial property lending business. The Initial Investments include approximately
$104 million (in unpaid principal balance) of Mortgage Loans originated by IPLD, and the Company believes that IPLD will continue to be a significant source of Mortgage Loans for the Company. Indeed, the Mortgage Loans to be purchased by the Company pursuant to the right of first offer with SPB will be originated in the IPLD division. The focus of IPLD's lending activities is the small loan market (consisting almost entirely of loans less than $3.0 million) for multifamily and commercial properties. Imperial Credit and its affiliates have engaged in a number of structured finance transactions.

THE SPB MEMORANDUM OF UNDERSTANDING

  The FDIC and the DOC conducted a joint examination of SPB in January 1996. In their reports of examination, the agencies criticized several areas of SPB's policies, operations and procedures, and noted among other things perceived weaknesses in various policies related to lending, investment, audit, security and information systems and violations of certain Federal statutes in connection with certain transactions with affiliates and certain other laws, regulations and statutes. Following that examination, the FDIC, the DOC and SPB entered into a Memorandum of Understanding (the "MOU"), which required SPB to take certain actions to correct the perceived deficiencies. The required actions included specific actions related to (i) hiring and retention of qualified management, (ii) adoption of comprehensive risk management policies, programs and systems to monitor and control risk, (iii) formulation and adoption of a plan to correct certain violations of law, (iv) development of a credit review program and (v) enhancement of information systems and other operational policies. If SPB fails to comply with the MOU, SPB and its affiliates, officers and directors could be subject to various enforcement actions, including cease and desist orders, criminal and civil penalties, removal from office, termination of deposit insurance or the revocation of SPB's charter. Any such enforcement action could have a material adverse effect on SPB, the Initial Investments and other assets that the Company acquires from or has serviced by SPB, and on the Company's ability to acquire additional assets from SPB in the future.

  SPB has represented to the Company that SPB does not believe the MOU has had or will have a material adverse effect on SPB. The Company recently reviewed copies of various correspondence from SPB to the FDIC related to the MOU. That correspondence states that SPB has made significant progress in rectifying many of the deficiencies outlined in the MOU by implementing various operational and other policies and procedures, including the following: (i) the formalization of SPB's account reconciliation process, (ii) the establishment of an oversight committee to review all affiliated transactions and to establish guidelines and procedures relative to affiliate transactions with a focus on regulatory compliance, (iii) the establishment of a problem asset committee to formalize review of SPB's loan portfolio (which committee meets regularly and monitors non-performing assets, reviews and approves actions on "watch list" loans, reviews loan charge-offs and prepares reports for submission to SPB's board of directors), (iv) the establishment of a senior loan committee to monitor the credit approval process, to approve loan credits in accordance with authority limits established by SPB's board of directors and to report to such board of directors, (v) the hiring of a credit review manager and implementation of a Credit Review Program (including a detailed review plan for 1997) that addresses loan evaluation methodology and sets forth criteria to be used for specific portfolio review, examination procedures and methodology for testing the allowance for loans and lease losses, (vi) the establishment of investment, liquidity, interest rate and enhanced quality control and internal audit policies, (vii) the engagement of a nationally-recognized firm of certified public accountants to perform SPB's internal audit function, (viii) the establishment of a compliance committee and hiring of a compliance manager to oversee all compliance activities, (ix) the establishment and designation of an Executive Committee to have primary responsibility for overseeing risk management functions of SPB, (x) the hiring of a systems administrator, (xi) the implementation of policies and procedures to enhance systems security and administration, (xii) the implementation of a Disaster Recovery Plan and (xiii) the hiring of a chief appraiser to revise and implement appraisal policies and procedures. The Company does not believe that the MOU will have a material adverse effect on the Company or its ability to procure Mortgage Loans from SPB. Moreover, the Company understands that the FDIC and the DOC recently conducted their annual examination of SPB and have reported to SPB that it has made significant progress in these areas.

  Approximately 95% of the Initial Mortgage Loans were originated after the FDIC, the DOC and SPB entered into the MOU. The following table illustrates the years of origination of the Initial Mortgage Loans.

              YEARS OF ORIGINATION OF THE INITIAL MORTGAGE LOANS

                                                PERCENT BY                         PERCENT BY
                                    AGGREGATE    AGGREGATE      AGGREGATE          AGGREGATE
                         NUMBER OF  PRINCIPAL    PRINCIPAL      PRINCIPAL          PRINCIPAL
                         MORTGAGE   BALANCE AT  BALANCE AT    BALANCE AS OF      BALANCE AS OF
  YEAR OF ORIGINATION      LOANS   ORIGINATION  ORIGINATION SEPTEMBER 30, 1997 SEPTEMBER 30, 1997
  -------------------    --------- ------------ ----------- ------------------ ------------------
1995....................      7    $  3,112,196     2.97%      $  2,996,533            2.87%
1996....................      7       2,025,000     1.93          1,986,289            1.90
1997....................    256      99,667,701    95.10         99,362,942           95.22
                            ---    ------------   ------       ------------          ------
                            270    $104,804,897   100.00%      $104,345,764          100.00%
                            ===    ============   ======       ============          ======

PURCHASE OF INITIAL INVESTMENTS AND RIGHT OF FIRST OFFER FOR ADDITIONAL INVESTMENTS

  The Company intends to purchase the Initial Investments from Imperial Credit and SPB at the Closing for an aggregate purchase price of approximately $163 million (approximately 47% of the net proceeds of the Offering) plus accrued interest. See "Initial Investments." Imperial Credit and SPB will realize a book gain as a result of this sale, subject to the terms of the definitive agreement to purchase the Initial Investments, satisfaction of the GAAP sale criteria and consummation of the transaction. The Independent Directors have approved the purchase of the Initial Investments and have authorized the officers of the Company to negotiate the final terms of the purchase.

  The Initial Mortgage Loans to be acquired at Closing consist of approximately $104 million in unpaid principal balance of Term Loans originated or acquired by SPB. The MBS Interests to be acquired at Closing are interests in CMBS backed by Term Loans originated or acquired by SPB. These MBS Interests include various classes issued pursuant to the J. P. Morgan Commercial Mortgage Finance Corp., Commercial Mortgage Pass-Through Certificates, Series 1997-SPTL-C1 transaction, which closed on June 27, 1997, and the Southern Pacific Thrift & Loan Association, Commercial Mortgage Pass-Through Certificates, Series 1996-C1 transaction, which closed on September 30, 1996.

THE COMPANY'S GUIDELINES

  GENERAL. The following is a summary of the guidelines setting forth the general parameters for the Company's investments, borrowings and operations (the "Guidelines"). See also "--The Company's Assets." The Guidelines have been approved by the Board of Directors (including a majority of the Independent Directors) and may be changed by the Board of Directors without a vote of the stockholders. The Manager is empowered to make the day-to-day investment decisions of the Company based on the Guidelines. Such investment decisions will include decisions to issue commitments on behalf of the Company to purchase Mortgage Loans, MBS Interests and other assets meeting the investment criteria of the Company. The Independent Directors will review all transactions of the Company on a quarterly basis to insure compliance with the Guidelines. The Independent Directors are likely to rely substantially on information and analysis provided by the Manager to evaluate the Company's Guidelines, compliance therewith and other matters relating to the Company's investments.

  The Company intends to invest primarily in Real Estate Related Assets with a view to maximizing income for distribution to stockholders, consistent with levels of risk that are perceived by the Company to be acceptable. Pending investment of its funds in longer term investments as provided for in the Guidelines, the Company intends to invest those funds in readily marketable securities or interest-bearing deposit accounts, consistent in each case with maintaining the Company's status as a REIT. The Company is permitted to take an opportunistic approach to its investments, and may acquire any of the types of assets described in the Guidelines if the Company and the Manager determine that to do so would be in the Company's best interests.

  The Company, in consultation with the Manager, may establish underwriting criteria for evaluating potential investments and, if such underwriting criteria are established, the Company, in consultation with the Manager, may modify such underwriting criteria at any time and from time to time. The Company's policy generally is to offer a price for each asset that it contemplates acquiring not greater than the price that the Manager estimates to be sufficient to generate an acceptable risk-adjusted return to the Company from the acquisition of that asset.

  PURCHASE FROM IMPERIAL CREDIT AND ITS AFFILIATES. The price at which the Company will purchase Mortgage Loans and other assets from Imperial Credit and its affiliates, including SPB, will be determined in accordance with the Guidelines, as amended from time to time. A majority of the Independent Directors have approved the purchase of the Initial Investments and have authorized certain of the officers of the Company to negotiate the final terms of the purchase. In the future, the Manager will determine fair transfer prices for the Company's acquisitions of assets from Imperial Credit and its affiliates based on the Guidelines approved by the Independent Directors. The Independent Directors will review those transactions on a quarterly basis to insure compliance with the Guidelines.

  In deciding whether to approve an acquisition of any assets, including acquisitions of Mortgage Loans, MBS Interests and other assets from Imperial Credit or its affiliates, the Manager may consider such information as it deems appropriate to determine whether the acquisition is consistent with the Guidelines, such as whether the price is fair and the investment otherwise is suitable and in the best interests of the Company. In addition, the Manager may consider, among other factors, whether the acquisition of that asset will enhance the Company's ability to achieve or exceed the Company's risk adjusted target rate of return, if any, established for the relevant time period by the Board, whether the asset otherwise is well-suited for the Company and whether the Company financially is able to take advantage of the investment opportunity presented thereby. There is no geographic limitation or requirement of geographic diversification (either as to size, jurisdictional boundary, zip code or other geographic measure) as to the properties that secure repayment of the Mortgage Loans or underlying the MBS Interests contemplated to be acquired by the Company; the only limitations as to the type of assets that the Company may acquire and the characteristics thereof being limitations either (i) imposed by law, (ii) set forth in the Guidelines or (iii) with which the Company must comply as a condition of maintaining both its status as a REIT and its exemption from regulation under the Investment Company Act. In approving the acquisition of a Mortgage Loan or MBS Interest from Imperial Credit or its affiliates in the future, the Manager may consider data such as that presented in the tables contained in "Initial Investments."

  When possible, the price that the Company will pay for Mortgage Loans, MBS Interests and other assets acquired from Imperial Credit or its affiliates will be determined by reference to the prices most recently paid to Imperial Credit or its affiliates for similar assets, adjusted for differences in the terms of such transactions and for changes in market conditions between the dates of the relevant transactions. If no previous sales of similar assets have occurred, the Company will attempt to determine a market price for the asset by an alternative method, such as obtaining a broker's price opinion or an appraisal, if it can do so at a reasonable cost. Investors should understand, however, that such determinations are estimates and are not bona fide third party offers to buy or sell. Investors should carefully and independently consider the information set forth under "Initial Investments" and "Yield Considerations Related to the Initial MBS Interests," including the assumptions and scenarios described therein.

  It is the intention of the Company that the agreements and transactions, including the sale of pools of Mortgage Loans, MBS Interests and Real Property, between the Company on the one hand and Imperial Credit, SPB and their affiliates on the other hand are fair to both parties. However, there can be no assurance that each of such agreements and transactions will be on terms at least as favorable to the Company as it could have obtained from unaffiliated third parties.

  The Company anticipates that the price it pays for assets acquired from Imperial Credit or its affiliates, in certain cases, may be lower than the price that a third party would pay for those assets if economic benefits would inure to Imperial Credit and its affiliates by selling to the Company, rather than a third party. For example, Imperial Credit and its affiliates generally would not incur any broker's fees in connection with a sale of Mortgage Loans and MBS Interests to the Company. In addition, if Imperial Credit and its affiliates engage in repetitive sales of assets to the Company, the purchase and sale agreement used in the successive transactions is likely to contain standard terms and conditions that previously will have been negotiated by the parties, resulting in reduced legal costs.

  Imperial Credit and its affiliates, including SPB, expect to continue to originate Mortgage Loans and MBS Interests. SPB will enter into an agreement granting to the Company, for as long as the Management Agreement with the Manager remains in effect, a right of first offer to purchase, in addition to the Initial Investments, not less than $150 million annually of multifamily and commercial Mortgage Loans typical of those originated by SPB. Although not contractually committed to do so, the Company presently intends to purchase the Mortgage Loans offered to it pursuant to the foregoing right of first offer, subject to compliance with the Guidelines and the Company's underwriting criteria as established and modified from time to time.

  The Company expects to maintain a relationship with Imperial Credit and SPB in which the Company will be a ready, willing and able purchaser of not only Mortgage Loans, but also other assets, that may be offered from time to time by Imperial Credit and SPB. Although no binding commitment will exist on the part of Imperial Credit, SPB or the Company regarding the sale and purchase of such other assets, the Company expects to be able to purchase such other assets from Imperial Credit and SPB on terms and at prices that will be fair to both parties and that meet the Company's investment criteria. See "Management of Operations--Certain Relationships; Conflicts of Interests." If an asset that otherwise meets all of the Company's criteria for asset acquisition is being offered to the Company by Imperial Credit or one of its affiliates at a price that is greater, or on terms that are less favorable, than would be available from third parties for similar assets in bona fide arms' length transactions, the Manager would be expected to recommend that the Company decline to acquire that asset at the quoted price and terms, notwithstanding the relationship among the Company, Imperial Credit and its affiliates.

THE COMPANY'S ASSETS

  The discussion below describes the principal categories of assets that the Company intends to acquire.

  MORTGAGE LOANS FOR SECURITIZATION. The Company intends to acquire multifamily and commercial Mortgage Loans (primarily Term Loans), to transfer such Mortgage Loans to Imperial Credit Commercial Mortgage Securitization Corp. ("ICCMSC"), a newly-formed special purpose qualified REIT subsidiary, and to have ICCMSC (or a special purpose trust or corporation formed by ICCMSC) issue CMOs secured by such Mortgage Loans or to otherwise borrow against those Mortgage Loans. If the Company issues CMOs, the Company would retain the equity ownership interest in the Mortgage Loans, subject to the CMO debt, thereby creating the economic equivalent of a subordinated MBS Interest.

  Losses on the Company's Mortgage Loans will depend upon a number of factors, many of which will be beyond the control of the Company or the applicable servicer. Among other things, the default frequency on the Mortgage Loans will reflect broad conditions in the economy generally and Real Property particularly, economic conditions in the local area in which the underlying Mortgaged Property is located, the loan-to-value ratio of the Mortgage Loans, the purposes for which the borrowers undertook the Mortgage Loans, and the debt service coverage ratio. The loss severity on the Mortgage Loans will depend upon many of the same factors described above, and will also be influenced by the servicer's ability to foreclose on defaulted Mortgage Loans and, if it is the successful bidder at the foreclosure sale, to sell the underlying Mortgaged Property. For a discussion of certain legal issues affecting the servicer's ability to foreclose on a Mortgage Loan, and the legal impediments to the sale of the underlying Mortgaged Property, see "Certain Legal Aspects of Mortgage Loans and Real Property

Investments." These legal issues may extend the time of foreclosure proceedings or may require the expenditure of additional sums to sell the underlying Mortgaged Property, in either case increasing the amount of loss with respect to the relevant Mortgage Loans.

  The Company intends to acquire a majority of its Mortgage Loans, other than those included within the Initial Investments (the "Initial Mortgage Loans"), and other Real Estate Related Assets from various sources unaffiliated with Imperial Credit located throughout the United States. The Company may acquire Mortgage Loans directly from originators and entities holding Mortgage Loans originated by others. While the Company has no present intent to originate Mortgage Loans, the Company retains the flexibility to originate Mortgage Loans in the future. The Board of Directors has not established any limits upon the geographic concentration or credit quality of the Mortgage Loans to be acquired by the Company.

  Certain of the Mortgage Loans acquired by the Company within a short time after the origination of such Mortgage Loans may be affected by below market "teaser" interest rates. The "teaser" interest rates generally are to increase to the fully indexed rates within 24 months after the origination of such Mortgage Loans. See "Initial Investments."

  The Company may acquire Mortgage Loans from failed savings and loan associations or banks through United States government agencies. These institutions and agencies might not provide representations against fraud and misrepresentation, or meaningful recourse if the representations provided should prove to be false. The Company may acquire third party insurance to the extent that it is available for such risks. Accordingly, the Company will be subject to a greater risk of loss on obligations purchased from these institutions. If the Company does not choose, or is unable, to acquire such insurance, the risk of loss will be greater and the Company will be relying solely on the value of the collateral underlying the Mortgage Loan.

  In considering whether to acquire a pool of Mortgage Loans other than the Initial Mortgage Loans, the Company's policy is to request that the Manager perform certain due diligence tasks on behalf of the Company that reasonably may be expected to provide relevant and material information as to the value of the Mortgage Loans within that pool and whether the Company should acquire that pool.

  The Company's policy is to acquire Mortgage Loans only at prices that are fair to the Company and that meet the Company's investment criteria. In determining the price of a Mortgage Loan, the Company may request that the Manager review and analyze a number of factors. These factors include market conditions (market interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors). They also include the yield to maturity of the Mortgage Loan, the liquidity of the Mortgage Loan, the limitations on the obligations of the seller with respect to the Mortgage Loan, the rate and timing of payments to be made with respect to the Mortgage Loan, the Mortgaged Property underlying the Mortgage Loan, the risk of adverse fluctuations in the market values of that Mortgaged Property as a result of economic events or governmental regulations, the historical performance and other attributes of the property manager responsible for managing that Mortgaged Property, relevant laws limiting actions that may be taken with respect to loans secured by Real Property and limitations on recourse against the obligors following realization on the collateral through various means, risks of timing with respect to Mortgage Loan prepayments, risks associated with geographic concentration of underlying assets constituting the Mortgaged Property for the relevant Mortgage Loan, environmental risks, pending and threatened litigation, junior liens and other issues relating to title, a prior history of defaults by affiliated parties on similar and dissimilar obligations, and other factors. In determining whether to recommend the approval of the acquisition of a Mortgage Loan, the Manager may be instructed to consider data such as that presented in the tables contained in "Initial Investments."

  DISTRESSED MORTGAGE LOANS. The Company may acquire Nonperforming or Subperforming Mortgage Loans secured by multifamily and commercial properties. In general, the Company expects to foreclose on such Mortgage Loans in an attempt to acquire title to the underlying Distressed Real Properties. See "Certain Legal Aspects of Mortgage Loans and Real Property Investments" and "Federal Income Tax Considerations--Requirements for Qualification--Income Tests." If the Company acquires pools of Distressed Mortgage Loans

(or pools of Mortgage Loans that are primarily Distressed Mortgage Loans), the Company's policy is that the due diligence to be performed before acquiring such Distressed Mortgage Loans or pools is to be substantially similar to the due diligence process described above in connection with the acquisition of performing Term Loans and the due diligence process described below to be performed in connection with the acquisition of Distressed Real Properties.

  CONSTRUCTION FINANCING AND LOANS SUBJECT TO PRIOR LIENS. The Company may invest in or provide Contruction Loans. The Company will be permitted to make a Construction Loan of up to 90% of total project costs if the Construction Loan is secured by a first lien mortgage, deed of trust or deed to secure debt, as collateral security for the borrower's obligations with respect to the Construction Loan. In addition, the Company may invest in or provide Mezzanine Loans to owners of Real Properties that are encumbered by first lien mortgages, deeds of trust or deeds to secure debt, but only if the Company's Mezzanine Loans are to be secured by junior liens on the subject properties. The policy of the Company is that, at the time of origination of a Mezzanine Loan, the value of the subject property should not exceed the sum of the outstanding balances of the debt secured by the first lien and the maximum amount contemplated to be advanced by the Company under the Mezzanine Loan. With respect to both Construction Loans and Mezzanine Loans, the Company may receive not only a stated fixed or variable interest rate on the loan, but also a percentage of gross revenues or a percentage of the increase in the fair market value of the property securing repayment of that Construction Loan or Mezzanine Loan, payable upon maturity or refinancing of the applicable Construction Loan or Mezzanine Loan.

  MBS INTERESTS. The Company intends to acquire MBS Interests, primarily non-investment grade classes, from various sources. MBS typically are divided into two or more interests, sometimes called "tranches" or "classes." The senior classes are often securities which, if rated, would have ratings ranging from low investment grade "BBB" to higher investment grades "A," "AA" or "AAA." The junior, subordinated classes typically would include one or more non-investment grade classes which, if rated, would have ratings below investment grade "BBB." Such subordinated classes also typically include an unrated higher-yielding, credit support class (which generally is required to absorb the first losses on the underlying mortgage loans).

  MBS generally are issued either as CMOs or Pass-Through Certificates. "CMOs" are debt obligations of special purpose corporations, owner trusts or other special purpose entities secured by commercial mortgage loans or MBS. Pass-Through Certificates evidence interests in trusts, the primary assets of which are mortgage loans. CMO Bonds and Pass-Through Certificates may be issued or sponsored by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage bankers, commercial banks, investment banks and other entities. MBS are not guaranteed by an entity having the credit status of a governmental agency or instrumentality and generally are structured with one or more of the types of credit enhancement described below. In addition, MBS may be illiquid. See "Risk Factors--Risks Related to Investments in MBS Interests--Subordinated MBS Interests are Subject to Greater Credit Risks than More Senior Classes."

  In most mortgage loan securitizations, a series of MBS Interests is issued in multiple classes in order to obtain investment-grade credit ratings for the senior classes and thus increase their marketability. Each class of MBS may be issued with a specific fixed or variable coupon rate and has a stated maturity or final scheduled distribution date. Principal prepayments on the mortgage loans comprising the Mortgage Collateral may cause the MBS to be retired substantially earlier than their stated maturities or final scheduled distribution dates, although, with respect to commercial mortgage loans, there generally are penalties for or limitations on the ability of the borrower to prepay the loan. Interest is paid or accrued on MBS on a periodic basis, typically monthly.

  The credit quality of MBS depends on the credit quality of the underlying Mortgage Collateral. Among the factors determining the credit quality of the Mortgage Collateral will be the ratio of the mortgage loan balances to the value of the properties securing the mortgage loans, the purpose of the mortgage loans (e.g., refinancing or new purchase), the amount of the mortgage loans, their terms, the geographic diversification of the location of the properties securing the mortgage loans, and, in the case of commercial mortgage loans, the credit-worthiness of tenants.

  The principal of and interest on the underlying mortgage loans may be allocated among the several classes of a MBS in many ways, and the credit quality of a particular class results primarily from the order and timing of the receipt of cash flow generated from the underlying mortgage loans. Subordinated interests in MBS carry significant credit risks. Typically, in a "senior-subordinated" structure, the subordinated interests provide credit protection to the senior classes by absorbing losses from loan defaults or foreclosures before such losses are allocated to senior classes. As long as the more senior classes of securities are outstanding, all prepayments on the mortgage loans generally are paid to those senior classes, at least until the end of a lock-out period, which typically is five years or more. In some instances, particularly with respect to subordinated interests in commercial mortgage securitizations, the holders of subordinated interests are not entitled to receive scheduled payments of principal until the more senior classes are paid in full or until the end of a lock-out period. Because of this structuring of the cash flows from the underlying mortgage loans, subordinated interests in a typical securitization are subject to a substantially greater risk of non-payment than are those more senior classes. Accordingly, the subordinated interests are assigned lower credit ratings, or no ratings at all. Neither the subordinated interests nor the underlying mortgage loans are guaranteed by agencies or instrumentalities of the U.S. government or by other governmental entities and accordingly are subject, among other things, to credit risks. See "Risk Factors--Risks Related to Investments in MBS Interests--Credit Risks from Ownership of Subordinated MBS Interests are Subject to Greater Credit Risks than More Senior Classes."

  As a result of the typical "senior-subordinated" structure, the subordinated classes of MBS Interests will be extremely sensitive to losses on the underlying mortgage loans. For example, if the Company owns a $10 million first loss subordinated class of MBS consisting of $100 million of underlying mortgage loans, a 7% loss on the underlying mortgage loans generally will result in a 70% loss of the stated principal amount of the subordinated interest. Accordingly, the holder of the subordinated interest is particularly interested in minimizing the loss frequency (the percentage of the loan balances that default over the life of the Mortgage Collateral) and the loss severity (the amount of loss on defaulted mortgage loans, i.e., the principal amount of the mortgage loan unrecovered after applying any recovery to the expenses of foreclosure and accrued interest) on the underlying mortgage loans.

  Losses on the Mortgage Collateral underlying the Company's MBS Interests will depend upon a number of factors, many of which will be beyond the control of the Company or the applicable servicer. Among other things, the default frequency on the Mortgage Collateral will reflect broad conditions in the economy generally and Real Property particularly, economic conditions in the local area in which the underlying Mortgaged Property is located, the loan-to-value ratio of the Mortgage Loan, the purpose of the loan, and the debt service coverage ratio (with respect to commercial Mortgage Loans). The loss severity on the Mortgage Collateral will depend upon many of the same factors described above, and will also be influenced by certain legal aspects of mortgage loans that underlie the MBS Interests acquired by the Company, including the servicer's ability to foreclose on the defaulted Mortgage Loan and sell the underlying Mortgaged Property. For a discussion of certain legal issues affecting mortgage loans and the servicer's ability to foreclose on a Mortgage Loan, and the legal impediments to the sale of the underlying Mortgaged Property, see "Certain Legal Aspects of Mortgage Loans and Real Property Investments." These legal issues may extend the time of foreclosure proceedings or may require the expenditure of additional sums to sell the underlying Mortgaged Property, in either case increasing the amount of loss with respect to the Mortgage Loans.

  The Company may invest in IOs, which are entitled to no (or only nominal) payments of principal, but only to payments of interest. The holder of an IO may be entitled to receive a stated rate of interest on a notional principal balance equal to all or a portion of the principal balance of the Mortgage Collateral, or that portion of the interest received that is in excess of a certain stated rate or received by one or more classes of that MBS (for example, where the Mortgage Collateral, or portion thereof, carries an 8.5% interest rate after servicing costs, and the holders of the other classes are entitled to receive 8.0% interest, leaving 0.5% on the notional principal balance for the holder of the IO). Alternatively, the holder of an IO may be entitled to a variable rate of interest on a nominal principal balance that adjusts based upon adjustment in the interest rate of the underlying Mortgage Collateral.

  Because IOs often pay at a relatively small rate of interest on a large notional principal balance, an accelerated reduction of that principal balance will have an adverse effect on the anticipated yield to maturity of such IO. Accordingly, if the underlying Mortgage Collateral prepays (including prepayments as a result of default and repurchases by the seller) at a rate faster than anticipated, the weighted average life of the IO will be reduced, and the yield to maturity adversely affected. Conversely, if the underlying Mortgage Collateral prepays at a rate slower than anticipated, the weighted average life of the IO will be extended, with the consequent positive effect on the anticipated yield to maturity.

  The Company may invest in Inverse IOs, which bear interest at a floating rate that varies inversely with (and often at a multiple of) changes in a specified index. The yield to maturity of a class of Inverse IOs is not only very sensitive to the rate of prepayments on the underlying Mortgage Collateral, but also changes in the related index.

  The Company may acquire subordinated IOs, known as Sub IOs, which are entitled to no payments of principal; moreover, interest on a Sub IO often is withheld in a reserve fund or spread account and is used to fund required payments of principal and interest on the more senior classes. Once the balance in the reserve fund or spread account reaches a certain level, interest on the Sub IO is paid to the holders of the Sub IO. Sub IOs provide credit support to the more senior classes, and thus bear substantial credit risks. Moreover, because a Sub IO receives only interest payments, its yield is extremely sensitive to changes in the weighted average life of the class, which in turn is dictated by the rate of prepayments (including those resulting from default) on the underlying loans. See "Risk Factors--Risks Related to Investments in MBS Interests--Yields on Subordinated MBS Interests, IOs and POs May Be Affected Adversely By Interest Rate Changes." Some Sub IOs are designated as REMIC Residual Interests. Such a Sub IO typically generates Excess Inclusion or other forms of phantom income. See "Federal Income Tax Considerations--Requirements for Qualification--Income Tests" and "-- Distribution Requirements."

  In considering whether to acquire an MBS Interest, the Company's policy is to determine, in consultation with the Manager, the scope of review to be performed before the Company acquires that MBS Interest, which review will be designed to provide to the Company such information regarding that MBS Interest as the Company and Manager determine to be relevant and material to the Company's decision regarding the acquisition of that MBS Interest. With respect to MBS Interests acquired subsequent to the Company's acquisition of the Initial Investments, the Company's policy generally is to request that the Manager perform due diligence substantially similar to that described above in connection with the acquisition of performing Term Loans. The due diligence may include an analysis of (i) the underlying collateral pool, (ii) the prepayment and default history of the originator's prior loans, (iii) cash flow analyses under various prepayment and interest rate scenarios (including sensitivity analyses) and (iv) an analysis of various default scenarios. The Company also may request that the Manager determine and advise the Company as to the price at which the Manager would recommend acquisition of the MBS Interest by the Company, and the Manager's reasons for such advice. See "Yield Considerations Related to the Company's Investments" and "Risk Factors--Risks Related to Investments in MBS Interests--Yields on Subordinated MBS Interests, IOs and POs May Be Affected Adversely By Interest Rate Changes." However, which of these characteristics (if any) are important and how important each characteristic may be to the evaluation of a particular MBS Interest depends on the individual circumstances. Because there are so many characteristics to consider, each MBS Interest must be analyzed individually, taking into consideration both objective data as well as subjective analysis.

  The Company may acquire Special Servicing rights with respect to certain of the Mortgage Collateral underlying MBS Interests acquired by the Company. Such Special Servicing rights would give the Company, among other things, some control over the timing of foreclosures on the Mortgage Collateral and, thus, may enable the Company to reduce losses on such MBS Interests. No assurances can be made, however, that the Company will be able to acquire such Special Servicing rights or that losses will not exceed the Company's expectations. Although the Company's strategy is to acquire various classes of MBS Interests at a price intended to return the Company's investment and generate a profit thereon, there can be no assurance that such goal will be met or, indeed, that the Company's investment in those classes of MBS Interests will be returned in full or at all. See "Risk Factors--Risks Related to Investments in MBS Interests" and "--Economic and Business Risks."

  If the Company acquires Special Servicing rights, the Company will subcontract with an entity in the business of providing special servicing on commercial and multifamily mortgage loans and rated above average or better as a special servicer by Standard & Poors Ratings Services, Fitch Investors Service, L.P., Duff & Phelps Credit Rating Co. or Moody's Investors Service to perform the special servicing functions. One such special servicer is Midland Loan Services, L.P., which is the special servicer of the Mortgage Collateral underlying the Initial MBS Investments. The Company may benefit in certain cases from the ability to direct certain of the Special Servicing activities, but does not expect to benefit in a material way from receipt of material amounts of Special Servicing fees. See "Servicing of Mortgage Loans--Special Servicing."

  Many of the MBS Interests to be acquired by the Company will not have been registered under the Securities Act, but instead initially will have been sold in private placements. Because MBS Interests acquired in private placements have not been registered under the Securities Act, they will be subject to certain restrictions on resale and, accordingly, will have substantially more limited marketability and liquidity.

  Many issuers of multi-class MBS are special purpose trusts or corporations, which elect to be treated, for federal income tax purposes, as REMICs. The Company may acquire not only MBS Interests that are treated as regular interests in REMICs, but also those that are designated as REMIC Residual Interests. The Company also may acquire Non-REMIC Residual Interests. Regular interests in a REMIC are treated as debt for tax purposes. Unlike regular interests in REMICs, REMIC Residual Interests typically generate Excess Inclusion or other forms of taxable income (including the accretion of market discount) that bear no relationship to the actual economic income that is generated by a REMIC. Non-REMIC Residual Interests also typically generate taxable income in excess of cash receipts. Consequently, if an MBS Interest that is designated as a REMIC or Non-REMIC Residual Interest generates a significant amount of phantom income in any taxable year, the Company could be required to borrow funds, to issue capital stock or to liquidate assets in order to meet the REIT distribution requirement for such taxable year.

  Subordinated MBS Interests generally are issued at a significant discount to their outstanding principal balance, which gives rise to OID for federal income tax purposes. The Company will be required to accrue the OID as taxable income over the life of the related subordinated MBS Interest on a level-yield method whether or not the Company receives the related cash flow. The OID income attributable to a subordinated MBS Interest generally will increase the Company's REIT distribution requirement in the early years of the Company's ownership of the MBS Interest even though the Company may not receive the related cash flow from the MBS Interest until a later taxable year. As a result, the Company could be required to borrow funds, to issue capital stock or to liquidate assets in order to satisfy the REIT distribution requirement for any taxable year. See "Risk Factors--Legal and Tax Risks." There can be no assurance that the Company's strategy for investing in subordinated MBS Interests will be successful.

  In addition, because the payment of interest on certain subordinated MBS Interests (including particularly Sub IOs) will be subordinated to the payment of interest on the senior classes of such series of MBS, even if the subordinated MBS Interest does not have OID, the Company may recognize interest income on the MBS Interests without the receipt of cash. As a result, the Company could be required to borrow funds, issue capital stock or to liquidate assets in order to satisfy the REIT distribution requirement for any taxable year.

  COMMERCIAL MORTGAGE-BACKED SECURITIES. It is expected that many of the MBS Interests acquired by the Company will be interests in CMBS. The Mortgage Collateral supporting CMBS may be pools of whole loans or other MBS, or both. Of the interests in CMBS that the Company acquires, most will be subordinated or IO classes of MBS Interests, but the Company also may acquire more senior classes or combined classes of first-loss and more senior CMBS.

  Unlike RMBS, which typically are collateralized by thousands of single family mortgage loans, CMBS are collateralized generally by a more limited number of commercial or multifamily mortgage loans with larger principal balances than those of single family mortgage loans. As a result, a loss on a single mortgage loan underlying a CMBS will have a greater negative effect on the yield of such CMBS, especially the subordinated MBS Interests in such CMBS.

  With respect to CMBS, the Company will use sampling and other appropriate analytical techniques to determine on a loan-by-loan basis which loans will undergo a full-scope review and which loans will undergo a more streamlined review process. Although the choice is a subjective one, considerations that influence the choice for scope of review often include loan size, debt service coverage ratio, loan to value ratio, loan maturity, lease rollover, property type and geographic location. A full-scope review may include, among other factors, a property site inspection, tenant-by-tenant rent roll analysis, review of historical income and expenses for each property securing the loan, a review of major leases for each property (if available); recent appraisals (if available), engineering and environmental reports (if available), and the price paid for similar CMBS by unrelated third parties in arms' length purchases and sales (if available) or a review of broker price opinions (if the price paid by a bona fide third party for similar CMBS is not available and such price opinions are available). For those loans that are selected for the more streamlined review process, the Manager's evaluation may include a review of the property operating statements, summary loan level data, third party reports, and a review of prices paid for similar CMBS by bona fide third parties or broker price opinions, each as available. If the Manager's review of such information does not reveal any unusual or unexpected characteristics or factors, no further due diligence is performed.

  The Company believes that there will be opportunities to invest in MBS Interests in CMBS. Increasingly, owners of commercial mortgage loans are choosing to securitize their portfolios. However, no assurances can be made that appropriate opportunities for investment in CMBS will continue to be available.

  RESIDENTIAL MORTGAGE-BACKED SECURITIES. The Company may acquire MBS Interests in RMBS collateralized by "non-conforming" mortgage loans, that is, one- to four-family mortgage loans that do not qualify for sale to FHLMC or FNMA. Although the RMBS market has matured, the Company believes that acquisition opportunities continue to be available in MBS Interests in RMBS. The Company will seek, among other things, to manage the credit risks associated with making this type of investment through certain credit underwriting procedures (that is, a review of the expected economic performance of, and risks associated with, such interests).

  MULTIFAMILY AND COMMERCIAL REAL PROPERTIES. The Company believes that under appropriate circumstances the acquisition of multifamily and commercial Real Properties, including REO Properties and other Distressed Real Properties, may offer significant opportunities to the Company. The Company's policy will be to conduct an investigation and evaluation of the Real Properties in a portfolio of Real Properties before purchasing such a portfolio. Prior to purchasing Real Estate Related Assets, the Manager generally will identify and contact real estate brokers and/or appraisers in the relevant market areas to obtain rent and sale comparables for the assets in a portfolio contemplated to be acquired. This information will be used to supplement due diligence that will be performed by the Manager's employees.

  The Company's policy is to conduct an investigation and evaluation of the properties in a portfolio of Real Properties before acquiring such a portfolio. Prior to acquiring such a portfolio, the Company's policy generally is to request that the Manager identify and contact real estate brokers and appraisers in the market area of the Real Properties within the portfolio to obtain information regarding rental rates and sale prices of comparable real property. The Company's policy is to determine, in consultation with the Manager, whether to obtain a Phase I environmental assessment (or, if available to the Company or the Manager, to request that the Manager review a previously obtained Phase I environmental assessment) for each Real Property, certain Real Properties, or none of the Real Properties within the portfolio prior to its acquisition by the Company. The policy of the Company is to use the information contained in such comparables and environmental assessments to supplement the due diligence that is to be performed by the Manager with respect to that portfolio.

  The Company's policy generally is to request that the Manager include within its due diligence review and analysis of those Real Properties contemplated to be acquired by the Company a review of market studies for each geographic market designated by the Company in which the Real Properties within a portfolio are concentrated. The Company may request that such studies include area economic data, employment trends, absorption rates and market rental rates. The Company's policy is that such due diligence analyses generally also include (i) site inspections of the most significant properties in a portfolio of Real Properties (and, if the Company determines that such a review will be cost-effective, a random sampling of the less significant properties), and
(ii) a review of all property files and documentation that are made available to the Company or the Manager. The Company generally will require that such reviews include, to the extent possible, examinations of available legal documents, litigation files, correspondence, title reports, operating statements, appraisals and engineering and environmental reports.

  The Company's policy is that the process of determining the fair market value of a Real Property is to utilize those procedures that the Company and the Manager deem relevant for the specific Real Property being evaluated, which procedures need not be the same for each Real Property being evaluated. Sources of information that may be examined in determining the fair market value of a Real Property may include one or more of the following: (a) current and historical operating statements; (b) existing or new appraisals; (c) sales comparables; (d) industry statistics and reports regarding operating expenses, such as those compiled by the Institute of Real Estate Management and the Building Owners and Managers Association; (e) existing leases and market rates for comparable leases; (f) deferred maintenance observed during site inspections or described in structural and engineering reports; and (g) correspondence and other documents and memoranda found in the files of the seller of that Real Property or other relevant parties.

  The Manager is expected to develop projections of net operating income and cash flows taking into account lease rollovers, tenant improvement costs and leasing commissions. The Manager will compare its estimates of revenue and expenses to historical operating statements and estimates provided in appraisals and general industry and regional statistics. Market capitalization rates and discount rates are then applied to the cash flow projections to estimate values. These values are then compared to available appraisals and market sale comparables to determine recommended bid prices for each asset. The amount offered by the Company generally will take into account projected holding periods, capital costs and projected profit expectations, and will be the price that the Manager estimates is sufficient to generate an acceptable risk-adjusted return on the Company's investment.

  After the Company acquires Distressed Real Property, the Company's goal will be to improve management of that Real Property so as to increase its cash flow. If cash flows can be increased and the net operating income stabilized, the Company may seek an opportunity to sell the Real Property. The length of time the Company will hold Distressed Real Properties may vary considerably from asset to asset, and will be based on the Manager's analysis and conclusions as to the best time to sell some or all of them.

  If the Company is offered the opportunity to acquire Real Property that is likely to be held for fewer than four years, the Company intends to establish a taxable corporation in which the Company or, if it has been formed, the Operating Partnership will hold a 95% non-voting ownership interest to make the acquisition. Such a corporation will not be eligible for taxation as a qualified REIT subsidiary, and any profits that it earns on its activities will be subject to federal corporate income tax before they are distributable to the Company. If the Company acquires Real Property with the intent to hold it for more than four years, but an opportunity arises to sell the property sooner, the Company will consider certain strategies, such as a like-kind exchange, to reduce any negative tax consequences relating to the sale. Income from such sale will be nonqualifying income for purposes of the 30% gross income test. See "Federal Income Tax Considerations--Requirements for Qualification--Income Tests."

  Although the Company believes that a permanent market for the acquisition of Distressed Real Property has emerged in recent years within the private sector, there can be no assurance that the Company will be able to acquire the desired amount and type of Distressed Real Property in future periods or that there will not be significant inter-period variations in the amount of such acquisitions. See "Risk Factors--Risks Related to

Investments in Mortgage Loans--Volatility of Values of Mortgaged Properties May Affect Adversely the Company's Mortgage Loans." Moreover, there can be no assurance that the Company will be effective in making any asset acquired more valuable than the price paid to acquire it. See "Risk Factors."

  FOREIGN REAL PROPERTIES. In addition to acquiring Distressed Real Properties, the Company may acquire or originate Mortgage Loans secured by Real Property located outside the United States or acquire such Real Property, but the Company does not intend to invest more than 20% of its portfolio in foreign Real Property and Mortgage Loans secured by foreign Real Property. Investing in Real Estate Related Assets located in foreign countries creates risks associated with the uncertainty of foreign laws and markets and risks related to currency conversion. The Company may be subject to foreign income tax with respect to its investments in foreign Real Estate Related Assets. However, any foreign tax credit that otherwise would be available to the Company for U.S. federal income tax purposes will not flow through to the Company's stockholders.

  When acquiring Real Properties located outside the United States or Mortgage Loans secured by foreign Real Properties, the Company will perform, or request that the Manager perform, a due diligence review and analysis of such foreign Mortgage Loans or Real Properties substantially similar to that described above in connection with the acquisition of performing Term Loans and Real Properties. In addition, the Company will hire, or request that the Manager hire, a local law firm to advise the Company concerning the applicable laws, including real property laws, of the local jurisdiction and to provide a legal opinion about the Company's rights with respect to the Mortgage Loans or Real Properties. If the country in which the relevant real property is located is subject to political instability, the Company may request that the Manager investigate the availability of, cost of, and benefits that reasonably can be expected to be provided to the Company by, obtaining insurance against such political risks. The Company's policy is to purchase such insurance only if the Manager advises the Company that based on the Manager's analysis of the relevant factors, the Manager has determined that the Company should purchase such insurance. The Company may request that the Manager consider ways to minimize currency conversion risks that may be associated with the investment in foreign Mortgage Loans or foreign Real Properties, such as the purchase of currency swaps, and make a recommendation to the Company with respect thereto.

  REAL PROPERTIES WITH KNOWN ENVIRONMENTAL PROBLEMS. The Company may acquire Real Properties with known material environmental problems and Mortgage Loans secured by such Real Properties. In considering whether to acquire Real Properties with known material environmental problems and Mortgage loans secured by such Real Properties, the Company will perform, or request that the Manager perform, a due diligence review and analysis substantially similar to that described above in connection with the acquisition of Distressed Mortgage Loans and Real Property. In addition, the Company will hire, or request that the Manager hire, an environmental engineering consultant to determine whether environmental remediation or monitoring of the relevant property will be required and, if so, to provide an estimate of the costs of such remediation or monitoring and the time required to effect such remediation or complete such monitoring. The Manager has no experience in investing in Mortgage Loans secured by environmentally distressed Real Property, or in such environmentally distressed Real Property.

  The Company's policy is generally to avoid acquiring in its own name Real Property with known material environmental problems (other than such Real Property acquired by the Company through foreclosure, or deed-in-lieu of foreclosure, when an "innocent lender" defense appears to be available to the Company). The Company's policy instead is to establish a special purpose entity to hold such Real Property. If the Company determines that to do so would be appropriate, such special purpose entity could hold other Real Properties with known material environmental problems that the Company thereafter may wish to acquire.

  SALE-LEASEBACK TRANSACTIONS. The Company may participate in sale-leaseback transactions, in which the Company would acquire improved or unimproved Real Property and then lease such Real Property back to the seller under a long-term triple net lease. The Company also may provide financing necessary to build commercial improvements on the Real Property, to refinance existing debt on the Real Property or to provide additional funds to operate the business. After participating in a number of these transactions, the Company may pool the leased Real Property and issue debt collateralized by the Real Property and the related leases in a securitization transaction.

  OTHER ASSETS. The Company currently has no plans to acquire assets unrelated to real estate ("Other Assets"), such as asset-backed securities and receivables financings. However, the Company may acquire such assets, but only if the Company's status as a REIT and its exemption from regulation under the Investment Company Act would not be jeopardized. The Company believes that its ability to acquire Other Assets may enable it to diversify its asset base and to take advantage of opportunities in the marketplace that otherwise would not be available.

PORTFOLIO MANAGEMENT

  The following describes some of the investment management practices that the Company may employ from time to time to earn income, facilitate portfolio management (including managing the effect of maturity or interest rate sensitivity) and mitigate risk (such as the risk of changes in interest rates). There can be no assurance that the Company will not amend or deviate from these policies or adopt other policies in the future.

  LEVERAGE AND BORROWING. The Company intends to leverage its assets through securitizations and other borrowings, generally through the issuance of CMOs and the use of warehouse lines of credit, reverse repurchase agreements, bank credit facilities, mortgage loans on Real Property and other borrowings, when the opportunity to use leverage is present and there is an expectation that such leverage will benefit the Company. However, the Company does not intend to borrow funds from Imperial Credit or its affiliates. If changes in market conditions cause the cost of such financing to increase relative to the income that can be derived from securities purchased with the proceeds thereof, the Company may reduce the amount of leverage it utilizes.

  Leverage creates an opportunity for increased income but, at the same time, creates risks. For example, leveraging magnifies changes in the net worth of the Company and affects the amounts available for distribution to stockholders. Although the amount owed will be fixed, the Company's assets may change in value during the time the debt is outstanding. Leverage will create interest expenses for the Company which can exceed the revenues from the assets retained.

  To the extent the revenues derived from assets acquired with borrowed funds exceed the interest expense the Company will have to pay, the Company's net income will be greater than if borrowing had not been used. Conversely, if the revenues from the assets acquired with borrowed funds are not sufficient to cover the cost of borrowing, the net income of the Company will be less than if borrowing had not been used, and therefore the amount available for distribution to stockholders will be reduced. See "Risk Factors--Economic and Business Risks--Leverage Can Reduce Income Available for Distribution and Cause Losses."

  Under certain circumstances, and notwithstanding adverse interest rate or market conditions, the Company may use leverage to obtain sufficient cash to make required distributions of dividends or to fund share repurchases and tender offers when such leveraging is deemed to be in the best interests of stockholders. Such situations may arise if ICCMIC's status as a REIT or its ability to maintain minimum liquidity levels is endangered.

  CMOS AND WAREHOUSE LINES OF CREDIT. The Company intends to acquire Mortgage Loans and to issue non-REMIC CMOs collateralized by such loans. Moreover, the Company may issue non-REMIC CMOs collateralized by previously issued CMOs or MBS in transactions known as "resecuritizations." The Company will structure a resecuritization in the same manner as a securitization. The collateral (whether whole mortgage loans or MBS) will be transferred into a qualified REIT subsidiary, and that entity (or a special purpose trust or corporation formed by that entity) will issue non-REMIC CMOs. The transaction will be structured as debt, with the issuer retaining an equity interest in the collateral. In a debt transaction, the principal balance of the collateral (whether whole loans or MBS) will exceed the principal balance of the CMOs. Thus, once the CMOs are paid in full, the issuer will own the collateral free of the lien of the CMO debt. During the period in which the Company is acquiring mortgage loans for securitization, the Company is likely to borrow funds secured by such loans pursuant to warehouse lines of credit.

  REVERSE REPURCHASE AGREEMENTS. The Company intends to enter into reverse repurchase agreements, which are agreements under which the Company would sell assets to a third party with the commitment that the Company repurchase such assets from the purchaser at a fixed price on an agreed date. Reverse repurchase agreements will be treated for federal income tax purposes as loans to the Company from the other party that are secured by the underlying assets. The repurchase price reflects the purchase price plus an agreed market rate of interest.

  BANK CREDIT FACILITIES. The Company intends to borrow money through various bank credit facilities, which will have varying interest rates, may be fixed or adjustable, and may have varying maturities.

  MORTGAGE LOANS ON REAL PROPERTY OWNED BY THE COMPANY. The Company expects to borrow funds secured by mortgages on the Company's Real Property, including any Distressed Real Properties owned by the Company.

  INTEREST RATE MANAGEMENT TECHNIQUES. The Company may engage in a variety of interest rate management techniques for the purpose of managing the effective maturity or interest rate of its assets. These techniques also may be used to attempt to protect against declines in the market value of the Company's assets resulting from general trends in debt markets. Any such transaction is subject to risks, and may limit the potential earnings on the Company's investment in Real Estate Related Assets. Such techniques may include puts and calls on securities or indices of securities, Eurodollar futures contracts and options on such contracts, interest rate swaps (the exchange of fixed-rate payments for floating-rate payments), or other such transactions. Applicable REIT qualification rules may limit the Company's ability to use these techniques, except through a corporate subsidiary that is fully subject to corporate income taxation. See "--Hedging" and "Federal Income Tax Considerations--Requirements for Qualification--Income Tests."

  HEDGING. The Guidelines permit the Company to enter into hedging transactions in certain circumstances. The Company may at times be hedged against variable-rate indebtedness incurred by the Company to finance its acquisition and origination of Mortgage Loans and MBS Interests to attempt to provide protection from interest rate fluctuations or other market movements. The Company's Guidelines expressly state that the Company's policy is to use hedging techniques to mitigate potential risks, and not for speculative purposes. For example, the Company may use hedging techniques to limit, fix or cap the interest rate on variable interest rate indebtedness. The Manager will implement the hedging policies of the Company consistent with the Guidelines, subject to quarterly review by the Board of Directors.

  The Company's hedging activities may include interest rate swaps, the purchase of interest rate caps and the purchase of excess servicing rights constituting "real estate assets" for purposes of the REIT qualification tests under the Code. See "Federal Income Tax Considerations--Requirements for Qualification--Asset Tests." The Company may hedge against interest rate increases by purchasing Qualified Hedges. A "Qualified Hedge" for this purpose is limited to a bona fide interest rate swap or cap agreement entered into by the Company to hedge any variable rate indebtedness that the Company may incur to acquire or carry real estate assets, or any other option or other investment made by the Company to hedge its Mortgage Loans and MBS Interests or its borrowings that have been determined by a favorable opinion of counsel to generate qualified income for purposes of the 95% gross income test applicable to REITs. See "Federal Income Tax Considerations--Requirements for Qualification--Income Tests." The provisions of the Code regarding the qualification of an entity as a REIT may restrict the Company's ability to enter into hedging transactions. See "Federal Income Tax Considerations-- Requirements for Qualification--Asset Tests" and "--Income Tests." The Company also may purchase or sell financial futures contracts and options on financial futures contracts, trade forward contracts and employ other hedging strategies that do not constitute Qualified Hedges. The provisions of the Code regarding qualification of an entity as a REIT may restrict severely the Company's ability to employ these other strategies or may require the Company to conduct part or all of its hedging activities through a taxable corporation.

  The Company does not expect to leverage its investments until it has invested a substantial portion of the net proceeds of the Offering remaining after the purchase of the Initial Investments. Before the Company begins leveraging its investments, the Company will direct the Manager to appoint a hedging specialist who, among other things, will be expected to monitor and manage risks associated with derivative financial investments.

                           MANAGEMENT OF OPERATIONS

IMPERIAL CREDIT INDUSTRIES, INC.

  The Manager is a wholly-owned subsidiary of Imperial Credit. Imperial Credit is a diversified financial services company that, together with its affiliates, is primarily engaged in the origination, acquisition, management, securitization and resolution of various types of loans and leases, and in diverse mortgage lending activities. The activities of Imperial Credit are primarily conducted through its numerous subsidiaries and other entities in which it holds a significant interest.

  Imperial Credit was organized as a California corporation in 1986. In 1995, Imperial Credit began to reposition its business from originating and selling conforming residential Mortgage Loans to offering higher margin loan and lease products. It has sought to accomplish this through a business strategy that emphasizes: (i) opportunistic expansion and acquisitions of businesses in niche segments of the financial services industry, (ii) disciplined underwriting and credit risk management, (iii) loan and lease originations, where possible, on a wholesale basis, (iv) securitization or sale in the secondary market of substantially all of its loans and leases, other than those held by SPB or other subsidiaries for investment, and (v) maintaining business and financial flexibility to take advantage of changing market conditions with respect to specific financial services businesses.

  Although many of the Company's prospective competitors may have access to greater capital and other advantages, the Company believes that the experience of Imperial Credit and its affiliates in originating Mortgage Loans and other loan and lease products, and creating, acquiring and managing MBS, will provide it with the means to compete. It should be noted, however, that Imperial Credit has conducted its operations primarily through various subsidiaries and other entities, which have different investment objectives and different investment guidelines than the Company will have. There can be no assurance that the resources and relationships developed by Imperial Credit will enable the Company to be successful.

THE MANAGER

  The Manager was incorporated on August 12, 1997. The following tables set forth certain information about the directors and executive officers of the Manager. Each of the directors of the Manager is also a director of the Company. No director or executive officer is related by blood, marriage or adoption to any other director or executive officer of the Company or the Manager or any of their respective affiliates.

DIRECTORS OF THE MANAGER

   NAME                          AGE              POSITION(S) HELD
   ----                          ---              ----------------
H. Wayne Snavely................  56 Chairman of the Board of Directors
Kevin E. Villani................  49 Vice Chairman of the Board of Directors
Mark S. Karlan..................  39 President and Chief Executive Officer

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

   NAME                          AGE              POSITION(S) HELD
   ----                          ---              ----------------
Joseph R. Parise................  39 Managing Director and Senior Vice President
Sebastian M. Hoppe..............  35 Senior Vice President
Daniel J. Occelli...............  40 Senior Vice President
Norbert M. Seifert..............  41 Senior Vice President

  H. WAYNE SNAVELY has been Chairman of the Board and Chief Executive Officer of Imperial Credit since December 1991 and President since February 1996. From 1986 to February 1992, Mr. Snavely served as

Executive Vice President of Imperial Bancorp and Imperial Bank with direct management responsibility for the following bank subsidiaries and divisions:
Imperial Bank Mortgage, SPTL, Imperial Trust Company, Wm. Mason & Company, Imperial Ventures, Inc. and The Lewis Horwitz Organization. From 1983 through 1986, Mr. Snavely was employed as Chief Financial Officer of Imperial Bancorp and Imperial Bank. Mr. Snavely served as a director of Imperial Bank from 1975 to 1983 and currently serves as a director. Mr. Snavely is Chairman of the Board of SPFC and IMH.

  KEVIN E. VILLANI has been the Executive Vice President and Chief Financial Officer of Imperial Credit since September 1995. From 1993 to 1996, Mr. Villani was the Associate Professor of Clinical Finance and Real Estate for the University of Southern California. From 1985 to 1990, he was the Executive Vice President and Chief Financial Officer for Imperial Corporation of America. From 1982 to 1985, he served in various senior executive capacities at the Federal Home Loan Mortgage Corporation. From 1975 to 1982, he served as the Financial Economist, The Director for the Division of Housing Finance Analysis and The Deputy Assistant Secretary for the Office of Economic Affairs and Chief Economist for the Department of Housing and Urban Development. From 1974 to 1975, he was an economist for the Federal Reserve Bank of Cleveland. Mr. Villani has also served as a consultant to the World Bank and USAID on banking, housing, finance, and privatization.

  MARK S. KARLAN joined Imperial Credit in June 1997. From 1990 to 1997, Mr. Karlan was a private real estate investor managing all aspects of approximately $100 million of real estate transactions including the acquisition, financing, leasing and sale of office, retail, industrial and residential assets. From 1984 to 1990, Mr. Karlan served in the acquisition group of JMB Realty Corporation, most recently as Senior Vice President. Mr. Karlan acquired for institutional clients more than one hundred commercial properties, individually and in portfolios, including shopping centers, office buildings, apartment complexes and hotels located throughout the United States and Canada, with a gross asset value exceeding $6 billion. Mr. Karlan had full responsibility for negotiating, structuring and analyzing all assets he acquired for JMB, including valuation and credit analyses and cash flow projections. Mr. Karlan's primary focus was larger portfolio acquisitions. In 1987, Mr. Karlan led the 100 person JMB acquisition team during the $5 billion leveraged acquisition of the Cadillac Fairview, Inc. real estate company. In 1987, Mr. Karlan became the youngest partner of JMB. Mr. Karlan received a Bachelor of Arts degree in Economics, magna cum laude, from Harvard College in 1980 and was awarded a John Harvard Scholarship for academic achievement of the highest distinction. Mr. Karlan received a Master of Business Administration degree with second year honors from the Harvard Business School and a Juris Doctor degree, cum laude, from the Harvard Law School, both in 1984.

  JOSEPH R. PARISE has served as Managing Director of Capital Markets and Head of Structured Finance for Imperial Credit Industries, Inc. since August 1996 and as a Director of Imperial Credit Worldwide since September 1997, and he will continue to hold those positions. Mr. Parise served a two year term from April 1995 through April 1997 on the investment advisory committee for the City of Orange, overseeing a $125 million fixed income portfolio. From 1987 to 1992, Mr. Parise served in the mortgage finance group at Salomon Brothers Inc, most recently as Vice President. At Salomon Brothers, he handled over 50 CMO and pass-through securitizations exceeding $8 billion, and helped create several innovations in securitization techniques. Mr. Parise also participated in the early development of "B" and "C" credit residential mortgage securitization. Prior to Salomon Brothers, Mr. Parise was a tax attorney specializing in mortgage-backed securities at Cadwalader, Wickersham & Taft from 1985 to 1987 and at Thacher, Proffitt & Wood from 1983 to 1985. At Cadwalader, Mr. Parise was involved in the development of the REMIC legislation. Mr. Parise received a Master of Laws degree in Taxation from the New York University School of Law, a Juris Doctor degree from the University of Michigan Law School and a Bachelor of Business Administration degree with high distinction from the University of Michigan where he was a James B. Angell Scholar.

  SEBASTIAN M. HOPPE served as President and portfolio manager of HCM, Inc. from 1994 to 1997, a private investment firm where he invested in high yield debt securities. From 1991 to 1994, Mr. Hoppe was a Senior Vice President of Dabney Resnick, Inc. (now known as Dabney/Resnick/Imperial LLC), where he specialized in the analysis and trading of distressed high yield bonds and in the structuring and selling of private placement investments. From 1989 to 1991, Mr. Hoppe was a Vice President of Drexel Burnham Lambert and then of

Canyon Partners, a Drexel Burnham spinoff, where he worked as a high yield and distressed credit specialist. From 1988 to 1989, Mr. Hoppe served as a real estate investment associate at TCW Realty Advisors, a joint venture partner of Trust Company of the West. Mr. Hoppe received a Bachelor of Arts degree in Economics, summa cum laude, from the University of California at Berkeley in 1983 where he was a U.C. Regents Scholar. Mr. Hoppe received a Master of Business Administration degree from the Harvard Business School and a Juris Doctor degree from the Harvard Law School, both in 1988.

  DANIEL J. OCCELLI served as Vice President of the Structured Finance Group of E. J. De La Rosa & Co. from 1993 to 1997. At De La Rosa & Co., an investment firm specializing in municipal bond financing, Mr. Occelli participated in the issuance of $5 billion of tax exempt bonds. From 1995 to 1997, Mr. Occelli also served as Chief Operating Officer of Rincon Advisors, Inc., a real estate advisory firm. At Rincon Advisors, Mr. Occelli was involved in the restructuring of $200 million of mortgage debt. From January 1993 through May 1993, Mr. Occelli worked at Real Estate Disposition Corp., a real estate brokerage and auction firm specializing in the disposition of distressed real property. From 1986 to 1993, Mr. Occelli was a Vice President at First Interstate Bank where he most recently served as a team leader in the Real Estate Asset Disposition Group. At First Interstate Bank, he participated in the restructuring and disposition of $650 million of problem real estate assets, including $500 million of non-performing mortgage loans and $150 million of foreclosed properties. From 1984 to 1986, Mr. Occelli was an Assistant Vice President at Wells Fargo Bank. From 1982 to 1984, he taught computer science at the University of Rhode Island. Mr. Occelli received a Master in Chemical Engineering degree, magna cum laude, from the Ecole Superieure de l'Energie et des Materiaux in France in 1981, and he received a Master of Business Administration in Finance from the University of Rhode Island in 1984.

  NORBERT M. SEIFERT was a partner in the real estate department of Sonnenschein Nath & Rosenthal from 1992 to 1997. Mr. Seifert resigned from Sonnenschein Nath & Rosenthal in September 1997. At Sonnenschein, Mr. Seifert represented institutional lenders in the origination and sale of term loans and construction loans secured by multifamily and commercial real estate, and he was involved in restructuring underperforming mortgage loans. From 1989 to 1992, Mr. Seifert was a partner in the real estate department of Mayer, Brown & Platt and from 1987 to 1989 he was a partner at Turkowitz & Seifert. From 1982 through 1987, Mr. Seifert was an associate in the tax and real estate departments of Milbank, Tweed, Hadley & McCloy where he was involved in structuring the initial public offering of the Rockefeller Center Properties, Inc. mortgage REIT. Mr. Seifert received a Bachelor of Science degree, cum laude, from the Wharton School of the University of Pennsylvania in 1977 and a Juris Doctor degree from the New York University School of Law in 1980.

  Officers, directors and other personnel have significant experience in mortgage finance and in the acquisition and management of commercial real estate; however, with the exception of H. Wayne Snavely, who is the Chairman of the Board of Directors of IMH, none of them previously has managed a REIT. See "Risk Factors--Other Risks--Uncertainty as to the Company's Ability to Successfully Implement Its Operating Policies and Strategies Resulting From Its Lack at Operating History."

THE MANAGEMENT AGREEMENT

  The Company will enter into the Management Agreement with the Manager for an initial term expiring on the second anniversary of the Closing Date. Thereafter, successive extensions, each for a period not to exceed two years, may be made by agreement between the Company and the Manager, subject to the affirmative vote of a majority of the Independent Directors. The Company may terminate, or decline to renew the term of, the Management Agreement without cause at any time after the first two years upon 60 days written notice by a majority vote of the Independent Directors; provided that the Company shall pay the Manager a termination fee determined by independent appraisal. Such appraisal is to be conducted by a nationally-recognized appraisal firm mutually agreed upon by the Company and the Manager. If the Company and the Manager are unable to agree upon an appraisal firm, then each of the Company and the Manager is to choose an independent appraisal firm to conduct an appraisal. In such event, (i) if the appraisals prepared by the two appraisers so selected are the same or differ by an amount that does not exceed 20% of the higher of the two appraisals, the termination fee is to be deemed to be the average of the appraisals as prepared by each party's chosen appraiser, and (ii) if these two appraisals differ by more than 20% of such higher amount, the two appraisals together are to select a third appraisal firm to conduct an appraisal. If two appraisers are unable to agree as to the identity of such third appraiser, either of the Manager and the Company may request that the American Arbitration Association ("AAA") select the third appraiser. The termination fee then is to be the amount determined by such third appraiser, but in no event less than the lower of the two initial appraisals or more than the higher of such two initial appraisals.

  In addition, the Company has the right at any time during the term of the Management Agreement to terminate the Management Agreement without the payment of any termination fee upon, among other things, a material breach by the Manager of any provision contained in the Management Agreement that remains uncured at the end of the applicable cure period (including the failure of the Manager to use reasonable efforts to comply with the Guidelines).

  Pursuant to the provisions of the Management Agreement, the Manager at all times will be subject to the supervision of the Board of Directors and will have only such functions and authority as the Company delegates to it. The Manager will advise the Board of Directors as to the activities and operations of the Company. The Manager will be responsible for the day-to-day operations of the Company pursuant to the authority granted to it by the Board of Directors under the Management Agreement, and the Manager will perform (or cause to be performed) such services and activities relating to the assets and operations of the Company as may be directed by the Board of Directors or as the Manager otherwise considers appropriate, including:

    (i) serving as the Company's consultant with respect to formulation of investment criteria and preparation of policy Guidelines by the Board of Directors;

    (ii) advising and representing the Company in connection with the acquisition and commitment to acquire assets, the sale and commitment to sell assets, and the maintenance and administration of its portfolio of assets;

    (iii) advising the Company regarding, and arranging for, (a) the issuance of CMOs collateralized by the Company's Mortgage Loans, (b) reverse repurchase agreements on the Company's MBS Interests, and (c) other borrowings, as appropriate;

    (iv) furnishing reports and statistical and economic research to the Company regarding the Company's activities and the services performed for the Company by the Manager;

    (v) monitoring and providing to the Board of Directors on an ongoing basis price information and other data obtained from dealers that maintain markets in assets identified by the Board of Directors from time to time, and providing data and advice to the Board of Directors in connection with the identification of such dealers;

    (vi) providing executive and administrative personnel, administering office space and office services required in rendering services to the Company; administering the day-to-day operations of the Company; and performing and supervising the performance of such other administrative functions necessary in the management of the Company, including the collection of revenues and the payment of the Company's debts and obligations and the maintenance of appropriate data processing and computer services to perform such administrative functions;

    (vii) communicating on behalf of the Company with the holders of any equity or debt securities of the Company as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

    (viii) to the extent not otherwise subject to an agreement executed by the Company, designating a servicer for mortgage loans sold to the Company and arranging for the monitoring and administering of such servicers;

    (ix) counseling the Company in connection with policy decisions to be made by the Board of Directors;

    (x) engaging in hedging activities on behalf of the Company which are consistent with the Company's status as a REIT and with the Guidelines;

    (xi) upon request by the Board of Directors and in accordance with the Guidelines, investing or reinvesting any money of the Company;

    (xii) counseling the Company regarding the maintenance of its exemption from the Investment Company Act and monitoring compliance with the requirements for maintaining exemption from that Act;

    (xiii) counseling the Company regarding the maintenance of its status as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and the income tax regulations promulgated thereunder (the "Treasury Regulations"); and

    (xiv) counseling the Company as to compliance with all applicable laws, including those that would require the Company to qualify to do business in particular jurisdictions.

  The Manager will perform portfolio management services on behalf of the Company pursuant to the Management Agreement with respect to the Company's investments. Such services will include, but not be limited to, consulting the Company on purchase, sale and other opportunities, collection of information and submission of reports pertaining to the Company's assets, interest rates, and general economic conditions, periodic review and evaluation of the performance of the Company's portfolio of assets, acting as liaison between the Company and banking, mortgage banking, investment banking and other parties with respect to the purchase, financing and disposition of assets, and other customary functions related to portfolio management. The Manager may enter into subcontracts with other parties, including Imperial Credit and its affiliates, to provide any such services to the Company.

  The Manager will perform monitoring services on behalf of the Company pursuant to the Management Agreement with respect to loan servicing activities provided by third parties and with respect to the Company's portfolio of Special Servicing rights. Such monitoring services will include, but not be limited to, the following activities: negotiating Special Servicing agreements; acting as a liaison between the servicers of the Mortgage Loans and the Company; review of servicers' delinquency, foreclosures and other reports on Mortgage Loans; supervising claims filed under any mortgage insurance policies; and enforcing the obligation of any servicer to repurchase Mortgage Loans. The Manager may enter into subcontracts with other parties, including its affiliates, to provide any such services for the Manager.

MANAGEMENT FEES

  The Manager will receive a base management fee calculated as a percentage of the Average Invested Assets of the Company for each calendar quarter and equal to 1% per annum of the first $1 billion of such Average Invested Assets, 0.75% of the next $250 million of such Average Invested Assets, and 0.50% of Average Invested Assets above $1.25 billion. The term "Average Invested Assets" for any period means the average of the aggregate book value of the assets of the Company, including the assets of all of its direct and indirect subsidiaries, before reserves for depreciation or bad debts or other similar noncash reserves, computed by taking the daily average of such values during such period. The Manager will not receive any management fee for the period prior to the sale of the shares of Common Stock offered hereby. The base management fee is intended to compensate the Manager, among other things, for its costs in providing management services to the Company. The Board of Directors may adjust the base management fee in the future if necessary to align the fee more closely with the costs of such services.

  The Manager shall be entitled to receive incentive compensation for each fiscal quarter in an amount equal to the product of (A) 25% of the dollar amount by which (1)(a) Funds from Operations of the Company (before the incentive fee) per share of Common Stock (based on the weighted average number of shares outstanding) plus (b) gains (or minus losses) from debt restructuring and sales of property per share of Common Stock (based on the weighted average number of shares outstanding), exceed (2) an amount equal to
(a) the weighted average of the price per share at the initial offering and the prices per share at any secondary offerings by the Company multiplied by
(b) the Ten-Year U.S. Treasury Rate plus four percent per annum multiplied by
(B) the weighted average number of shares of Common Stock outstanding during such quarter. "Funds From Operations" as defined by NAREIT means net income (computed in accordance with GAAP) excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of the Company's performance or to cash flows as a measure of liquidity or ability to make distributions. As used in calculating the Manager's compensation, the term "Ten Year U.S. Treasury Rate" means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years) published by the Federal Reserve Board during a quarter, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by the Company. If the Company determines in good faith that the Ten Year U.S. Treasury Rate cannot be calculated as provided above, then the rate shall be the arithmetic average of the per annum average yields to maturities, based upon closing asked prices on each business day during a quarter, for each actively traded marketable U.S. Treasury fixed interest rate security with a final maturity date not less than eight nor more than twelve years from the date of the closing asked prices as chosen and quoted for each business day in each such quarter in New York City by at least three recognized dealers in U.S. government securities selected by the Company.

  The ability of the Company to generate Funds from Operations in excess of the Ten Year U.S. Treasury Rate, and of the Manager to earn the incentive compensation described in the preceding paragraph, is dependent upon the level and volatility of interest rates, the Company's ability to react to changes in interest rates and to utilize successfully the operating strategies described herein, and other factors, many of which are not within the Company's control.

  The Manager is expected to use the proceeds from its base management fee and incentive compensation in part to pay compensation to its officers and employees who, notwithstanding that certain of them also are officers of the Company, will receive no cash compensation directly from the Company.

COSTS AND EXPENSES

  The Company does not expect to employ full-time personnel. Instead it expects to rely on the facilities, personnel and resources of the Manager to conduct its operations. The Manager will be reimbursed for (or charge the Company directly for) the Manager's costs and expenses in employing third-parties to perform due diligence tasks on assets purchased or considered for purchase by the Company. Expense reimbursement will be made quarterly.

  The management fees are payable in arrears. The Manager's base and incentive fees and reimbursable costs and expenses shall be calculated by the Manager within 45 days after the end of each quarter, and such calculation shall be promptly delivered to the Company. The Company is obligated to pay such fees, costs and expenses within 60 days after the end of each fiscal quarter.

TABULAR PRESENTATION OF AMOUNTS PAYABLE TO THE MANAGER

  The following table presents all compensation, fees and other benefits (including reimbursement of out-of-pocket expenses) that the Manager may earn or receive under the terms of the Management Agreement.

 RECIPIENT  PAYOR                             AMOUNT
 ---------  ------                            ------
 Manager(1) ICCMIC Base management fee equal to a percentage of the Average
                   Invested Assets of the Company(2)
 Manager(1) ICCMIC Incentive compensation based on the amount, if any, by which the Company's Funds From Operations and certain net gains
                   exceed a hurdle rate(3)
 Manager(1) ICCMIC Out-of-pocket expenses of Manager paid to third parties in connection with due diligence

--------
(1) The Manager is a wholly-owned subsidiary of Imperial Credit.
(2) The base management fee is equal to 1% per annum of the first $1 billion of Average Invested Assets, 0.75% of the next $250 million of Average Invested Assets, and 0.50% of Average Invested Assets above $1.25 billion.
(3) For a detailed explanation of the calculation of the incentive compensation payable to the Manager, see "--Management Fees."

1997 STOCK OPTION PLAN

  The Company has adopted and its sole stockholder has approved the Imperial Credit Commercial Mortgage Investment Corp. 1997 Stock Option Plan (the "Option Plan") under which the Compensation Committee of the Board or, if none, the Board (the "Committee") is authorized to grant options to purchase shares of Common Stock ("Options"). The maximum number of shares of Common Stock that may be subject to Options granted as of the date of the pricing of the Offering (the "Pricing Date") is 10% of the number of shares to be issued pursuant to the Offering (assuming the Underwriters fully exercise their over-allotment option). The maximum aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Options granted during the term of the Option Plan is 7,500,000.

  ELIGIBILITY AND AWARDS. All employees (including officers), directors and others providing services to the Company, as well as the Manager and employees (including officers) and directors of the Manager (collectively, the "Eligible Recipients"), are eligible to receive Options at the discretion of the Committee. The Committee is authorized to determine which Eligible Recipients shall receive Options, and the terms and conditions on which Options shall be granted, but not less than 30% of the total number of shares of Common Stock subject to Options granted as of any date shall have been granted to employees of the Manager (the "Manager Reserve"), and at least one-third of such Manager Reserve shall have been granted to the President of the Manager. Up to one-third of the Manager Reserve on the Pricing Date (the "Special Reserve Shares") may be set aside and be not subject to Options that are granted as of the Pricing Date. The Committee, or a special committee consisting solely of the President of the Company if he is a member of the Board, may grant Options for Special Reserve Shares to employees of the Manager, including its President, within one year after the Pricing Date, subject to certain limits described in the Option Plan. The Company intends that Options with respect to Special Reserve Shares be granted to new employees hired by the Manager after the Offering is consummated. Special Reserve Shares that are not granted to such new employees may be granted to existing employees of the Manager. Options granted pursuant to the Option Plan may be either nonqualified stock options or incentive stock options. Options granted pursuant to the Option Plan generally are not transferable except that, to the extent permitted by the Committee, a grantee may transfer Options to members of his immediate family (including spouse, parents, children and siblings) and the Manager may transfer its Options to any other Eligible Recipient. Grants of Options under the Option Plan for Special Reserve Shares or to persons or entities other than employees and directors of the Company may result in a charge against the Company's earnings for financial reporting purposes under GAAP. Any such charge to earnings will be recognized over the period during which such Options become exercisable.

  EXERCISE PRICE AND EXERCISABILITY. The exercise price of all Options (other than Options for Special Reserve Shares) will be not less than 100% of the fair market value of the Common Stock subject to the Options on the date of grant. All Options for Special Reserve Shares will have an exercise price equal to the price at which the Common Stock first is offered to the public pursuant hereto. All Options will become exercisable not earlier than one year following the date of award or as otherwise determined by the Committee at the time of the award. Options granted on the Pricing Date (and Options for Special Reserve Shares) generally will be exercisable in equal installments on each of the first three anniversaries of the date on which they are granted. The exercise price of an Option may be paid by any one or more of the following: (i) cash or its equivalent, (ii) shares of Common Stock, (iii) cancellation of any indebtedness owed by the Company, (iv) a full-recourse promissory note, if approved by the Committee, (v) a "cashless" exercise pursuant to a sale through a broker of all or a portion of the shares covered by the Option or (vi) by making payment with shares of Common Stock simultaneously acquired on exercise of the Option pursuant to procedures approved by the Committee.

  PRE-CLOSING GRANTS. On the Pricing Date, the Company will grant Options which, including all Options for Special Reserve Shares, would represent 10% of the number of shares to be issued pursuant to the Offering (assuming the Underwriters fully exercise their over-allotment option) if all such Options could be exercised immediately. Options granted on the Pricing Date, when added to Options that may be granted for Special Reserve Shares, are expected to be allocated as follows: (1) to the Manager, Options representing the right to acquire approximately 45% of the aggregate number of shares subject to Options, (2) to certain executive officers of the Manager (who are executive officers of the Company), Options representing the right to acquire approximately 35% of the aggregate number of shares subject to Options (including Special Reserve Shares) and (3) to certain directors of the Company (who are not officers of the Company), Options representing the right to acquire approximately 20% of the aggregate number of shares subject to Options. All Options granted on the Pricing Date will terminate on the tenth anniversary of the Pricing Date.

  TERMINATION OF EMPLOYMENT. If an Eligible Recipient's affiliation with the Company is terminated for cause or if such Eligible Recipient terminates his affiliation voluntarily, all of such Eligible Recipient's unexercised Options will terminate immediately upon such termination. Except as otherwise determined by the Committee, if an Eligible Recipient has a termination of affiliation because of death or permanent disability or for any other reason (other than a voluntary termination or a termination for cause), all of such Eligible Recipient's unexercised Options may be exercised by the Eligible Recipient or his beneficiary or legal representative to the extent such Options are or become exercisable in accordance with their terms for up to one year after the later of (i) the date of such Eligible Recipient's termination of affiliation or (ii) the date the Options first become exercisable, but in no event later than the expiration of the Option term.

  AMENDMENT AND TERMINATION. The Board generally may amend the Option Plan at any time, except that approval by ICCMIC's stockholders will be required for any amendment that increases the aggregate number of shares of Common Stock that may be issued pursuant to the Option Plan, that materially changes the class of persons eligible to receive such Options, that extends the maximum Option term, that decreases the exercise price of any Option to less than the fair market value of the Common Stock on the date of grant (or, in the case of Options for Special Reserve Shares, to less than the price at which the Common Stock first is offered to the public pursuant hereto) or that materially increases benefits accruing to the participants under the Option Plan. Shares of Common Stock subject to Options that expire, are terminated or otherwise are surrendered to the Company will be available for issuance in connection with future awards under the Option Plan. No Option term may exceed ten years from the date of grant, and no Option grant may be made under the Option Plan after the tenth anniversary of the date the Option Plan was adopted by the Board.

LIMITS OF RESPONSIBILITY

  Pursuant to the Management Agreement, the Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of the Board of Directors in following or declining to follow its advice or recommendations. The Manager, its directors and its officers will not be liable to the Company, any subsidiary of the Company, the Independent Directors, ICCMIC's stockholders or any subsidiary's stockholders for acts performed in accordance with and pursuant to the Management Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the Management Agreement. The Company has agreed to indemnify the Manager, its directors and its officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of the Manager not constituting bad faith, willful misconduct, gross negligence or reckless disregard of duties, performed in good faith in accordance with and pursuant to the Management Agreement.

  The Management Agreement does not limit or restrict the right of the Manager or any of its officers, directors, employees or Affiliates to engage in any business or to render services of any kind to any other person, including the purchase of, or rendering advice to others purchasing, assets that meet the Company's policies and criteria, except that the Manager may not manage or advise another REIT or other entity that invests or intends to invest primarily in commercial and multifamily Mortgage Loans or subordinated CMBS Interests.

  Imperial Credit and its affiliates, including SPB, expect to continue to originate Mortgage Loans and MBS Interests. SPB will enter into an agreement granting the Company, as long as the Management Agreement is in effect, a right of first offer to purchase, in addition to the Initial Investments, not less than $150 million annually of multifamily and commercial Mortgage Loans typical of those originated by SPB. Although not contractually committed to do so, the Company intends to purchase Mortgage Loans offered to it pursuant to the foregoing right of first offer, subject to compliance with the Guidelines and underwriting criteria as established and modified from time to time by the Company's Independent Directors.

  The Company expects to maintain a relationship with Imperial Credit and SPB in which the Company will be a ready, willing and able purchaser of not only Mortgage Loans, but other assets that may be sold from time to time by Imperial Credit and SPB. Although no binding commitment will exist on the part of Imperial Credit, SPB or the Company regarding the sale and purchase of such assets, the Company expects to be able to purchase such assets from Imperial Credit and SPB at prices and on terms meeting the Company's investment criteria. The Company expects that Imperial Credit and SPB will offer to sell assets to the Company on terms and at prices that, in the aggregate, will be fair to both parties, subject to compliance with the Guidelines. See "Management of Operations--Certain Relationships; Conflicts of Interest." In deciding whether to acquire any such asset, the Manager may consider, among other factors, whether acquisition of the asset will enhance the Company's ability to achieve or exceed the Company's risk adjusted target rate of return established for that period by the Company's Board of Directors, whether the asset otherwise is well-suited for the Company and whether the Company is financially able to take advantage of the investment opportunity. If an asset that otherwise meets all of the Company's criteria for asset acquisition is being offered to the Company at a price that is greater, or on terms that are less favorable, than would be required by third parties for similar assets in bona fide arms' length transactions, the Manager would be expected to recommend that the Company decline to acquire that asset at the quoted price and terms, notwithstanding the relationship among the Company, Imperial Credit and SPB. See "Risk Factors--Conflicts of Interest in the Business of the Company May Result in Decisions of the Company That Do Not Fully Reflect the Interests of the Stockholders of the Company" and "--Certain Relationships; Conflicts of Interest."

CERTAIN RELATIONSHIPS; CONFLICTS OF INTEREST

  The Company, on the one hand, and Imperial Credit and its affiliates, on the other, will enter into a number of relationships other than those governed by the Management Agreement, some of which may give rise to conflicts of interest. Moreover, three of the members of the Board of Directors and all of its officers also are employed by the Manager or its affiliates.

  The relationships between the Company, on the one hand, and Imperial Credit and its affiliates, on the other, will be governed by the Guidelines that have been approved by a majority of the Independent Directors. The Guidelines establish general parameters for the Company's investments, borrowings and operations, including quantitative and qualitative limitations on the Company's assets that may be acquired. The Guidelines are to assist and instruct the Manager generally, and to establish restrictions applicable to transactions with Imperial Credit and its affiliates. A majority of the Independent Directors have approved the acquisition of the Initial Investments by the Company from Imperial Credit and SPB. However, subsequent to the acquisition of the Initial Investments, the Manager may enter into transactions on behalf of the Company with Imperial Credit and its affiliates based upon the Guidelines approved by the Independent Directors. Such transactions will be reviewed on a quarterly basis to insure compliance with the Guidelines.

  Although the Independent Directors will review the Guidelines periodically and will monitor compliance with those Guidelines, investors should be aware that, in conducting this review, the Independent Directors will rely primarily on information provided to them by the Manager. The Manager may obtain the prices paid for similar Mortgage Loans and MBS Interests by unrelated third parties in arms' length purchases and sales (if available) or brokers' opinions as to the market price for Mortgage Loans and MBS Interests (if the prices paid by bona fide third parties are not available and such price opinions are available), and appraisals for Distressed Real Properties purchased from Imperial Credit or its affiliates, but the Independent Directors are likely to rely substantially on information and analysis provided by the Manager to evaluate the Company's Guidelines, compliance therewith and other matters relating to the Company's investments. Moreover, broker price opinions and appraisals are not always reliable indicators of the value of assets. In particular, broker price opinions may be obtained from the underwriter or placement agent of the MBS, who may have an incentive to overstate the value of the MBS. Moreover, the market for unregistered MBS is illiquid, and therefore accurate prices are difficult to estimate. See "Risk Factors--Conflicts of Interest in the Business of the Company May Result in Decisions of the Company That Do Not Fully Reflect the Interests of the Stockholders of the Company."

  If the Independent Directors determine in their periodic review of transactions that a particular transaction does not comply with the Guidelines, then the Independent Directors will consider what corrective action, if any, can be taken. If the transaction is one with Imperial Credit or an affiliate, and if the Independent Directors so direct, the Manager shall use its best reasonable efforts to cause Imperial Credit or the relevant affiliate to repurchase the asset at the purchase price to the Company. Moreover, if transactions are consummated that materially deviate from the Guidelines, then the Independent Directors will have the option, under the terms of the Management Agreement, to terminate the Manager.

  The Management Agreement prohibits the Manager from managing or advising any REIT or other entity that invests or intends to invest primarily in commercial and multifamily Mortgage Loans or subordinated CMBS Interests, but it does not limit or restrict the right of the Manager to engage in any business or rendering services to REITs that compete in certain respects with the Company.

  The Company intends to acquire the Initial Investments from Imperial Credit and SPB for an aggregate purchase price of approximately $163 million plus accrued interest. At $163 million, the sale will result in a book gain to Imperial Credit and SPB, subject to the terms of the definitive agreement to purchase the Initial Investments, satisfaction of GAAP sale criteria, and consummation of the transaction.

  The Company may acquire additional assets from Imperial Credit and its affiliates in the future. See "Risk Factors" Other Risks--Conflicts of Interest in the Business of the Company. Any such acquisitions will be in accordance with the Guidelines. The terms of a particular transaction, however, will not be approved in advance by the Company's Independent Directors in all cases. The Independent Directors will review any such transactions quarterly to insure compliance with the Guidelines, but in doing so they, by necessity, will rely primarily on information and analysis provided to them by the Manager.

  Imperial Credit will purchase 2,475,000 shares of Common Stock on the Closing Date at a price equal to the public offering price, net of any underwriting discounts or commissions. This purchase will result in Imperial Credit's ownership of 9.9% of the total shares offered hereby, exclusive of the Underwriters' over-allotment option. The Manager also has received stock options pursuant to the Company's Option Plan. See "Management of Operations-- Stock Options." Imperial Credit will retain its shares of the Company for at least two years after the Company's initial public offering of shares of Common Stock, but may dispose of its shares any time thereafter. Notwithstanding the foregoing, if the Company terminates the Management Agreement, Imperial Credit may dispose of its shares at that time.

  The market in which the Company expects to acquire assets is characterized by rapid evolution of products and services and, thus, there may in the future be relationships between the Company, the Manager, and affiliates of the Manager in addition to those described herein.

                                  THE COMPANY

  ICCMIC was incorporated in the State of Maryland on July 31, 1997 and will elect to be taxed as a REIT under the Code. The principal executive offices of the Company are located at 11601 Wilshire Blvd., Suite 2080, Los Angeles, California 90025. The Company's telephone number is (310) 231-1280.

DIRECTORS AND EXECUTIVE OFFICERS

  The following tables set forth certain information about the directors and executive officers of ICCMIC.

DIRECTORS OF ICCMIC

   NAME AGE POSITION(S) HELD
   ---- --- ----------------
INSIDE DIRECTORS

   H. Wayne Snavely........................... 56  Chairman of the Board of Directors
   Kevin E. Villani........................... 49  Vice Chairman of the Board of Directors
   Mark S. Karlan............................. 39  President and Chief Executive Officer
INDEPENDENT DIRECTORS

   Patric H. Hendershott...................... 58  Director
   Joseph A. Jaconi........................... 52  Director
   Louis H. Masotti........................... 63  Director
   Kenneth A. Munkacy......................... 42  Director
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

   Joseph R. Parise...........................  39 Managing Director and Senior Vice President
   Sebastian M. Hoppe.........................  35 Senior Vice President
   Daniel J. Occelli..........................  40 Senior Vice President
   Norbert M. Seifert.........................  41 Senior Vice President

  The Board of Directors has appointed Messrs. Jaconi and Masotti to the Audit Committee and Messrs. Hendershott, Munkacy and Snavely to the Compensation Committee of the Board of Directors. Mr. Jaconi will serve as the initial chairman of the Audit Committee and Mr. Hendershott will serve as the initial chairman of the Compensation Committee.

  The Company does not expect to employ full-time personnel. Instead it expects to rely on the personnel of the Manager to conduct its operations. For biographical information on Messrs. Snavely, Villani, Karlan, Parise, Hoppe, Occelli and Seifert, who also are directors and/or officers of the Manager, see "Management of Operations--The Manager." Moreover, Joseph R. Parise, Managing Director and Senior Vice President of the Company, is also Managing Director of Capital Markets and Head of Structured Finance of Imperial Credit and a director of Imperial Credit Worldwide, Ltd. ("ICW"), and will continue to serve in those capacities in the future.

  PATRIC H. HENDERSHOTT holds the Galbreath Chair in Real Estate at Ohio State University where he has been Professor of Finance since 1981. From 1969 to 1981, Dr. Hendershott was a Professor of Economics and Finance at Purdue University where he was Chairman of the Economics Group from 1971 to 1974.
Dr. Hendershott was an Assistant Professor of Economics at Northwestern University from 1967 to 1969, and he was a Research Economist at the Federal Reserve Board from 1964 to 1967. He has served as a consultant to major national and international organizations including the World Bank from 1991 to 1993, the U.S. government Accounting Office from 1982 to 1990 and the National Swedish Institute for Building Research since 1991. Dr. Hendershott has been a Research Associate at the National Bureau of Economic Research since 1979 and he has been the Director of Housing and Real Estate Finance Research at Price Waterhouse since 1994. His honors and awards include the George Bloom Award for Outstanding Contributions to the Field of Real Estate in 1992, Fellow of the Homer Hoyt Advanced Studies Institute since 1991, Academic Fellow of the Urban Land Institute since 1990, Fulbright Senior Research Scholar in 1989 and Member of the Fulbright Senior Awards Committee from 1995 to 1997.
Dr. Hendershott has written more than one hundred articles in academic and professional journals on real estate and mortgage finance, and he currently serves on the editorial boards of many of the leading journals including Journal of the American Real Estate and Urban Economics Association, Journal of Money, Credit and Banking, Journal of Financial Services Research, Journal of Property Research and Journal of Housing Economics. Dr. Hendershott received a Ph.D. in Economics from Purdue University in 1965.

  JOSEPH A. JACONI, JR. has been involved in the real estate development industry in California since 1971. Mr. Jaconi began the development of real property for his own account in 1976, completing projects such as the Wilshire-Grand Building, a 16 story office building in downtown Los Angeles; the Marina Business Center, a 400,000 square foot office and business park in Marina Del Rey; the Village Del Amo, a 30 acre retail and office building project in Torrance; redevelopment projects at Corte Madera Mall and Garden Grove Mall totaling 400,000 square feet; and the 100 acre Bakersfield Airport Business Center. From 1971 to 1976, Mr. Jaconi practiced law and specialized in real estate development, representing clients such as Carter Hawley Hale Stores, Inc., Ernest W. Hahn, Inc., Security Pacific National Bank, Barclay-Curci Investment Company, Transpacific Development Company, Business Properties and Real Property Resources. Mr. Jaconi received a Bachelor of Arts degree from the University of Santa Clara in 1966 and he received a Juris Doctor degree from the University of Southern California School of Law in 1969.

  LOUIS H. MASOTTI is Professor of Management and Urban Development in the Graduate School of Management at the University of California, Irvine, where he has served as the Director of the Program in Real Estate Management since 1992. He also serves as President of Louis H. Masotti, Ltd., a management, real estate and urban development consulting firm. From 1970 to 1992, Dr. Masotti was Professor of Management and Urban Development at the Kellogg Graduate School of Management at Northwestern University, and between 1989 and 1992, Dr. Masotti also taught real estate and urban development courses as a Visiting Professor at the Anderson Graduate School of Management at UCLA and at Stanford Business School. In 1985, Dr. Masotti founded the Kellogg Center for Real Estate Research at Northwesten University and served as its Director until 1992. From 1970 to 1980, Dr. Masotti served as the Director of the Center for Urban Policy Research at Northwestern. Dr. Masotti has authored and edited 14 books and published many articles on real estate, urban development and public policy issues. His views are often quoted in the national media, including The Wall Street Journal, Barron's, The New York Times, Business Week, Time and Newsweek. His honors and awards include Fellow of the Homer Hoyt Advanced Studies Institute since 1993 and Senior Fulbright Fellow in 1969. Dr. Masotti has served as a director of Samuel Zell's Manufactured Home Communities Inc. REIT since 1993, and he served from 1993 to 1996 as a director of the Tucker Company REIT, both listed on the NYSE. Dr. Masotti earned his Bachelor of Arts degree at Princeton University in 1956 and he received a Ph.D. degree in political science from Northwestern University in 1964.

  KENNETH A. MUNKACY is the Managing Director of TrizecHahn Asia-Pacific, a subsidiary of TrizecHahn, a NYSE listed commercial real estate company.
Mr. Munkacy is responsible for TrizecHahn's investment and development activities in Asia. From 1994 to 1997, Mr. Munkacy served as President of Koll Asia Pacific, an affiliate of the Koll Real Estate Group. From 1989 to 1994, Mr. Munkacy was a Senior Vice President and partner of Golub & Co., a Chicago based real estate investment and development company, and he served from 1987 to 1989 as the Director of Development and Acquisitions for Xerox Realty Corp., a Xerox subsidiary with an $850 million real estate portfolio. Mr. Munkacy was the Director of Development Services and a partner at Halcyon Real Estate Advisors from 1981 to 1987. Mr. Munkacy has published articles on commercial real estate in The Real Estate Finance Journal, Real Estate Review and Urban Land, and his real estate perspectives have been quoted in the Wall Street Journal, Real Estate Finance & Investment, Journal of Property Management, Commercial Property News and Real Estate Forum. He has lectured on real estate investing at Harvard, Wharton, Stanford, Northwestern, the University of Texas at Austin, and the Urban Land Institute. Mr. Munkacy received a Bachelor of Arts degree in Economics-Government from Franklin and Marshall College in 1976 and a Masters of City Planning from the University of Pennsylvania in 1981.

  All directors will be elected at each annual meeting of ICCMIC's stockholders for a term of one year, and hold office until their successors are elected and qualified. All officers serve at the discretion of the Board of Directors. Although the Company may have salaried employees, it currently does not have employees and does not expect to employ anyone as long as the Management Agreement is in force. The executive officers of the Company have no employment agreements with the Company and will not receive any salaries or other cash compensation directly from the Company. Each of the executive officers, however, will receive a salary and other compensation from the Manager. The Company will pay an annual director's fee to each Independent Director equal to $20,000, paid quarterly. Each Independent Director will be paid a fee of $500 for each meeting of the

Board of Directors or committee thereof attended in person or by telephone by such Independent Director. All Directors will be reimbursed for their costs and expenses in attending all meetings of the Board of Directors. In addition, an annual fee of $2,000 will be paid to any Independent Director who serves as chair of any committee of the Board. Affiliated directors, however, will not be separately compensated by the Company.

  Directors and executive officers of ICCMIC will be required to devote only so much of their time to the Company's affairs as is necessary or required for the effective conduct and operation of the Company's business. Because the Management Agreement provides that the Manager will assume, subject to the supervision of the Board of Directors, principal responsibility for managing the day-to-day affairs of the Company, the officers of the Company, in their capacities as such, are not expected to devote substantial portions of their time to the affairs of the Company. However, in their capacities as officers or employees of the Manager, or its affiliates, they will devote such portion of their time to the affairs of the Manager as is required for the performance of the duties of the Manager under the Management Agreement.

  The Charter and Bylaws of ICCMIC provide that, except in the case of a vacancy, the majority of the members of the Board of Directors will at all times after the issuance of the shares offered hereby be Independent Directors. Vacancies occurring on the Board of Directors among the Independent Directors will be filled by the vote of a majority of the directors, including a majority of the Independent Directors.

  The Charter limits the liability of its directors and officers to ICCMIC and its stockholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money property or services for the amount of the benefit or profit in money, property or services actually received, or
(ii) if a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of ICCMIC or its stockholders to obtain other relief, such as an injunction or rescission.

  The Charter and Bylaws require ICCMIC to indemnify and hold harmless and, without requiring a determination of the ultimate entitlement to indemnification, pay reasonable expenses in advance of the final disposition of any proceeding to its present and former directors and officers and certain other parties to the fullest extent permitted from time to time by Maryland law. The Maryland General Corporation Law ("MGCL") permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding. Indemnification is limited to court ordered reimbursement for expenses; however, if the proceeding is one by or in the right of the corporation, and the director or officer was adjudged to be liable to the corporation or if the proceeding is one charging improper personal benefit to the director or officer and the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttal presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. Maryland law requires a corporation (unless its charter provides otherwise, which ICCMIC's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

                              DISTRIBUTION POLICY

  In order to avoid corporate income taxation on the earnings that it distributes, ICCMIC must distribute to its stockholders an amount at least equal to (i) 95% of its REIT taxable income (determined before the deduction for dividends paid and excluding any net capital gain but including any market discount) plus (ii) 95% of the excess of its net income from foreclosure property over the tax imposed on such income by the Code less (iii) any excess noncash income (as determined under the Code). See "Federal Income Tax Considerations." The actual amount and timing of distributions, however, will be at the discretion of the Board of Directors and will depend upon the financial condition of ICCMIC in addition to the requirements of the Code. It is anticipated that the first distribution will be made after the first full fiscal quarter following the completion of this Offering.

  Subject to the distribution requirements referred to in the immediately preceding paragraph, ICCMIC intends, to the extent practicable, to invest substantially all of the principal from repayments, sales and refinancings of the Company's assets in Mortgage Loans, MBS Interests and the other types of assets discussed above. ICCMIC may, however, under certain circumstances, make a distribution of principal. Such distributions, if any, will be made at the discretion of the Board of Directors.

  It is anticipated that distributions generally will be taxable as ordinary income to non-exempt stockholders of ICCMIC, although a portion of such distributions may be designated by ICCMIC as long-term capital gain or may constitute a return of capital. ICCMIC will furnish annually to each of its stockholders a statement setting forth distributions paid during the preceding year and their federal income tax status. For a discussion of the federal income tax treatment of distributions by ICCMIC, see "Federal Income Tax Considerations--Taxation of the Company", "--Taxation of Taxable U.S. Stockholders," "Taxation of Tax-Exempt Stockholders" and "Taxation of Non-U.S. Stockholders."

           YIELD CONSIDERATIONS RELATED TO THE COMPANY'S INVESTMENTS

  Before acquiring any Real Estate Related Assets, the Company, with the assistance of the Manager, will consider the expected yield of the investment. The Company considers the expected yield of an investment to be a benchmark for evaluating profitability of all types of assets over time. "Yield" or "yield to maturity" is the interest rate that will make the present value of the future cash flow from an investment equal to its price. Despite the substantial experience of the employees of the Manager in evaluating potential yields on Real Estate Related Assets, no assurances can be given that the Company can make an accurate assessment of the actual yield to be produced by an asset. Many factors beyond the control of the Company are likely to influence the yield on the Company's investments, as described in more detail below, such that the actual yield on an investment may vary substantially from its expected yield.

MORTGAGE LOANS

  The yield to maturity on the Company's investment in Mortgage Loans will depend upon and be sensitive to, among other things, (i) whether there are any defaults or losses on such Mortgage Loans, (ii) whether and when there are any prepayments of such Mortgage Loans, (iii) the interest rates on such Mortgage Loans, and (iv) the purchase price of such Mortgage Loans.

  The yield to maturity on all Mortgage Loans will be sensitive to defaults by the borrowers and the severity of the losses that might result from such defaults. Construction Loans and Mezzanine Loans will be particularly sensitive to defaults because they generally have higher loan to value ratios than traditional mortgage loans. The borrower generally will have an equity investment of 10% to 15% of total project costs, but if the borrower defaults there can be no assurance that losses will not exceed such amount. Because the borrower's equity may be insufficient to protect the Company's investment, the Company's yield on such loans may be directly and adversely affected by defaults.

  If the Company acquires a Mortgage Loan at a significant discount from its outstanding principal balance and the Company estimates the yield on the Mortgage Loan based on a faster prepayment rate than actually occurs, the Company's yield on that Mortgage Loan will be lower than the Company anticipated. Conversely, if the Company acquires a Mortgage Loan at a significant premium to its outstanding principal balance, estimating the yield on such Mortgage Loan based on a slower prepayment rate than actually occurs, the Company's yield on that Mortgage Loan will be lower than anticipated.

  Whether and when there are any principal prepayments on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the credit, liquidity and other attributes of the borrower, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, tax, legal and other factors. Principal prepayments on Mortgage Loans secured by multifamily and commercial properties are likely to be affected by lock-out periods and prepayment premium provisions applicable to each of the Mortgage Loans, and by the extent to which the servicer is able to enforce such prepayment premium provisions. Moreover, the yield to maturity on Mortgage Loans also may be affected by any extension, if permitted, of the scheduled maturity dates of the Mortgage Loans as a result of modifications of the Mortgage Loans by the servicer.

  In addition to acquiring Mortgage Loans, the Company may originate Mortgage Loans secured by multifamily and commercial Real Properties. The Company will originate Mortgage Loans only when they are anticipated to achieve the Company's yield and risk objectives.

MBS INTERESTS

  The yield to maturity on any class of MBS Interests will depend upon, among other things, the price at which such class is purchased, the interest rate for such class and the timing and aggregate amount of distributions on the securities of such class, which in turn will depend primarily on (i) whether there are any losses on the underlying loans allocated to such class and (ii) whether and when there are any prepayments of the underlying related mortgage loans (which include both voluntary prepayments by the obligors on the underlying mortgage loans and prepayments resulting from liquidations due to defaults and foreclosures).

  The yield on the MBS Interests acquired by the Company will be extremely sensitive to defaults on the mortgage loans comprising the Mortgage Collateral for such securities and the severity of losses resulting from such defaults, as well as the timing of such defaults and actual losses. The Company's right as a holder of subordinated classes of MBS Interests to distributions of principal and interest will be subordinated to all of the more senior classes of securities. Actual losses on the Mortgage Collateral (after default, where the proceeds from the foreclosure sale of the Real Property securing the Mortgage Collateral are less than the unpaid balance of the mortgage loan plus accrued interest thereon and disposition costs) will be allocated first to the subordinated classes of MBS Interests prior to being allocated to the more senior classes of securities. The subordinated classes of MBS Interests the Company intends to acquire with the proceeds from this offering are subject to substantially greater risk of loss of principal and non-payment of interest than the more senior classes of such securities.

  If the Company acquires MBS Interests with an anticipated yield as of the acquisition date based on an assumed rate of default and severity of loss on the mortgage loans comprising the Mortgage Collateral that is lower than the actual default rate and severity of loss, the yield on such MBS Interests will be lower than the Company initially anticipated. In the event of substantial losses, the Company may not recover the full amount (or, indeed, any) of its acquisition cost. The timing of actual losses also will affect the Company's yield, even if the rate of default and severity of loss are consistent with the Company's anticipation. In general, the earlier a loss occurs, the greater the adverse effect on the Company's yield. Additionally, the yield on CMBS and RMBS collateralized by adjustable rate mortgage loans will vary depending on the amount of and caps on the adjustments to the interest rates of such mortgage loans. There can be no assurance as to the rate of default, severity of loss or the timing of any such losses on mortgage loans underlying MBS Interests and thus as to the actual yield received by the Company.

  The aggregate amount of distributions on the Company's MBS Interests and their yield also will be affected by the amount and timing of principal prepayments on the mortgage loans comprising the Mortgage Collateral. To the extent that more senior classes are outstanding, all prepayments of principal on the underlying mortgage loans typically will be paid to the holders of the more senior classes, and typically none (or very little) will be paid to the Company as holder of the MBS Interests during the first five years, and in some cases a longer period, after the original issue date of the MBS. This subordination of the MBS Interests to more senior classes may affect adversely the yield on the MBS Interests acquired by the Company. Even if there are no actual losses on the mortgage loans, interest and principal payments are made on the more senior classes before interest and principal are paid with respect to subordinated classes of MBS Interests. Typically, interest deferred on MBS Interests is payable on subsequent payment dates to the extent funds are available, but such deferral does not itself bear interest. Such deferral of interest will reduce the actual yield on the Company's MBS Interests.

  Because the Company will acquire MBS Interests at a significant discount from their outstanding principal balance, if the Company estimates the yield on a security based on a faster rate of payment of principal than actually occurs, the Company's yield on that security will be lower than the Company anticipated. Whether and when there are any principal prepayments on the underlying mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, tax, legal and other factors. Principal prepayments on mortgage loans secured by multifamily and commercial properties are likely to be affected by lock-out periods and prepayment premium provisions applicable to each of the mortgage loans, and by the extent to which the servicer is able to enforce such prepayment premium provisions. Moreover, the yield to maturity on such MBS Interests also may be affected by any extension of the scheduled maturity dates of the mortgage loans as a result of modifications of the mortgage loans by the servicer, if permitted.

  The timing of any prepayments on the mortgage loans underlying MBS Interests owned by the Company may significantly affect the Company's yield to maturity, even if the average rate of principal payments is consistent with the Company's expectation. In general, the earlier a prepayment of principal of the Mortgage Loans, the greater the effect on an investor's yield. The effect on the Company's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the Company during any particular period may not be fully offset by a subsequent like decrease (or increase) in the rate of principal payments.

  Because the rate and timing of principal payments on the underlying mortgage loans will depend on future events and on a variety of factors, no assurances can be given as to such rate or the timing of principal payments on subordinated classes of MBS Interests the Company owns or acquires.

IOS, INVERSE IOS AND SUB IOS

  The Company's earnings resulting from its investments in IOs, Inverse IOs and Sub IOs will be extremely sensitive to changes in the prepayment rates on the underlying mortgage loans, and investments in Inverse IOs will be very sensitive to changes in the index used to calculate the interest on such classes.

  The yield on IOs declines as prepayments on the underlying mortgage loans increase. As market interest rates decline, prepayments on the underlying loans typically increase as borrowers refinance their mortgage loans, although multifamily and commercial loans typically have provisions that prohibit or provide disincentives for prepayments for specified periods. Prepayment rates on mortgage loans on which there is no prepayment penalty or prepayment "lock out" period (as is typical for single-family residential loans) may be particularly sensitive to changes in interest rates and, therefore, quite volatile. Faster than anticipated prepayment rates can result in a loss of part or all of the purchase price for the IO.

  The Company may invest in Inverse IOs, interest on which is payable at a floating rate that varies inversely with (and often at a multiple of) a specified index, such as the prime rate, one-month, three-month or six-month LIBOR, or a U.S. Treasury rate. Generally, if the index exceeds a certain level, the Inverse IO receives no payments. Moreover, Inverse IOs generally have a cap on the interest rate payable on such class.

  Investors in Inverse IOs are subject to the risk that higher than anticipated levels of the index could result in actual yields to investors that are significantly lower than the anticipated yields, and that the interest rate on the class will be 0% at or above specified levels of the index. In addition, the interest rate on an Inverse IO cannot exceed its specified maximum rate, regardless of the level of the index. Further, high levels of the index

(especially in combination with fast prepayment rates on the underlying mortgage loans) may result in the failure of the Company to recover fully its investments in Inverse IOs. For example, the holder of an Inverse IO with a per annum interest rate equal to 8.5% minus one-month LIBOR, subject to a maximum rate of 8.5%, would receive no interest if one-month LIBOR were to equal or exceed 8.5%. Moreover, under no circumstance will such Inverse IO accrue interest at a rate greater than 8.5% per annum.

  Changes in the index may not correlate with changes in mortgage interest rates. It is possible that lower prevailing mortgage interest rates (which would be expected to result in faster prepayments) could occur concurrently with a higher level of the index, thereby compounding the negative effects of each separate factor on the yields to investors in the Inverse IOs. Conversely, higher prevailing mortgage interest rates (which would be expected to result in slower prepayments) could occur concurrently with a lower level of the index.

  It is highly unlikely that the index will remain constant at any level. The timing of changes in the level of the index may affect the actual yield to the Company, even if the average level is consistent with the Company's expectation. In general, the earlier a change in the level of the index, the greater the effect on the Company's yield. As a result, the effect on the Company's yield of the index level that is higher (or lower) than the rate anticipated by the Company during earlier periods is not likely to be offset by a later equivalent reduction (or increase).

  The Company intends to invest in Sub IOs. Interest otherwise allocable to Sub IOs generally is withheld and used to make payments on more senior classes or to fund a reserve account for the protection of senior classes until over collateralization or the balance in the reserve account reaches a specified level. In those cases, interest on the Sub IO generally will be paid to the holders of the Sub IO only after the balance in the reserve account reaches the specified level. Sub IOs of this nature provide credit support to the senior classes, and thus bear substantial credit risk. Moreover, because a Sub IO receives only interest payments, its yield is extremely sensitive not only to default losses but also to changes in the weighted average life of the class, which in turn is dictated by the rate of prepayments (including as a result of defaults) on the underlying loans. See "Risk Factors--Risks Related to Investments in MBS Interests--Yield on Subordinated MBS Interests, IOs and POs May Be Affected Adversely By Interest Rate Changes."

POS

  The Company may invest in POs, which do not provide for payment of periodic interest, but only provide for payment of the stated principal amount at maturity or earlier prepayment of the underlying loans. The Company believes that its POs will be affected adversely by slower than anticipated prepayment rates. Generally, a rising interest rate environment will result in the interest rate to be paid by the borrower pursuant to the terms of a fixed rate loan becoming relatively more favorable to that borrower, decreasing the likelihood of that borrower making a prepayment on that loan. Slower than anticipated prepayment rates can result in a significant decrease in the yield realized by the Company on its investments in POs. See "Risk Factors--Risks Related to Investments in MBS Interests--Yield on Subordinated MBS Interests, IOs and POs May Be Affected Adversely By Interest Rate Changes."

REAL PROPERTY

  The yield on the Company's investments in Real Property, including Distressed Real Property, if any, will depend upon the price that the Company pays for such investments, the costs of capital improvements and other costs of managing the properties, the level of rents and other income generated by the properties, the length of time between acquisition and disposition and the price at which the Company ultimately disposes of such properties. The yield on such investments may be adversely affected by factors beyond the Company's control, such as adverse changes in economic conditions, neighborhood characteristics and competition from other properties offering the same or similar services. See "Risk Factors--Risks Related to Investments in Real Property--Conditions Beyond Company's Control May Affect Adversely the Value of Real Property." No assurances can be given, however, that the Company will be successful in this endeavor.

                              INITIAL INVESTMENTS
GENERAL

  The Company intends to acquire from Imperial Credit and SPB the Initial Investments consisting of Mortgage Loans having an aggregate principal balance of approximately $104 million (the "Initial Mortgage Loans") and certain MBS Interests, all of which are described below, for an aggregate cash price equal to approximately $163 million plus accrued interest (47% of the expected net proceeds of this Offering).

  The Initial Mortgage Loans are Term Loans originated or acquired by SPB. The MBS Interests to be acquired at Closing are interests in CMBS backed by Term Loans originated or acquired by SPB. These MBS Interests include various classes issued pursuant to the J. P. Morgan Commercial Mortgage Finance Corp., Commercial Mortgage Pass-Through Certificates, Series 1997-SPTL-C1 transaction, which closed on June 27, 1997, and the Southern Pacific Thrift & Loan Association, Commercial Mortgage Pass-Through Certificates, Series 1996-C1 transaction, which closed on September 30, 1996.

  The purchase prices to be paid by the Company for the Initial Investments were derived by considering a number of factors, including the amount and timing of potential net cash flows, the range of possible returns, and the risks associated with such Initial Investments, including the risk that the ultimate return will be significantly affected by losses, if any, realized on the Initial Mortgage Loans or the mortgage loans underlying the MBS Interests included in the Initial Investments, and other factors that are not controlled or controllable by the Company, such as prepayment experience on the underlying mortgage loans. These factors may result in a below market rate of return or a loss on the purchase prices paid for the Initial Investments in certain situations. See "Risk Factors--Risks Related to Investments in MBS Interests--Subordinated MBS Interests are Subject to Greater Credit Risks Than More Senior Classes."

  Imperial Credit and its affiliates will realize a book gain on the sale of the Initial Investments to the Company, subject to the terms of the definitive agreement to purchase the Initial Investments, satisfaction of GAAP sale criteria, and consummation of the transaction. The sale of the Initial Investments to the Company will be subject to the consent of the Independent Directors.

  The Company believes that the descriptions of the Initial Investments set forth below are summaries of the material terms of the Initial Investments. In the case of the Initial Mortgage Loans, they have been taken from information provided by the servicer. In the case of the MBS Interests, they have been taken from the prospectus and prospectus supplement for each MBS Interest included therein (the "Underlying Prospectuses") and the information provided to the Company by the trustees of the series of MBS Interests included therein. Such information with respect to the Initial Mortgage Loans and MBS Interests, which is peculiarly within the control of the servicer of the Initial Mortgage Loans and the trustees and issuers of the MBS Interests, has not been independently confirmed by the Company, the Manager or the Underwriters, and is all the information on the subject that the Company possesses or can acquire without unreasonable effort or expense.

THE INITIAL MORTGAGE LOANS

  GENERAL. The Initial Mortgage Loans will have original terms to maturity of not more than 360 months. Each of those Initial Mortgage Loans is secured by a first lien mortgage or deed of trust (each, a "Mortgage") on multifamily, retail, office, industrial, mobile home, mixed use (including mixed commercial uses and mixed commercial and residential uses) or other commercial Real Property. The Initial Mortgage Loans were originated primarily by SPB (formerly known as SPTL) and will be sold to the Company immediately after the consummation of this Offering. SPB (formerly known as SPTL) will retain and perform the primary servicing of the Initial Mortgage Loans on behalf and at the direction of the Company.

  The FDIC and the DOC conducted a joint examination of SPB in January 1996. In their reports of examination, the agencies criticized several areas of SPB's policies, operations and procedures, and noted, among other things, perceived weaknesses in various policies related to lending, investment, audit, security and information systems and violations of certain Federal statutes in connection with certain transactions with affiliates and certain other laws, regulations and statutes. Following that examination, the FDIC, the DOC and SPB entered into a Memorandum of Understanding (the "MOU") which required SPB to take certain actions to correct the perceived deficiencies. Correspondences from SPB to the FDIC states that SPB has made significant progress in rectifying many of the deficiencies outlined in the MOU by implementing various operational and other policies and procedures. Approximately 95% of the Initial Mortgage Loans were originated after the FDIC, the DOC and SPB entered into the MOU. See "Operating Policies and Objectives--The SPB Memorandum of Understanding."

  REPRESENTATIONS AND WARRANTIES. SPB (formerly known as SPTL) will represent and warrant as of the Closing Date of this Offering with respect to each Initial Mortgage Loan that, among other things, (i) such Initial Mortgage Loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Real Property purported to be encumbered thereby (each such Real Property is referred to as a "Mortgaged Property") free and clear of any prior liens, claims or encumbrances, subject only to certain permitted encumbrances; (ii) such Mortgage, together with any separate security agreements, establishes a perfected first priority security interest in favor of the holder of the Mortgage in all the related mortgagor's personal property constituting fixtures used in, and reasonably necessary to operate, the Mortgaged Property and, to the extent a security interest may be created therein, the proceeds arising from the Mortgaged Property and such fixtures subject only to certain permitted encumbrances; (iii) there is an assignment of leases and rents provision creating a perfected first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances; (iv) there are no mechanics' or other similar liens affecting the Mortgaged Property which are or may be prior or equal to the lien of the Mortgage, except those insured against pursuant to the applicable title insurance policy; (v) the related mortgagor has good and indefeasible title to the related Mortgaged Property; (vi) the Mortgaged Property is covered by a title insurance policy insuring that the Mortgage is a valid and perfected first lien, subject only the certain permitted encumbrances (vii) no claims have been made under the related title insurance policy and such policy is in full force and effect and insures SPB as the owner of the Initial Mortgage Loan; (viii) at the time of the assignment of such Initial Mortgage Loan to ICCMIC, SPB had good title to and was the sole owner of such Initial Mortgage Loan free and clear of any pledge, lien or encumbrance (other than an encumbrance in favor of The Federal Home Loan Bank of San Francisco, which will be released upon its receipt of certain funds to be delivered to it from the proceeds of the Closing), and such assignment will validly transfer ownership of such Initial Mortgage Loan to ICCMIC free and clear of any pledge, lien or encumbrance; (ix) the related assignment of mortgage and related assignment of rents and leases is legal, valid and binding and has been recorded or submitted for recording in the applicable jurisdiction; (x) SPB's endorsement of the promissory note or other evidence of indebtedness secured by the related Mortgage (such promissory note or other evidence of indebtedness is referred to as a "Mortgage Note") constitutes the legal and binding assignment of such Mortgage Note and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in such Initial Mortgage Loan to ICCMIC; (xi) each Initial Mortgage Loan document is a legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable federal and state laws and bankruptcy, insolvency, reorganization or other loss relating to creditors' rights and general equitable principles, and certain provisions of such Initial Mortgage Loan documents are and may be unenforceable in whole or in part, but the inclusion of such provisions does not render the Initial Mortgage Loan documents invalid as a whole, and such Initial Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits purported to be afforded thereby; (xii) unless otherwise disclosed in writing to the Company, such Initial Mortgage Loan is not, as of the date of its sale to ICCMIC, and has not been at any time during the 12 preceding months, more than 30 days delinquent in payments of principal or interest; (xiii) SPB has not modified the terms of the related Initial Mortgage Loan and the related Initial Mortgage Loan documents have not been modified or waived in any material respect except as disclosed in writing to the Company; (xiv) such Initial Mortgage Loan has not been satisfied, cancelled, subordinated, released or rescinded and the related mortgagor has not been released from any of its obligations under any Initial Mortgage Loan documents; (xv) none of the Initial

Mortgage Loan documents is subject to any right of rescission, set-off, valid counterclaim or defense; (xvi) each Initial Mortgage Loan document complied in all material respects with all material applicable state or federal laws, and regulations; (xvii) the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with, applicable laws; (xviii) the related Mortgaged Property is in good repair and Seller has no knowledge of any condemnation proceedings with respect thereto that are pending; (xix) there are no delinquent property taxes, and premiums for all insurance policies required to be maintained pursuant to the related Mortgage with respect to each Mortgaged Property have been paid to the extent such amounts have become due; (xx) if so indicated to the Company in writing with respect to such Initial Mortgage Loan, either an environmental site assessment was prepared in connection with the origination of such Initial Mortgage Loan or SPB reviewed a compilation of data bases made available by several regulatory agencies constructed by a private service with respect to an area within a certain radius surrounding the related Mortgaged Property, and no such assessment or review revealed any known circumstances or conditions and SPB has no knowledge of any circumstances or conditions with respect to such Mortgaged Property (including any Mortgaged Property with respect to which neither an assessment was prepared nor a review was performed as described above), that would constitute or result in a material violation of any environmental laws or require any expenditure material in relation to the principal balance of such Initial Mortgage Loan to achieve or maintain compliance in all material respects with any environmental laws; (xxi) the documents governing such Initial Mortgage Loan require that the Mortgaged Property be covered by insurance policies providing insurance against certain losses or damage; (xxii) all amounts required to be deposited by the mortgagor at origination of such Initial Mortgage Loan have been deposited; (xxiii) to SPB's best knowledge, all significant leases are in full force and effect, and there have been no material default by the related Mortgagor or, to SPB's best knowledge, lessee; and (xxiv) to SPB's best knowledge, there are no pending or threatened actions, suits or proceedings by or before any court or other governmental authority against or effecting the related mortgagor under such Initial Mortgage Loan or the Mortgaged Property which, if determined against such mortgagor or Mortgaged Property, would materially and adversely affect the value of such Mortgaged Property or the ability of the mortgagor to pay principal, interest and other amounts due under such Mortgaged Loan.

  SPB will agree to cure any breach of the foregoing representations and warranties or to repurchase any Initial Mortgage Loans from the Company as to which there exists any breach of any such representations or warranties that materially and adversely affects the interests of the Company therein. SPB will covenant with the Company to repurchase any such Initial Mortgage Loan from the Company or cure any such breach within 90 days of receiving notice thereof. The sole remedy available to the Company is the obligation of SPB to cure or repurchase any Initial Mortgage Loan in connection with which there has been a breach of any such representation or warranty which materially and adversely affects the interest of the Company in such Initial Mortgage Loan.

  In addition, Imperial Credit will represent as of the Closing Date to the Company that there are no circumstances or conditions with respect to any Mortgaged Property that would constitute or result in a material violation of any environmental laws or require an expenditure material in relation to the principal balance of the related Initial Mortgage Loan to achieve or maintain compliance in all material respects with any environmental laws. Imperial Credit will agree to purchase from the Company (within 30 days of receiving notice thereof) any Initial Mortgage Loan as to which there exists a breach of such representation that materially and adversely affects the interests of the Company in such Initial Mortgage Loan. There can be no assurance that Imperial Credit will be able to purchase any or all such Initial Mortgage Loans following any such breach.

  CERTAIN CHARACTERISTICS OF THE INITIAL MORTGAGE LOANS. The due dates for most of the Initial Mortgage Loans occur on the first day of a calendar month. SPB will represent that all of the Initial Mortgage Loans are secured by perfected first priority liens on the related Mortgaged Properties. Substantially all of the Mortgaged Properties are not owner-occupied. As of September 30, 1997 (the "Cut-Off Date"), no Initial Mortgage Loan was more than 30 days delinquent. In addition, as of the Cut-Off Date, the Initial Mortgage Loans had the additional characteristics set forth below. The totals in the tables may not add up to 100% due to rounding.

                           MORTGAGE INTEREST RATES(1)

                                                                   PERCENT BY
                                    PERCENT BY    AGGREGATE        AGGREGATE
                          NUMBER OF NUMBER OF     PRINCIPAL        PRINCIPAL
                          MORTGAGE   MORTGAGE   BALANCE AS OF    BALANCE AS OF
MORTGAGE INTEREST RATES     LOANS     LOANS    THE CUT-OFF DATE THE CUT-OFF DATE
-----------------------   --------- ---------- ---------------- ----------------
 7.0001% - 7.5000%.......     80       29.63%    $ 35,566,464         34.09%
 7.5001 -  8.0000........    116       42.96       40,878,559         39.18
 8.0001 -  8.5000........     19        7.04       10,119,410          9.70
 8.5001 -  9.0000........     20        7.41        5,543,520          5.31
 9.0001 -  9.5000........     18        6.67        4,778,219          4.58
 9.5001 - 10.0000........      6        2.22        3,549,577          3.40
10.0001 - 10.5000........      2        0.74          450,370          0.43
10.5001 - 11.0000........      1        0.37          173,347          0.17
11.0001 - 11.5000........      1        0.37          289,765          0.28
11.5001 - 12.0000........      7        2.59        2,996,533          2.87
                             ---      ------     ------------        ------
Total:                       270      100.00%    $104,345,764        100.00%
                             ===      ======     ============        ======

  Weighted Average Mortgage Interest Rate: 8.10%
--------
(1) All of the Mortgage Loans are adjustable rate mortgage loans (the "ARM Loans").

                               PRINCIPAL BALANCES

                                                                  PERCENT BY
                                   PERCENT BY    AGGREGATE        AGGREGATE
       PRINCIPAL         NUMBER OF NUMBER OF     PRINCIPAL        PRINCIPAL
     BALANCE AS OF       MORTGAGE   MORTGAGE   BALANCE AS OF    BALANCE AS OF
    THE CUT-OFF DATE       LOANS     LOANS    THE CUT-OFF DATE THE CUT-OFF DATE
    ----------------     --------- ---------- ---------------- ----------------
      $0.01 -
 $  100,000.............     15        5.56%    $  1,156,321          1.11%
  100,000.01 -
    200,000.............     93       34.44       14,068,326         13.48
  200,000.01 -
    300,000.............     55       20.37       13,560,077         13.00
  300,000.01 -
    400,000.............     29       10.74       10,371,602          9.94
  400,000.01 -
    500,000.............     23        8.52       10,310,248          9.88
  500,000.01 -
    600,000.............     10        3.70        5,719,328          5.48
  600,000.01 -
    700,000.............     12        4.44        7,973,435          7.64
  700,000.01 -
    800,000.............      6        2.22        4,508,743          4.32
  800,000.01 -
    900,000.............      3        1.11        2,489,628          2.39
  900,000.01 -
  1,000,000.............      9        3.33        8,575,262          8.22
1,000,000.01 -
  1,100,000.............      1        0.37        1,047,762          1.00
1,100,000.01 -
  1,200,000.............      1        0.37        1,198,368          1.15
1,200,000.01 -
  1,300,000.............      1        0.37        1,245,936          1.19
1,300,000.01 -
  1,400,000.............      2        0.74        2,715,259          2.60
1,400,000.01 -
  1,500,000.............      3        1.11        4,458,972          4.27
1,500,000.01 -
  1,600,000.............      2        0.74        3,126,720          3.00
1,700,000.01 -
  1,800,000.............      1        0.37        1,760,000          1.69
1,800,000.01 -
  1,900,000.............      1        0.37        1,821,147          1.75
2,300,000.01 -
  2,400,000.............      1        0.37        2,338,676          2.24
2,900,000.01 -
  3,000,000.............      2        0.74        5,899,954          5.65
                            ---      ------     ------------        ------
Total:..................    270      100.00%    $104,345,764        100.00%
                            ===      ======     ============        ======

  Average Principal Balance: $386,466

                                    INDICES

                                                                    PERCENT BY
                                                                     AGGREGATE
                                       PERCENT BY    AGGREGATE       PRINCIPAL
                             NUMBER OF NUMBER OF     PRINCIPAL     BALANCE AS OF
                             MORTGAGE   MORTGAGE   BALANCE AS OF     THE CUT-
           INDEX               LOANS     LOANS    THE CUT-OFF DATE   OFF DATE
           -----             --------- ---------- ---------------- -------------
Six-Month LIBOR.............    226       83.70%    $ 83,954,193       80.46%
Bank of America Prime.......     20        7.41        4,862,000        4.66
One-Year CMT................     24        8.89       15,529,571       14.88
                                ---      ------     ------------      ------
Total:......................    270      100.00%    $104,345,764      100.00%
                                ===      ======     ============      ======

                                  NOTE MARGINS

                                                                    PERCENT BY
                                                                     AGGREGATE
                                       PERCENT BY    AGGREGATE       PRINCIPAL
                             NUMBER OF NUMBER OF     PRINCIPAL     BALANCE AS OF
                             MORTGAGE   MORTGAGE   BALANCE AS OF     THE CUT-
        NOTE MARGIN            LOANS     LOANS    THE CUT-OFF DATE   OFF DATE
        -----------          --------- ---------- ---------------- -------------
2.501%- 3.000%..............      7        2.59%    $  5,443,632        5.22%
3.001 - 3.500...............     33       12.22       16,380,149       15.70
3.501 - 4.000...............    148       54.81       49,942,516       47.86
4.001 - 4.500...............     54       20.00       20,688,678       19.83
4.501 - 5.000...............     21        7.78        9,969,324        9.55
5.001 - 5.500...............      7        2.59        1,921,465        1.84
                                ---      ------     ------------      ------
Total:......................    270      100.00%    $104,345,764      100.00%
                                ===      ======     ============      ======

  Weighted Average Note Margin: 3.96%

                        MINIMUM MORTGAGE INTEREST RATES

                                                                   PERCENT BY
                                    PERCENT BY    AGGREGATE        AGGREGATE
         MINIMUM          NUMBER OF NUMBER OF     PRINCIPAL        PRINCIPAL
        MORTGAGE          MORTGAGE   MORTGAGE   BALANCE AS OF    BALANCE AS OF
      INTEREST RATE         LOANS     LOANS    THE CUT-OFF DATE THE CUT-OFF DATE
      -------------       --------- ---------- ---------------- ----------------
 7.001%- 7.500%..........     93       34.44%    $ 40,231,422         38.56%
 7.501 - 8.000...........    137       50.74       48,734,250         46.70
 8.001 - 8.500...........     22        8.15       11,097,396         10.64
 8.501 - 9.000...........     15        5.56        2,378,429          2.28
 9.001 - 9.500...........      3        1.11        1,904,267          1.82
                             ---      ------     ------------        ------
Total:...................    270      100.00%    $104,345,764        100.00%
                             ===      ======     ============        ======

  Weighted Average Minimum Mortgage Interest Rate: 7.80%

                        MAXIMUM MORTGAGE INTEREST RATES

                                                                   PERCENT BY
                                    PERCENT BY    AGGREGATE        AGGREGATE
         MAXIMUM          NUMBER OF NUMBER OF     PRINCIPAL        PRINCIPAL
        MORTGAGE          MORTGAGE   MORTGAGE   BALANCE AS OF    BALANCE AS OF
      INTEREST RATE         LOANS     LOANS    THE CUT-OFF DATE THE CUT-OFF DATE
      -------------       --------- ---------- ---------------- ----------------
13.001%- 13.500% ........    105       38.89%    $ 43,768,869         41.95%
13.501 - 14.000..........    129       47.78       47,608,678         45.63
14.001 - 14.500..........     17        6.30        8,265,414          7.92
14.501 - 15.000..........     12        4.44        1,913,807          1.83
15.001 - 15.500..........      3        1.11        1,904,267          1.82
15.501 - 16.000..........      2        0.74          213,844          0.20
16.001 - 16.500..........      1        0.37          420,108          0.40
17.001 - 17.500..........      1        0.37          250,777          0.24
                             ---      ------     ------------        ------
Total:...................    270      100.00%    $104,345,764        100.00%
                             ===      ======     ============        ======

  Weighted Average Maximum Mortgage Interest Rate: 13.79%

                                  PERIODIC CAP

                                                                    PERCENT BY
                                                                    AGGREGATE
                                                                    PRINCIPAL
                                                                    BALANCE OF
                                      PERCENT BY    AGGREGATE     MORTGAGE LOANS
                            NUMBER OF NUMBER OF     PRINCIPAL         AS OF
                            MORTGAGE   MORTGAGE   BALANCE AS OF      THE CUT-
       PERIODIC CAP           LOANS     LOANS    THE CUT-OFF DATE    OFF DATE
       ------------         --------- ---------- ---------------- --------------
1.001% - 1.500%............    195       72.22%    $ 70,124,712        67.20%
1.501 - 2.000..............     74       27.41       33,831,052        32.42
3.501 - 4.000..............      1        0.37          390,000         0.37
                               ---      ------     ------------       ------
Total:.....................    270      100.00%    $104,345,764       100.00%
                               ===      ======     ============       ======

  Weighted Average Periodic Cap: 1.67%

                           NEXT RATE ADJUSTMENT DATE

                                                                   PERCENT BY
                                    PERCENT BY    AGGREGATE        AGGREGATE
                          NUMBER OF NUMBER OF     PRINCIPAL        PRINCIPAL
        NEXT RATE         MORTGAGE   MORTGAGE   BALANCE AS OF    BALANCE AS OF
     ADJUSTMENT DATE        LOANS     LOANS    THE CUT-OFF DATE THE CUT-OFF DATE
     ---------------      --------- ---------- ---------------- ----------------
October 1, 1997..........     49       18.15       17,679,439         16.94
November 1, 1997.........     51       18.89       20,634,022         19.77
December 1, 1997.........     46       17.04       17,947,098         17.20
December 10, 1997........      1        0.37          314,329          0.30
January 1, 1998..........     52       19.26       19,694,471         18.87
February 1, 1998.........     39       14.44       16,435,728         15.75
March 1, 1998............     32       11.85       11,640,677         11.16
                             ---      ------     ------------        ------
Total:...................    270      100.00%    $104,345,764        100.00%
                             ===      ======     ============        ======

                      ORIGINAL TERM TO MATURITY IN MONTHS

                                                                   PERCENT BY
                                    PERCENT BY    AGGREGATE        AGGREGATE
        ORIGINAL          NUMBER OF NUMBER OF     PRINCIPAL        PRINCIPAL
         TERM IN          MORTGAGE   MORTGAGE   BALANCE AS OF    BALANCE AS OF
         MONTHS             LOANS     LOANS    THE CUT-OFF DATE THE CUT-OFF DATE
        --------          --------- ---------- ---------------- ----------------
180......................      4        1.48%    $  2,712,597          2.60%
240......................      4        1.48        4,001,623          3.83
300......................      4        1.48        2,446,932          2.35
360......................    258       95.56       95,184,612         91.22
                             ---      ------     ------------        ------
Total:...................    270      100.00%    $104,345,764        100.00%
                             ===      ======     ============        ======

  Weighted Average Original Term to Maturity in Months: 349

                      REMAINING TERM TO MATURITY IN MONTHS

                                                                    PERCENT BY
                                                       AGGREGATE     AGGREGATE
                                          PERCENT BY   PRINCIPAL     PRINCIPAL
           REMAINING            NUMBER OF NUMBER OF  BALANCE AS OF BALANCE AS OF
            TERM IN             MORTGAGE   MORTGAGE    THE CUT-      THE CUT-
            MONTHS                LOANS     LOANS      OFF DATE      OFF DATE
           ---------            --------- ---------- ------------- -------------
169 - 180......................      4        1.48%  $  2,712,597       2.60%
229 - 240......................      4        1.48      4,001,623       3.83
289 - 300......................      4        1.48      2,446,932       2.35
325 - 336......................      6        2.22      2,954,875       2.83
337 - 348......................      2        0.74        181,021       0.17
349 - 360......................    250       92.59     92,048,716      88.22
                                   ---      ------   ------------     ------
Total:.........................    270      100.00%  $104,345,764     100.00%
                                   ===      ======   ============     ======

  Weighted Average Remaining Term to Maturity in Months: 345

                             YEAR OF FIRST DUE DATE

                                                                   PERCENT BY
                                    PERCENT BY    AGGREGATE        AGGREGATE
                          NUMBER OF NUMBER OF     PRINCIPAL        PRINCIPAL
                          MORTGAGE   MORTGAGE   BALANCE AS OF    BALANCE AS OF
          YEAR              LOANS      LOANS   THE CUT-OFF DATE THE CUT-OFF DATE
          ----            --------- ---------- ---------------- ----------------
1995.....................      6        2.22%    $  2,954,875          2.83%
1996.....................      4        1.48        1,268,309          1.22
1997.....................    260       96.30      100,122,580         95.95
                             ---      ------     ------------        ------
Total:...................    270      100.00%    $104,345,764        100.00%
                             ===      ======     ============        ======

                           YEAR OF SCHEDULED MATURITY

                                                                   PERCENT BY
                                    PERCENT BY    AGGREGATE        AGGREGATE
                          NUMBER OF NUMBER OF     PRINCIPAL        PRINCIPAL
                          MORTGAGE   MORTGAGE   BALANCE AS OF    BALANCE AS OF
          YEAR              LOANS     LOANS    THE CUT-OFF DATE THE CUT-OFF DATE
          ----            --------- ---------- ---------------- ----------------
2011.....................      1        0.37%    $    928,657          0.89%
2012.....................      5        1.85        2,286,265          2.19
2017.....................      4        1.48        4,001,623          3.83
2022.....................      4        1.48        2,446,932          2.35
2025.....................      6        2.22        2,954,875          2.83
2026.....................      6        2.22          989,357          0.95
2027.....................    244       90.37       90,738,055         86.96
                             ---      ------     ------------        ------
Total:...................    270      100.00%    $104,345,764        100.00%
                             ===      ======     ============        ======

  The "Debt Service Coverage Ratio" for any Initial Mortgage Loan is the ratio of Net Operating Income produced by the related Mortgaged Property, in most cases as underwritten by SPB, to the amounts of principal and interest, not fully indexed, due under such Initial Mortgage Loan as of the Cut-off Date. Generally, "Net Operating Income" or "NOI" for a Mortgaged Property equals the operating revenues for such Mortgaged Property minus its operating expenses and replacement reserves, but without giving effect to debt service, depreciation, non-recurring capital expenditures, tenant improvements, leasing commissions and similar items. The Net Operating Income of a Mortgage Property was determined based on SPB's underwriting guidelines, including appraisals, and do not necessarily reflect the operating statements for the Mortgaged Properties obtained from the respective Mortgagors. The information contained herein was unaudited, and the Company has made no attempt to verify its accuracy. The information derived from these sources was not uniform among the Initial Mortgage Loans.

                         DEBT SERVICE COVERAGE RATIOS
                              FOR MORTGAGE LOANS

                                                                     PERCENT BY
                                                                      AGGREGATE
                                                                      PRINCIPAL
                                         PERCENT BY    AGGREGATE     BALANCE AS
                               NUMBER OF NUMBER OF     PRINCIPAL         OF
         DEBT SERVICE          MORTGAGE   MORTGAGE   BALANCE AS OF   THE CUT-OFF
        COVERAGE RATIO           LOANS     LOANS    THE CUT-OFF DATE    DATE
        --------------         --------- ---------- ---------------- -----------
0.5001 - 1.0000...............      1        0.37%    $    144,098       0.14%
1.0001 - 1.5000...............     52       19.26       22,736,201      21.79
1.5001 - 2.0000...............    149       55.19       63,798,326      61.14
2.0001 - 2.5000...............     46       17.04       13,038,058      12.50
2.5001 - 3.0000...............     16        5.93        3,220,817       3.09
3.0001 - 3.5000...............      4        1.48          974,399       0.93
3.5001 - 4.0000...............      1        0.37          200,532       0.19
4.0001 - 4.5000...............      1        0.37          233,333       0.22
                                  ---      ------     ------------     ------
Total:........................    270      100.00%    $104,345,764     100.00%
                                  ===      ======     ============     ======

  Weighted Average Debt Service Coverage Ratio: 1.74

                    YEAR OF CALCULATION OF UNDERWRITTEN NOI

                                                                   PERCENT BY
                                    PERCENT BY    AGGREGATE        AGGREGATE
                          NUMBER OF NUMBER OF     PRINCIPAL        PRINCIPAL
                          MORTGAGE   MORTGAGE   BALANCE AS OF    BALANCE AS OF
          YEAR              LOANS     LOANS    THE CUT-OFF DATE THE CUT-OFF DATE
          ----            --------- ---------- ---------------- ----------------
Unknown..................      1        0.37%    $    199,452          0.19%
1987 ....................      2        0.74          180,424          0.17
1994.....................      1        0.37        1,550,166          1.49
1995.....................      6        2.22        1,334,953          1.28
1996.....................      7        2.59        3,191,854          3.06
1997.....................    253       93.70       97,888,915         93.81
                             ---      ------     ------------        ------
Total:...................    270      100.00%    $104,345,764        100.00%
                             ===      ======     ============        ======

  The Initial Mortgage Loans are secured by Mortgaged Properties located in 16 different states. The table below sets forth the states in which the Mortgaged Properties are located:

                            GEOGRAPHIC DISTRIBUTION

                                                                  PERCENT BY
                                   PERCENT BY    AGGREGATE        AGGREGATE
                         NUMBER OF NUMBER OF     PRINCIPAL        PRINCIPAL
                         MORTGAGE   MORTGAGE   BALANCE AS OF    BALANCE AS OF
         STATE             LOANS     LOANS    THE CUT-OFF DATE THE CUT-OFF DATE
         -----           --------- ---------- ---------------- ----------------
Arizona.................     30       11.11%    $ 10,366,012          9.93%
California
 (Southern)(1)..........    133       49.26       43,965,757         42.13
California
 (Northern)(1)..........     15        5.56        9,009,441          8.63
Colorado................     20        7.41        5,988,681          5.74
Florida.................      5        1.85        1,047,038          1.00
Idaho...................      1        0.37          139,363          0.13
Illinois................      1        0.37        1,496,007          1.43
Nebraska................      1        0.37          398,860          0.38
Nevada..................      2        0.74        1,109,452          1.06
New Jersey .............      7        2.59        3,620,181          3.47
New Mexico .............      1        0.37           59,445          0.06
New York................      2        0.74        2,508,447          2.40
Ohio ...................      1        0.37          159,672          0.15
Oregon..................     20        7.41        9,266,214          8.88
Texas ..................      9        3.33        4,107,662          3.94
Utah....................      1        0.37          129,560          0.12
Washington..............     21        7.78       10,973,972         10.52
                            ---      ------     ------------        ------
Total:..................    270      100.00%    $104,345,764        100.00%
                            ===      ======     ============        ======

--------
(1) Mortgaged Properties are deemed to be in California (Southern) if located in California with zip codes less than or equal to 93600. Mortgaged Properties are deemed to be in California (Northern) if located in California with zip codes greater than 93600.

                               PROPERTY TYPES(1)

                                                                   PERCENT BY
                                    PERCENT BY    AGGREGATE        AGGREGATE
                          NUMBER OF NUMBER OF     PRINCIPAL        PRINCIPAL
                          MORTGAGE   MORTGAGE   BALANCE AS OF    BALANCE AS OF
      PROPERTY TYPE         LOANS     LOANS    THE CUT-OFF DATE THE CUT-OFF DATE
      -------------       --------- ---------- ---------------- ----------------
Commercial...............      1        0.37%    $    289,765          0.28%
Industrial...............      7        2.59        2,819,594          2.70
Mixed Use................     21        7.78        9,864,588          9.45
Mobile Home..............      1        0.37          373,876          0.36
Multifamily..............    201       74.44       71,274,886         68.31
Office...................     12        4.44        5,352,227          5.13
Retail...................     27       10.00       14,370,828         13.77
                             ---      ------     ------------        ------
Total:...................    270      100.00%    $104,345,764        100.00%
                             ===      ======     ============        ======

--------
(1) Property types reflect primary use of property.

                              LOAN PURPOSES(1)

                                                                   PERCENT BY
                                    PERCENT BY    AGGREGATE        AGGREGATE
                          NUMBER OF NUMBER OF     PRINCIPAL        PRINCIPAL
          LOAN            MORTGAGE   MORTGAGE   BALANCE AS OF    BALANCE AS OF
         PURPOSE            LOANS     LOANS    THE CUT-OFF DATE THE CUT-OFF DATE
         -------          --------- ---------- ---------------- ----------------
Purchase.................    145       53.70%    $ 56,467,526         54.12%
Refinance................    125       46.30       47,878,238         45.88
                             ---      ------     ------------        ------
Total:...................    270      100.00%    $104,345,764        100.00%
                             ===      ======     ============        ======

--------
(1) Includes cash-out refinancing

  Approximately 97.4% of the Initial Mortgage Loans are subject to prepayment premiums. In general, these prepayment terms provide that if the related mortgagor prepays the principal balance thereof in an amount in excess of 20% of the original principal balance of the related Mortgage Loan for any 12-month period during a certain period of time following the origination (the "Prepayment Period"), such mortgagor will be required to pay a prepayment premium equal to six months' interest at the Mortgage Interest Rate then in effect for such Initial Mortgage Loan on the amount of such prepayment in excess of 20% of the original principal amount thereof (a "Prepayment Premium"). The following table sets forth the approximate months remaining in the Prepayment Premium Period of the Initial Mortgage Loans.

                      MONTHS OF PREPAYMENT PREMIUM PERIOD
                       REMAINING AS OF THE CUT-OFF DATE

                                                                   PERCENT BY
        MONTHS OF                   PERCENT BY    AGGREGATE        AGGREGATE
       PREPAYMENT         NUMBER OF NUMBER OF     PRINCIPAL        PRINCIPAL
     PREMIUM PERIOD       MORTGAGE   MORTGAGE   BALANCE AS OF    BALANCE AS OF
        REMAINING           LOANS     LOANS    THE CUT-OFF DATE THE CUT-OFF DATE
     --------------       --------- ---------- ---------------- ----------------
None.....................      5        1.85%    $  2,731,504          2.62%
 1 -  6..................      6        2.22        3,251,618          3.12
 7 - 12..................     15        5.56        6,977,535          6.69
13 - 18..................      2        0.74          181,021          0.17
25 - 30..................     30       11.11       11,116,101         10.65
31 - 36..................    212       78.52       80,087,985         76.75
                             ---      ------     ------------        ------
Total:...................    270      100.00%    $104,345,764        100.00%
                             ===      ======     ============        ======

  The following table sets forth the range of Cut-off Date LTV Ratios of the Initial Mortgage Loans. A "Cut-off Date LTV Ratio" is a fraction, expressed as a percentage, the numerator of which is the Cut-off Date Balance of an Initial Mortgage Loan, and the denominator of which is the appraised value of the related Mortgaged Property as determined by an appraisal thereof obtained in connection with the origination of such Initial Mortgage Loan. The appraised value does not incorporate any pledges of additional collateral, if any, which under SPB's underwriting guidelines, are taken into account in approving loans with a higher LTV than 75%. Because the value of Mortgaged Properties at the maturity date may be different than such appraisal value, there can be no assurance that the loan-to-value ratio for any Initial Mortgage Loan determined at any time following origination thereof will be lower than the Cut-off Date LTV Ratio, notwithstanding any positive amortization of such Initial Mortgage Loan. It is possible that the market value of a Mortgaged Property securing an Initial Mortgage Loan may decline between the origination thereof and the related maturity date.

  An appraisal of each of the Mortgaged Properties was made between November 1994 and July 1997. It is possible that the market value of a Mortgaged Property securing an Initial Mortgage Loan has declined since the most recent appraisal for such Mortgaged Property, and that such market values could decline in the future. All appraisals were obtained by SPB in accordance with the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended ("FIRREA").

                            CUT-OFF DATE LTV RATIOS

                                                                      PERCENT BY
                                       PERCENT BY    AGGREGATE        AGGREGATE
                             NUMBER OF NUMBER OF     PRINCIPAL        PRINCIPAL
                             MORTGAGE   MORTGAGE   BALANCE AS OF    BALANCE AS OF
   CUT-OFF DATE LTV RATIOS     LOANS     LOANS    THE CUT-OFF DATE THE CUT-OFF DATE
   -----------------------   --------- ---------- ---------------- ----------------
   30.001% - 35.000%.......       5        1.85%    $  2,569,494          2.46%
   35.001 - 40.000.........       5        1.85          773,404          0.74
   40.001 - 45.000.........       7        2.59        1,422,721          1.36
   45.001 - 50.000.........      19        7.04        4,648,981          4.46
   50.001 - 55.000.........      19        7.04        8,155,356          7.82
   55.001 - 60.000.........      33       12.22       14,059,002         13.47
   60.001 - 65.000.........      62       22.96       19,266,437         18.46
   65.001 - 70.000.........      78       28.89       28,462,932         27.28
   70.001 - 75.000.........      34       12.59       20,451,204         19.60
   75.001 - 80.000.........       4        1.48        3,217,177          3.08
   80.001 - 85.000.........       2        0.74          914,439          0.88
   85.001 - 90.000.........       1        0.37           89,850          0.09
   95.001 -100.000.........       1        0.37          314,767          0.30
                                ---      ------     ------------        ------
                                270      100.00%    $104,345,764        100.00%
                                ===      ======     ============        ======

  Weighted Average Cut-off Date LTV Ratio: 63.93%

INDICES

  General. The Mortgage Interest Rate will generally adjust periodically to a rate equal to the sum of the related Index and the margin set forth on the related Mortgage Note (the "Note Margin"). The Index on each Initial Mortgage Loan will be Six-Month LIBOR, Bank of America Prime or One-Year U.S. Treasury, all as more fully described below. The Mortgage Interest Rate on each Mortgage Loan prior to the first date on which such Mortgage Interest Rate adjusts (each such date, a "Rate Adjustment Date") is typically an introductory rate which is generally lower than the rate which would have been in effect based on the related Index and Note Margin. A description of each Index is set forth below.

  Six-Month LIBOR Index. The Index for 80.46% of the Initial Mortgage Loans will be Six-Month LIBOR. Six-Month LIBOR for any Six-Month LIBOR Mortgage Loan will generally be calculated for each six-month accrual period as the six-month London Interbank Offered Rate for U.S. Dollar deposits published in The Wall Street Journal on the 25th day (or if such day is not a business day, the following business day) of the month preceding the month of the Rate Adjustment Date for such Initial Mortgage Loan. Listed below are levels of Six-Month LIBOR as published by The Wall Street Journal on such dates. Such levels may fluctuate significantly from month to month as well as over longer periods and may not increase or decrease in a constant pattern from period to period. The following does not purport to be representative of future levels of Six-Month LIBOR as published in The Wall Street Journal. No assurance can be given as to the level of Six-Month LIBOR for any Rate Adjustment Date or during the life of any Six-Month LIBOR Mortgage Loan.

                                SIX-MONTH LIBOR

                                       1992   1993   1994   1995   1996   1997
                                       -----  -----  -----  -----  -----  -----
January............................... 4.313% 3.438% 3.375% 6.750% 5.735% 5.719%
February.............................. 4.500  3.313  4.000  6.438  5.188  5.594
March................................. 4.625  3.313  4.188  6.438  5.469  5.938
April................................. 4.250  3.313  4.625  6.313  5.563  6.031
May................................... 4.125  3.438  5.000  6.125  5.594  5.969
June.................................. 4.125  3.563  5.000  5.813  5.781  5.906
July.................................. 3.625  3.563  5.250  5.938  5.844  5.813
August................................ 3.563  3.438  5.313  6.000  5.688  5.844
September............................. 3.438  3.375  5.688  5.844  5.875  5.813
October............................... 3.563  3.375  5.938  5.906  5.625    --
November.............................. 3.938  3.500  6.313  5.688  5.531    --
December.............................. 3.625  3.500  6.938  5.594  5.688    --

  Bank of America Prime Index. The Index for 4.66% of the Initial Mortgage Loans will be Bank of America Prime. Bank of America Prime for any Bank of America Prime Mortgage Loan will be the prime lending rate of the Bank of America N.T. & S.A. as publicly announced by Bank of America N.T. & S.A. as its prime rate as most recently available on the indicated Rate Adjustment Dates. Listed below are levels of Bank of America Prime that were applicable to mortgage loans on such date. Such levels may fluctuate significantly from month to month as well as over longer periods and may not increase or decrease in constant pattern from period to period. The following does not purport to be representative of future levels of Bank of America Prime. No assurance can be given as to the level of Bank of America Prime for any Rate Adjustment Date or during the life of any Bank of America Prime Mortgage Loan.

                             BANK OF AMERICA PRIME

                                             1992  1993  1994  1995  1996  1997
                                             ----  ----  ----  ----  ----  ----
January 1................................... 6.50% 6.00% 6.00% 8.50% 8.50% 8.25%
February 1.................................. 6.50  6.00  6.00  9.00  8.25  8.25
March 1..................................... 6.50  6.00  6.00  9.00  8.25  8.25
April 1..................................... 6.50  6.00  6.25  9.00  8.25  8.50
May 1....................................... 6.50  6.00  6.75  9.00  8.25  8.50
June 1...................................... 6.50  6.00  7.25  9.00  8.25  8.50
July 1...................................... 6.50  6.00  7.25  9.00  8.25  8.50
August 1.................................... 6.00  6.00  7.25  8.75  8.25  8.50
September 1................................. 6.00  6.00  7.75  8.75  8.25  8.50
October 1................................... 6.00  6.00  7.75  8.75  8.25  8.50
November 1.................................. 6.00  6.00  7.75  8.75  8.25   --
December 1.................................. 6.00  6.00  8.50  8.75  8.25   --

  One-Year U.S. Treasury Index. The Index for 14.88% of the Initial Mortgage Loans will be the One-Year U.S. Treasury. The One-Year U.S. Treasury is currently calculated based on information reported in the Federal Reserve board's Statistical Release No. H.15(519). Listed below are the weekly average yields on actively traded U.S. Treasury securities adjusted to a constant maturity of one year "one-year CMT" as reported by the Federal Reserve Board in Statistical Release No. H.15(519) that was most recently available as of the date indicated. Such average yields may fluctuate significantly from week to week as well as over longer periods and may not increase or decrease in constant pattern from period to period. The following does not purport to be representative of future average yields. No assurance can be given as to the average yields on such U.S. Treasury securities on any Rate Adjustment Date or during the life of any One-Year Treasury Mortgage Loan.

                            ONE-YEAR U.S. TREASURY

                                       1992   1993   1994   1995   1996   1997
                                       -----  -----  -----  -----  -----  -----
January 1............................. 4.170% 3.643% 3.600% 7.120% 5.300% 5.500%
February 1............................ 4.142  3.408  3.510  6.950  5.050  5.610
March 1............................... 4.373  3.312  4.010  6.540  5.040  5.470
April 1............................... 4.644  3.300  4.360  6.370  5.420  5.940
May 1................................. 4.324  3.184  4.900  6.240  5.520  6.010
June 1................................ 4.267  3.550  5.290  5.920  5.590  5.850
July 1................................ 4.136  3.526  5.300  5.590  5.790  5.650
August 1.............................. 3.532  3.530  5.510  5.720  5.850  5.540
September 1........................... 3.518  3.366  5.610  5.810  5.640  5.540
October 1............................. 3.156  3.392  5.850  5.570  5.720  5.470
November 1............................ 3.482  3.462  6.220  5.580  5.560    --
December 1............................ 3.755  3.610  6.630  5.440  5.420    --

  The tables on the following pages show certain characteristics of the largest 50 Initial Mortgage Loans, based upon information provided by SPB as of the Cut-off Date.

  CERTAIN CHARACTERISTICS OF THE LARGEST 50 INITIAL MORTGAGE LOANS AS OF THE
                                 CUT-OFF DATE

   LOAN                                               ZIP   PROPERTY   YEAR  UNITS/  APPRAISAL  APPRAISAL          ORIGINAL
  NUMBER        ADDRESS             CITY       STATE CODE    TYPE(1)   BUILT  SF(2)    VALUE      DATE    LTV(3)   BALANCE
  ------   ----------------   ---------------- ----- ----- ----------- ----- ------- ---------- --------- ------  ----------
 236313197 251 Hilltop
           Drive              Redding           CA   96003 Multifamily 1978      149 $4,500,000 24-Apr-97 66.51%  $3,000,000
 217013106 8800-8920
           Limonite Ave.      Riverside         CA   92509 Retail      1981   93,845  4,250,000  4-Mar-97 68.40    2,915,000
 287013239 9 West 20th
           Street             New York          NY   10011 Mixed Use   1920   30,318  3,930,000 27-May-97 59.51    2,350,000
 216313341 215 E. 15th
           Street             Santa Ana         CA   92701 Multifamily 1985       74  2,350,000  2-Jul-97 77.50    1,822,500
 216313346 1354, 1374,
           1378, 1384, 1388
           & 1394 5th         Upland            CA   91786 Multifamily 1962       80  2,360,000 10-Jul-97 74.58    1,760,000
 256313054 12704-14 49th
           Av/4704-4810
           127th St           Lakewood          WA   98499 Multifamily 1988       94  2,200,000 24-Feb-97 71.66    1,582,500
 227011047 9935 Beverly Bl    Los Angeles       CA   90660 Industrial  1973  213,956  4,650,000 11-Nov-94 33.34    1,650,000
 277013112 801 East
           Algonquin Road     Schaumburg        IL   60173 Retail      1987    8,782  2,305,000 13-Mar-97 64.90    1,500,000
 267013227 16 & 28 SW First
           Avenue             Portland          OR   97204 Mixed Use   1890   33,408  3,200,000 13-May-97 46.60    1,500,000
 266313151 6622-6766 North
           Fessenden Street   Portland          OR   97203 Multifamily 1972       72  2,515,000  6-Mar-97 58.52    1,475,000
 266313003 1313 NE 131st
           Place              Portland          OR   97233 Multifamily 1965       51  1,865,000 11-Dec-96 73.48    1,375,500
 216313045 13633 Doty
           Avenue             Hawthorne         CA   90250 Multifamily 1973       80  1,875,000 20-Mar-97 71.73    1,350,000
 227013233 3910 North Long
           Beach Boulevard    Long Beach        CA   90806 Retail      1991    7,231  1,680,000 18-Apr-97 74.16    1,250,000
 217013283 8500-8522 South
           Broadway           Los Angeles       CA   90003 Retail      1963   27,370  2,000,000 24-Jun-97 59.92    1,200,000
 216313174 1414 North 34th
           Street             Phoenix           AZ   85008 Multifamily 1970       66  2,000,000 28-Apr-97 52.39    1,050,000
 276313092 201 Passaic
           Avenue             Harrison          NJ   07029 Multifamily 1986       24  1,335,000 11-Feb-97 74.75    1,000,000
 256313007 17 West Casino
           Road               Everett           WA   98204 Multifamily 1979       40  1,335,000 25-Nov-96 74.25      995,000
 216313264 11433 Rochester
           Avenue             Los Angeles       CA   90025 Multifamily 1962       18  1,850,000  3-Jun-97 53.21      985,000
 247013000 7211 Regency
           Square Boulevard   Houston           TX   77036 Office      1979   61,135  1,800,000 19-Dec-96 52.99      960,000
 256312971 10245 Des Moines
           Way South          Seattle           WA   98168 Multifamily 1967       37  1,325,000 13-Jan-97 71.84      956,250
 216313307 1132 N.
           Wilmington
           Boulevard          Wilmington        CA   90744 Multifamily 1987       62  1,250,000 10-Jun-97 74.95      937,500
 237012543 100 Hegenberger
           Road               Oakland           CA   94621 Office      1978   36,067  1,600,000  5-Sep-96 58.04      960,000
 216313164 219 N. Avenue 51   Los Angeles       CA   90042 Multifamily 1991       44  1,400,000 24-Mar-97 65.85      924,000
 246313225 6130 North
           Seventh Street     Phoenix           AZ   85014 Multifamily 1967       79  1,425,000 17-Apr-97 63.76      910,000
 216313184 2815 Peavy Road    Dallas            TX   75228 Multifamily 1970      102  1,200,000 14-Apr-97 69.90      840,000
 246313181 1065-1095 South
           Quivas Street      Denver            CO   80223 Multifamily 1970       84  1,625,000  4-Apr-97 50.97      830,000
 256313100 6334 Rainer
           Avenue South       Seattle           WA   98118 Multifamily 1961       54  1,225,000 21-Mar-97 67.16      825,000
 227013178 111 Avenida
           Palizada           San Clemente      CA   92672 Retail      1956   18,244    990,000 17-Apr-97 80.64      800,000
 216312997 3925 W. Walnut
           St.                Garland           TX   75042 Multifamily 1964      116  1,229,000 17-Feb-97 64.58      798,000
 226312906 333-339
           Halesworth
           Street             Santa Ana         CA   92701 Multifamily 1979       39  1,210,000 10-Dec-96 64.72      786,500
 287013091 1139-1141 Main
           Ave.               Clifton           NJ   07013 Mixed Use   1922        2  1,200,000 12-Feb-97 59.42      715,000
 256313077 8501 Midvale Ave
           N & 8500 Nesbit
           Ave                Seattle           WA   98103 Multifamily 1962       23    975,000  3-Mar-97 73.05      715,000
 216313064 21125 Saticoy St   Canoga Park       CA   91304 Multifamily 1971       30  1,100,000 10-Mar-97 64.39      711,000
 217013110 1401 S. Arville
           St                 Las Vegas         NV   89102 Mixed Use   1978   14,304  1,220,000  4-Mar-97 57.23      700,000
 246312983 625 Hathaway
           Drive              Colorado Springs  CO   80915 Multifamily 1963       29  1,055,000 27-Jan-97 66.05      700,000
 236313147 2001 and 2023
           Broadway and
           Rumrill            San Pablo         CA   94806 Multifamily 1994       24    925,000 25-Mar-97 74.97      695,000
 266313163 2601-2639
           Rossiter Lane      Vancouver         WA   98661 Multifamily 1969       20  1,025,000  7-Apr-97 65.04      685,000
 216312992 11720 Runnymede
           Street             North Hollywood   CA   91605 Multifamily 1983       52  1,050,000 12-Feb-97 66.62      686,000
 266313339 17140 SW
           Heritage Court     Beaverton         OR   97006 Multifamily 1971       24    930,000  2-Jul-97 72.53      675,000
 217013146 14760 Ventura
           Blvd.              Sherman Oaks      CA   91403 Retail      1962    9,736  1,000,000  1-Apr-97 66.18      663,600
 256313162 1111 West James
           Street             Kent              WA   98032 Multifamily 1968       33    900,000 14-Apr-97 73.16      675,000
   LOAN                              CUT-OFF
  NUMBER        ADDRESS              BALANCE    RATE
  ------   ----------------         ---------- -------
 236313197 251 Hilltop
           Drive                    $2,992,937  7.250%
 217013106 8800-8920
           Limonite Ave.             2,907,018  7.950
 287013239 9 West 20th
           Street                    2,338,676  8.500
 216313341 215 E. 15th
           Street                    1,821,147  7.500
 216313346 1354, 1374,
           1378, 1384, 1388
           & 1394 5th                1,760,000  8.250
 256313054 12704-14 49th
           Av/4704-4810
           127th St                  1,576,554  7.500
 227011047 9935 Beverly Bl           1,550,166 12.000
 277013112 801 East
           Algonquin Road            1,496,007  8.000
 267013227 16 & 28 SW First
           Avenue                    1,491,108  7.750
 266313151 6622-6766 North
           Fessenden Street          1,471,857  7.750
 266313003 1313 NE 131st
           Place                     1,370,332  7.500
 216313045 13633 Doty
           Avenue                    1,344,928  7.500
 227013233 3910 North Long
           Beach Boulevard           1,245,936  8.375
 217013283 8500-8522 South
           Broadway                  1,198,368  7.950
 216313174 1414 North 34th
           Street                    1,047,762  7.750
 276313092 201 Passaic
           Avenue                      997,868  7.750
 256313007 17 West Casino
           Road                        991,261  7.500
 216313264 11433 Rochester
           Avenue                      984,372  8.250
 247013000 7211 Regency
           Square Boulevard            953,792  9.950
 256312971 10245 Des Moines
           Way South                   951,923  9.000
 216313307 1132 N.
           Wilmington
           Boulevard                   936,838  7.750
 237012543 100 Hegenberger
           Road                        928,657  9.750
 216313164 219 N. Avenue 51            921,930  7.500
 246313225 6130 North
           Seventh Street              908,621  7.500
 216313184 2815 Peavy Road             838,749  7.500
 246313181 1065-1095 South
           Quivas Street               828,231  7.750
 256313100 6334 Rainer
           Avenue South                822,648  7.750
 227013178 111 Avenida
           Palizada                    798,362  7.950
 216312997 3925 W. Walnut
           St.                         793,649  9.450
 226312906 333-339
           Halesworth
           Street                      783,115  9.250
 287013091 1139-1141 Main
           Ave.                        713,042  7.950
 256313077 8501 Midvale Ave
           N & 8500 Nesbit
           Ave                         712,246  7.375
 216313064 21125 Saticoy St            708,328  7.500
 217013110 1401 S. Arville
           St                          698,178  8.200
 246312983 625 Hathaway
           Drive                       696,834  9.000
 236313147 2001 and 2023
           Broadway and
           Rumrill                     693,443  7.500
 266313163 2601-2639
           Rossiter Lane               682,897  9.000
 216312992 11720 Runnymede
           Street                      682,830  7.500
 266313339 17140 SW
           Heritage Court              674,499  7.500
 217013146 14760 Ventura
           Blvd.                       661,783  7.950
 256313162 1111 West James
           Street                      658,349  7.500

  CERTAIN CHARACTERISTICS OF THE LARGEST 50 INITIAL MORTGAGE LOANS AS OF THE
                           CUT-OFF DATE--(CONTINUED)

   LOAN                                          ZIP   PROPERTY   YEAR  UNITS/ APPRAISAL APPRAISAL         ORIGINAL CUT-OFF
  NUMBER        ADDRESS          CITY     STATE CODE    TYPE(1)   BUILT SF(2)    VALUE     DATE    LTV(3)  BALANCE  BALANCE
  ------   ----------------   ----------- ----- ----- ----------- ----- ------ --------- --------- ------  -------- --------
 246313035 1031 East Lemon
           Street             Tempe        AZ   85281 Multifamily 1963      36 $ 937,000 27-Feb-97 69.75%  $655,900 $653,555
 227013058 1601 Carmen
           Drive              Camarillo    CA   93010 Office      1982  22,988 1,250,000 27-Feb-97 51.70    650,000  646,245
 216313010 3147-3155 El
           Segundo Blvd.      Lynwood      CA   90262 Multifamily 1963      40 1,000,000  7-Feb-97 61.77    620,000  617,728
 216313340 1518 N. Spurgeon
           Street             Santa Ana    CA   92701 Multifamily 1987      27   810,000  2-Jul-97 74.94    607,500  607,049
 216313094 7259 Willoughby
           Avenue             Los Angeles  CA   90046 Multifamily 1963      21   930,000  4-Mar-97 64.32    600,000  598,202
 287013089 191 Vineyard Rd    Edison       NJ   08817 Industrial  1962  38,855 1,200,000 10-Mar-97 49.85    600,000  598,157
 227012996 174 & 180 E.
           Main St.           Tustin       CA   92780 Office      1956  18,471 1,100,000 11-Feb-97 54.32    600,000  597,519
 266312982 629 E. 19th
           Street             Oakland      CA   94606 Multifamily 1930      18   815,000  4-Feb-97 73.29    600,000  597,286
 286313033 361-371 12th Ave   Paterson     NJ   07514 Multifamily 1920      48 1,250,000 10-Feb-97 46.63    585,000  582,909
   LOAN
  NUMBER        ADDRESS          RATE
  ------   ----------------      ------
 246313035 1031 East Lemon
           Street                7.750%
 227013058 1601 Carmen
           Drive                 7.750
 216313010 3147-3155 El
           Segundo Blvd.         7.750
 216313340 1518 N. Spurgeon
           Street                7.500
 216313094 7259 Willoughby
           Avenue                7.500
 287013089 191 Vineyard Rd       8.500
 227012996 174 & 180 E.
           Main St.              9.750
 266312982 629 E. 19th
           Street                9.000
 286313033 361-371 12th Ave      7.750

----
(1) "Mixed Use" includes mixed commercial and residential use as well as mixed commercial use.

(2) Units/square feet represents the number of multifamily, mobile home park, and self storage properties and square feet for all other properties.

(3) LTV represents the ratio of the outstanding principal balance as of the Cut-Off Date to appraised value at appraisal date indicated.

  CERTAIN CHARACTERISTICS OF THE LARGEST 50 INITIAL MORTGAGE LOANS AS OF THE
                                 CUT-OFF DATE

 LOAN                    REMAINING    FIRST     MATURITY            YEAR OF NOI
NUMBER             P&I     TERM    PAYMENT DATE   DATE      NOI    DETERMINATION DSCR     INDEX     MARGIN  PERIODIC CAP
------           ------- --------- ------------ --------- -------- ------------- ----  ------------ ------  ------------
236313197....... $20,465    357     01-Jul-97   01-Jun-27 $366,088     1997      1.49x    1-yr. CMT 2.950%     1.500%
217013106.......  21,288    356     01-Jun-97   01-May-27  387,841     1997      1.52   6-mo. LIBOR 3.950      2.000
287013239.......  20,394    238     01-Aug-97   01-Jul-17  390,265     1997      1.59   6-mo. LIBOR 4.750      2.000
216313341.......  12,743    359     01-Sep-97   01-Aug-27  246,851     1997      1.61   6-mo. LIBOR 4.000      1.500
216313346.......  13,222    359     01-Sep-97   01-Aug-27  267,551     1997      1.69   6-mo. LIBOR 3.500      1.500
256313054.......  11,065    355     01-May-97   01-Apr-27  201,083     1997      1.51     1-yr. CMT 3.250      1.500
227011047.......  16,112    329     01-Mar-95   01-Feb-25  415,929     1994      2.15  B of A Prime 3.550      2.000
277013112.......  11,006    356     01-Jun-97   01-May-27  228,192     1997      1.73   6-mo. LIBOR 4.200      2.000
267013227.......  14,119    178     01-Aug-97   01-Jul-12  245,709     1997      1.45   6-mo. LIBOR 4.500      2.000
266313151.......  10,567    357     01-Jul-97   01-Jun-27  226,955     1997      1.79   6-mo. LIBOR 4.000      1.500
266313003.......   9,618    355     01-May-97   01-Apr-27  181,383     1997      1.57   6-mo. LIBOR 3.750      1.500
216313045.......   9,439    355     01-May-97   01-Apr-27  196,601     1996      1.74   6-mo. LIBOR 3.750      1.500
227013233.......  10,749    238     01-Aug-97   01-Jul-17  158,012     1997      1.23   6-mo. LIBOR 4.375      2.000
217013283.......   8,763    358     01-Aug-97   01-Jul-27  184,767     1997      1.76   6-mo. LIBOR 4.750      2.000
216313174.......   7,522    357     01-Jul-97   01-Jun-27  187,629     1997      2.08   6-mo. LIBOR 4.000      1.500
276313092.......   7,164    357     01-Jul-97   01-Jun-27  132,857     1997      1.55   6-mo. LIBOR 4.000      1.500
256313007.......   6,957    355     01-May-97   01-Apr-27  110,737     1997      1.33     1-yr. CMT 3.000      1.500
216313264.......   7,400    358     01-Aug-97   01-Jul-27  139,140     1997      1.57   6-mo. LIBOR 4.000      1.500
247013000.......   7,378    294     01-Apr-97   01-Mar-22  183,692     1997      2.07   6-mo. LIBOR 4.750      2.000
256312971.......   6,686    354     01-Apr-97   01-Mar-27  114,509     1997      1.43   6-mo. LIBOR 3.500      1.500
216313307.......   6,716    359     01-Sep-97   01-Aug-27  147,266     1997      1.83   6-mo. LIBOR 3.750      1.500
237012543.......  10,140    170     01-Dec-96   01-Nov-11  208,530     1996      1.71   6-mo. LIBOR 4.250      2.000
216313164.......   6,461    357     01-Jul-97   01-Jun-27  114,291     1997      1.47     1-yr. CMT 3.250      1.500
246313225.......   6,363    358     01-Aug-97   01-Jul-27  132,803     1997      1.74   6-mo. LIBOR 3.750      1.500
216313184.......   5,873    358     01-Aug-97   01-Jul-27  130,142     1997      1.85   6-mo. LIBOR 4.000      1.500
246313181.......   5,946    357     01-Jul-97   01-Jun-27  129,760     1997      1.82   6-mo. LIBOR 4.250      1.500
256313100.......   5,910    356     01-Jun-97   01-May-27  111,369     1997      1.57     1-yr. CMT 3.500      1.500
227013178.......   5,842    357     01-Jul-97   01-Jun-27   75,591     1997      1.08   6-mo. LIBOR 4.500      2.000
216312997.......   5,828    354     01-Apr-97   01-Mar-27  135,921     1997      1.94   6-mo. LIBOR 4.500      1.500
226312906.......   5,635    354     01-Apr-97   01-Mar-27  122,866     1997      1.82   6-mo. LIBOR 4.000      1.500
287013091.......   5,222    356     01-Jun-97   01-May-27   99,411     1997      1.59   6-mo. LIBOR 4.500      2.000
256313077.......   4,938    356     01-Jun-97   01-May-27   81,999     1997      1.38     1-yr. CMT 3.125      1.500
216313064.......   4,971    355     01-May-97   01-Apr-27  106,714     1997      1.79   6-mo. LIBOR 4.250      1.500
217013110.......   5,234    356     01-Jun-97   01-May-27  108,666     1997      1.73   6-mo. LIBOR 4.750      2.000
246312983.......   4,895    354     01-Apr-97   01-Mar-27   96,987     1997      1.65   6-mo. LIBOR 3.750      1.500
236313147.......   4,860    356     01-Jun-97   01-May-27  105,625     1997      1.81     1-yr. CMT 3.250      1.500
266313163.......   4,797    354     01-Jul-97   01-Jun-27   87,201     1997      1.95     1-yr. CMT 3.250      1.500
216312992.......   4,790    357     01-Apr-97   01-Mar-27  112,454     1997      1.52   6-mo. LIBOR 4.000      1.500
266313339.......   4,720    359     01-Sep-97   01-Aug-27   79,851     1997      1.41     1-yr. CMT 3.500      1.500
217013146.......   4,846    356     01-Jun-97   01-May-27  124,324     1997      2.14   6-mo. LIBOR 4.500      2.000
256313162.......   4,720    357     01-Jul-97   01-Jun-27   80,305     1997      1.42     1-yr. CMT 3.250      1.500
                    MAXIMUM       MINIMUM     RATE AND
 LOAN              MORTGAGE      MORTGAGE     PAYMENT    NEXT RATE     LOAN
NUMBER           INTEREST RATE INTEREST RATE RESET FREQ CHANGE DATE PURPOSE(1)
------           ------------- ------------- ---------- ----------- ----------
236313197.......    13.250%        7.250%         6      01-Dec-97  refinance
217013106.......    13.950         7.950          6      01-Nov-97   purchase
287013239.......    14.500         8.500          6      01-Jan-98  refinance
216313341.......    13.500         7.500          6      01-Feb-98   purchase
216313346.......    14.250         8.250          6      01-Feb-98   purchase
256313054.......    13.500         7.500          6      01-Oct-97   purchase
227011047.......    15.450         9.450          6      01-Feb-98  refinance
277013112.......    14.000         8.000          6      01-Nov-97   purchase
267013227.......    13.750         7.750          6      01-Jan-98  refinance
266313151.......    13.750         7.750          6      01-Dec-97  refinance
266313003.......    13.500         7.500          6      01-Oct-97   purchase
216313045.......    13.500         7.500          6      01-Oct-97   purchase
227013233.......    13.875         8.375          6      01-Jan-98  refinance
217013283.......    13.950         7.950          6      01-Jan-98  refinance
216313174.......    13.750         7.750          6      01-Dec-97  refinance
276313092.......    13.750         7.750          6      01-Dec-97   purchase
256313007.......    13.500         7.500          6      01-Oct-97   purchase
216313264.......    13.750         8.250          6      01-Jan-98  refinance
247013000.......    13.950         7.950          6      01-Mar-98   purchase
256312971.......    13.500         7.500          6      01-Mar-98  refinance
216313307.......    13.450         7.750          6      01-Feb-98   purchase
237012543.......    13.750         7.750          6      01-Nov-97   purchase
216313164.......    13.500         7.500          6      01-Dec-97   purchase
246313225.......    13.500         7.500          6      01-Jan-98   purchase
216313184.......    13.500         7.500          6      01-Jan-98   purchase
246313181.......    13.750         7.750          6      01-Dec-97  refinance
256313100.......    13.750         7.750          6      01-Nov-97   purchase
227013178.......    13.950         7.950          6      01-Dec-97  refinance
216312997.......    13.950         7.950          6      01-Mar-98   purchase
226312906.......    13.750         7.750          6      01-Mar-98  refinance
287013091.......    13.950         7.950          6      01-Nov-97  refinance
256313077.......    13.375         7.375          6      01-Nov-97   purchase
216313064.......    14.000         7.500          6      01-Oct-97   purchase
217013110.......    14.200         8.200          6      01-Nov-97  refinance
246312983.......    13.500         7.500          6      01-Mar-98   purchase
236313147.......    13.500         7.500          6      01-Nov-97   purchase
266313163.......    13.500         7.500          6      01-Mar-98   purchase
216312992.......    13.500         7.500          6      01-Dec-97   purchase
266313339.......    13.500         7.500          6      01-Feb-98   purchase
217013146.......    13.950         7.950          6      01-Nov-97   purchase
256313162.......    13.500         7.500          6      01-Dec-97   purchase

  CERTAIN CHARACTERISTICS OF THE LARGEST 50 INITIAL MORTGAGE LOANS AS OF THE
                           CUT-OFF DATE--(CONTINUED)

 LOAN                   REMAINING    FIRST     MATURITY            YEAR OF NOI
NUMBER            P&I     TERM    PAYMENT DATE   DATE      NOI    DETERMINATION DSCR     INDEX    MARGIN  PERIODIC CAP
------           ------ --------- ------------ --------- -------- ------------- ----  ----------- ------  ------------
246313035....... $4,699    355      01-May-97  01-Apr-27 $ 93,506     1997      1.66x 6-mo. LIBOR 4.250%     1.500%
227013058.......  4,657    355      01-May-97  01-Apr-27   89,980     1997      1.61  6-mo. LIBOR 3.950      2.000
216313010.......  4,442    355      01-May-97  01-Apr-27  107,772     1997      2.02  6-mo. LIBOR 4.000      1.500
216313340.......  4,248    359     01-Sept-97  01-Aug-27   78,066     1997      1.53  6-mo. LIBOR 3.250      1.500
216313094.......  4,195    356      01-Jun-97  01-May-27   81,166     1997      1.61  6-mo. LIBOR 4.250      1.500
287013089.......  4,613    355      01-May-97  01-Apr-27  101,822     1997      1.84  6-mo. LIBOR 5.500      2.000
227012996.......  4,382    354      01-Apr-97  01-Mar-27   90,118     1997      1.71  6-mo. LIBOR 3.950      2.000
266312982.......  4,195    354      01-Apr-97  01-Mar-27   82,370     1997      1.64    1-yr. CMT 3.750      1.500
286313033.......  4,191    356      01-Jun-97  01-May-27  144,559     1997      2.87  6-mo. LIBOR 4.000      2.000
                    MAXIMUM       MINIMUM     RATE AND
 LOAN              MORTGAGE      MORTGAGE     PAYMENT    NEXT RATE     LOAN
NUMBER           INTEREST RATE INTEREST RATE RESET FREQ CHANGE DATE PURPOSE(1)
------           ------------- ------------- ---------- ----------- ----------
246313035.......    13.750%        7.750%         6      01-Oct-97   purchase
227013058.......    13.750         7.750          6      01-Oct-97  refinance
216313010.......    13.750         7.750          6      01-Oct-97  refinance
216313340.......    13.450         7.500          6      01-Feb-98   purchase
216313094.......    13.500         7.500          6      01-Nov-97  refinance
287013089.......    14.500         8.500          6      01-Oct-97  refinance
227012996.......    13.950         7.950          6      01-Mar-98   purchase
266312982.......    13.500         7.500          6      01-Mar-98  refinance
286313033.......    13.750         7.750          6      01-Oct-97   purchase

----
(1) Includes cash-out refinancing.

UNDERWRITING GUIDELINES

  SPB has represented to the Company that all of the Mortgage Loans were underwritten pursuant to its Multifamily and Commercial Lending Program. SPB began underwriting mortgage loans in accordance with such standards in February 1994. Typically, the multifamily loans are 30 year term fully amortizing loans secured by 5 to 164 unit apartment buildings and the commercial loans are 30 year term fully amortizing loans secured by office buildings, shopping centers, mobile home parks, industrial properties and other approved property types. Mortgage loans underwritten pursuant to the Multifamily and Commercial Lending Program have maximum loan amounts and LTV's and minimum DSCR's which are determined from time to time by the Loan Committee of the Board of Directors of SPB. Appraisals and field inspections (performed by outside and certified inspectors) and title insurance are required for each multifamily and commercial loan.

  Under the Multifamily and Commercial Lending Program standards presently in effect, the maximum loan amount is generally $3,000,000, the maximum LTV is 80% of the appraised value of the mortgaged property for multifamily loans and 75% for commercial loans, and the minimum DSCR is 1.20 to 1.00, based on the applicable level of the related index and the related Note Margin, for multifamily loans, 1.25 to 1.00, based on the applicable level of the related index and the related Note Margin for commercial loans. However, senior management may approve a higher loan amount, a lower DSCR or a higher LTV if it is determined that borrower has a strong financial position, good credit and good property management skills and/or pledges additional collateral. With respect to mortgage loans secured by seasoned multifamily properties, either 80% of the living units (or the higher level necessary to cover debt service and pay all other expenses) must be occupied at rent levels that support the appraised value of the mortgaged property, or an appropriate holdback of loan proceeds must be established until the required occupancy level is met. For newly constructed properties, a lower occupancy level may be approved by the Loan Committee.

  SPB's underwriting standards under the Multifamily and Commercial Lending Program are primarily intended to assess the economics of the mortgaged property and the financial capabilities, credit standing and managerial ability of the borrower. In determining whether a loan should be made, SPB considers, among other things, the creditworthiness of the mortgagor, the borrower's income, liquid assets and liabilities, the borrower's management experience, DSCRs, the borrower's overall financial position and the adequacy of such property as collateral for the mortgage loan. While the primary consideration in underwriting a mortgage loan is the property securing the mortgage loan, sufficient documentation on the borrower is required to establish the financial strength and ability of the borrower to successfully operate the property and meet its obligations under the note and deed of trust. The majority of the mortgage loans originated by SPB provide for recourse against the related borrower.

  The Multifamily and Commercial Lending Program requires that the property and records regarding the property are inspected to determine the number of units that can be rebuilt under current zoning requirements, the number of buildings on the property, the type of construction materials used, the proximity of the property to natural hazards, flood zones and fire stations and whether there are any environmental factors and whether a tract map has been recorded. The property must front on publicly dedicated and maintained streets with provisions for adequate and safe ingress and egress. Properties that share ingress and egress through an easement or private road must have a recorded non-exclusive easement. Recreational facilities and amenities, if any, must be located on site and be under the exclusive control of the owner of the premises. If available, engineering reports concerning the condition of the major building components of the property are reviewed as is a ground lease analysis if the property is on leased ground. Also, the title is reviewed to determine if there are any covenants, conditions and restrictions, easements or reservations of mineral interests in the property. The properties are appraised by independent appraisers approved by SPB.

  In addition to the considerations set forth above, with respect to Mortgage Loans secured by commercial properties, SPB's lending policies typically require that the commercial usage is permitted under local zoning and use ordinances and the utilization of the commercial space is compatible with the property and neighborhood. If the commercial property is an office building, the office building must have an excellent occupancy history, must be located in a good office market area and in a conforming neighborhood, must have on-site parking and must be fire sprinkler equipped according to zoning codes. Industrial properties must be located in a conforming industrial marketplace and may not be used for the production, storage or treatment of toxic waste. Retail properties must be highly visible and located on a heavily traveled thoroughfare and typically have tenants on term leases. SPB may not make a loan secured by a property that has any of the following characteristics: inadequate maintenance or repairs as determined by SPB, the property is subject to covenants, conditions and restrictions unacceptable to SPB, existence of or potential for hazardous geological conditions, the property is not to code or the cost of restoring the property to code is prohibitive or existence of or potential for contamination by hazardous toxic materials.

  SPB analyzes the financial statements of the borrower to determine the borrower's equity position, particularly as it relates to real estate mortgage demands on equity. If the borrower's holdings are heavily encumbered so that the debt service requirements consume a high percentage of the rental income from the mortgaged property, or consist substantially of unimproved or underimproved properties having little or no gross income, SPB analyzes whether the borrower will be able to meet all of the mortgaged property's loan obligations (expenses, debt service and equity return). In addition to DSCRs, the borrower's income and expense ratios are calculated.

  In addition to the income from the mortgaged property, SPB also evaluates the borrower's income as a possible secondary source of repayment for the mortgage loan. In analyzing such income, SPB considers, among other factors, employment or business history of the borrower and the stability and seasonality of the borrower's current employment or business. If the borrower derives income from rental property, SPB evaluates the experience of the manager of the rental property, type of tenancy and the cash flow generated by the borrower's real estate portfolio. SPB also reviews the borrower's credit history to determine the borrower's ability and willingness to repay debts. In general, SPB will not make a mortgage loan to a borrower who has a history of slow payments or delinquencies, bankruptcies, collection actions, foreclosures or judgments against the borrower without adequate explanations and verifications.

INITIAL MBS INTERESTS

  GENERAL. ICCMIC will purchase the MBS Interests immediately after the consumation of this Offering (those MBS Interests are referred to as the "Initial MBS Interests") for an aggregate cash price equal to approximately $54 million plus accrued interest, representing 15.4% of the expected net proceeds of this Offering.

JPM SERIES 1997-SPTL-C1, CLASSES E, F, G, H, NR AND X

  The Initial Investments include J.P. Morgan Commercial Mortgage Finance Corp., Commercial Mortgage Pass-Through Certificates, Series 1997-SPTL-C1, Class E, Class F, Class G, Class H, and Class NR (the "JPM Subordinated Interests"), and Class X (the "JPM IO," and, together with the JPM Subordinated Interests, the "JPM Investments"), which were issued on June 27, 1997. The JPM Investments and the SPTL Investments, hereinafter defined, are referred to herein as the "Initial MBS Investments." The securities to be purchased represent 100% of the outstanding principal balance of each class purchased, except that the Company is purchasing $39,738,361 notional amount of Class X, which represents approximately 20% of such class. The JPM Investments were acquired by Imperial Credit and SPB in June of 1997.

  The following table shows each class of MBS issued as part of JPM Series 1997-SPTL-C1, including the JPM Subordinated Interests and JPM IO, as well as other classes of MBS that are not being sold to the Company. The table indicates the interest rate at which interest accrues on each class (the "Pass-Through Rate"), the principal balance as of June 27, 1997 (the "Initial Principal Balance") and the principal balance as of September 25, 1997. Only Classes E, F, G, H and NR and approximately 20% of Class X are being sold to the Company.

                           JPM, SERIES 1997-SPTL-C1
                         CLASSES E, F, G, H, NR AND X

                                                                 PRINCIPAL
                                PASS-     INITIAL PRINCIPAL    BALANCE AS OF
  DESIGNATION                THROUGH RATE      BALANCE       SEPTEMBER 25, 1997
  -----------                ------------ -----------------  ------------------
    Class A1
     Securities(1).........        (2)      $ 81,230,000        $ 76,482,488
    Class A2
     Securities(1).........        (2)        60,922,000          60,922,000
    Class B Securities(1)..        (2)        10,153,000          10,153,000
    Class C Securities(1)..        (2)        12,184,000          12,184,000
    Class D Securities(1)..        (2)        10,153,000          10,153,000

  JPM IO:
    Class X Securities.....        (3)       203,075,453(3)      198,327,941(3)

  JPM SUBORDINATED
   INTERESTS:
    Class E Securities.....      6.50%        10,153,000          10,153,000
    Class F Securities.....      6.50%         6,092,000           6,092,000
    Class G Securities.....      6.50%         2,030,000           2,030,000
    Class H Securities.....        (4)         3,046,000           3,046,000
    Class NR Securities....        (4)         7,112,453           7,112,453

--------
(1) The Class A1, Class A2, Class B, Class C, and Class D Securities are not being sold to the Company.

(2) The Class A1, Class A2, Class B, Class C and Class D Securities accrue interest at a floating rate that is based on the one-month London interbank offered rate quotation for U.S. dollar deposits ("LIBOR") subject to a maximum rate equal to the weighted average of the Remittance Rates on the JPM Mortgage Loans (as defined below). "Remittance Rate" for any JPM Mortgage Loan is equal to the excess of the mortgage interest rate thereon over 0.3775% per annum adjusted to reflect the actual number days in the related Remittance Period and a 360 day year.

(3) The Class X Securities accrue interest on the notional balance of such class, which notional balance is equal to the aggregate of the outstanding principal balances of all other Classes of Securities, at a rate per annum equal to the weighted average of the Remittance Rates on the JPM Mortgage Loans minus the weighted average of the Pass-Through Rates on all other Classes of Certificates. As of September 25, 1997, the notional balance of the Class X Securities to be purchased by the Company is $39,738,361.

(4) The Class H and Class NR Securities do not accrue interest.

  Structure and Subordination. Each of the JPM Subordinated Interests is subordinated in right of payments of principal and interest and protects the more senior classes from losses on the related mortgage loans (the "JPM Mortgage Loans"). Principal distributions on the securities are applied sequentially, with no principal paid to a class until the outstanding principal balance of the more senior classes are reduced to zero. Thus, as of September 25, 1997, no principal has been distributed to any of the JPM Subordinated Interests.

  Moreover, the JPM Subordinated Interests provide credit support to the more senior classes, including the JPM IO. On any distribution date, no interest is distributed to the JPM Subordinated Interests until principal and interest allocable to Classes A1, A2, B, C and D and interest allocable to the JPM IO for that distribution date has been distributed. In addition, as losses are incurred on the JPM Mortgage Loans, the principal balance of Class NR, then Class H, then Class G, then Class F, then Class E will be reduced, until the outstanding principal balance of each such class has been reduced to zero.

  As of August 31, 1997, there have been no reported realized losses on the JPM Mortgage Loans, and, to SPB's knowledge, no JPM Mortgage Loans are in foreclosure. However, the trustee has reported that nine JPM Mortgage Loans, representing 1.7% of JPM Mortgage Loans by principal balance, are one or two months delinquent in monthly payments.

  JPM Mortgage Loans. The JPM Mortgage Loans, which underlie the JPM 1997-SPTL-C1 Subordinated Interests, the JPM IO and the other classes of MBS in JPM Series 1997-SPTL-C1, are monthly-pay, variable rate, mortgage loans with an aggregate principal balance as of June 1, 1997 of $203,075,453 and an aggregate principal balance as of August 31, 1997, of $198,327,941. The Mortgage Loans are secured by first liens on multifamily, retail, office, industrial, mixed use or other commercial properties (the "JPM Mortgaged Properties"). When the JPM Investments were originally issued, they were secured by 540 JPM Mortgage Loans. However, six JPM Mortgage Loans have prepaid in full through August 31, 1997, leaving 534 JPM Mortgage Loans in the pool as of August 31, 1997. All of the JPM Mortgage Loans were originated by SPTL and were underwritten using guidelines substantially similar to the guidelines set forth in the SPTL Multifamily and Commercial Lending Program, as described under "--The Initial Mortgage Loans--Underwriting Guidelines." At origination, most of the JPM Mortgage Loans had thirty year terms and bore interest at an adjustable interest rate that was subject to periodic interest rate adjustments and lifetime maximum and minimum Interest Rates. 296 of the Mortgage Loans, representing 49.66% of the JPM Mortgage Loans as of August 31, 1997 by principal balance, are secured by Mortgaged Properties located in California. The following table sets forth certain information, obtained from the trustee of the JPM Mortgage Loans, about the JPM Mortgaged Properties, as of August 31, 1997, except as otherwise indicated.

CERTAIN CHARACTERISTICS OF THE JPM MORTGAGE LOANS

  The due dates for most of the JPM Mortgage Loans occur on the first day of each month. All of the JPM Mortgage Loans are secured by first liens on fee simple interests in the related JPM Mortgaged Properties. At June 1, 1997, approximately 8.4% of the JPM Mortgaged Properties are owner-occupied. As of August 31, 1997, the JPM Mortgage Loans had characteristics set forth below, based upon information provided by the trustee. The totals may not add up to 100% due to rounding.

                            MORTGAGE INTEREST RATES

                                                                      PERCENT BY
                                                          AGGREGATE   AGGREGATE
                                                 NUMBER   PRINCIPAL   PRINCIPAL
MORTGAGE INTEREST RATES                         OF LOANS   BALANCE     BALANCE
-----------------------                         -------- ------------ ----------
 7.001% -  7.500%..............................    23    $ 10,014,751     5.05%
 7.501 -  8.000................................    17       6,266,706     3.16
 8.001 -  8.500................................    15       8,867,917     4.47
 8.501 -  9.000................................   174      67,238,311    33.90
 9.001 -  9.500................................   101      38,967,592    19.65
 9.501 - 10.000................................    89      30,111,733    15.18
10.001 - 10.500................................    55      19,469,476     9.82
10.501 - 11.000................................    33      10,252,112     5.17
11.001 - 11.500................................     5       1,123,469     0.57
11.501 - 12.000................................    14       4,438,862     2.24
12.001 - 12.500................................     6       1,072,073     0.54
12.501 - 13.000................................     1          99,537     0.05
13.000% and above                                   1         405,402     0.20
                                                  ---    ------------   ------
Total: ........................................   534    $198,327,941   100.00%
                                                  ===    ============   ======

  Weighted Average Mortgage Interest Rate: 9.34%

                               PRINCIPAL BALANCES

                                                                      PERCENT BY
                                                          AGGREGATE   AGGREGATE
                                                 NUMBER   PRINCIPAL   PRINCIPAL
SCHEDULED PRINCIPAL BALANCES                    OF LOANS   BALANCE     BALANCE
----------------------------                    -------- ------------ ----------
         $0  -  $100,000.......................    38    $  3,200,750     1.61%
  100,000.01  -    200,000.....................   181      27,293,665    13.76
  200,000.01  -    300,000.....................   109      26,606,494    13.42
  300,000.01  -    400,000.....................    60      20,775,450    10.48
  400,000.01  -    500,000.....................    38      17,282,088     8.71
  500,000.01  -    600,000.....................    19      10,506,557     5.30
  600,000.01  -    700,000.....................    18      11,549,947     5.82
  700,000.01  -    800,000.....................    12       9,224,173     4.65
  800,000.01  -    900,000.....................    13      10,860,863     5.48
  900,000.01  -  1,000,000.....................     9       8,533,256     4.30
1,000,000.01  -  1,100,000.....................    10      10,498,897     5.29
1,100,000.01  -  1,200,000.....................     4       4,692,140     2.37
1,200,000.01  -  1,300,000.....................     4       4,971,569     2.51
1,300,000.01  -  1,400,000.....................     5       6,721,238     3.39
1,400,000.01  -  1,500,000.....................     3       4,351,810     2.19
1,500,000.01  -  1,600,000.....................     2       3,136,170     1.58
1,600,000.01  -  1,700,000.....................     2       3,333,613     1.68
1,700,000.01  -  1,800,000.....................     1       1,788,723     0.90
1,800,000.01  -  1,900,000.....................     1       1,860,712     0.94
1,900,000.01  and  Above.......................     5      11,139,826     5.62
                                                  ---    ------------   ------
Total:.........................................   534    $198,327,941   100.00%
                                                  ===    ============   ======

  Average Principal Balance: $371,401

                                    INDICES

                                                                      PERCENT BY
                                                          AGGREGATE   AGGREGATE
                                                 NUMBER   PRINCIPAL   PRINCIPAL
INDICES                                         OF LOANS   BALANCE     BALANCE
-------                                         -------- ------------ ----------
Six-Month LIBOR ...............................   434    $161,498,396    81.43%
One-Year CMT ..................................    46      23,781,285    11.99
Bank of America Prime..........................    54      13,048,260     6.58
                                                  ---    ------------   ------
Total:.........................................   534    $198,327,941   100.00%
                                                  ===    ============   ======

                                  NOTE MARGINS

                                                                      PERCENT BY
                                                          AGGREGATE   AGGREGATE
                                                 NUMBER   PRINCIPAL   PRINCIPAL
NOTE MARGINS                                    OF LOANS   BALANCE     BALANCE
------------                                    -------- ------------ ----------
2.51%  - 3.00%.................................    26    $ 13,333,352     6.72%
3.01  - 3.25...................................    25       9,057,536     4.57
3.26  - 3.50...................................    33      15,153,532     7.64
3.51  - 3.75...................................   148      52,692,281    26.57
3.76  - 4.00...................................   125      40,489,808    20.42
4.01  - 4.25...................................    65      24,279,302    12.24
4.26  - 4.50...................................    42      15,807,744     7.97
4.51 and Above.................................    70      27,514,386    13.87
                                                  ---    ------------   ------
Total:.........................................   534    $198,327,941   100.00%
                                                  ===    ============   ======

  Weighted Average Note Margin: 3.99%

                        MINIMUM MORTGAGE INTEREST RATES

                                                                      PERCENT BY
                                                          AGGREGATE   AGGREGATE
                                                 NUMBER   PRINCIPAL   PRINCIPAL
MINIMUM MORTGAGE INTEREST RATES                 OF LOANS   BALANCE     BALANCE
-------------------------------                 -------- ------------ ----------
 6.51% -  7.00%................................     2    $  1,511,698     0.76%
 7.01 -  7.25..................................    29      17,614,448     8.88
 7.26 -  7.50..................................   208      78,865,868    39.77
 7.51 -  7.75..................................   174      58,546,363    29.52
 7.76 -  8.00..................................    24       6,964,281     3.51
 8.01 -  8.25..................................     6       2,366,537     1.19
 8.26 -  8.50..................................    33      14,015,276     7.07
 8.51 -  8.75..................................    23       6,727,717     3.39
 8.76 -  9.00..................................    21       7,095,254     3.58
 9.01 -  9.50..................................     9       3,100,709     1.56
 9.51 - 10.00..................................     3         822,380     0.41
10.01 and Above................................     2         697,410     0.35
                                                  ---    ------------   ------
Total:.........................................   534    $198,327,941   100.00%
                                                  ===    ============   ======

  Weighted Average Minimum Mortgage Interest Rate: 7.78%

                        MAXIMUM MORTGAGE INTEREST RATES

                                                                      PERCENT BY
                                                          AGGREGATE   AGGREGATE
                                                 NUMBER   PRINCIPAL   PRINCIPAL
MAXIMUM MORTGAGE INTEREST RATES                 OF LOANS   BALANCE     BALANCE
-------------------------------                 -------- ------------ ----------
12.51% - 13.00%................................     2    $  1,511,698     0.76%
13.01 - 13.50..................................   214      90,933,565    45.85
13.51 - 14.00..................................   205      69,192,750    34.89
14.01 - 14.50..................................    58      21,433,567    10.81
14.51 - 15.00..................................    41      12,227,219     6.17
15.01 - 15.50..................................     3         438,588     0.22
15.51 - 16.00..................................     8       2,117,783     1.07
16.51 - 17.00..................................     2         373,234     0.19
17.01 - 17.50..................................     1          99,537     0.05
                                                  ---    ------------   ------
Total:.........................................   534    $198,327,941   100.00%
                                                  ===    ============   ======

  Weighted Average Maximum Mortgage Interest Rate: 13.80%

  The interest rates on the JPM Mortgage Loans adjust once every six months.

                                 LOAN SEASONING

                                                                      PERCENT BY
                                                          AGGREGATE   AGGREGATE
                                                 NUMBER   PRINCIPAL   PRINCIPAL
AGE OF LOANS SINCE ORIGINATION (MONTHS)         OF LOANS   BALANCE     BALANCE
---------------------------------------         -------- ------------ ----------
12 and lower...................................   444    $164,245,769    82.82%
13 - 24........................................    77      28,909,695    14.58
25 - 36........................................    13       5,172,477     2.61
                                                  ---    ------------   ------
Total:.........................................   534    $198,327,941   100.00%
                                                  ===    ============   ======

  Weighted Average Loan Seasoning: 10 months

                             LOAN AMORTIZATION TYPE

                                                                      PERCENT BY
                                                          AGGREGATE   AGGREGATE
                                                 NUMBER   PRINCIPAL   PRINCIPAL
AMORTIZATION TYPE                               OF LOANS   BALANCE     BALANCE
-----------------                               -------- ------------ ----------
Fully Amortizing...............................   524    $191,915,640    96.77%
Interest Only/Balloon..........................    10       6,412,301     3.23
                                                  ---    ------------   ------
Total:.........................................   534    $198,327,941   100.00%
                                                  ===    ============   ======

                    REMAINING TERM OF FULLY AMORTIZING LOANS

                                                                      PERCENT BY
                                                          AGGREGATE   AGGREGATE
                                                 NUMBER   PRINCIPAL   PRINCIPAL
REMAINING TERM (MONTHS)                         OF LOANS   BALANCE     BALANCE
-----------------------                         -------- ------------ ----------
121 - 180......................................     4    $  2,189,346    1.10%
181 - 240......................................     7       2,184,996    1.10
241 - 360......................................   513     187,541,298   94.56
                                                  ---    ------------   -----
Total:.........................................   524    $191,915,640   96.77%
                                                  ===    ============   =====

                        REMAINING TERM OF BALLOON LOANS

                                                                      PERCENT BY
                                                          AGGREGATE   AGGREGATE
                                                 NUMBER   PRINCIPAL   PRINCIPAL
REMAINING TERM (MONTHS)                         OF LOANS   BALANCE     BALANCE
-----------------------                         -------- ------------ ----------
 61 - 120......................................     7    $  4,765,273    2.40%
121 - 180......................................     2       1,472,927    0.74
181 - 240......................................     1         174,101    0.09
                                                  ---    ------------   -----
Total:.........................................    10    $  6,412,301    3.23%
                                                  ===    ============   =====

                          DEBT SERVICE COVERAGE RATIO

                                                                      PERCENT BY
                                                          AGGREGATE   AGGREGATE
                                                 NUMBER   PRINCIPAL   PRINCIPAL
DEBT SERVICE COVERAGE RATIO(1)                  OF LOANS   BALANCE     BALANCE
------------------------------                  -------- ------------ ----------
0.626 - 0.750..................................     3    $  1,179,501     0.59%
0.751 - 0.875..................................     2         540,136     0.27
0.876 - 1.000..................................     2         600,165     0.30
1.001 - 1.125..................................     8       3,768,700     1.90
1.126 - 1.250..................................    52      21,512,172    10.85
1.251 - 1.375..................................   102      32,684,217    16.48
1.376 - 1.500..................................    93      40,682,345    20.51
1.501 - 1.625..................................    77      27,147,060    13.69
1.626 - 1.750..................................    56      22,777,061    11.48
1.751 - 1.875..................................    48      14,935,096     7.53
1.876 - 2.000..................................    25      11,104,995     5.60
2.001 - 2.125..................................    17       7,452,886     3.76
2.126 and Above................................    49      13,943,607     7.03
                                                  ---    ------------   ------
Total:.........................................   534    $198,327,941   100.00%
                                                  ===    ============   ======

  Weighted Average Debt Service Coverage Ratio: 1.581
--------
(1) As defined on page 65.

  Approximately 92.34% of the JPM Mortgage Loans were subject to prepayment penalties as of August 31, 1997. In general, the terms of such JPM Mortgage Loans provide that if the related mortgagor prepays the principal balance thereof in an amount in excess of 20% of the original principal balance of the related JPM Mortgage Loan for any 12-month period during a certain period of time following origination, such mortgagor will be required to pay a prepayment premium equal to six months' interest at the Mortgage Interest Rate then in effect for such Mortgage Loan on the amount of such prepayment in excess of 20% of the original principal amount thereof.

  The JPM Mortgage Loans are being serviced by Midland Loan Services, L.P., as master servicer and special servicer and SPB as sub-servicer, and the trustee for the series is LaSalle National Bank. See "Servicing of the Mortgage Loans."

  Restrictions on Transfer of JPM Subordinated Interests. Although the JPM IO has been registered with the Commission, the JPM Subordinated Interests have not been registered under the Securities Act or any state securities laws, and, accordingly, transfer of the JPM Subordinated Interests is restricted. Moreover, the JPM Subordinated Interests cannot be transferred to a Plan or Plan investor except in certain limited circumstances. As a result, there is no liquid market for the JPM Subordinated Interests.

  Ratings. The Class X Securities are rated "AAA" by Duff & Phelps Credit Rating Co. ("DCR") and "AAA" by Fitch Investors Service, L.P. ("Fitch"). The Class E Securities are rated "BB+" by DCR, "BB" by Fitch and "BB" by Standard & Poor's Ratings Service ("S&P"). The Class F Securities are rated "B" by DCR, "BB" by Fitch and "B+" by S&P. The Class G Securities are rated "B-" by DCR, and the Class H Securities are rated "B" by DCR. The Class NR Securities are unrated.

  The ratings of the Rating Agencies on mortgage pass-through certificates address the likelihood of the receipt of all distributions to which such holders are entitled. The ratings do not represent any assessment of (i) the likelihood or frequency of principal prepayments on the JPM Mortgage Loans,
(ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent yield maintenance premiums will be received. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience on any Class of JPM Investments nor does it assess any possibility that the holders of the JPM IO might not fully recover their investment in the event of rapid prepayments of the JPM Mortgage Loans (including both voluntary and involuntary prepayments). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The ratings assigned to the JPM IO should be evaluated independently of similar ratings assigned to securities that have a principal balance.

SPTL, SERIES 1996-C1, CLASSES E, F, NR, A1X, D1X AND NRX

  The Initial Investments also include Southern Pacific Thrift & Loan Association, Commercial Mortgage Pass-Through Certificates, Series 1996-C1, Class E, Class F and Class NR (the "SPTL Subordinated Interests"), Class A1X (the "SPTL Senior IO") and Class DX and Class NRX (the "SPTL Subordinated IOs," and, together with the SPTL Subordinated Interests and the SPTL Senior IO, the "SPTL Investments"), which were issued on September 30, 1996. The securities to be purchased represent 100% of the outstanding principal balance (or notional balance) of each class purchased, except that the Company is purchasing approximately 44% of Class AIX, Class DX and Class NRX.

  The following table shows each class of MBS issued as part of SPTL Series 1996-C1, including the SPTL Subordinated Interests, the SPTL Senior IO and the SPTL Subordinated IOs, as well as other classes of MBS that are not being sold to the Company. The table indicates the interest rate at which interest accrues on each class (the "Pass-Through Rate"), the principal balance as of September 30, 1996 (the "Initial Principal Balance") and the principal balance as of September 25, 1997. Only Classes E, F, NR and approximately 44% of Classes AIX, DX and NRX are being sold to the Company.

                             SPTL, SERIES 1996-C1
                       CLASSES A1X, DX, E, F, NR AND NRX

                                      PASS-     INITIAL           PRINCIPAL
                                     THROUGH   PRINCIPAL        BALANCE AS OF
   DESIGNATION                        RATE      BALANCE       SEPTEMBER 25, 1997
   -----------                       -------  ------------    ------------------
   Class A1 Securities(1)...........      (2) $110,780,000       $ 89,454,161
   Class A2 Securities(1)...........      (2)   76,161,000         76,161,000
   Class B Securities(1)............      (2)   19,386,000         19,386,000
   Class C Securities(1)............      (2)   18,001,000         18,001,000
   Class D Securities(1)............      (2)   13,847,000         13,847,000

   SPTL SENIOR IO:
   Class A1X Securities.............      (3)  110,780,000(3)      89,454,161(3)
   SPTL SUBORDINATED IOS:
   Class DX Securities..............      (4)  127,395,000(4)     127,395,000(4)
   Class NRX Securities.............      (5)   38,775,097(5)      38,677,057(5)
   SPTL SUBORDINATED INTERESTS:
   Class E Securities...............      (6)   12,462,000         12,462,000
   Class F Securities...............      (6)   11,078,000         11,078,000
   Class NR Securities..............      (7)   15,235,097         15,137,057

--------
(1) The Class A1, Class A2, Class B, Class C and Class D Securities are not being sold to the Company.
(2) The Class A1, Class A2, Class B, Class C and Class D Securities accrue interest at a floating rate that is based on one-month LIBOR subject to a maximum rate equal to the weighted average of the Remittance Rates on the SPTL Mortgage Loans (as defined below). "Remittance Rate" for any SPTL Mortgage Loan is equal to the excess of the mortgage interest rate thereon over 0.37375% per annum adjusted to reflect the actual number of days in the related Remittance Period and a 360 day year.

(3) The Class A1X Securities accrue interest on the notional balance of such class, which notional balance is equal to the outstanding principal balances of the Class A1 Securities for the related distribution date, at a rate per annum equal to the excess of (i) the weighted average by stated principal balance, of the Remittance Rates on the SPTL Mortgage Loans over
    (ii) the Pass-Through Rate on the Class A1 Securities. As of September 25, 1997, the notional balance of the Class A1X Securities to be purchased by the Company is $39,359,831.

(4) The Class DX Securities consist of the Class A2X, Class BX, Class CX and Class DX Components. The notional balance of the Class A2X, Class BX, Class CX and Class DX Components is equal to the class balance of the Class A2, Class B, Class C and Class D Securities, respectively. The Class A2X, Class BX, Class CX and Class DX Components accrue interest on the notional balance of such class, at a rate per annum equal to the excess of the weighted average of the Remittance Rates on the SPTL Mortgage Loans over the weighted average of the Pass-Through Rates on the Class A2, Class B, Class C and Class D Securities. As of September 25, 1997, the notional balance of the Class A2X, Class BX, Class CX and Class DX Components to be purchased by the Company is $33,510,840, $8,529,840, $7,920,440 and
    $6,092,680, respectively.

(5) The Class NRX Securities consist of the Class EX, Class FX and Class NRX Components. The notional balance of the Class EX, Class FX and Class NRX Components is equal to the class balance of the Class E, Class F and Class NR Securities, respectively. The Class EX, Class FX and Class NRX Components accrue interest on the notional balance of such class, at a rate per annum equal to 1.5%, 1.5% and 3.0%, respectively. As of September 25, 1997, the notional balance of the Class EX, Class FX and Class NRX Components to be purchased by the Company is $5,483,280, $4,874,320 and $6,660,305, respectively.

(6) The Class E and Class F Securities accrue interest at a floating rate per annum equal to the excess of (i) the weighted average of the Remittance Rates over (ii) 1.5%.

(7) The Class NR Securities accrue interest at a floating rate per annum equal to the excess of (i) the weighted average of the Remittance Rates over
    (ii) 3.0%.

  Structure and Subordination. Each of the SPTL Subordinated Interests is subordinated in right of payments of principal and interest and protects the more senior classes from losses on the related mortgage loans (the "SPTL Mortgage Loans"). Principal distributions on the securities are applied sequentially, with no principal paid to a class until the outstanding principal balance of the more senior classes are reduced to zero. Thus, as of September 25, 1997, no principal has been distributed to any of the SPTL Subordinated Interests.

  Moreover, the SPTL Subordinated Interests and SPTL Subordinated IOs provide credit support to the more senior classes, including the SPTL Senior IO. On any distribution date, no interest is distributed to the SPTL Subordinated Interests and SPTL Subordinated IOs until principal and interest allocable to Classes A1, A1X, A2, B, C and D for that distribution date has been distributed. Thus, if there are any losses on the SPTL Mortgage Loans, interest otherwise distributable on the SPTL Subordinated Interests and SPTL Subordinated IOs will be reduced by the amount of such losses, and cash will be used to make principal and interest payments to the more senior classes. In addition, as losses are incurred on the SPTL Mortgage Loans, the principal balance of Class NR, then Class F, then Class E will be reduced, until the outstanding principal balance of each such class has been reduced to zero.

  As of August 31, 1997, there have been no reported realized losses on the SPTL Mortgage Loans; however, as of August 31, 1997, one SPTL Mortgage Loan, with an unpaid principal balance of $231,396, has become an REO Property and a collateral value adjustment of $102,750 has been made to that unpaid principal balance. Moreover, 30 SPTL Mortgage Loans, representing 4.0% by principal balance of the SPTL Mortgage Loans, are delinquent in monthly payments. Moreover, ten SPTL Mortgage Loans, representing approximately 1.1% by principal balance of the SPTL Mortgage Loans, are in foreclosure or the related mortgagor is in bankruptcy.

  SPTL Mortgage Loans. The SPTL Mortgage Loans, which underlie the SPTL 1996-C1 Subordinated Interests, the SPTL Senior IO, the SPTL Subordinated IOs and the other classes of MBS in SPTL Series 1996-C1, are monthly-pay, variable rate, mortgage loans with an aggregate principal balance as of September 30, 1996 of $276,950,097 and an aggregate principal balance as of August 31, 1997, of $255,628,968. The SPTL Mortgage Loans are secured by first liens on multifamily, retail, office, industrial, mixed use or other commercial properties (the "SPTL Mortgaged Properties"). Most of the SPTL Mortgage Loans were originated by SPB, and most of the remaining SPTL Mortgage Loans were originated by several lending institutions and purchased by SPB from Fremont Thrift & Loan Association or an affiliate thereof. All of the SPTL Mortgage Loans were originated using guidelines substantially similar to the guidelines set forth in the SPTL Multifamily and Commercial Lending Program, as described under "--The Initial Mortgage Loans--Underwriting Guidelines." At origination, most of the SPTL Mortgage Loans had thirty year terms and bore interest at an adjustable interest rate that was subject to semi-annual interest rate adjustments. $188,418,915 of the SPTL Mortgage Loans, representing 73.71% of the SPTL Mortgage Loans as of August 31, 1997 by principal balance, are secured by SPTL Mortgaged Properties located in California. When the SPTL Investments were originally issued, they were secured by 848 SPTL Mortgage Loans. However, 55 SPTL Mortgage Loans have prepaid in full through
August 31, 1997, leaving only 793 SPTL Mortgage Loans in the pool as of August 31, 1997.

CERTAIN CHARACTERISTICS OF THE SPTL MORTGAGE LOANS

  The Due Dates for most of the SPTL Mortgage Loans occur on the first day of each month. All of the SPTL Mortgage Loans are secured by first liens on fee simple interests in the related SPTL Mortgaged Properties. At September 30, 1996, 88.54% of the SPTL Mortgaged Properties were not owner-occupied. As of August 31, 1997, the SPTL Mortgage Loans had characteristics set forth below, based upon information provided by the trustee. The totals in the following tables may not add up to 100% due to rounding.

                            MORTGAGE INTEREST RATES

                                                                      PERCENT BY
                                                          AGGREGATE   AGGREGATE
                                                 NUMBER   PRINCIPAL   PRINCIPAL
MORTGAGE INTEREST RATES                         OF LOANS   BALANCE     BALANCE
-----------------------                         -------- ------------ ----------
 6.001% -  6.500%..............................     1    $     77,608     0.03%
 7.001 -  7.500................................    19      16,301,651     6.38
 7.501 -  8.000................................    24       6,936,541     2.71
 8.001 -  8.500................................    32       8,749,577     3.42
 8.501 -  9.000................................    43      14,485,237     5.67
 9.001 -  9.500................................   100      39,131,615    15.31
 9.501 - 10.000................................   101      35,227,111    13.78
10.001 - 11.000................................   234      69,409,327    27.15
11.001 - 12.000................................   131      43,858,239    17.16
12.001 - 13.000................................   101      20,986,677     8.21
13.001 and Above...............................     7         465,385     0.18
                                                  ---    ------------   ------
Total:.........................................   793    $255,628,968   100.00%
                                                  ===    ============   ======

  Weighted Average Mortgage Interest Rate: 10.16%

                               PRINCIPAL BALANCES

                                                                     PERCENT BY
                                                         AGGREGATE   AGGREGATE
                                                NUMBER   PRINCIPAL   PRINCIPAL
PRINCIPAL BALANCES                             OF LOANS   BALANCE     BALANCE
------------------                             -------- ------------ ----------
        $0 - $100,000.........................   109    $  8,455,124     3.31%
  100,001 -   200,000.........................   285      41,871,841    16.38
  200,001 -   300,000.........................   139      33,886,203    13.26
  300,001 -   400,000.........................    86      30,443,203    11.91
  400,001 -   500,000.........................    56      24,917,956     9.75
  500,001 -   600,000.........................    24      13,192,262     5.16
  600,001 -   700,000.........................    16      10,553,854     4.13
  700,001 -   800,000.........................    13       9,740,735     3.81
  800,001 -   900,000.........................    14      11,931,995     4.67
  900,001 - 1,000,000.........................    11      10,431,924     4.08
1,000,001 - 1,100,000.........................     4       4,126,477     1.61
1,100,001 - 1,200,000.........................     6       6,853,836     2.68
1,200,001 - 1,300,000.........................     3       3,699,495     1.45
1,300,001 - 1,400,000.........................     6       8,000,039     3.13
1,400,001 - 1,500,000.........................     4       5,737,065     2.24
1,500,001 - 1,600,000.........................     5       7,793,259     3.05
1,600,001 - 1,800,000.........................     4       6,839,307     2.68
1,800,001 - 2,000,000.........................     4       7,643,100     2.99
2,200,000 and Above ..........................     4       9,511,293     3.72
                                                 ---    ------------   ------
Total:........................................   793    $255,628,968   100.00%
                                                 ===    ============   ======

  Average Principal Balance: $322,357

                                    INDICES

                                                                     PERCENT BY
                                                 NUMBER  AGGREGATE   AGGREGATE
                                                   OF    PRINCIPAL   PRINCIPAL
INDICES                                          LOANS     BALANCE    BALANCE
-------                                          ------ ------------ ----------
Six-Month LIBOR.................................  383   $124,565,926    48.73%
Bank of America Prime...........................  222     57,352,223    22.44
One-Year CMT....................................   93     39,404,381    15.41
11th District COFI..............................   95     34,306,438    13.42
                                                  ---   ------------   ------
Total:..........................................  793   $255,628,968   100.00%
                                                  ===   ============   ======

                                  NOTE MARGINS

                                                                      PERCENT BY
                                                          AGGREGATE   AGGREGATE
                                                 NUMBER   PRINCIPAL   PRINCIPAL
NOTE MARGINS                                    OF LOANS   BALANCE     BALANCE
------------                                    -------- ------------ ----------
0.01% - 2.50%..................................    17    $ 15,996,924     6.26%
2.51 - 3.00....................................    64      19,666,071     7.69
3.01 - 3.50....................................   137      42,555,189    16.65
3.51 - 4.00....................................   273      86,646,258    33.90
4.01 - 4.50....................................   143      52,013,363    20.35
4.51 - 5.00....................................   139      30,398,307    11.89
5.01 - 5.50....................................    15       6,358,085     2.49
5.51 - 6.00....................................     4       1,647,623     0.64
6.01 and Above.................................     1         347,148     0.14
                                                  ---    ------------   ------
Total: ........................................   793    $255,628,968   100.00%
                                                  ===    ============   ======

  Weighted Average Note Margin: 3.82%

                        MINIMUM MORTGAGE INTEREST RATES

                                                                      PERCENT BY
                                                          AGGREGATE   AGGREGATE
                                                 NUMBER   PRINCIPAL   PRINCIPAL
MINIMUM MORTGAGE INTEREST RATES                 OF LOANS   BALANCE     BALANCE
-------------------------------                 -------- ------------ ----------
No Minimum.....................................     1    $    745,699     0.29%
 3.51% -  4.50%................................    11       1,696,327     0.66
 4.51 -  5.50..................................    13       3,196,819     1.25
 5.51 -  6.50..................................    14       2,471,598     0.97
 6.51 -  7.50..................................   275     113,749,933    44.50
 7.51 -  8.50..................................   270      82,338,421    32.21
 8.51 -  9.50..................................   120      34,207,545    13.38
 9.51 - 10.50..................................    41       9,957,544     3.90
10.51 - 11.50..................................    14       3,623,820     1.42
11.51 - 12.50..................................    20       2,237,861     0.88
12.51 - 13.50..................................     9       1,027,779     0.40
13.51 - 14.50..................................     4         357,973     0.14
14.51 and Above................................     1          17,649     0.01
                                                  ---    ------------   ------
Total: ........................................   793    $255,628,968   100.00%
                                                  ===    ============   ======

  Weighted Average Minimum Mortgage Interest Rate: 7.89%

                        MAXIMUM MORTGAGE INTEREST RATES

                                                                      PERCENT BY
                                                          AGGREGATE   AGGREGATE
                                                 NUMBER   PRINCIPAL   PRINCIPAL
MAXIMUM RATES                                   OF LOANS   BALANCE     BALANCE
-------------                                   -------- ------------ ----------
No Maximum.....................................     1    $    745,699     0.29%
10.01% - 11.00%................................     1         887,260     0.35
11.01 - 12.00..................................     2       1,773,735     0.69
12.01 - 13.00..................................    29       9,063,283     3.55
13.01 - 14.00..................................   341     136,549,648    53.42
14.01 - 15.00..................................   236      63,617,948    24.89
15.01 - 16.00..................................    87      27,756,498    10.86
16.01 - 17.00..................................    48       8,355,731     3.27
17.01 - 18.00..................................    26       4,544,959     1.78
18.01 - 19.00..................................    18       2,081,332     0.81
19.01 - 20.00..................................     2         209,125     0.08
21.01 and Above................................     2          43,750     0.02
                                                  ---    ------------   ------
Total: ........................................   793    $255,628,968   100.00%
                                                  ===    ============   ======
  Weighted Average Maximum Mortgage Interest Rate: 14.24%

                         INTEREST ADJUSTMENT FREQUENCY

                                                                      PERCENT BY
                                                          AGGREGATE   AGGREGATE
                                                 NUMBER   PRINCIPAL   PRINCIPAL
ADJUSTMENT FREQUENCY                            OF LOANS   BALANCE     BALANCE
--------------------                            -------- ------------ ----------
One Month......................................     3    $  2,270,626     0.89%
Three Months...................................     4         133,513     0.05
Six Months.....................................   770     251,310,862    98.31
One Year.......................................    16       1,913,967     0.75
                                                  ---    ------------   ------
Total: ........................................   793    $255,628,968   100.00%
                                                  ===    ============   ======

                                 LOAN SEASONING

                                                                      PERCENT BY
                                                          AGGREGATE   AGGREGATE
                                                 NUMBER   PRINCIPAL   PRINCIPAL
AGE OF LOANS SINCE ORIGINATION (MONTHS)         OF LOANS   BALANCE     BALANCE
---------------------------------------         -------- ------------ ----------
13 - 24........................................   467    $159,039,580    62.22%
25 - 36........................................    90      33,659,728    13.17
37 - 48........................................    48      13,998,242     5.48
49 - 60........................................    36       8,960,345     3.51
61 - 72........................................    28       4,401,252     1.72
73 - 84........................................    19       2,476,334     0.97
85 - 96........................................    10       1,340,460     0.52
97 - 108.......................................    39      15,616,842     6.11
109 - 120......................................    34      13,195,607     5.16
121 or More....................................    22       2,940,578     1.15
                                                  ---    ------------   ------
Total: ........................................   793    $255,628,968   100.00%
                                                  ===    ============   ======

  Weighted Average Loan Seasoning: 36 months

                             LOAN AMORTIZATION TYPE

                                                                      PERCENT BY
                                                          AGGREGATE   AGGREGATE
                                                 NUMBER   PRINCIPAL   PRINCIPAL
AMORTIZATION TYPE                               OF LOANS   BALANCE     BALANCE
-----------------                               -------- ------------ ----------
Fully Amortizing...............................   658    $210,933,928    82.52%
Interest Only/Balloon..........................   135      44,695,040    17.48
                                                  ---    ------------   ------
Total:.........................................   793    $255,628,968   100.00%
                                                  ===    ============   ======

                    REMAINING TERM OF FULLY AMORTIZING LOANS

                                                                      PERCENT BY
                                                          AGGREGATE   AGGREGATE
                                                 NUMBER   PRINCIPAL   PRINCIPAL
REMAINING TERM (MONTHS)                         OF LOANS   BALANCE     BALANCE
-----------------------                         -------- ------------ ----------
 60 or Less....................................     7    $    401,910    0.16%
 61 - 120......................................    18       4,577,103    1.79
121 - 180......................................     7         834,354    0.33
181 - 240......................................    13       2,435,433    0.95
241 - 360......................................   613     202,685,128   79.29
                                                  ---    ------------   -----
Total:.........................................   658    $210,933,928   82.52%
                                                  ===    ============   =====

                        REMAINING TERM OF BALLOON LOANS

                                                                      PERCENT BY
                                                          AGGREGATE   AGGREGATE
                                                 NUMBER   PRINCIPAL   PRINCIPAL
REMAINING TERM (MONTHS)                         OF LOANS   BALANCE     BALANCE
-----------------------                         -------- ------------ ----------
 12 or Less....................................    19    $  4,927,775    1.93%
 13 -  24......................................    23       4,983,114    1.95
 25 -  36......................................    10       1,416,853    0.55
 37 -  48......................................    13       3,169,786    1.24
 49 -  60......................................    15       3,191,053    1.25
 61 - 120......................................    47      20,153,131    7.88
121 - 180......................................     8       6,853,328    2.68
                                                  ---    ------------   -----
Total:.........................................   135    $ 44,695,040   17.48%
                                                  ===    ============   =====

                DEBT SERVICE COVERAGE RATIOS FOR MORTGAGE LOANS

                                                                      PERCENT BY
                                                          AGGREGATE   AGGREGATE
                                                 NUMBER   PRINCIPAL   PRINCIPAL
DEBT SERVICE COVERAGE RATIO(1)                  OF LOANS   BALANCE     BALANCE
------------------------------                  -------- ------------ ----------
1.000 or Less..................................    30    $ 11,029,777    4.31%
1.001 - 1.125..................................    35       9,602,971    3.76
1.126 - 1.250..................................   100      45,304,668   17.72
1.251 - 1.375..................................   111      45,080,329   17.64
1.376 - 1.500..................................   112      35,517,167   13.89
1.501 - 1.625..................................    93      26,647,188   10.42
1.626 - 1.750..................................    81      25,750,005   10.07
1.751 - 1.875..................................    56      19,590,126    7.66
1.876 - 2.000..................................    52      14,032,966    5.49
2.001 - 2.125..................................    21       4,785,966    1.87
2.126 - 2.250..................................    16       2,406,397    0.94
2.251 - 2.375..................................    19       4,990,637    1.95
2.376 - 2.500..................................     7       1,263,077    0.49
2.501 - 2.625..................................     7       1,293,957    0.51
2.626 and Above................................    53       8,333,737    3.26
                                                  ---    ------------   -----
Total:.........................................   793    $255,628,968   100.0%
                                                  ===    ============   =====

  Weighted Average Debt Service Coverage Ratio: 1.544
--------
(1)As defined on page 65.

  Approximately 65.75% of the SPTL Mortgage Loans were subject to prepayment penalties as of August 31, 1997. In general, the terms of such SPTL Mortgage Loans provide that if the related mortgagor prepays the principal balance thereof in an amount in excess of 20% of the original principal balance of the related SPTL Mortgage Loan for any 12-month period during a certain period of time following origination, such mortgagor will be required to pay a prepayment premium equal to six months' interest at the Mortgage Interest Rate then in effect for such Mortgage Loan on the amount of such prepayment in excess of 20% of the original principal amount thereof.

  The SPTL Mortgage Loans are being serviced by Midland Loan Services, L.P., as master servicer and special servicer and SPB as sub-servicer, and the trustee for the series is LaSalle National Bank. See "Servicing of the Mortgage Loans."

  Restrictions on Transfer of SPTL Subordinated Interests. The SPTL Investments have not been registered under the Securities Act or any state securities laws, and, accordingly, transfer of the SPTL Investments is restricted. Moreover, the SPTL Investments cannot be transferred to a Plan or Plan investor except in certain limited circumstances. As a result, there is no liquid market for the SPTL Investments.

  Ratings. The Class A1X Securities are rated "AAA" by DCR. The Class DX Securities are rated "BBB" by DCR. The Class E Securities are rated "BB" by DCR. The Class F Securities are rated "B" by DCR. The Class NR and NRX Securities are unrated.

  The ratings of the rating agencies on mortgage pass-through certificates address the likelihood of the receipt of all distributions to which such holders are entitled. The ratings do not represent any assessment of (i) the likelihood or frequency of principal prepayments on the SPTL Mortgage Loans,
(ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent yield maintenance premiums will be received. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience on any Class of SPTL Investments nor does it assess any possibility that the holders of the SPTL Senior IO and the SPTL Subordinated IOs might not fully recover their investment in the event of rapid prepayments of the SPTL Mortgage Loans (including both voluntary and involuntary prepayments). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The ratings assigned to the SPTL Senior IO and SPTL Subordinated IOs should be evaluated independently of similar ratings assigned to securities that have a principal balance.

           YIELD CONSIDERATIONS RELATED TO THE INITIAL MBS INTERESTS

GENERAL

  The actual yield to maturity on the Initial MBS Interests will depend upon, among other things, the interest rates on the Mortgage Collateral underlying the Initial MBS Interests. The actual yield also will be dependent on the timing and aggregate amount of distributions on each class of MBS Interests, which in turn will depend primarily on losses and prepayments on the related mortgage loans. See "Yield Considerations Related to the Company's Investments."

INITIAL SUBORDINATED INTERESTS

  The yield to maturity on the JPM Subordinated Interests and the SPTL Subordinated Interests (collectively, the "Initial Subordinated Interests") will be extremely sensitive to the default and loss experience of the underlying Mortgage Collateral and the timing of any such defaults or losses. See "Risk Factors--Subordinated MBS Interests are Subject to Greater Credit Risks than More Senior Classes" and "Yield Considerations Related to the Company's Investments."

  The significance of the effect of potential Realized Losses on the Mortgage Loans is illustrated in the following tables. This information is presented for analytical purposes only, and is not intended as an accurate indicator or prediction of the actual defaults and losses that may occur in the future with respect to the Mortgage Loans. Actual defaults, liquidations and losses are likely to differ in timing and amount from those assumed (and may differ significantly). Investors in the Company are urged to consider their own estimates as to possible levels and timing of defaults and losses.

  The Company will purchase each class of Initial Subordinated Interests at a discount from its principal amount. Accordingly, if the Company calculates the anticipated yield to maturity of any such class based on an assumed rate of payment that is faster than that actually experienced on the Mortgage Loans, the actual yield may be lower than that so calculated.

MODELING ASSUMPTIONS

 Yield Table for the JPM Subordinated Interests

  The following table, regarding the JPM Subordinated Interests, indicates the pre-tax yield to maturity and the weighted average lives that would be produced by the specified percentages of constant prepayment ("CPR"), Mortgage Loan annual default rates (the "Conditional Default Rates") and loss severities, assuming the indicated purchase price and the following additional assumptions. There can be no assurance that these assumptions are reasonable or that additional or different assumptions should not be made to determine potential yields on these investments.

   (i)   The JPM Mortgage Loans prepay at the indicated percentage of CPR;

   (ii) The maturity date of each of the Balloon Mortgage Loans (as that term is defined in "Glossary of Terms") is not extended;

   (iii) Distributions on the JPM Subordinated Interests are received in cash, on the 25th day of each month, commencing September 25, 1997;

   (iv) Prepayments represent payment in full of individual JPM Mortgage Loans and are received on the respective due dates and include a month's interest thereon;

   (v) There are no repurchases of JPM Mortgage Loans due to breaches of any representation and warranty or pursuant to an optional termination otherwise;

   (vi)  The JPM Subordinated Interests are purchased on September 22, 1997;

   (vii) The purchase price is 81.3555% for the Class E Certificates, 73.3862% for the Class F Certificates, 56.7307% for the Class G Certificates, 7.1985% for the Class H Certificates and 0.2475% for the Class NR Certificates, plus in each case accrued interest from August 1, 1997 to but not including an assumed date of purchase of September 22, 1997;

   (viii) All required payments are made during the applicable collection periods, except for balances which are assumed to be in default;

   (ix)    All necessary principal and interest advances will be made;

   (x) Liquidation of the principal balance assumed to be in default (the "Default Balance") occurs at the time of default;

   (xi) Upon default, losses of 30% of the Default Balance will be realized upon liquidation;

   (xii) Upon liquidation, 70% (the inverse of the indicated loss severity) of the Default Balance, less any amount in respect of principal previously received as a result of principal and interest advances made following assumed default, is recovered;

   (xiii) No amounts will be available on future distribution dates to cover interest shortfalls in prior periods on the JPM Subordinated Interests;

   (xiv)   No mortgagor becomes the subject of a bankruptcy proceeding;

   (xv)    No special servicing fees are assumed to be incurred; and

   (xvi) One-month LIBOR is equal to 5.66% per annum and remains constant while the JPM Subordinated Interests remain outstanding; and

   (xvii) The indices applicable to the JPM Mortgage Loan notes are equal to the following per annum rates and remain constant while the JPM Subordinated Interests remain outstanding:

      Six-Month LIBOR..................................................... 5.87%
      Bank of America Prime............................................... 8.50%
      One-Year CMT........................................................ 5.52%

   (xviii) The cut-off date for the JPM Mortgage Loans is July 31, 1997.

  The assumed percentages of liquidations and loss severities on the JPM Mortgage Loans shown in the tables below are for illustrative purposes only and the Company makes no representation with respect to the reasonableness of the assumptions or that the actual liquidation and loss severity experience of the JPM Mortgage Loans will in any way correspond to any of the assumptions. In addition, it was assumed in preparing the tables that no special servicing fees or other expenses of the JPM 1997-SPTL-C1 trust fund will be paid, but in fact defaults and liquidations would result in the payment to the special servicer of special servicing fees and other expenses of such trust fund, which payments would reduce the amount available for distribution to one or more classes of the JPM Subordinated Interests. Consequently, there can be no assurance that the pre-tax yield to an investor in any class of JPM Subordinated Interests will correspond to any of the pre-tax yields shown below.

  The following tables generally show higher yields for the JPM Subordinated Interests in scenarios involving higher rates of prepayments, primarily because loss percentages are applied to remaining JPM Mortgage Loan balances rather than original JPM Mortgage Loan balances. Accordingly, in scenarios with high prepayments, losses are lower. Contrary to the assumptions above, prepayments are less likely to occur in connection with nonperforming or troubled JPM Mortgage Loans, and accordingly, a higher rate of prepayments is not likely to result in a proportionate reduction of defaults. As a result, the yield on JPM Subordinated Interests may in fact not improve as significantly at higher prepayment speeds as shown in the tables. High prepayment rates are more likely to occur in an environment of improved property values and lower interest rates, and to the extent defaults are less likely to occur in such an environment, defaults could decline as a percentage of original principal amounts while prepayment rates are high.

                           JPM 1997-SPTL-C1, CLASS E

             (PURCHASE PRICE OF 81.3555% OF PRINCIPAL AMOUNT)

          0.0% CDR    1.5% CDR    3.0% CDR    6.0% CDR
         ----------- ----------- ----------- -------------
  CPR    BEY    WAL  BEY    WAL  BEY    WAL   BEY     WAL
  ---    ----  ----- ----  ----- ----  ----- -----   -----
  0.0%   8.30% 27.89 8.29% 28.55 5.50% 29.21 (8.47)%   N/A
         ----  ----- ----  ----- ----  ----- -----   -----
  5.0%   8.39% 23.94 8.37% 24.64 8.34% 26.04  1.82 % 28.81
         ----  ----- ----  ----- ----  ----- -----   -----
  10.0%  8.69% 17.03 8.67% 17.34 8.63% 17.98  7.80 % 20.61
         ----  ----- ----  ----- ----  ----- -----   -----
  15.0%  9.15% 12.09 9.13% 12.21 9.10% 12.45  8.99 % 13.52
         ----  ----- ----  ----- ----  ----- -----   -----
  20.0%  9.69%  9.10 9.67%  9.16 9.65%  9.27  9.57 %  9.66
         ----  ----- ----  ----- ----  ----- -----   -----

--------

CDR: Conditional Default Rate

CPR: Constant Prepayment Rate

BEY: Bond Equivalent Yield

WAL: Weighted Average Life (Years)


                           JPM 1997-SPTL-C1, CLASS F

             (PURCHASE PRICE OF 73.3862% OF PRINCIPAL AMOUNT)

          0.0% CDR     1.5% CDR     3.0% CDR       6.0% CDR
         ------------ ------------ ------------- --------------
  CPR     BEY    WAL   BEY    WAL   BEY     WAL   BEY      WAL
  ---    -----  ----- -----  ----- -----   ----- ------   -----
  0.0%    9.25% 28.37  8.13% 29.21 (1.97)%   N/A (28.12)%   N/A
         -----  ----- -----  ----- -----   ----- ------   -----
  5.0%    9.33% 25.71  9.28% 27.21  5.93 % 28.92 (19.87)%   N/A
         -----  ----- -----  ----- -----   ----- ------   -----
  10.0%   9.62% 19.70  9.54% 20.99  9.40 % 23.92  (9.37)%   N/A
         -----  ----- -----  ----- -----   ----- ------   -----
  15.0%  10.15% 14.30 10.06% 14.97  9.92 % 16.17   5.75 % 20.64
         -----  ----- -----  ----- -----   ----- ------   -----
  20.0%  10.81% 10.83 10.72% 11.20 10.59 % 11.76   9.82 % 14.71
         -----  ----- -----  ----- -----   ----- ------   -----

--------

CDR: Conditional Default Rate

CPR: Constant Prepayment Rate

BEY: Bond Equivalent Yield

WAL: Weighted Average Life (Years)

                           JPM 1997-SPTL-C1, CLASS G

             (PURCHASE PRICE OF 56.7307% OF PRINCIPAL AMOUNT)

          0.0% CDR     1.5% CDR     3.0% CDR      6.0% CDR
         ------------ ------------ ------------- ------------
  CPR     BEY    WAL   BEY    WAL   BEY     WAL   BEY     WAL
  ---    -----  ----- -----  ----- -----   ----- ------   ---
  0.0%   11.98% 28.61  8.03%   N/A (6.26)%   N/A (43.45)% N/A
         -----  ----- -----  ----- -----   ----- ------   ---
  5.0%   12.07% 26.62 11.98% 28.64  0.29 %   N/A (36.42)% N/A
         -----  ----- -----  ----- -----   ----- ------   ---
  10.0%  12.43% 21.39 12.24% 23.72  8.96 % 28.90 (28.16)% N/A
         -----  ----- -----  ----- -----   ----- ------   ---
  15.0%  13.19% 15.84 12.95% 17.18 12.54 % 20.29 (18.14)% N/A
         -----  ----- -----  ----- -----   ----- ------   ---
  20.0%  14.21% 12.07 13.96% 12.81 13.59 % 14.10  (4.23)% N/A
         -----  ----- -----  ----- -----   ----- ------   ---

--------

CDR: Conditional Default Rate

CPR: Constant Prepayment Rate

BEY: Bond Equivalent Yield

WAL: Weighted Average Life (Years)

                           JPM 1997-SPTL-C1, CLASS H

              (PURCHASE PRICE OF 7.1985% OF PRINCIPAL AMOUNT)

          0.0% CDR      1.5% CDR        3.0% CDR       6.0% CDR
         ------------ --------------- --------------- -------------
  CPR     BEY    WAL    BEY      WAL    BEY      WAL    BEY     WAL
  ---    -----  ----- -------   ----- -------   ----- -------   ---
  0.0%    9.36% 28.75 (100.00)%   N/A (100.00)%   N/A (100.00)% N/A
         -----  ----- -------   ----- -------   ----- -------   ---
  5.0%    9.92% 27.19    3.27 % 29.23 (100.00)%   N/A (100.00)% N/A
         -----  ----- -------   ----- -------   ----- -------   ---
  10.0%  11.96% 22.67   10.31 % 26.24 (100.00)%   N/A (100.00)% N/A
         -----  ----- -------   ----- -------   ----- -------   ---
  15.0%  15.99% 17.12   14.05 % 19.44    7.25 % 24.82 (100.00)% N/A
         -----  ----- -------   ----- -------   ----- -------   ---
  20.0%  21.12% 13.12   19.21 % 14.38   15.67 % 17.79 (100.00)% N/A
         -----  ----- -------   ----- -------   ----- -------   ---

--------

CDR: Conditional Default Rate

CPR: Constant Prepayment Rate

BEY: Bond Equivalent Yield

WAL: Weighted Average Life (Years)

                          JPM 1997-SPTL-C1, CLASS NR

             (PURCHASE PRICE OF 0.2475% OF PRINCIPAL AMOUNT)

          0.0% CDR      1.5% CDR        3.0% CDR       6.0% CDR
         ------------ --------------- --------------- -------------
  CPR     BEY    WAL    BEY      WAL    BEY      WAL    BEY     WAL
  ---    -----  ----- -------   ----- -------   ----- -------   ---
  0.0%   21.73% 29.10 (100.00)%   N/A (100.00)%   N/A (100.00)% N/A
         -----  ----- -------   ----- -------   ----- -------   ---
  5.0%   22.32% 28.39 (100.00)%   N/A (100.00)%   N/A (100.00)% N/A
         -----  ----- -------   ----- -------   ----- -------   ---
  10.0%  24.72% 26.04   12.73 % 28.72 (100.00)%   N/A (100.00)% N/A
         -----  ----- -------   ----- -------   ----- -------   ---
  15.0%  31.06% 21.74   21.72 % 24.18 (100.00)%   N/A (100.00)% N/A
         -----  ----- -------   ----- -------   ----- -------   ---
  20.0%  40.59% 17.45   31.48 % 18.94    8.91 % 25.93 (100.00)% N/A
         -----  ----- -------   ----- -------   ----- -------   ---

--------

CDR: Conditional Default Rate

CPR: Constant Prepayment Rate

BEY: Bond Equivalent Yield

WAL: Weighted Average Life (Years)

 Yield Table for the SPTL Subordinated Interests

  The following table, regarding the SPTL Subordinated Interests, indicates the pre-tax yield to maturity and the weighted average lives that would be produced by the specified percentages of CPR, Mortgage Loan Conditional Default Rates and loss severities, assuming the indicated purchase price and the following additional assumptions. There can be no assurance that these assumptions are reasonable or that additional or different assumptions should not be made to determine potential yields on these investments.

  (i)    The SPTL Mortgage Loans prepay at the indicated percentage of CPR;

  (ii) The maturity date of each of the Balloon Mortgage Loans is not extended;

  (iii) Distributions on the SPTL Subordinated Interests are received in cash, on the 25th day of each month, commencing in October 1997;

  (iv) Prepayments represent payment in full of individual SPTL Mortgage Loans and are received on the respective due dates and include a month's interest thereon;

  (v) There are no repurchases of SPTL Mortgage Loans due to breaches of any representation and warranty or pursuant to an optional termination otherwise;

  (vi)   The SPTL Subordinated Interests are purchased on September 22, 1997;

  (vii) The purchase price is 97.5000% for the Class E Certificates, 68.9000% for the Class F Certificates and 28.7000% for the Class NR Certificates plus in each case accrued interest from September 1, 1997 to but not including an assumed date of purchase of September 22, 1997;

  (viii) All required payments are made during the applicable collection periods, except for balances which are assumed to be in default;

  (ix)   All necessary principal and interest advances will be made;

  (x)    Liquidation of a Default Balance occurs 12 months after default.

  (xi) Upon liquidation, 70% (the inverse of the indicated loss severity) of the Default Balance, less any amount in respect of principal previously received as a result of principal and interest advances made following assumed default, is recovered;

  (xiii) No amounts will be available on future distribution dates to cover interest shortfalls in prior periods on the SPTL Subordinated Interests;

  (xiv)   No mortgagor becomes the subject of a bankruptcy proceeding;

  (xv)    No special servicing fees are assumed to be incurred;

  (xvi) Upon default, losses of 30% (each a "Loss Severity Percentage"), as indicated, of the Default Balance will be realized upon liquidation;

  (xvii) One-month LIBOR is equal to 5.66% per annum and remains constant while the SPTL Subordinated Interests remain outstanding; and

  (xviii) The indices applicable to the SPTL Mortgage Loan notes are equal to the following per annum rates and remain constant while the SPTL Subordinated Interests remain outstanding:

      Six-Month LIBOR..................................................... 5.87%
      Bank of America Prime............................................... 8.50%
      One-Year CMT........................................................ 5.52%
      11th District COFI.................................................. 4.85%

  (xix)   The cut-off date for the SPTL Mortgage Loans is August 1, 1997.

  The assumed percentages of liquidations and loss severities on the SPTL Mortgage Loans shown in the tables below are for illustrative purposes only and the Company makes no representation with respect to the reasonableness of the assumptions or that the actual liquidation and loss severity experience of the SPTL Mortgage Loans will in any way correspond to any of the assumptions. In addition, it was assumed in preparing the tables that no special servicing fees or other expenses of the SPTL 1996-C1 trust fund will be paid, but in fact defaults and liquidations would result in the payment to the special servicer of special servicing fees and other expenses of such trust fund, which payments would reduce the amount available for distribution to one or more classes of SPTL Subordinated Interests. Consequently, there can be no assurance that the pre-tax yield to an investor in any class of SPTL Subordinated Interests will correspond to any of the pre-tax yields shown below.

  The following table generally shows higher yields for the SPTL Subordinated Interests in scenarios involving higher rates of prepayments, primarily because loss percentages are applied to remaining SPTL Mortgage Loan balances rather than original SPTL Mortgage Loan balances. Accordingly, in scenarios with high prepayments, losses are lower. Contrary to the assumptions above, prepayments are less likely to occur in connection with nonperforming or troubled SPTL Mortgage Loans, and accordingly, a higher rate of prepayments is not likely to result in a proportionate reduction of defaults. As a result, the yield on SPTL Subordinated Interests may in fact not improve as significantly at higher prepayment speeds as shown in the tables. High prepayment rates are more likely to occur in an environment of improved property values and lower interest rates, and to the extent defaults are less likely to occur in such an environment, defaults could decline as a percentage of original principal amounts while prepayment rates are high.

                             SPTL 1996-C1 CLASS E

             (PURCHASE PRICE OF 97.5000% OF PRINCIPAL AMOUNT)

              0.0%CDR    1.5% CDR   3.0% CDR     6.0% CDR
             ---------- ---------- ---------- --------------
CPR     LS    BEY  WAL   BEY  WAL   BEY  WAL   BEY  WAL
---    ----- ----- ---- ----- ---- ----- ---- ----- ----
0.0%   30.0% 8.63% 26.6 8.63% 27.1 8.29% 27.9 0.31%  N/A
             ----- ---- ----- ---- ----- ---- ----- ----
5.0%   30.0% 8.64% 22.0 8.63% 22.4 8.63% 23.2 7.32% 25.3
             ----- ---- ----- ---- ----- ---- ----- ----
10.0%  30.0% 8.64% 15.2 8.64% 15.3 8.64% 15.7 8.64% 17.3
             ----- ---- ----- ---- ----- ---- ----- ----
15.0%  30.0% 8.66% 10.8 8.66% 10.8 8.66% 11.0 8.65% 11.5
             ----- ---- ----- ---- ----- ---- ----- ----
20.0%  30.0% 8.69%  8.1 8.69%  8.2 8.69%  8.3 8.68%  8.6
             ----- ---- ----- ---- ----- ---- ----- ----

--------

CDR: Conditional Default Rate

CPR: Constant Prepayment Rate

LS: Loss Severity Percentage--Each liquidation results in a realized loss allocable to principal equal to the percentage indicated

BEY: Bond Equivalent Yield

WAL: Weighted Average Life (Years)

                             SPTL 1996-C1 CLASS F

             (PURCHASE PRICE OF 68.9000% OF PRINCIPAL AMOUNT)

               0.0%CDR    1.5% CDR    3.0% CDR     6.0% CDR
             ----------- ----------- ----------- ------------
CPR     LS    BEY   WAL   BEY   WAL   BEY   WAL    BEY   WAL
---    ----- ------ ---- ------ ---- ------ ---- ------- ----
0.0%   30.0% 12.31% 27.3 12.17% 28.1  8.25%  N/A (6.09)%  N/A
             ------ ---- ------ ---- ------ ---- ------- ----
5.0%   30.0% 12.40% 24.2 12.36% 25.4 11.61% 26.8 (0.25)%  N/A
             ------ ---- ------ ---- ------ ---- ------- ----
10.0%  30.0% 12.71% 18.1 12.65% 19.1 12.54% 21.0  7.75 % 24.6
             ------ ---- ------ ---- ------ ---- ------- ----
15.0%  30.0% 13.30% 13.1 13.21% 13.6 13.09% 14.5 11.40 % 17.3
             ------ ---- ------ ---- ------ ---- ------- ----
20.0%  30.0% 14.04% 10.0 13.94% 10.3 13.82% 10.8 13.40 % 13.0
             ------ ---- ------ ---- ------ ---- ------- ----

--------

CDR: Conditional Default Rate

CPR: Constant Prepayment Rate

LS: Loss Severity Percentage--Each liquidation results in a realized loss allocable to principal equal to the percentage indicated

BEY: Bond Equivalent Yield

WAL: Weighted Average Life (Years)

                             SPTL 1996-C1 CLASS NR

             (PURCHASE PRICE OF 28.7000% OF PRINCIPAL AMOUNT)

               0.0%CDR    1.5% CDR    3.0% CDR     6.0% CDR
             ----------- ----------- ----------- -------------
CPR     LS    BEY   WAL   BEY   WAL   BEY   WAL    BEY    WAL
---    ----- ------ ---- ------ ---- ------ ---- -------- ----
0.0%   30.0% 24.83% 28.1 17.23%  N/A  4.85%  N/A (20.35)%  N/A
             ------ ---- ------ ---- ------ ---- -------- ----
5.0%   30.0% 24.86% 26.8 19.19% 27.7  8.60%  N/A (17.16)%  N/A
             ------ ---- ------ ---- ------ ---- -------- ----
10.0%  30.0% 25.02% 23.4 20.44% 24.5 13.35% 27.0 (13.30)%  N/A
             ------ ---- ------ ---- ------ ---- -------- ----
15.0%  30.0% 25.60% 18.8 21.68% 19.5 16.49% 21.0  (8.31)%  N/A
             ------ ---- ------ ---- ------ ---- -------- ----
20.0%  30.0% 26.77% 14.8 23.27% 15.3 18.92% 16.0   0.49 % 27.0
             ------ ---- ------ ---- ------ ---- -------- ----

--------

CDR: Conditional Default Rate

CPR: Constant Prepayment Rate

LS: Loss Severity Percentage--Each liquidation results in a realized loss allocable to principal equal to the percentage indicated

BEY: Bond Equivalent Yield

WAL: Weighted Average Life (Years)

YIELD ON THE INTEREST ONLY CERTIFICATES

  The yield to investors on the JPM IO, the SPTL Senior IO and the SPTL Subordinate IOs (collectively, the "Initial IO Investments") will be highly sensitive to the rate and timing of principal payments (including prepayments and liquidations) on the Mortgage loans. Investors should fully consider the associated risks to the Company, including the risk that a rapid rate of principal prepayments of the Mortgage Loans could result in the failure of the Company to recoup fully its investment in the Initial IO Investments.

  The Pass-Through Rate on the JPM IO will equal the excess of the weighted average Remittance Rate on the JPM Mortgage Loans over the Pass-Through Rates on all the other JPM 1997-SPTL-C1 Certificates. The Pass-Through Rate on the SPTL 1996-C1, Class A1X Certificates and the Class A2X, Class BX, Class CX and Class DX Components (which components comprise the Class DX Certificates) will equal the excess of the weighted average Remittance Rate on the SPTL Mortgage Loans over the Pass-Through Rates on the Class A1, Class A2, Class B, Class C and Class D Certificates (collectively, the "SPTL Senior Certificates"), respectively. The Pass-Through Rates on the SPTL Senior Certificates will be based on LIBOR subject to a maximum rate equal to the weighted average of the Remittance Rates on the SPTL Mortgage Loans. Therefore, the Pass-Through Rates on the JPM IO and the SPTL 1996-C1, Class A1X and Class DX Certificates (the "SPTL LIBOR IOs") will be affected adversely by increases in the value of LIBOR in excess of increases in the value of the Indices or decreases in the value of the Indices in excess of decreases in the value of LIBOR.

  In general, the yield to maturity on the JPM IO and the SPTL LIBOR IOs will be lower if the Pass-Through Rate on the other JPM Certificates and the SPTL Senior Certificates rises more than the weighted average Remittance Rate on the JPM Mortgage Loans and the SPTL Mortgage Loans, respectively. The Pass-Through Rate on such other JPM Certificates and SPTL Senior Certificates is based upon the value of an index (LIBOR) which is difference from the value of the indices applicable to the Mortgage Loans. Each Mortgage Loan adjusts monthly, quarterly, semi-annually or annually based upon the related Index whereas the Pass-Through Rates on such other JPM Certificates and SPTL Senior Certificates adjust monthly based upon LIBOR. LIBOR and the indices applicable to the Mortgage Loans may respond differently to economic and market factors, and there is not necessarily any correlation between them. In addition, all of the Mortgage Loans are subject to periodic rate caps, maximum mortgage interest rates and minimum mortgage interest rates. Thus, it is possible, for example, that LIBOR may rise during period in which the indices on the Mortgage Loans are stable or are falling or that, even if both LIBOR and such indices rise during the same period, LIBOR may rise more rapidly than such indices and therefore the amount of interest collected on all Mortgage Loans (adjusted to the Remittance Rate) may be insufficient to pay interest on a class of Initial IO Investments.

  The following table indicates the sensitivity of the pre-tax yield to maturity on the JPM IO to various rates of prepayment on the JPM Mortgage Loans by projecting the monthly aggregate payments on the JPM IO and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the assumptions described in clauses (ii) through (vi), (viii) through (ix) and (xiii) through (xviii) in the paragraph under "--Modeling Assumptions--Yield Table for the JPM Subordinated Interests" herein. The table is also based on the following assumptions: (i) one-month LIBOR is equal to 5.66% per annum and remains constant while the JPM Subordinated Interests remain outstanding and (ii) the indices applicable to the JPM Mortgage Loan notes are equal to the following per annum rates and remain constant while the JPM Subordinated Interests remain outstanding:

      Six-Month LIBOR..................................................... 5.87%
      Bank of America Prime............................................... 8.50%
      One-Year CMT........................................................ 5.52%

  Any differences between such assumptions and the actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

                 PRE-TAX YIELD TO MATURITY OF THE JPM IO(/1/)

ASSUMED PURCHASE PRICE                  PREPAYMENT ASSUMPTION
AS A PERCENTAGE OF THE      -----------------------------------------------------------------
   NOTIONAL AMOUNT           0%            V1            V2            V3            V4
----------------------      -----         -----         -----         -----         -----
       13.8611%             26.80         19.49         14.53         13.34         10.48

--------
(1) V1 assumes the JPM Mortgage Loans prepay at 2% CPR the first year, 6% CPR the second year and 9% CPR each year thereafter, V2 assumes the JPM Mortgage Loans prepay at 5% CPR the first year, 10% CPR the second year and 15% CPR each year thereafter, V3 assumes the JPM Mortgage Loans prepay at 6% CPR the first year, 12% CPR the second year and 16% CPR each year thereafter, and V4 assumes the JPM Mortgage Loans prepay at 7% CPR the first year, 14% CPR the second year and 20% CPR each year thereafter. Assumes early termination is exercised.

  The following table indicates the sensitivity of the pre-tax yield to maturity on the SPTL Senior IO and the SPTL Subordinate IOs (the "SPTL IOs") to various rates of prepayment on the SPTL Mortgage Loans by projecting the monthly aggregate payments on the SPTL IOs and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the assumptions described in clauses (ii) through (vi), (viii) through (ix),
(xiii) through (xv) and (xvii) through (xix) in the paragraph under "-- Modeling Assumptions--Yield Table for the SPTL Subordinated Interests" herein.

  Any differences between such assumptions and the actual characteristics and performance underscore the hypothetical nature of the table, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

  PRE-TAX YIELD TO MATURITY OF THE SPTL 1996-C1, CLASS A1X CERTIFICATES(/1/)

ASSUMED PURCHASE PRICE                 PREPAYMENT ASSUMPTION
AS A PERCENTAGE OF THE    ---------------------------------------------------------
   NOTIONAL AMOUNT           0%          V1          V2          V3          V4
----------------------    --------     -------     -------     -------     ------
         3.54%            106.4592     63.5559     48.5976     25.9819     9.5449

   PRE-TAX YIELD TO MATURITY OF THE SPTL 1996-C1, CLASS DX CERTIFICATES(/1/)

ASSUMED PURCHASE PRICE                PREPAYMENT ASSUMPTION
AS A PERCENTAGE OF THE    --------------------------------------------------------
   NOTIONAL AMOUNT          0%          V1          V2          V3          V4
----------------------    -------     -------     -------     -------     ------
        12.43%            27.5358     20.2470     16.9044     10.9266     4.9024

  PRE-TAX YIELD TO MATURITY OF THE SPTL 1996-C1, CLASS NRX CERTIFICATES(/1/)

ASSUMED PURCHASE PRICE                 PREPAYMENT ASSUMPTION
AS A PERCENTAGE OF THE    ---------------------------------------------------------
   NOTIONAL AMOUNT          0%          V1          V2          V3          V4
----------------------    -------     -------     -------     -------     -------
        10.64%            18.5530     18.2355     17.8655     16.9580     15.7152

--------
(1) V1 assumes the SPTL Mortgage Loans prepay at 7% CPR the first year, 8% CPR the second year and 9.5% CPR each year thereafter, V2 assumes the SPTL Mortgage Loans prepay at 9% CPR the first year, 10.5% the second year and 12% CPR each year thereafter, V3 assumes the SPTL Mortgage Loans prepay at 12% CPR the first year, 14% the second year and 16% CPR each year thereafter, and V4 assumes the SPTL Mortgage Loans prepay at 14% CPR the first year, 17% the second year and 20% CPR each year thereafter. Assumes early termination is exercised.

  Each pre-tax yield to maturity set forth in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Initial IO Investments would cause the discounted present value of such assumed stream cash flows to equal the assumed purchase price listed in the corresponding table. Accrued interest is included in the assumed purchase price of the Initial IO Investments and is used in computing the corporate bond equivalent yield shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Initial IO Investments, and thus do not reflect the return on any investment in the Initial IO Investments when, as applicable, any reinvestment rates other than the discount rates set forth in the preceding table are considered.

  Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the JPM Mortgage Loans and the SPTL Mortgage Loans will be prepaid according to one particular pattern. For this reason and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Initial IO Investments is likely to differ from those shown in the tables, even if all of the JPM Mortgage Loans and SPTL Mortgage Loans prepay at the indicated constant percentages of CPR over any given time period or over the entire life of the Initial Subordinated Investments.

                          SERVICING OF MORTGAGE LOANS

  Although the Company may acquire the rights to service Mortgage Loans it purchases, it does not intend to perform the actual servicing. Instead, a third-party servicer will be selected to service the Mortgage Loans. In addition, the Company may enter into Special Servicing agreements with third-party special servicers.

  With respect to the Initial Mortgage Loans and the Mortgage Collateral underlying the Initial MBS Investments, SPB will service the Mortgage Loans. The servicing fee to be paid to SPB with respect to the Initial Mortgage Loans initially will be 0.36% per annum of the outstanding principal balance of the Initial Mortgage Loans, plus an additional fee of up to 0.45% per annum for special servicing if SPB is the special servicer.

  With respect to the Mortgage Collateral underlying the Initial MBS Interests, Midland Loan Services, L.P. ("Midland") will act as special servicer and master servicer, which means that Midland is liable for servicing the loans, but has subcontracted with SPB to perform the day-to-day servicing. In connection with the SPTL 1996-C1 transaction, Midland previously notified SPB that SPB was not in compliance in certain respects with the subservicing agreement between SPB and Midland. SPB has advised the Company that SPB has a plan in place that, when fully implemented, it believes will rectify the issues raised by Midland in all material respects. SPB also has informed the Company that it believes it has made significant progress in implementing this plan. The master servicer may remove SPB as sub-servicer at any time with or without cause. See "Operating Policies and Objectives--The Company's Assets-- MBS Interests."

  With respect to Mortgage Loans acquired from third parties unaffiliated with Imperial Credit, the Company expects generally to contract with the current servicer to continue to service the Mortgage Loans. The Company will attempt to acquire the Special Servicing rights with respect to MBS Interests that it purchases in the future, in which case it will contract with Midland or another special servicer to perform the Special Servicing functions. No assurances can be made, however, that the Company will be able to acquire Special Servicing rights with respect to MBS Interests.

  The Management Agreement will provide that the Manager will monitor and administer the loan servicing activities provided by the servicers of the Company's Mortgage Loans.

SPB'S SERVICING EXPERIENCE

  SPB is a California licensed industrial loan company supervised and examined by the DOC, and the Seller's deposits are insured by the FDIC. SPB originates mortgage loans secured by multifamily residences and commercial properties located primarily in California, Colorado, Oregon and Washington through its two branches in California and several loan origination offices located in various states.

  The table below sets forth, for the periods indicated, the prepayment experience with respect to all commercial and multifamily mortgage loans underwritten or purchased by the Seller. The table below only includes information with respect to prepayments for loans that existed in the Seller's portfolio on or after June 30, 1995. The prepayment experience with respect to the Mortgage Loans may be substantially different from that indicated below. (The sum of the amounts and the percentages in the table below may not equal the totals due to rounding.)

                             SOUTHERN PACIFIC BANK
        (FORMERLY KNOWN AS SOUTHERN PACIFIC THRIFT & LOAN ASSOCIATION)
                            HISTORICAL PREPAYMENTS
                MULTIFAMILY AND COMMERCIAL PROPERTY PORTFOLIOS
                         (INCLUDING SECURITIZED LOANS)

                         QUARTER ENDED QUARTER ENDED QUARTER ENDED QUARTER ENDED QUARTER ENDED QUARTER ENDED
                           MARCH 31,     JUNE 30,    SEPTEMBER 30, DECEMBER 31,    MARCH 31,     JUNE 30,
                             1996          1996          1996          1996          1997          1997
                         ------------- ------------- ------------- ------------- ------------- -------------
Quarter to Date
 Prepayments............  $6,365,266    $3,745,087    $8,576,474    $5,338,097    $8,259,567    $14,011,932
Quarter to Date
 Annualized
 Prepayment(1)..........        6.34%         3.26%         6.73%         3.67%         4.99%          7.76%

--------
(1) Annualized amount of prepayment in each quarter divided by the simple average of beginning and ending principal balance.

  The following tables summarize, at the respective dates indicated, the delinquency and charge-off experience with respect to all first lien commercial and multifamily Mortgage Loans underwritten by SPB. The indicated periods of delinquency are based on the number of days past due on a contractual basis. The monthly payments under all of such Mortgage Loans are due on the first day of each calendar month. Charge-offs generally are established based upon an appraisal undertaken in connection with the foreclosure or other conversion of a mortgage loan to real property.

  The total amount of Mortgage Loans on which the data below is based includes many Mortgage Loans which were not, as of June 30, 1997, outstanding long enough to give rise to the possibility of default and charge-off. The delinquency and charge-off experience with respect to the Initial Mortgage Loans and the Mortgage Collateral underlying the Initial MBS Investments may be expected to be higher, and may be substantially higher, than indicated below. (The sum of the amounts and the percentages in the following tables may not equal the totals due to rounding.)

                             SOUTHERN PACIFIC BANK
        (FORMERLY KNOWN AS SOUTHERN PACIFIC THRIFT & LOAN ASSOCIATION)

                    HISTORICAL DELINQUENCY AND CHARGE-OFFS

             MULTIFAMILY AND COMMERCIAL INCOME PROPERTY PORTFOLIOS
                         (INCLUDING SECURITIZED LOANS)

                       AT MARCH 31, 1996              AT JUNE 30, 1996            AT SEPTEMBER 30, 1996
                  ---------------------------- ------------------------------ ------------------------------
                                   PERCENTAGE                     PERCENTAGE                     PERCENTAGE
                                       OF                             OF                             OF
                                   OUTSTANDING                    OUTSTANDING                    OUTSTANDING
                      OUTSTANDING  BALANCE OF        OUTSTANDING  BALANCE OF        OUTSTANDING  BALANCE OF
                  NO.   BALANCE    TOTAL LOANS  NO.    BALANCE    TOTAL LOANS  NO.    BALANCE    TOTAL LOANS
                  --- ------------ ----------- ----- ------------ ----------- ----- ------------ -----------
Multifamily
Total Loans Out-
standing........  934 $291,164,580             1,029 $325,312,554             1,114 $350,856,695
30-59 Days Past
Due.............    1      173,115    0.06%        1       89,763    0.03%        0          --     0.00%
60-89 Days Past
Due.............    0          --     0.00%        2      596,767    0.18%        2    1,334,734    0.38%
90-119 Days Past
Due.............    1      369,226    0.13%        0          --     0.00%        4      618,529    0.18%
120 or More Days
Past Due........   17    4,193,955    1.44%       12    2,104,781    0.65%       11    2,065,486    0.59%
                  --- ------------    ----     ----- ------------    ----     ----- ------------    ----
Total Delinquen-
cies............   19 $  4,736,296    1.63%       15    2,791,311    0.86%       17 $  4,018,749    1.15%
Quarter to Date
Charge-Offs(1)..           836,000    0.32%               137,000    0.04%        4       49,563    0.01%
Commercial
Total Loans Out-
standing........  448 $142,993,827               477 $159,437,786               506 $184,527,041
30-59 Days Past
Due.............    3      224,504    0.16%        0          --     0.00%        0          --     0.00%
60-89 Days Past
Due.............    0          --     0.00%        3      573,339    0.36%        0          --     0.00%
90-119 Days Past
Due.............    1      276,572    0.19%        0          --     0.00%        2      404,098    0.22%
120 or More Days
Past Due........   18    3,454,488    2.42%       15    2,738,685    1.72%       15    3,404,491    1.84%
                  --- ------------    ----     ----- ------------    ----     ----- ------------    ----
                   22 $  3,955,564    2.77%       18 $  3,312,024    2.08%       17 $  3,808,589    2.06%
Quarter to Date
Charge-Offs(2)..               --     0.00%          $    249,000    0.16%        6 $    182,873    0.11%
                       AT DECEMBER 31, 1996            AT MARCH 31, 1997               AT JUNE 30, 1997
                  ------------------------------ ------------------------------ -------------------------------
                                     PERCENTAGE                     PERCENTAGE                      PERCENTAGE
                                         OF                             OF                              OF
                                     OUTSTANDING                    OUTSTANDING                     OUTSTANDING
                        OUTSTANDING  BALANCE OF        OUTSTANDING  BALANCE OF        OUTSTANDING   BALANCE OF
                   NO.    BALANCE    TOTAL LOANS  NO.    BALANCE    TOTAL LOANS  NO.    BALANCE     TOTAL LOANS
                  ----- ------------ ----------- ----- ------------ ----------- ----- ------------- -----------
Multifamily
Total Loans Out-
standing........  1,323 $421,518,257             1,471 $477,553,328             1,585 $515,677,428
30-59 Days Past
Due.............      0          --     0.00%        7    1,097,520    0.23%        0          --      0.00%
60-89 Days Past
Due.............     11    3,306,353    0.78%       10    4,470,127    0.94%       11    1,859,702     0.36%
90-119 Days Past
Due.............      3      550,490    0.13%        3      644,459    0.13%       11    2,802,676     0.54%
120 or More Days
Past Due........     10    2,125,166    0.50%        9    2,112,791    0.44%       20    6,617,143     1.28%
                  ----- ------------ ----------- ----- ------------ ----------- ----- ------------- -----------
Total Delinquen-
cies............     24 $  5,982,009    1.42%       29 $  8,324,897    1.74%       42 $ 11,279,521     2.18%
Quarter to Date
Charge-Offs(1)..      1       72,584    0.02%        1      160,537    0.04%        1      (19,637)    0.00%
Commercial
Total Loans Out-
standing........    541 $206,205,436               565 $218,507,776               589 $232,680,320
30-59 Days Past
Due.............      0          --     0.00%        3    1,421,040    0.65%        0          --      0.00%
60-89 Days Past
Due.............      3    1,025,716    0.50%        4    1,117,420    0.51%        5    1,674,868     0.72%
90-119 Days Past
Due.............      0          --     0.00%        2      276,437    0.13%        3      758,056     0.32%
120 or More Days
Past Due........     13    3,052,814    1.48%       14    3,162,865    1.45%       17    4,562,641     1.96%
                  ----- ------------ ----------- ----- ------------ ----------- ----- ------------- -----------
                     16 $  4,078,530    1.98%       23 $  5,977,762    2.74%       25 $  6,975,565     3.00%
Quarter to Date
Charge-Offs(2)..      2 $     32,548    0.02%        1 $     35,906    0.02%        5      262,176     0.11%

-----
(1) The percentages for "Quarter To Date Charge-Offs" are calculated based upon the average outstanding balance of all multifamily loans for the quarter.

(2) The percentages for "Quarter To Date Charge-Offs" are calculated based upon the average outstanding balance of all commercial loans for the quarter.

SPECIAL SERVICING

  The special servicer and master servicer of the Mortgage Collateral underlying the Initial MBS Interests is Midland. Midland was organized under the laws of the state of Missouri in 1992 as a limited partnership. Midland is a real estate financial services company which provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and which originates commercial real estate loans. Midland's address is 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105.

  As of August 31, 1997, Midland and its affiliates were responsible for the servicing of approximately 12,234 commercial and multifamily loans with an aggregate principal balance of approximately $18.4 billion, the collateral for which is located in 50 states, Puerto Rico and the District of Columbia. With respect to such loans, approximately 11,071 loans with an aggregate principal balance of approximately $14.8 billion pertain to commercial and multifamily mortgage-backed securities. Property type concentrations within the portfolio include multifamily, office, retail, hotel/motel and other types of income producing properties. Midland and its affiliates also provide commercial loan servicing for newly-originated loans and loans acquired in the secondary market on behalf of issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

RESPONSIBILITIES OF MASTER SERVICER

  Under the pooling and servicing agreements related to the Initial MBS Interests, Midland, as master servicer, is required to service and administer the related Mortgage Collateral solely on behalf of and in the best interests of and for the benefit of the holders of the related MBS Interests including the classes of MBS that will not be acquired by the Company, (collectively, the "Certificateholders"), in accordance with the terms of the pooling and servicing agreements.

RESPONSIBILITIES OF SPECIAL SERVICER

  The servicing responsibility on a particular Mortgage Loan underlying the Initial MBS Interests will be transferred to the special servicer upon the occurrence of certain servicing transfer events (each, a "Servicing Transfer Event"), including the following: (i) the Mortgage Loan is more than 60 days delinquent in whole or in part in respect of any monthly payment or is delinquent in whole or in part in respect of the related balloon payment (except to the extent that with respect to any delinquency in the Balloon Payment, the master servicer and the special servicer agree that such Mortgage Loan is likely to be paid in full within 30 days after such default); (ii) the related mortgagor has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency or similar proceeding, or the mortgagor has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a period of 60 days; (iii) the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property; (iv) in the judgment of the master servicer, a payment default has occurred and is not likely to be cured by the related mortgagor within 60 days; (v) the related mortgagor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;
(vi) any other material default has in the master servicer's judgment occurred which is not reasonably susceptible to cure within the time periods and on the conditions specified in the related mortgage; (vii) the related Mortgaged Property becomes an REO Property; (viii) if for any reason, the master servicer cannot enter into an assumption agreement upon the transfer by the related mortgagor of the mortgage or (ix) an event has occurred which has materially and adversely affected the value of the related Mortgaged Property in the reasonable judgment of the master servicer. The Company intends to negotiate similar terms for the Initial Mortgage Loans. A Mortgage Loan serviced by a special servicer is referred to herein as a "Specially Serviced Mortgage Loan". The special servicer will collect certain payments on such Specially Serviced Mortgage Loans and make certain remittances to, and prepare certain reports for the master servicer with respect to such Mortgage Loans. To the extent that any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the pooling and servicing agreement, becomes a performing

Mortgage Loan for at least three consecutive months, the special servicer will return servicing of such Mortgage Loan to the master servicer.

  Midland will act as a special servicer with respect to the Mortgage Collateral underlying the Initial MBS Interests. Under the Pooling and Servicing Agreement the special servicer is required to service, administer and dispose of Specially Serviced Mortgage Loans solely in the best interests of and for the benefit of the Certificateholders, in accordance with the pooling and servicing agreement.

  The special servicer may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Specially Serviced Mortgage Loan by operation of law or otherwise, if such action is consistent with the servicing standard. There are limitations on the special servicer's ability to acquire title to Mortgaged Property or to take any other action that would cause the Certificateholders or related trustee to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws.

  The special servicer generally is required to use its best efforts to sell the Mortgaged Property within two years of acquisition, with certain exceptions. In general, the special servicer will be required to (i) solicit offers for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept an offer received from any person that constitutes a fair price and which is in the best interest of the Certificateholders as determined by the special servicer in accordance with the servicing standard.

  The special servicer, may retain an independent contractor to manage and operate Mortgaged Properties acquired in foreclosure. The retention of an independent contractor, however, will not relieve the special servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. Any such property will be managed in a manner consistent with the servicing standard.

  The special servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon Specially Serviced Mortgage Loan. If the proceeds of any liquidation of the property securing the Specially Serviced Mortgage Loan are less than the outstanding principal balance of the Specially Serviced Mortgage Loan plus interest accrued thereon at the mortgage interest rate plus the aggregate amount of expenses incurred by the special servicer in connection with such proceedings and which are reimbursable under the agreement, the Certificateholders will realize a loss in the amount of such difference.

                                CAPITALIZATION

  The capitalization of the Company, as of July 31, 1997, and as adjusted to reflect the sale of the shares of Common Stock offered hereby, is as follows:

                                                                      AS
                                                       ACTUAL     ADJUSTED(1)
                                                      --------- ---------------
Common Stock, par value $.0001....................... $    0.01 $      2,500.00
  Authorized--500,000,000 shares
  Outstanding--100 shares, 25,000,000 shares, as ad-
   justed
Additional Paid-in Capital...........................  1,499.99  347,247,500.00
                                                      --------- ---------------
  Total.............................................. $1,500.00 $347,250,000.00
                                                      ========= ===============

--------
(1) Assumes that the initial public offering price to the public is $15 per share. Includes 2,475,000 shares of Common Stock to be purchased by Imperial Credit, after deducting offering and organizational expenses estimated to be $1,500,000 payable by the Company, and assuming no exercise of the Underwriters' over-allotment option to purchase up to an additional 3,750,000 shares of Common Stock.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
                      OF LIQUIDITY AND CAPITAL RESOURCES

  ICCMIC has no operating history. ICCMIC's opening audited balance sheet as of July 31, 1997, and related footnotes are presented elsewhere herein. The management's discussion and analysis of liquidity and capital resources should be read in conjunction with such opening balance sheet and related notes. ICCMIC has been organized and will elect to qualify as a REIT under the Code and, as such, anticipates distributing annually at least 95% of its taxable income, subject to certain adjustments. Cash for such distributions is expected to be generated from the Company's investments, although the Company also may borrow funds to make distributions. The Company's revenues will be derived from (i) ownership of Mortgage Loans; (ii) ownership of MBS Interests; and (iii) ownership of Real Estate Related Assets. See "Distribution Policy" and "Federal Income Tax Considerations."

  The principal sources of the Company's funds in the near term will be the proceeds of the Offering made pursuant to this Prospectus. The proceeds of the Offering will fund the purchase of the Initial Investments, with the remainder to be used to create a cash reserve available to fund the operations of the Company and to acquire new assets as they are sourced. When the Company utilizes this cash reserve, the Company plans to raise additional operating funds by leveraging its assets, primarily through the issuance of CMOs, reverse repurchase agreements, warehouse lines of credit and other borrowing arrangements, which management believes will be sufficient to enable the Company to meet its anticipated liquidity and capital requirements in the long term. While the Company presently does not have lines of credit or specific borrowing arrangements with repo lenders or warehouse lenders, the Company anticipates that it will be able to procure such financing prior to such time that the financing becomes necessary to fund operations or acquire new assets. See "Operating Policies and Objectives" and "Use of Proceeds."

                         DESCRIPTION OF CAPITAL STOCK

GENERAL

  The Charter provides that ICCMIC may issue up to 500,000,000 shares of capital stock, all of which shall initially be classified as Common Stock ($0.0001 par value). The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of capital stock. Upon completion of this offering, 25,000,000 shares of Common Stock will be issued and outstanding, and 7,500,000 shares of Common Stock will be reserved for issuance upon exercise of options, and no preferred stock will be issued and outstanding.

COMMON STOCK

  All outstanding shares of Common Stock will be duly authorized, fully paid and nonassessable upon the Closing. Subject to the preferential rights of any other shares or series of shares of capital stock, holders of Common Stock are entitled to receive non-cumulative dividends if and when authorized and declared by the Board of Directors out of assets legally available therefor and to share ratably in the assets of ICCMIC legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of ICCMIC. ICCMIC intends to pay quarterly dividends.

  Each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any other class or series of shares of capital stock, the holders of Common Stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means in all elections of directors, each holder of Common Stock has the right to cast one vote for each share of stock for each candidate. For a discussion of the voting rights of holders of the Common Stock, including the provisions specifying the vote required by security holders to take action, see "Certain Provisions of Maryland Law and of ICCMIC's Charter and Bylaws."

  No holder of any Common Stock shall have any preemptive right to subscribe for a purchase any stock or other securities of ICCMIC other than such, if any, as the Board of Directors, in its sole discretion, may determine.

  Certain provisions of the Charter and Bylaws and certain provisions of Maryland law could have the effect of delaying, deferring or preventing a change in control of ICCMIC. See "Certain Provisions of Maryland Law and of ICCMIC's Charter and Bylaws."

PREFERRED STOCK

  The Charter authorizes the Board of Directors to classify and reclassify unissued capital stock into shares of preferred stock ("Preferred Stock") of one or more series without the approval of the stockholders. Because the Board of Directors has the power to establish the preferences and rights of each class or series of Preferred Stock, the Board of Directors may afford the holders of any series or class of Preferred Stock preferences, powers and rights, voting or otherwise, senior to the rights of the holders of Common Stock. The Board of Directors could authorize the issuance of Preferred Stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of the shares of Common Stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares of Common Stock over the then market price of such shares of Common Stock. As of the date hereof, no shares of Preferred Stock are outstanding and the Company has no current plans to issue Preferred Stock.

RESTRICTIONS ON TRANSFER

  For ICCMIC to qualify as a REIT under the Code, it must meet certain requirements concerning the ownership of its outstanding shares of capital stock. Specifically, not more than 50% in value of ICCMIC's outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than its 1997 taxable year), and ICCMIC must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than its 1997 taxable year). See "Federal Income Tax Considerations--Requirements for Qualification."

  Because the Board of Directors believes it is essential for ICCMIC to continue to qualify as a REIT, the Charter, subject to certain exceptions and waivers described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.9% of the number of outstanding shares of Common Stock or of any series of Preferred Stock (the "Ownership Limitation").

  Subject to certain exceptions described below, the Charter provides that any purported transfer of shares of Common Stock or Preferred Stock (or certain other events) that would (i) result in any person owning, directly or indirectly, shares of Common Stock or Preferred Stock in excess of the Ownership Limitation, (ii) result in the shares of Common Stock or Preferred Stock, collectively, being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in ICCMIC being "closely held" within the meaning of section 856(h) of the Code, (iv) cause ICCMIC to own, actually or constructively, 10% or more of the ownership interests in a tenant of the Company's real property, within the meaning of section 856(d)(2)(B) of the Code or (v) result in such shares being owned by a disqualified organization, (each of the foregoing shall be referred to herein as a "Prohibited Transfer Event"), shall be void ab initio as to the transfer of that number of shares that would otherwise be beneficially owned (determined without reference to any rules of attribution) by the transferee, and the intended transferee shall acquire no rights in such shares of Common Stock or Preferred Stock. For purposes of the foregoing, a "Disqualified Organization" means (A) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentally of the foregoing, (B) any organization (other than a cooperative described in section 521 of the Code) which is exempt from tax unless such organization is subject to the tax imposed by section 511 of the Code and (C) any organization described in section 1381 (a)(2)(C) of the Code.

  If there is a Prohibited Transfer Event, except as described below, the purported transferor shall cease to own any right or interest in the number of shares that would otherwise be transferred and such shares will be designated as "Shares-in-Trust" and transferred automatically to a trust (the "Trust") effective on the day before the purported transfer of such shares of Common Stock or Preferred Stock. The record holder of the shares of Common Stock or Preferred Stock that are designated as Shares-in-Trust (the "Prohibited Owner") will be required to submit such number of shares of Common Stock or Preferred Stock to ICCMIC for registration in the name of the Trust. The trustee of the Trust (the "Trustee") will be designated by ICCMIC, but will not be affiliated with ICCMIC. The beneficiary of the Trust (the "Beneficiary") will be one or more charitable organizations that are named by ICCMIC.

  Shares-in-Trust will remain issued and outstanding shares of Common Stock or Preferred Stock and will be entitled to the same rights and privileges as all other shares of the same class or series. The Trustee will receive all dividends and distributions on the Shares-in-Trust and will hold such dividends or distributions in trust for the benefit of the Beneficiary. The Trustee will vote all Shares-in-Trust. The Trustee will designate a permitted transferee of the Shares-in-Trust, provided that the permitted transferee (i) purchases such Shares-in-Trust for valuable consideration and (ii) acquires such Shares-in-Trust without such acquisition resulting in a transfer to another Trust.

  The Prohibited Owner with respect to Shares-in-Trust will be required to repay to the Trustee the amount of any dividends or distributions received by the Prohibited Owner (i) that are attributable to any Shares-in-Trust and (ii) the record date of which was on or after the date that such shares became Shares-in-Trust. The Prohibited

Owner generally will receive from the Trustee the lesser of (i) the price per share such Prohibited Owner paid for the shares of Common Stock or Preferred Stock that were designated as Shares-in-Trust (or, in the case of a gift or devise, the Market Price (as defined below) per share on the date of such transfer) or (ii) the price per share received by the Trustee from the sale of such Shares-in-Trust. Any amounts received by the Trustee in excess of the amounts to be paid to the Prohibited Owner will be distributed to the Beneficiary.

  The Shares-in-Trust will be deemed to have been offered for sale to ICCMIC, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such transfer) or
(ii) the Market Price per share on the date that ICCMIC, or its designee, accepts such offer. ICCMIC will have the right to accept such offer for a period of ninety days after the later of (i) the date of the purported transfer which resulted in such Shares-in-Trust or (ii) the date ICCMIC determines in good faith that a transfer resulting in such Shares-in-Trust occurred.

  "Market Price" on any date shall mean the average of the Closing Price (as defined below) for the five consecutive Trading Days (as defined below) ending on such date. The "Closing Price" on any date shall mean the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market. "Trading Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

  Any person who acquires or attempts to acquire shares of Common Stock or Preferred Stock in violation of the foregoing restrictions, or any person who owned shares of Common Stock or Preferred Stock that were transferred to a Trust, will be required (i) to give immediately written notice to ICCMIC of such event and (ii) to provide to ICCMIC such other information as it may request in order to determine the effect, if any, of such transfer on ICCMIC's status as a REIT.

  All persons who own, directly or indirectly, more than 5% (or such lower percentages as required pursuant to regulations under the Code) of the outstanding shares of Common Stock or Preferred Stock must, within 30 days after January 1 of each year, provide to ICCMIC a written statement or affidavit stating the name and address of such direct or indirect owner, the number of shares of Common Stock or Preferred Stock owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect stockholder shall provide to ICCMIC such additional information as ICCMIC may request in order to determine the effect, if any, of such ownership on ICCMIC's status as a REIT and to insure compliance with the Ownership Limitation.

  The Ownership Limitation generally will not apply to the acquisition of shares of Common Stock or Preferred Stock by an underwriter that participates in a public offering of such shares. In addition, the Board of Directors, upon receipt of a ruling from the Service or an opinion of counsel and upon such other conditions as the Board of Directors may direct, may exempt a person from the Ownership Limitation under certain circumstances. The foregoing restrictions will not be removed until the Board of Directors determines that it is no longer in the best interests of ICCMIC to attempt to qualify, or to continue to qualify, as a REIT and there is an affirmative vote of two-thirds of all of the votes ordinarily entitled to be cast in the election of directors, voting together as a single class at a regular or special meeting of the stockholders of ICCMIC.

  All certificates representing shares of Common Stock or Preferred Stock will bear a legend referring to the restrictions described above.

  The Ownership Limitation could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of shares of Common Stock might receive a premium for their shares of Common Stock over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

DIVIDEND REINVESTMENT PLAN

  ICCMIC may implement a dividend reinvestment plan whereby stockholders may automatically reinvest their dividends in the Common Stock. Details about any such plan would be sent to ICCMIC's stockholders following adoption thereof by the Board of Directors.

REPORTS TO STOCKHOLDERS

  ICCMIC will furnish its stockholders with annual reports containing information regarding the business and performance of the Company, including audited financial statements certified by independent public accountants and distribute quarterly reports containing unaudited financial information for each of the first three quarters of the year.

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for the Common Stock is U.S. Stock Transfer Corporation.

LISTING OF THE COMMON STOCK

  The Common Stock has been approved for listing on the Nasdaq National Market, subject to official notice of issuance.

                    CERTAIN PROVISIONS OF MARYLAND LAW AND
                        OF ICCMIC'S CHARTER AND BYLAWS

  The Company believes that the following is a summary of the material terms of provisions of Maryland law and of the Charter and Bylaws. Such summary does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and the Charter and Bylaws. Certain provisions of Maryland law and the Charter and Bylaws are described elsewhere in this Prospectus. The Charter and Bylaws became effective on July 31, 1997.

BOARD OF DIRECTORS

  The Bylaws provide that the number of Directors of ICCMIC may be increased or decreased by the Board of Directors but may not be fewer than the minimum number required by Maryland law nor more than nine. Any vacancy on the Board of Directors may be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining Directors, except that a vacancy resulting from an increase in the number of Directors may be filled by a majority of the entire Board of Directors.

  ICCMIC's Charter provides that a Director may be removed from office at any time, but only for cause and then only by the affirmative vote of at least two-thirds of all of the votes ordinarily entitled to be cast in the election of Directors voting together as a single class.

AMENDMENT

  ICCMIC reserves the right from time to time to make any amendment to its Charter now or hereafter authorized by law, including any amendments which alter the contract rights as expressly set forth in the Charter of any shares of outstanding stock, provided that no such amendment which changes the terms or contract rights of any of its outstanding stock shall be valid unless such amendment shall have been authorized by not less than a majority of the outstanding shares entitled to vote thereon. The Charter provides that provisions relating to ICCMIC's election to be taxed as a REIT, approval of certain matters by the Independent Directors, dissolution of ICCMIC and certain restrictions on the transferability of Common Stock or Preferred Stock cannot be amended without the affirmative vote of at least two-thirds of all of the votes ordinarily entitled to be cast in the election of Directors voting together as a single class. The Bylaws may be amended by the Board of Directors or by the affirmative vote of at least two-thirds of all of the votes ordinarily entitled to be cast in the election of Directors voting together as a single class. The Charter provides that any amendment of the provisions of the Charter relating to indemnification of officers and directors shall not retroactively affect any act or failure to act that occurred prior to the amendment.

BUSINESS COMBINATIONS

  Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate of such an Interested Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder.

CONTROL SHARE ACQUISITIONS

  The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquirer, by officers or by directors who are employees of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

  A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders' meeting.

  If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

  The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. The Bylaws currently contain a provision which limits the applicability of this statute to ICCMIC and its stockholders, but the provision may be amended or eliminated by the Board of Directors.

OPERATIONS

  The Company is generally prohibited from engaging in certain activities and acquiring or holding property or engaging in any activity that would cause ICCMIC to fail to qualify as a REIT.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

  The Bylaws provide (a) with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by such stockholders may be made only (i) pursuant to ICCMIC's notice of the meeting, (ii) by the Board of Directors or
(iii) by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws and (b) with respect to special meetings of stockholders, only the business specified in ICCMIC's notice of meeting may be brought before the meeting of stockholders, and nominations of persons for election to the Board of Directors may be made only (i) pursuant to ICCMIC's notice of meeting, (ii) by the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

POSSIBLE ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE CHARTER AND BYLAWS

  The business combination provisions and the control share acquisition provisions of the MGCL, the provisions of the Charter on removal of directors and the advance notice provisions of the Bylaws could delay, defer or prevent a change in control of ICCMIC or other transaction that might involve a premium price for holders of Common Stock or otherwise be in their best interest.

                    COMMON STOCK AVAILABLE FOR FUTURE SALE

  Upon the closing of this Offering, the Company will have outstanding 25,000,000 shares of Common Stock. Of the outstanding shares, 22,525,000 shares of Common Stock to be sold in this Offering will be freely tradeable without restriction or further registration under the Securities Act unless purchased by "affiliates" of the Company as that term is defined in Rule 144 under the Securities Act. Of such shares, 2,475,000 shares will become eligible for future sale commencing two years from the Closing Date (the date of the expiration of the period such stockholder has agreed with the Underwriters not to offer, sell or contact to sell or otherwise dispose of its shares). As described below, Rule 144, permits resales of restricted securities subject to certain restrictions. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who beneficially owned shares for at least one year, including any person who may be deemed an "affiliate" of the Company, would be entitled to sell within any three-month period a number of such shares that does not exceed the greater of 1% of the shares of the Company's Common Stock then outstanding shares upon the closing of this Offering (250,000 shares) or the average weekly trading volume in the Company's Common Stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. A person who is not deemed to have been an "affiliate" of the Company at any time during the three months immediately preceding a sale and who has beneficially owned shares for at least two years would be entitled to sell such shares under Rule 144, without regard to the volume limitation described above.

  The Company and its directors and executive officers have agreed with the Underwriters that, for a period of 120 days following the commencement of this Offering, they will not sell, contract to sell or otherwise dispose of any of shares of Common Stock or rights to acquire such shares (other than pursuant to employee plans) without the prior written consent of Friedman, Billings, Ramsey & Co., Inc.

  Additionally, upon the closing of this Offering, there will be outstanding stock options that will be granted at the initial public offering price, to the Manager and certain executive officers and directors of the Company and the Manager, none of which will be exercisable until one year from the date of grant. The number of shares to be subject to such stock options will be 10% of the number of shares to be issued pursuant to the Offering, assuming the Underwriters fully exercise their over-allotment option. Thus, if the number of shares to be issued pursuant to the Offering (prior to the exercise by the Underwriters of their over-allotment option) is 25,000,000, the number of shares subject to such stock options will be 2,875,000.

  No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of Common Stock, or the perception that such sales could occur, may affect adversely prevailing market prices of the Common Stock.

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                       FEDERAL INCOME TAX CONSIDERATIONS

  The following is a summary of material federal income tax considerations that may be relevant to a prospective holder of the Common Stock. Sonnenschein Nath & Rosenthal has acted as counsel to ICCMIC and has reviewed this summary and has rendered an opinion that the descriptions of the law and the legal conclusions contained herein are correct in all material respects, and the discussions hereunder fairly summarize the federal income tax considerations that are likely to be material to ICCMIC and a holder of the Common Stock. The discussion contained herein does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, foreign corporations, and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws.

  The statements in this discussion and the opinion of Sonnenschein Nath & Rosenthal are based on current provisions of the Code, existing, temporary, and currently proposed Treasury Regulations promulgated under the Code, the legislative history of the Code, existing administrative rulings and practices of the Service, and judicial decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this Prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes.

  EACH PROSPECTIVE PURCHASER SHOULD CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP, AND SALE OF THE COMMON STOCK AND OF ICCMIC'S ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE, AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE COMPANY

  ICCMIC plans to make an election to be taxed as a REIT under sections 856 through 860 of the Code, commencing with its taxable year ending on December 31, 1997.

  The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its stockholders. The discussion is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retroactively.

  Sonnenschein Nath & Rosenthal has acted as counsel to ICCMIC in connection with the Offering and ICCMIC's election to be taxed as a REIT. In the opinion of Sonnenschein Nath & Rosenthal, assuming that the elections and other procedural steps described in this discussion of "Federal Income Tax Considerations" are completed by ICCMIC in a timely fashion, commencing with ICCMIC's taxable year ending December 31, 1997, ICCMIC will qualify to be taxed as a REIT pursuant to sections 856 through 860 of the Code, and ICCMIC's organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. Investors should be aware, however, that opinions of counsel are not binding upon the Service or any court. It must be emphasized that Sonnenschein Nath & Rosenthal's opinion is based on various assumptions and is conditioned upon certain representations made by ICCMIC as to factual matters, including representations regarding the nature of ICCMIC's properties and the future conduct of its business. Such factual assumptions and representations are described below in this discussion of "Federal Income Tax Considerations" and are set out in the federal income tax opinion that will be delivered by Sonnenschein Nath & Rosenthal at the closing of the Offering. Moreover, such qualification and taxation as a REIT depends upon ICCMIC's ability to meet on a continuing basis, through actual annual operating results, asset ownership, distribution levels, and stock ownership, the various qualification tests imposed under the Code discussed below. Sonnenschein Nath & Rosenthal will not review ICCMIC's

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compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of ICCMIC's operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of failure to qualify as a REIT, see "--Failure to Qualify."

  If ICCMIC qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is distributed currently to its stockholders. That treatment substantially eliminates the "double taxation" (i.e., taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation. However, ICCMIC will be subject to federal income tax in the following circumstances. First, ICCMIC will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, ICCMIC may be subject to the "alternative minimum tax" on its undistributed items of tax preference, if any. Third, if ICCMIC has (i) net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or
(ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if ICCMIC has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if ICCMIC should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and nonetheless has maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which ICCMIC fails the 75% or 95% gross income test. Sixth, if ICCMIC should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and
(iii) any undistributed taxable income from prior periods, ICCMIC would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if ICCMIC acquires any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a merger or other transaction in which the basis of the asset in ICCMIC's hands is determined by reference to the basis of the asset (or any other asset) in the hands of the C corporation and ICCMIC recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which it acquired such asset, then to the extent of such asset's "built-in-gain" (i.e., the excess of the fair market value of such asset at the time of acquisition by ICCMIC over the adjusted basis in such asset at such time), ICCMIC will be subject to tax at the highest regular corporate rate applicable (as provided in Treasury Regulations that have not yet been promulgated). The results described above with respect to the tax on "built-in-gain" assume that ICCMIC will elect pursuant to IRS Notice 88-19 to be subject to the rules described in the preceding sentence if it were to make any such acquisition. See "--New Tax Legislation--Credit For Tax on Retained Capital Gains." Finally, ICCMIC will be subject to tax at the highest marginal corporate rate on the portion of any Excess Inclusion derived by ICCMIC from REMIC Residual Interests equal to the percentage of the stock of ICCMIC held by the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any other tax-exempt organization (other than a farmer's cooperative described in section 521 of the Code) that is exempt from taxation under the unrelated business taxable income provisions of the Code, or any rural electrical or telephone cooperative (each, a "Disqualified Organization"). Any such tax on the portion of any Excess Inclusion allocable to stock of ICCMIC held by a Disqualified Organization will reduce the cash available for distribution from ICCMIC to all stockholders.

REQUIREMENTS FOR QUALIFICATION

  The Code defines a REIT as a corporation, trust, or association (i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation, but for sections 856 through 860 of the Code; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons;
(vi) not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year (the "5/50 Rule");

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(vii) that makes an election to be a REIT (or has made such election for a previous taxable year) and satisfies all relevant filing and other administrative requirements established by the Service that must be met in order to elect and maintain REIT status; (viii) that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and Treasury Regulations promulgated thereunder; and (ix) that meets certain other tests, described below, regarding the nature of its income and assets. Conditions (i) to (iv), inclusive, must be met during the entire taxable year and condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made by ICCMIC to be taxed as a REIT. For purposes of determining stock ownership under the 5/50 Rule, a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. A trust that is a qualified trust under Code section 401(a), however, generally is not considered an individual and beneficiaries of such trust are treated as holding shares of a REIT in proportion to their actuarial interests in such trust for purposes of the 5/50 Rule. See "--New Tax Legislation--Maximum Number of Stockholders."

  Prior to the consummation of the Offering, ICCMIC did not satisfy conditions
(v) and (vi) in the preceding paragraph. ICCMIC anticipates issuing sufficient Common Stock with sufficient diversity of ownership pursuant to the Offering to allow it to satisfy requirements (v) and (vi). In addition, the Charter provides for restrictions regarding the transfer of the Common Stock that are intended to assist ICCMIC in continuing to satisfy the share ownership requirements described in clauses (v) and (vi) above. See "Description of Capital Stock--Restrictions on Transfer."

  ICCMIC currently has one corporate subsidiary, ICCMSC, and may have additional corporate subsidiaries in the future. Code section 856(i) provides that a corporation that is a "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" shall be treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, all of the capital stock of which has been held by the REIT at all times during the period such corporation was in existence. Thus, in applying the requirements described herein, any "qualified REIT subsidiaries" of ICCMIC will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities, and items of income, deduction, and credit of ICCMIC. ICCMSC is a "qualified REIT subsidiary." Accordingly, ICCMSC will not be subject to federal corporate income taxation, although it may be subject to state and local taxation. See "--New Tax Legislation--REIT Subsidiaries."

  ICCMIC may decide in the future to organize the Operating Partnership. If it does so, initially it will own 100% of the partnership interests. Pursuant to Treasury Regulations effective January 1, 1997 relating to entity classification (the "Check-the-Box Regulations"), an unincorporated entity that has a single owner and that does not elect to be classified as a corporation is disregarded as an entity separate from its owner for federal income tax purposes. Because ICCMIC will be deemed to own 100% of the partnership interests in the Operating Partnership for federal income tax purposes unless and until interests in the Operating Partnership are issued to other persons, the Operating Partnership will be disregarded as an entity separate from ICCMIC under the Check-the-Box Regulations.

  In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to such share. In addition, the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of section 856 of the Code, including satisfying the gross income and asset tests described below. If formed, when the Operating Partnership admits a partner other than ICCMIC or a qualified REIT subsidiary of ICCMIC, ICCMIC's proportionate share of the assets and gross income of the Operating Partnership will be treated as assets and gross income of ICCMIC for purposes of applying the requirements described herein.


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  INCOME TESTS. In order for ICCMIC to qualify and to maintain its qualification as a REIT, three requirements relating to ICCMIC's gross income must be satisfied annually. First, at least 75% of ICCMIC's gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and interest on obligations secured by mortgages on real property or on interests in real property) or temporary investment income. Second, at least 95% of ICCMIC's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property, mortgages on real property, or temporary investments, and from dividends, other types of interest, and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. Third, not more than 30% of ICCMIC's gross income (including gross income from prohibited transactions) for each taxable year may be gain from the sale or other disposition of (i) stock or securities held for less than one year, (ii) dealer property that is not foreclosure property and (iii) certain real property held for less than four years (apart from involuntary conversions and sales of foreclosure property). See, however, "--New Tax Legislation--Repeal of 30-Percent Gross Income Requirement." The specific application of these tests to ICCMIC is discussed below.

  The term "interest," as defined for purposes of the 75% and 95% gross income tests, generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. In addition, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on the income or profits of a debtor if the debtor derives substantially all of its gross income from the related property through the leasing of substantially all of its interests in the property, to the extent the amounts received by the debtor would be characterized as rents from real property if received by a REIT.

  Interest on obligations secured by mortgages on real property or on interests in real property is qualifying income for purposes of the 75% gross income test. Any amount includible in gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if ICCMIC held such assets), ICCMIC will be treated as receiving directly its proportionate share of the income of the REMIC. In addition, if ICCMIC receives interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date ICCMIC purchased the mortgage loan, the interest income will be apportioned between the real property and the other property, which apportionment may cause ICCMIC to recognize income that is not qualifying income for purposes of the 75% gross income test.

  Sonnenschein Nath & Rosenthal is of the opinion that the interest, original issue discount, and market discount income that ICCMIC derives from its investments in MBS Interests, IOs and Inverse IOs generally will be qualifying interest income for purposes of both the 75% and the 95% gross income tests, except to the extent that less than 95% of the assets of a REMIC in which ICCMIC holds an interest consists of real estate assets (determined as if ICCMIC held such assets), and ICCMIC's proportionate share of the income of the REMIC includes income that is not qualifying income for purposes of the 75% and 95% gross income tests. Most of the income that ICCMIC recognizes with respect to its investments in Mortgage Loans will be qualifying income for purposes of both the 75% and 95% gross income tests. In some cases, however, the loan amount of a Mortgage Loan may exceed the value of the real property securing the loan, which will result in a portion of the income from the loan being classified as qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. It is also possible that, in some instances, the interest income from a Distressed Mortgage Loan may be based in part on the borrower's profits or net income, which generally will disqualify the income from the loan for purposes of both the 75% and the 95% gross income tests. Finally, if ICCMIC forecloses on a Mortgage Loan that it has held for less than four years, any gain that ICCMIC recognizes upon the act of foreclosure as a result of the retirement of the loan will not be qualifying income for

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purposes of the 30% gross income test. See, however, "--New Tax Legislation--
Repeal of 30-Percent Gross Income Requirement."

  ICCMIC may acquire Construction Loans or Mezzanine Loans that have shared appreciation provisions. To the extent interest from a loan that is based on the cash proceeds from the sale of property constitutes a "shared appreciation provision" (as defined in the Code), income attributable to such participation feature will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75% and 95% gross income tests. However, if gain from any "shared appreciation provision" is triggered within four years of the date the related loan is made, such gain will be nonqualifying income for purposes of the 30% gross income test. See however "--New Tax Legislation--Repeal of 30-Percent Gross Income Requirement." In addition, ICCMIC may be required to recognize income from a shared appreciation provision over the term of the related loan using the constant yield method pursuant to certain Treasury Regulations.

  The Company may acquire and originate Mortgage Loans and securitize such loans through the issuance of non-REMIC CMOs. As a result of such transactions, the Company will retain an ownership interest in the Mortgage Loans that has economic characteristics similar to those of a MBS Interest. In addition, the Company may resecuritize MBS (or non-REMIC CMOs) through the issuance of non-REMIC CMOs, retaining an interest in the MBS used as collateral in the resecuritization transaction. Such transactions will not cause ICCMIC to fail to satisfy the gross income tests or the asset tests described below.

  ICCMIC may receive income not described above that is not qualifying income for purposes of the 75% and 95% gross income tests. ICCMIC will monitor the amount of nonqualifying income produced by its assets and has represented that it will manage its portfolio in order to comply at all times with the three gross income tests.

  The rent received by ICCMIC from the tenants of its Real Property ("Rent") will qualify as "rents from real property" in satisfying the gross income tests for a REIT described above only if several conditions are met. First, the amount of Rent must not be based, in whole or in part, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that the Rent received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if ICCMIC, or a direct or indirect owner of 10% or more of ICCMIC, owns 10% or more of the ownership interests in such tenant, taking into account both direct and constructive ownership (a "Related Party Tenant"). See "--New Tax Legislation--Attribution of Ownership." Third, if Rent attributable to personal property, leased in connection with a lease of Real Property, is greater than 15% of the total Rent received under the lease, then the portion of Rent attributable to such personal property will not qualify as "rents from real property." Finally, for the Rent to qualify as "rents from real property," ICCMIC generally must not operate or manage the Real Property or furnish or render services to the tenants of such Real Property, other than through an "independent contractor" who is adequately compensated and from whom ICCMIC derives no revenue. The "independent contractor" requirement, however, does not apply to the extent the services provided by ICCMIC are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant." See "--New Tax Legislation--De Minimis Tenant Service Income."

  ICCMIC has represented that it will not charge Rent for any portion of any Real Property that is based, in whole or in part, on the income or profits of any person (except by reason of being based on a fixed percentage or percentages of receipts of sales, as described above) to the extent that the receipt of such Rent would jeopardize ICCMIC's status as a REIT. In addition, ICCMIC has represented that, to the extent that it receives Rent from a Related Party Tenant, such Rent will not cause ICCMIC to fail to satisfy either the 75% or 95% gross income test. ICCMIC also has represented that it will not allow the Rent attributable to personal property leased in connection with any lease of Real Property to exceed 15% of the total Rent received under the lease, if the receipt of such Rent would cause ICCMIC to fail to satisfy either the 75% or 95% gross income test. Furthermore, as a result of restrictions on the ownership of stock in ICCMIC, no person may own, directly or

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indirectly, more than 9.9% of ICCMIC. ICCMIC has represented that neither
Imperial Credit nor any person constructively owned by Imperial Credit will pay any rent to ICCMIC, so that ICCMIC will not receive any rent from a Related Party Tenant. Finally, ICCMIC has represented that it will not operate or manage its Real Property or furnish or render noncustomary services to the tenants of its Real Property other than through an "independent contractor," to the extent that such operation or the provision of such services would jeopardize ICCMIC's status as a REIT.

  REITs generally are subject to tax at the maximum corporate rate on any income from foreclosure property (other than income that would be qualifying income for purposes of the 75% gross income test), less expenses directly connected with the production of such income. "Foreclosure property" is defined as any real property (including interests in real property) and any personal property incident to such real property (i) that is acquired by a REIT as the result of such REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or on an indebtedness owed to the REIT that such property secured, (ii) for which the related loan was acquired by the REIT at a time when default was not imminent or anticipated, and (iii) for which such REIT makes a proper election to treat such property as foreclosure property. See "--New Tax Legislation--Treatment of Foreclosure Property." ICCMIC does not anticipate that it will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if ICCMIC does receive any such income, ICCMIC will make an election to treat the related property as foreclosure property. If property is not eligible for the election to be treated as foreclosure property ("Ineligible Property") because the related loan was acquired by the REIT at a time when default was imminent or anticipated, income received with respect to such Ineligible Property may not be qualifying income for purposes of the 75% or 95% gross income test. In addition, if a REIT disposes of Ineligible Property at a gain within four years of acquiring such property, such gain will be nonqualifying income for purposes of the 30% income test. See, however, "--New Tax Legislation--Repeal of 30-Percent Gross Income Requirement."

  ICCMIC has represented that it will manage its assets so that it does not violate the 30% income test in any taxable year. See, however, "--New Tax Legislation--Repeal of 30-Percent Gross Income Requirement." Any gross income derived from a prohibited transaction is nonqualifying income for purposes of the 30% income test and the net income from such a transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. See "--New Tax Legislation--Prohibited Transaction Safe Harbor" and "--Shared Appreciation Mortgages." The Company believes that no asset owned by ICCMIC or, if it is formed, the Operating Partnership will be held for sale to customers and that a sale of any such asset will not be in the ordinary course of ICCMIC's or the Operating Partnership's business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. Nevertheless, ICCMIC will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when asset sales will not be characterized as prohibited transactions. Complete assurance cannot be given, however, that ICCMIC can comply with the safe-harbor provisions of the Code or avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business."

  It is possible that, from time to time, ICCMIC will enter into hedging transactions with respect to one or more of its assets or liabilities. Any such hedging transactions could take a variety of forms, including interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. To the extent that ICCMIC enters into an interest rate swap or cap contract to hedge any variable rate indebtedness incurred to acquire or carry real estate assets, any periodic income or gain from the disposition of such contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Furthermore, any such contract would be considered a "security" for purposes of applying the 30% gross income test. To the extent that ICCMIC hedges with other types of financial instruments or in other situations, it may not be entirely clear how the income from those transactions will be treated for purposes of the various income tests that apply to REITs under the Code. ICCMIC intends to structure any hedging transactions in a manner that does not

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jeopardize its status as a REIT. Accordingly, ICCMIC may conduct some or all of its hedging activities through a corporate subsidiary that is fully subject to federal corporate income tax. See, however, "--New Tax Legislation-- Payments under Hedging Instruments."

  If ICCMIC fails to satisfy one or both of the 75% and 95% gross income tests for any taxable year, it nevertheless may qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. Those relief provisions generally will be available if ICCMIC's failure to meet such tests is due to reasonable cause and not due to willful neglect, ICCMIC attaches a schedule of the sources of its income to its return, and ICCMIC anticipates that any incorrect information on the schedule will not be due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances ICCMIC would be entitled to the benefit of such relief provisions. As discussed above in "Federal Income Tax Considerations--Taxation of the Company," even if such relief provisions apply, a 100% tax would be imposed on the net income attributable to the greater of the amount by which ICCMIC fails the 75% or 95% gross income test. No such relief is available for violations of the 30% income test. See, however, "--New Tax Legislation-- Repeal of 30-Percent Gross Income Requirement."

  ASSET TESTS. ICCMIC, at the close of each quarter of each taxable year, also must satisfy, either directly or through partnerships in which it has an interest, two tests relating to the nature of its assets. First, at least 75% of the value of ICCMIC's total assets must be represented by cash or cash items (including certain receivables), government securities, "real estate assets," or, in cases where ICCMIC raises new capital through stock or long-term (at least five-year) debt offerings, temporary investments in stock or debt instruments during the one-year period following ICCMIC's receipt of such capital. The term "real estate assets" includes interests in real property, interests in mortgages on real property to the extent the principal balance of a mortgage does not exceed the fair market value of the associated real property, regular or residual interests in a REMIC (except that, if less than 95% of the assets of a REMIC consists of "real estate assets" (determined as if ICCMIC held such assets), ICCMIC will be treated as holding directly its proportionate share of the assets of such REMIC), and shares of other REITs. For purposes of the 75% asset test, the term "interest in real property" includes an interest in mortgage loans or land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold of real property, and an option to acquire real property (or a leasehold of real property). An "interest in real property" also generally includes an interest in mortgage loans secured by controlling equity interests in entities treated as partnerships for federal income tax purposes that own real property, to the extent that the principal balance of the mortgage does not exceed the fair market value of the real property that is allocable to the equity interest. Second, of the investments not included in the 75% asset class, the value of any one issuer's securities owned by ICCMIC may not exceed 5% of the value of ICCMIC's total assets, and ICCMIC may not own more than 10% of any one issuer's outstanding voting securities (except for its interests in any partnership and any qualified REIT subsidiary).

  ICCMIC expects that any Distressed Real Properties, MBS Interests, Real Estate Related Assets and temporary investments that it acquires generally will be qualifying assets for purposes of the 75% asset test, except to the extent that less than 95% of the assets of a REMIC in which ICCMIC owns an interest consists of "real estate assets" and ICCMIC's proportionate share of those assets includes assets that are nonqualifying assets for purposes of the 75% asset test. Mortgage Loans (including Distressed Mortgage Loans, Construction Loans and Mezzanine Loans) also will be qualifying assets for purposes of the 75% asset test to the extent that the principal balance of each mortgage loan does not exceed the value of the associated real property. ICCMIC will monitor the status of the assets that it acquires for purposes of the various asset tests and has represented that it will manage its portfolio in order to comply at all times with such tests.

  ICCMIC anticipates that it may securitize all or a portion of the Mortgage Loans which it acquires, in which event ICCMIC will likely retain certain of the subordinated and IO classes of MBS Interests which may be created as a result of such securitization. The securitization of the Mortgage Loans may be accomplished through one or more REMICs established by ICCMIC or, if a non-REMIC securitization is desired, through one or more qualified REIT subsidiaries established by ICCMIC. The securitization of the Mortgage Loans through either

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one or more REMICs or one or more qualified REIT subsidiaries will not affect the qualification of ICCMIC as a REIT or result in the imposition of corporate income tax under the taxable mortgage pool rules.

  If ICCMIC should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if (i) it satisfied the asset tests at the close of the preceding calendar quarter and
(ii) the discrepancy between the value of ICCMIC's assets and the asset test requirements arose from changes in the market values of its assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets. If the condition described in clause (ii) of the preceding sentence were not satisfied, ICCMIC still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

  DISTRIBUTION REQUIREMENTS. ICCMIC, in order to avoid corporate income taxation of the earnings that it distributes, is required to distribute with respect to each taxable year dividends (other than capital gain dividends) to its stockholders in an aggregate amount at least equal to (i) the sum of (A) 95% of its "REIT taxable income" (computed without regard to the dividends paid deduction and its net capital gain) and (B) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before ICCMIC timely files its federal income tax return for such year and if paid on or before the first regular dividend payment date after such declaration. To the extent that ICCMIC does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gains corporate tax rates. See, however, "--New Tax Legislation--Credit for Tax on Retained Capital Gains." Furthermore, if ICCMIC should fail to distribute during each calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of the January immediately following such year) at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, ICCMIC would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. ICCMIC intends to make timely distributions sufficient to satisfy the annual distribution requirements.

  It is possible that, from time to time, ICCMIC may experience timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of that income and deduction of such expenses in arriving at its REIT taxable income. For example, ICCMIC will recognize taxable income in excess of its cash receipts when, as frequently happens, OID accrues with respect to certain of its subordinated MBS Interests, including POs and certain IOs. OID generally will be accrued using a methodology that does not allow credit losses to be reflected until they are actually incurred. See, however, "--New Tax Legislation--Excess Non-Cash Income." In addition, ICCMIC may recognize taxable market discount income upon the receipt of proceeds from the disposition of, or principal payments on, MBS Interests and Distressed Mortgage Loans that are "market discount bonds" (i.e., obligations with a stated redemption price at maturity that is greater than ICCMIC's tax basis in such obligations), but not have any cash because such proceeds may be used to make non-deductible principal payments on related borrowings. Market discount income is treated as ordinary income and not as capital gain and, thus, is subject to the 95% distribution requirement. ICCMIC also may recognize Excess Inclusion or other taxable income in excess of cash flow from REMIC Residual Interests or its retained interests from non-REMIC securitization transactions. It also is possible that, from time to time, ICCMIC may recognize net capital gain attributable to the sale of depreciated property that exceeds its cash receipts from the sale. In addition, pursuant to certain Treasury Regulations, ICCMIC may be required to recognize the amount of any payment to be made pursuant to a shared appreciation provision over the term of the related loan using the constant yield method. Finally, ICCMIC may recognize taxable income without receiving a corresponding cash distribution if it forecloses on or makes a "significant modification" (as defined in Regulations section 1.1001-3(e)) to a loan, to the extent that the fair market value of the underlying property or the principal amount of the modified loan, as applicable, exceeds ICCMIC's basis in the original loan. Therefore, ICCMIC may have less cash than is necessary to meet its annual 95% distribution requirement or to avoid corporate income tax or the excise tax imposed on certain undistributed income. In such a situation,

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ICCMIC may find it necessary to arrange for short-term (or possibly long-term)
borrowings or to raise funds through the issuance of Preferred Stock or additional Common Stock, or through the sale of assets.

  As a result of the securitization or resecuritization of Mortgage Loans or other debt instruments, and the subsequent sale of the senior (or most secure) securities created in the securitization, ICCMIC may retain subordinated securities or a residual interest in the assets being securitized on which interest or discount income will be accrued without the current payment of cash. This situation could arise because cash payments received on the assets are required to be paid to the holders of senior securitized interests. In addition, ICCMIC would have phantom income to the extent of the market discount attributable to debt securities held by a REMIC in which ICCMIC holds a REMIC Residual Interest. In such situations, the income related to such subordinate debt instruments will be subject to the 95% distribution requirement. In order to satisfy the REIT distribution requirements, ICCMIC may need to distribute funds obtained through borrowing, the issuance of additional capital stock or the sale of assets. As a result, the maintenance of REIT status could affect the manner in which the REIT conducts its business operations.

  Under certain circumstances, ICCMIC may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to its stockholders in a later year, which may be included in ICCMIC's deduction for dividends paid for the earlier year. Although ICCMIC may be able to avoid being taxed on amounts distributed as deficiency dividends, it will be required to pay to the Service interest based upon the amount of any deduction taken for deficiency dividends.

  RECORDKEEPING REQUIREMENTS. Pursuant to applicable Treasury Regulations, in order to be able to elect to be taxed as a REIT, ICCMIC must maintain certain records and request on an annual basis certain information from its stockholders designed to disclose the actual ownership of its outstanding stock. ICCMIC intends to comply with such requirements. See "--New Tax Legislation--Maximum Number of Shareholders."

FAILURE TO QUALIFY

  If ICCMIC fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, ICCMIC will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to ICCMIC's stockholders in any year in which ICCMIC fails to qualify as a REIT will not be deductible by ICCMIC nor will they be required to be made. In such event, to the extent of ICCMIC's current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, ICCMIC also will be disqualified from taxation as a REIT for the four taxable years following the year during which ICCMIC ceased to qualify as a REIT. It is not possible to state whether in all circumstances ICCMIC would be entitled to such statutory relief. See "--New Tax Legislation."

TAXATION OF TAXABLE U.S. STOCKHOLDERS

  As long as ICCMIC qualifies as a REIT, distributions made to ICCMIC's taxable U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by such U.S. stockholders as ordinary income and will not be eligible for the dividends received deduction generally available to corporations. As used herein, the term "U.S. stockholder" means a holder of Common Stock that for U.S. federal income tax purposes is (i) a citizen or resident of the U.S.,
(ii) a corporation, partnership, or other entity created or organized in or under the laws of the U.S. or of any political subdivision thereof, (iii) an estate whose income from sources without the United States is includible in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or (iv) any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed ICCMIC's actual net capital gain for the taxable year) without

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regard to the period for which the stockholder has held his Common Stock.
However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. See "--New Tax Legislation--Excess Non-Cash Income." Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's Common Stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a stockholder's Common Stock, such distributions will be included in income as long-term capital gain (or short-term capital gain if the Common Stock had been held for one year or less), assuming the Common Stock is a capital asset in the hands of the stockholder. In addition, any distribution declared by ICCMIC in October, November, or December of any year and payable to a stockholder of record on a specified date in any such month shall be treated as both paid by ICCMIC and received by the stockholder on December 31 of such year, provided that the distribution is actually paid by ICCMIC during January of the following calendar year.

  Stockholders may not include in their individual income tax returns any net operating losses or capital losses of ICCMIC. Instead, such losses would be carried over by ICCMIC for potential offset against its future income (subject to certain limitations). Taxable distributions from ICCMIC and gain from the disposition of the Common Stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any "passive activity losses" (such as losses from certain types of limited partnerships in which a stockholder is a limited partner) against such income. In addition, taxable distributions from ICCMIC generally will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of Common Stock (or distributions treated as such), however, will be treated as investment income only if the stockholder so elects, in which case such capital gains will be taxed at ordinary income rates. ICCMIC will notify stockholders after the close of ICCMIC's taxable year as to the portions of the distributions attributable to that year that constitute ordinary income or capital gain dividends.

  ICCMIC's investment in MBS Interests and certain types of MBS may cause it under certain circumstances to recognize phantom income and to experience an offsetting excess of economic income over its taxable income in later years. As a result, stockholders may from time to time be required to pay federal income tax on distributions that economically represent a return of capital, rather than a dividend. Such distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for federal income tax purposes. Accordingly, if ICCMIC receives phantom income, its stockholders may be required to pay federal income tax with respect to such income on an accelerated basis, i.e., before such income is realized by the stockholders in an economic sense. Taking into account the time value of money, such an acceleration of federal income tax liabilities would cause stockholders to receive an after-tax rate of return on an investment in ICCMIC that would be less than the after-tax rate of return on an investment with an identical before-tax rate of return that did not generate phantom income. For example, if an investor subject to an effective income tax rate of 30% purchased a bond (other than a tax-exempt bond) with an annual interest rate of 10% for its face value, his before-tax return on his investment would be 10%, and his after-tax return would be 7%. However, if the same investor purchased stock of ICCMIC at a time when the before-tax rate of return was 10%, his after-tax rate of return on his stock might be somewhat less than 7% as a result of ICCMIC's phantom income. In general, as the ratio of ICCMIC's phantom income to its total income increases, the after-tax rate of return received by a taxable stockholder of ICCMIC will decrease. ICCMIC will consider the potential effects of phantom income on its taxable stockholders in managing its investments.

  If ICCMIC owns REMIC Residual Interests, it is possible that stockholders would not be permitted to offset certain portions of the dividend income they derive from ICCMIC with their current deductions or net operating loss carryovers or carrybacks. The portion of a stockholder's dividends that would be subject to this limitation would equal his allocable share of any Excess Inclusion income derived by ICCMIC with respect to the REMIC Residual Interests. ICCMIC's Excess Inclusion income for any calendar quarter will equal the excess of its income from REMIC Residual Interests over its "daily accruals" with respect to such REMIC Residual Interests for the calendar quarter. Daily accruals for a calendar quarter are computed by allocating to each day on which a REMIC Residual Interest is owned a ratable portion of the product of (i) the "adjusted issue price" of the

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REMIC Residual Interest at the beginning of the quarter and (ii) 120% of the long-term federal interest rate (adjusted for quarterly compounding) on the date of issuance of the REMIC Residual Interest. The adjusted issue price of a REMIC Residual Interest at the beginning of a calendar quarter equals the original issue price of the REMIC Residual Interest, increased by the amount of daily accruals for prior quarters and decreased by all prior distributions to ICCMIC with respect to the REMIC Residual Interest. To the extent provided in future Treasury regulations, the Excess Inclusion income with respect to any REMIC Residual Interests owned by ICCMIC that do not have significant value will equal the entire amount of the income derived from such REMIC Residual Interests. Furthermore, to the extent that ICCMIC (or a qualified REIT subsidiary) acquires or originates Mortgage Loans and uses those loans to collateralize one or more multiple-class offerings of MBS for which no REMIC election is made ("Non-REMIC Transactions"), it is possible that, to the extent provided in future Treasury regulations, stockholders will not be permitted to offset certain portions of the dividend income that they derive from ICCMIC that are attributable to Non-REMIC Transactions with current deductions or net operating loss carryovers or carrybacks. Although no applicable Treasury regulations have yet been issued, no assurance can be provided that such regulations will not be issued in the future or that, if issued, such regulations will not prevent ICCMIC's stockholders from offsetting some portion of their dividend income with deductions or losses from other sources.

TAXATION OF STOCKHOLDERS ON THE DISPOSITION OF THE COMMON STOCK

  In general, any gain or loss realized upon a taxable disposition of the Common Stock by a stockholder who is not a dealer in securities will be treated as long-term capital gain or loss if the Common Stock has been held for more than one year and otherwise as short-term capital gain or loss. However, any loss upon a sale or exchange of Common Stock by a stockholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from ICCMIC required to be treated by such stockholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of the Common Stock may be disallowed if other shares of Common Stock are purchased within 30 days before or after the disposition.

CAPITAL GAINS AND LOSSES

  A capital asset generally must be held for more than one year in order for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 39.6%, and the tax rate on long-term capital gains applicable to non-corporate taxpayers is 28% for sales and exchanges of assets held for more than one year but not more than eighteen months, and 20% for sales and exchanges of assets held for more than eighteen months. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against a non-corporate taxpayer's ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward indefinitely by non-corporate taxpayers. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

  Recently enacted legislation (The Taxpayer Relief Act of 1997 (the "1997 Act")) reduces the maximum rate on long-term capital gains of non-corporate taxpayers from 28% to 20% (10% for taxpayers in the 15% tax bracket). The lower rates generally apply to sales or exchanges of capital assets occurring after May 6, 1997. However, the reduced long-term capital gains rates are only available for sales or exchanges of capital assets held for more than 18 months (or more than 12 months if the sale or exchange occurred after May 6, 1997 and before July 29, 1997). Any long-term capital gains from the sale or exchange of depreciable real property that would be subject to ordinary income taxation (i.e., "depreciation recapture") if it were treated as personal property will be subject to a maximum tax rate of 25% instead of the 20% maximum rate for gains taken into account after July 28, 1997. Also, under the legislation, for taxable years beginning after December 31, 2000, the maximum capital gains rates for assets which are held more than 5 years are 18% and 8% (rather than 20%

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and 10%). These rates will generally only apply to assets for which the holding period begins after December 31, 2000.

  The capital gains provisions in the 1997 Act authorize the Service to issue regulations (including regulations requiring reporting) applying the provisions to any "pass-thru entity" including a REIT and interests in such an entity. No assurance can be given concerning the content of any such regulations. Generally, the determination of when gain is properly taken into account will be made at the entity level.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

  ICCMIC will report to its U.S. stockholders and to the Service the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A stockholder who does not provide ICCMIC with his correct taxpayer identification number also may be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, ICCMIC may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their nonforeign status to ICCMIC. The Treasury Department issued proposed regulations in April 1996 regarding the backup withholding rules as applied to Non-U.S. Stockholders. The proposed regulations would alter the current system of backup withholding compliance and are proposed to be effective for distributions made after December 31, 1997. See "--Taxation of Non-U.S. Stockholders."

TAXATION OF TAX-EXEMPT STOCKHOLDERS

  Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the Service has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed by ICCMIC to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of the Common Stock with debt, a portion of its income from ICCMIC will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9),
(17) and (20), respectively, of Code section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions from ICCMIC as UBTI. In addition, in certain circumstances, a pension trust that owns more than 10% of ICCMIC's stock is required to treat a percentage of the dividends from ICCMIC as UBTI (the "UBTI Percentage"). The UBTI Percentage is the gross income derived by ICCMIC from an unrelated trade or business (determined as if ICCMIC were a pension trust) divided by the gross income of ICCMIC for the year in which the dividends are paid. The UBTI rule applies to a pension trust holding more than 10% of ICCMIC's stock only if (i) the UBTI Percentage is at least 5%, (ii) ICCMIC qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of ICCMIC in proportion to their actuarial interests in the pension trust, and (iii) either (A) one pension trust owns more than 25% of the value of ICCMIC's stock or (B) a group of pension trusts individually holding more than 10% of the value of ICCMIC's stock collectively owns more than 50% of the value of ICCMIC's stock. ICCMIC's ownership limitations should prevent an Exempt Organization from owning more than 10% of the value of ICCMIC's stock.

  Any dividends received by an Exempt Organization that are allocable to Excess Inclusion will be treated as UBTI. In addition, ICCMIC will be subject to tax at the highest marginal corporate rate on the portion of any Excess Inclusion income derived by ICCMIC from REMIC Residual Interests that is allocable to stock of

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ICCMIC held by Disqualified Organizations. Any such tax would be deductible by
ICCMIC against its income that is not Excess Inclusion income.

  If ICCMIC derives Excess Inclusion income from REMIC Residual Interests, a tax similar to the tax on ICCMIC described in the preceding paragraph may be imposed on stockholders who are (i) pass-through entities (i.e., partnerships, estates, trusts, regulated investment companies, REITs, common trust funds, and certain types of cooperatives (including farmers' cooperatives described in section 521 of the Code)) in which a Disqualified Organization is a record holder of shares or interests and (ii) nominees who hold Common Stock on behalf of Disqualified Organizations. Consequently, a brokerage firm that holds shares of Common Stock in a "street name" account for a Disqualified Organization may be subject to federal income tax on the Excess Inclusion income derived from those shares.

  The Treasury Department has been authorized to issue regulations regarding issuances by a REIT of multiple-class mortgage-backed securities in non-REMIC transactions. If such Treasury regulations are issued in the future allocating ICCMIC's Excess Inclusion income from non-REMIC transactions pro rata among its stockholders, some percentage of the dividends paid by ICCMIC would be treated as UBTI in the hands of stockholders that are Exempt Organizations. See "--Taxation of Taxable U.S. Stockholders."

TAXATION OF NON-U.S. STOCKHOLDERS

  The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex and no attempt will be made herein to provide more than a summary of such rules. PROSPECTIVE NON-U.S. STOCKHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN THE COMMON STOCK, INCLUDING ANY REPORTING REQUIREMENTS.

  Distributions to Non-U.S. Stockholders that are not attributable to gain from sales or exchanges by ICCMIC of U.S. real property interests and are not designated by ICCMIC as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of ICCMIC. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the Common Stock is treated as effectively connected with the Non-U.S. Stockholder's conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. Stockholder that is a non-U.S. corporation). ICCMIC expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Stockholder unless (i) a lower treaty rate applies and any required form evidencing eligibility for that reduced rate is filed with ICCMIC or (ii) the Non-U.S. Stockholder files an IRS Form 4224 with ICCMIC claiming that the distribution is effectively connected income. The Treasury Department issued proposed regulations in April 1996 that would modify the manner in which ICCMIC complies with the withholding requirements.

  Any portion of the dividends paid to Non-U.S. Stockholders that is treated as Excess Inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. In addition, if Treasury regulations are issued in the future allocating ICCMIC's Excess Inclusion income from non-REMIC transactions among its stockholders, some percentage of ICCMIC's dividends would not be eligible for exemption from the 30% withholding tax or a reduced treaty withholding tax rate in the hands of non-U.S. Stockholders. See "--Taxation of Taxable U.S. Stockholders."

  Distributions in excess of current and accumulated earnings and profits of ICCMIC will not be taxable to a stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder's Common Stock, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current

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and accumulated earnings and profits exceed the adjusted basis of a Non-U.S.
Stockholder's Common Stock, such distributions will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his Common Stock, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. However, amounts so withheld are refundable to the extent it is determined subsequently that such distribution was, in fact, in excess of current and accumulated earnings and profits of ICCMIC. In August 1996, the U.S. Congress passed the Small Business Job Protection Act of 1996, which requires ICCMIC to withhold 10% of any distribution in excess of ICCMIC's current and accumulated earnings and profits. Consequently, although ICCMIC intends to withhold at a rate of 30% on the entire amount of any distribution, to the extent that ICCMIC does not do so, any portion of a distribution not subject to withholding at a rate of 30% will be subject to withholding at a rate of 10%.

  For any year in which ICCMIC qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by ICCMIC of U.S. real property interests (which includes certain interests in Real Property but does not include Mortgage Loans or MBS) will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. business. Non-U.S. Stockholders thus would be taxed at the normal capital gain rates applicable to U.S. stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the hands of a non-U.S. corporate stockholder not entitled to treaty relief or exemption. ICCMIC is required to withhold 35% of any distribution that is designated by ICCMIC as a capital gains dividend. The amount withheld is creditable against the Non-U.S. Stockholder's FIRPTA tax liability.

  Gain recognized by a Non-U.S. Stockholder upon a sale of his Common Stock generally will not be taxed under FIRPTA if ICCMIC is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-U.S. persons. However, because the Common Stock will be publicly traded, no assurance can be given that ICCMIC will be or remain a "domestically controlled REIT." In addition, a Non U.S. Stockholder that owns, actually or constructively, 5% or less of the Company's stock throughout a specified "look-back" period will not recognize the gain on the sale of his stock taxable under FIRPTA if the shares are traded on an established securities market. Furthermore, gain not subject to FIRPTA will be taxable to a Non-U.S. Stockholder if (i) investment in the Common Stock is effectively connected with the Non-U.S. Stockholder's U.S. trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of the Common Stock were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain (subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations).

STATE AND LOCAL TAXES

  ICCMIC or ICCMIC's stockholders may be subject to state and local tax in various states and localities, including those states and localities in which it or they transact business, own property, or reside. The state and local tax treatment of the Company and its stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the Common Stock.


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SALE OF THE COMPANY'S PROPERTY

  Any gain realized by ICCMIC on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of its trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon ICCMIC's ability to satisfy the income tests for REIT status. See "--Requirements For Qualification--Income Tests" above. ICCMIC, however, does not presently intend to acquire or hold a material amount of property that represents inventory or other property held primarily for sale to customers in the ordinary course of ICCMIC's trade or business.

INVESTMENT IN FOREIGN ASSETS

  ICCMIC may invest in foreign property or in mortgages secured by foreign property. Investment in foreign property or in mortgages secured by foreign property will not affect ICCMIC's status as a REIT for United States tax purposes. Because foreign jurisdictions do not recognize REITs for their own tax purposes, ICCMIC may be subject to tax based on activities in foreign jurisdictions and on interest income received on mortgages secured by foreign property. The payment of such foreign taxes by ICCMIC would not provide a credit to ICCMIC's shareholders for U.S. tax purposes.

NEW TAX LEGISLATION

  Under tax legislation recently enacted as part of the 1997 Tax Act, various changes have been made to the tax treatment of REITs effective for taxable years beginning after the date of enactment. In the case of ICCMIC, the provisions will be effective beginning January 1, 1998. Set forth below is a summary of these changes.

  MAXIMUM NUMBER OF SHAREHOLDERS. Under the 1997 Tax Act, the rule that disqualifies a REIT for any year in which the REIT failed to comply with regulations to ascertain its ownership has been replaced with an intermediate penalty for failing to do so. The penalty is $25,000 ($50,000 for intentional violations) for any year in which the REIT did not comply with the ownership regulations. The REIT will also be required, when requested by the IRS, to send curative demand letters. In addition, a REIT that complied with the regulations for ascertaining its ownership, and which did not know, or have reason to know, that it was so closely held as to be classified as a personal holding company would not be treated as a personal holding company.

  DE MINIMIS TENANT SERVICE INCOME. Under the 1997 Tax Act, a REIT is permitted to render a de minimis amount of impermissible services to tenants, or to manage or operate property, and still treat amounts received with respect to that property as rent, as long as the amount received with respect to the impermissible services or management does not exceed one percent of the REIT's gross income from the property. For these purposes, the services may not be valued at less than 150 percent of the REIT's direct cost of the services.

  ATTRIBUTION OF OWNERSHIP. Under the 1997 Tax Act, for purposes of determining whether a tenant is a "Related Party Tenant," a partner's ownership only is attributed to a partnership if the partner owns 25% or more of the capital or profits interests in that partnership.

  CREDIT FOR TAX ON RETAINED CAPITAL GAINS. The 1997 Tax Act permits a REIT to elect to retain and pay income tax on net long-term capital gains it received. If a REIT makes this election, the REIT shareholders include in their income as long-term capital gains their proportionate share of the long-term capital gains as designated by the REIT. The shareholder is deemed to have paid the shareholder's share of the tax, which could be credited or refunded to the shareholder. The basis of the shareholder's shares is increased by the amount of the undistributed long-term capital gains (less the amount of capital gains tax paid by the REIT) included in the shareholder's long-term capital gains.

  REPEAL OF 30-PERCENT GROSS INCOME REQUIREMENT. The 1997 Tax Act repeals the rule that requires less than 30 percent of a REIT's income to be derived from gain on the sale or other disposition of stock or securities

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held for less than one year, certain real property held less than four years, and property that is sold or disposed of in a prohibited transaction.

  EARNINGS AND PROFITS FROM NON-REIT YEARS. The 1997 Tax Act changes the ordering rule for purposes of the requirement that newly-electing REITs distribute earnings and profits that were accumulated in non-REIT years.

  TREATMENT OF FORECLOSURE PROPERTY. The 1997 Tax Act lengthens the grace period for foreclosure property from two years to the end of the third full taxable year following the election, with the possibility that the IRS could extend the grace period for three additional years. A REIT may revoke an election to treat property as foreclosure property for any taxable year by filing a revocation on or before its due date for filing its tax return.

  PAYMENTS UNDER HEDGING INSTRUMENTS. The 1997 Tax Act treats income and gain from all hedges that reduce the interest rate risk of REIT liability, and not just from interest rate swaps and caps, as qualifying income under the 95% gross income test.

  EXCESS NON-CASH INCOME. The 1997 Tax Act (i) expands the class of excess noncash items that are not subject to the 95% distribution requirement to include income from the cancellation of indebtedness, and (ii) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs that use an accrual method of accounting.

  PROHIBITED TRANSACTION SAFE HARBOR. The 1997 Tax Act excludes from the prohibited sales rules any property that was involuntarily converted.

  SHARED APPRECIATION MORTGAGES. The 1997 Tax Act provides that interest received on a shared appreciation mortgage is not subject to the tax on prohibited transactions where the property subject to the mortgage is sold within four years of the REIT's acquisition of the mortgage pursuant to a bankruptcy plan of the mortgagor unless the REIT, when it acquired the mortgage, knew or had reason to know that the property subject to the mortgage would be sold in a bankruptcy proceeding.

  REIT SUBSIDIARIES. The 1997 Tax Act permits any corporation wholly-owned by a REIT to be treated as a qualified REIT subsidiary, regardless of whether the corporation has always been owned by the REIT. If the REIT acquires an existing corporation, the 1997 Tax Act treats such corporation as being liquidated at the time of acquisition by the REIT and then reincorporated, so that any pre-REIT built-in gains will be taxed. In addition, any pre-REIT earnings and profits of the subsidiary must be distributed before the end of the REIT's taxable year.

  Until final regulations or other pronouncements are issued by the Service concerning the foregoing provisions of the 1997 Act, there may be uncertainties affecting the interpretation of such provisions and their effect on a REIT in general and on ICCMIC specifically. No assurance can be given that positions or actions taken by ICCMIC in reliance on the foregoing provisions will not be challenged by the Service.

                             ERISA CONSIDERATIONS

  The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the prohibited transaction provisions of section 4975 of the Code, that may be relevant to a prospective purchaser of Common Stock (including, with respect to the discussion contained in "--Status of ICCMIC under ERISA," to a prospective purchaser that is not an employee benefit plan, another tax-qualified retirement plan, or an individual retirement account ("IRA")). The discussion contained herein does not purport to deal with all aspects of ERISA or section 4975 of the Code that may be relevant to particular stockholders (including plans subject to Title I of ERISA, other retirement plans and IRAs subject to the prohibited transaction provisions of section 4975 of the Code, and governmental plans or church

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plans that are exempt from ERISA and section 4975 of the Code but that may be subject to state law requirements) in light of their particular circumstances.

  The statements in this discussion are based on current provisions of ERISA and the Code, existing and currently proposed regulations promulgated under ERISA and the Code, the legislative history of ERISA and the Code, existing administrative rulings of the Department of Labor ("DOL"), and reported judicial decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this Prospectus with respect to transactions entered into or contemplated prior to the effective date of such changes.

  A FIDUCIARY MAKING THE DECISION TO INVEST IN THE COMMON STOCK ON BEHALF OF A PROSPECTIVE PURCHASER THAT IS AN EMPLOYEE BENEFIT PLAN, A TAX-QUALIFIED RETIREMENT PLAN, OR AN IRA SHOULD CONSULT HIS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE CODE, AND STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF THE COMMON STOCK BY SUCH PLAN OR IRA.

EMPLOYEE BENEFIT PLANS, TAX-QUALIFIED RETIREMENT PLANS, AND IRAS

  Each fiduciary of a pension, profit-sharing, or other employee benefit plan (a "Plan") subject to Title I of ERISA should consider carefully whether an investment in the Common Stock is consistent with his fiduciary responsibilities under ERISA. In particular, the fiduciary requirements of
Part 4 of Title IB of ERISA require a Plan's investment to be (i) prudent and in the best interests of the Plan, its participants, and its beneficiaries,
(ii) diversified in order to minimize the risk of large losses, unless it is clearly prudent not to diversify, and (iii) permitted under the terms of the Plan's governing documents (provided the documents are consistent with ERISA). In determining whether an investment in the Common Stock is prudent for purposes of ERISA, the appropriate fiduciary of a Plan should consider all of the facts and circumstances, including whether the investment is reasonably designed, as a part of the Plan's portfolio for which the fiduciary has investment responsibility, to further the purposes of the Plan, taking into consideration the risk of loss and opportunity for gain (or other return) from the investment, and the diversification, cash flow, and projected return relative to the funding requirements of the Plan's portfolio. The fiduciary of a Plan or of an IRA should also take into account the possible recognition of UBTI as discussed under "Federal Income Tax Considerations--Taxation of Tax-Exempt Stockholders."

  The persons making the investment decisions for an IRA or for a qualified retirement plan that is not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees (a "Non-ERISA Plan") should consider that such an IRA or Non-ERISA Plan may only make investments that are permitted by the appropriate governing documents and under applicable state law.

  Fiduciaries of Plans and persons making the investment decision for an IRA or other Non-ERISA Plan should consider the application of the prohibited transaction provisions of ERISA and the Code in making their investment decision. A "party in interest" or "disqualified person" with respect to an Plan or with respect to a Plan (including a Non-ERISA Plan) or IRA subject to section 4975 of the Code is subject to (i) an initial 15% excise tax on the amount involved in any prohibited transaction involving the assets of the Plan or IRA for each year or part thereof during which the transaction is not corrected, and (ii) an excise tax equal to 100% of the amount involved if any prohibited transaction is not corrected. A "party in interest" or "disqualified person" includes any fiduciary or person providing services to a Plan or IRA, the employer maintaining the Plan (and a direct or indirect 50% or more owner of the employer), a union representing employees covered by a Plan, and various individuals and entities related to any of the foregoing.
A "prohibited transaction" includes (subject to certain exceptions) any direct sale or exchange of property, extension of credit, or furnishing of goods or facilities, between a plan and the party in interest or disqualified person; and also includes the use of plan assets for the benefit of a party in interest or disqualified person, or a self-dealing or kickback transaction by a fiduciary. If the disqualified person who engages in the transaction is the individual on behalf of whom an IRA is

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maintained (or his beneficiary), the IRA will lose its tax-exempt status and its assets will be deemed to have been distributed to such individual in a taxable distribution (though no excise tax will be imposed) on account of the prohibited transaction. In addition, a fiduciary who permits a Plan to engage in a transaction that the fiduciary knows or should know is a prohibited transaction may be liable to the Plan for any loss the Plan incurs as a result of the transaction or for any profits earned by the fiduciary in the transaction.

STATUS OF ICCMIC UNDER ERISA

  The following section discusses certain principles that apply in determining whether the fiduciary requirements of ERISA, and the prohibited transaction provisions of ERISA and the Code, apply to an entity and to transactions by the entity because one or more investors in the equity interests in the entity is a Plan or is a Non-ERISA Plan or IRA subject to section 4975 of the Code. A Plan fiduciary also should consider the relevance of those principles to ERISA's prohibition on improper delegation of control over, or responsibility for, "plan assets" and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, permits (by action or inaction) the occurrence of, or fails to remedy, a known breach by another fiduciary.

  If the assets of the Company are deemed to be "plan assets" under ERISA, (i) the prudence standards and other provisions of Part 4 of Title B of ERISA would be applicable to any transactions involving the Company's assets, (ii) persons who exercise any authority over the Company's assets, or who provide investment advice to the Company, would (for purposes of the fiduciary responsibility provisions of ERISA) be fiduciaries of each Plan that acquires Common Stock, and transactions involving the Company's assets undertaken at their direction or pursuant to their advice might violate their fiduciary responsibilities under ERISA, especially with regard to conflicts of interest,
(iii) a fiduciary exercising his investment discretion over the assets of a Plan to cause it to acquire or hold the Common Stock could be liable under
Part 4 of Title B of ERISA for transactions entered into by the Company that do not conform to ERISA standards of prudence and fiduciary responsibility, and (iv) certain transactions that the Company might enter into in the ordinary course of its business and operations might constitute "prohibited transactions" under ERISA and the Code.

  Regulations of the DOL defining "plan assets" (the "Plan Asset Regulations") generally provide that when a Plan or Non-ERISA Plan or IRA acquires a security that is an equity interest in an entity, and the security is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the Plan's or Non-ERISA Plan's or IRA's assets include both the equity interest and an undivided interest in each of the underlying assets of the issuer of such equity interest, unless one or more exceptions specified in the Plan Asset Regulations are satisfied.

  The Plan Asset Regulations define a publicly-offered security as a security that is "widely-held," "freely transferable," and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Common Stock is being sold in an offering registered under the Securities Act and will be registered under the Exchange Act. The Plan Asset Regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Company anticipates that upon completion of this offering, the Common Stock will be "widely held."

  The Plan Asset Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The Plan Asset Regulations further provide that where a security is part of an offering in which the minimum investment is $10,000 or less (as is the case with this offering), certain restrictions ordinarily will not, alone or in combination, affect a finding that such securities are freely transferable. The restrictions on transfer enumerated in the Plan Asset Regulations as not affecting that finding include: (i) any restriction on or prohibition against any transfer or assignment that would

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result in the termination or reclassification of an entity for federal or state tax purposes, or that otherwise would violate any federal or state law or court order, (ii) any requirement that advance notice of a transfer or assignment be given to the issuer, (iii) any administrative procedure that establishes an effective date, or an event (such as completion of an offering), prior to which a transfer or assignment will not be effective, and
(iv) any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting on behalf of the issuer. The Company believes that the restrictions imposed under the Charter on the transfer of ICCMIC's stock will not result in the failure of the Common Stock to be "freely transferable." The Company also is not aware of any other facts or circumstances limiting the transferability of the Common Stock that are not enumerated in the Plan Asset Regulations as those not affecting free transferability. However, no assurance can be given that the DOL or the Treasury Department could not reach a contrary conclusion.

  Assuming that the Common Stock will be "widely held" and that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of the Common Stock, the shares of Common Stock should be publicly offered securities and the assets of the Company should not be deemed to be "plan assets" of any Plan, IRA, or Non-ERISA Plan that invests in the Common Stock.

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                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                         AND REAL PROPERTY INVESTMENTS

  The Company intends primarily to acquire Mortgage Loans and MBS Interests, and also may acquire Real Property. The Company's return on Mortgage Loans it acquires will depend upon, among other things, the ability of the servicer of the Mortgage Loans to foreclose upon those Mortgage Loans in default and, if it is the successful bidder at the foreclosure sale, thereafter to sell the underlying Real Property. Moreover, the Company's return on MBS Interests also depends upon the ability of the servicer of the mortgage loans underlying the MBS Interests to foreclose upon such loans.

  There are a number of legal considerations involved in the acquisition and origination of Mortgage Loans, MBS Interests and Real Property, and the foreclosure and sale of defaulted Mortgage Loans (whether individually or as part of a series of mortgage-backed securities), or Real Property. The following discussion provides general summaries of certain legal aspects of Mortgage Loans and Real Property. Because such legal aspects are governed by applicable state law (which laws vary from state to state), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of the states where the property is located.

GENERAL

  Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in Real Property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage generally will be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

  There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender), generally with a power of sale, until such time as the debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

INTERESTS IN REAL PROPERTY

  The interests in real property typically covered by a mortgage, deed of trust or deed to secure debt is most often the fee simple estate in land and improvements. However, such instruments may encumber other interests in real property such a tenant's interest in the lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special

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provisions in the instrument creating such interest or in the mortgage, deed of trust or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust or deed to secure debt is paid.

LEASES AND RENTS

  Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property, obtain a court-appointed receiver and/or take some other enforcement action before becoming entitled to collect the rents.

  The potential payments from a property may be less than the periodic payments due under the mortgage. For example, the net income that would otherwise be generated from the property may be less than the amount that would be needed to service the debt if the leases on the property are at below-market rents, the market rents have fallen since the original financing, vacancies have increased, or as a result of excessive or increased maintenance, repair or other obligations to which a lender succeeds as landlord.

CONDEMNATION AND INSURANCE

  The form of the mortgage or deed of trust used by many lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any casualty insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a casualty insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of casualty insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of casualty insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

FORECLOSURE

  GENERAL. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note, mortgage or other loan documents, the lender generally has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

  Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, such as strict foreclosure, but they are either infrequently used or available only in limited circumstances.

  JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having

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a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

  PUBLIC SALE. A third party may be unwilling to purchase a mortgaged property at a public sale following judicial foreclosure because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interests plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagors right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and make such repairs at its own expense as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.

  NON-JUDICIAL FORECLOSURE/POWER OF SALE. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale also may be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

  EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property.

  Even if the lender is successful in the foreclosure action and is able to take possession of the property, the costs of operating and maintaining a multifamily or commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing homes, convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and with respect to nursing or convalescent homes,

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regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have with respect to consent requirements and on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender also commonly will obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

  The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

  POST-SALE REDEMPTION. In a majority of states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. In some states, the borrower retains possession of the property during the statutory redemption period. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, including California, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

  ANTI-DEFICIENCY LEGISLATION. Any multifamily and commercial Mortgage Loans acquired by the Company are likely to be nonrecourse loans, as to which recourse in the case of default will be limited to the property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states (including California), a lender cannot obtain a deficiency judgment against the borrower following sale under a deed of trust by non-judicial means. Other statutes (including those of California) may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists may choose to proceed first against the security. Finally, other statutory provisions (including those of California), designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

  COOPERATIVES. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto (or cooperative contract rights), allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions (including transfer restrictions) under the governing documents of the cooperative, and the shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other

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

things, the lender with an opportunity to cure a default under a proprietary lease but such recognition agreements may not have been obtained in the case of all the mortgage loans secured by cooperative shares (or contract rights).

  Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code as enacted in that state (the "UCC") and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given to the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

CALIFORNIA REAL PROPERTY LAWS

  Mortgage Loans secured by Mortgaged Properties located in California will be subject to California real property laws, which differ in certain material respects from the laws of many other states.

  ONE-FORM-OF-ACTION RULE. A lender's ability to obtain a personal judgment against a borrower on a note secured by real property in California generally is restricted by California's one-form-of-action rule, which requires that any lawsuit to recover on a debt or other obligation secured by a deed of trust or mortgage on real property located in California must be an action to foreclose that deed of trust or mortgage, thus generally prohibiting a direct action on the debt or obligation or the exercise of other rights by the holder of that deed of trust or mortgage prior to exhausting its real property collateral. The one-form-of-action rule also (i) requires a lender, if it initiates a judicial action to foreclose on its real property collateral (rather than pursuing foreclosure through nonjudicial power of sale), to exhaust all collateral security for the debt in that action, and (ii) limits a lender's set-off rights.

  ANTI-DEFICIENCY AND FAIR VALUE STATUTES. A lender's recourse to a borrower's other assets following judicial foreclosure or a trustee's sale pursuant to a private power of sale of real property collateral in California that secures a debt or other obligation generally will be limited by the anti-deficiency provisions of California law. Among other things, a lender typically cannot obtain a deficiency judgment upon a note secured by a deed of trust or mortgage on real property located in California (i) after the sale of that property through the exercise of a private power of sale contained in such deed of trust or mortgage, or (ii) after the foreclosure sale of real property if the deed of trust or mortgage on the real property secures a purchase-money loan. Under California's fair value statutes, in cases in which the holder of the loan would be permitted to recover a deficiency the amount of a deficiency generally will be limited to the amount by which the total indebtedness exceeds the fair value of the foreclosed property at the time of sale. Under the fair value statutes, a holder of the note must apply to the court within three months after date of the foreclosure sale to obtain a deficiency, following which the court shall determine the fair value of the real property collateral.

GROUND LEASE RISKS

  Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with Mortgage Loans secured by a fee estate. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions.


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

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

  Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

DUE ON SALE AND DUE ON ENCUMBRANCE

  Certain of the Mortgage Loans may contain due on sale and due on encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells or otherwise transfers or encumbers the mortgaged property. The enforceability of due on sale clauses has been subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses has been limited or denied. However, with respect to certain loans, the Garn-St. Germain Depository Institutions Act of 1982 pre-empts state constitutional, statutory and case law that prohibits the enforcement of due on sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions.

SUBORDINATE FINANCING

  When a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender can cause the senior lender to lose its priority. For example, if the mortgagor and the senior lender agree to increase the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and the action taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender.

ACCELERATION ON DEFAULT

  Some of the Mortgage Loans may include "Debt--Acceleration" clauses, which permit the lender to accelerate the full debt upon a monetary or nonmonetary default of the mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. Such courts, however, may refuse to foreclose on a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust under the circumstances or would render the acceleration unconscionable. Furthermore, in some states, the mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTY

  The real property securing the Mortgage Loans will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of the Mortgaged Properties which could, together with the possibility of limited alternative uses for a particular property (e.g., a nursing home or convalescent home or hospital), result in the failure to realize the full principal amount of the related Mortgage Loan. Mortgages on properties which are owned by a mortgagor under a condominium form of ownership are subject to declarations, bylaws and other regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risks in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminated by the operator, and the transferability of the hotel's operating liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the peculiarities of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

APPLICABILITY OF USURY LAWS

  Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

BANKRUPTCY LAWS

  Operation of Title 11 of the United States Code, as amended (the "Bankruptcy Code"), and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lien holder or may stay the senior lender from taking action to foreclose out such junior lien.

  Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity.

  Federal bankruptcy law also may have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. In addition, the Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case."

  In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the owner of such mortgage loan. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

  A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity also may provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

  The Company's acquisition of real property, particularly REO Property, may be affected by many of the considerations applicable to mortgage loan lending. For example, the Company's acquisition of certain property at foreclosure sale could be affected by a borrower's post-sale right of redemption. In addition, the Company's ability to derive income from real property will generally be dependent on its receipt of rent payments under leases of the related property. The ability to collect rents may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

  Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations Act ("RICO") can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

  A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

ENVIRONMENTAL RISKS

  GENERAL. The Company will be subject to environmental risks when taking a security interest in real property, as well as when it acquires any real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the risk of the diminution of the value of a contaminated property or, as discussed below, liability for the costs of compliance with environmental regulatory requirements or the costs of clean-up or other remedial actions. These compliance or clean-up costs could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender could determine to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for compliance or clean-up costs.

  CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of

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

contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. The magnitude of the CERCLA liability at any given contaminated site is a function of the actions required to address adequately the risks to human health and the environment posed by the particular conditions at the site. As a result, such liability is not constrained by the value of the property or the amount of the original or unamortized principal balance of any loans secured by the property. Moreover, under certain circumstances, liability under CERCLA may be joint and several--i.e., any liable party may be obligated to pay the entire cleanup costs regardless of its relative contribution to the contamination.

  The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "1996 Lender Liability Act") provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender sells "at the earliest practicable, commercially reasonable time, at commercially reasonable terms, taking into account market conditions and legal and regulatory requirements." Although the 1996 Lender Liability Act provides significant protection to secured lenders, it has not been construed by the courts and there are circumstances in which actions taken could expose a secured lender to CERCLA liability. And, the transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Hence, the marketability of any contaminated real estate continues to be suspect.

  CERTAIN OTHER FEDERAL AND STATE LAWS. Many states have environmental clean-up statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, underground storage tanks are commonly found on a wide variety of commercial and industrial properties. Federal and state laws impose liability on the owners and operators of underground storage tanks for any cleanup that may be required as a result of releases from such tanks. These laws also impose certain compliance obligations on the tank owners and operators, such as regular monitoring for leaks and upgrading of older tanks. The Company may become a tank owner or operator and subject to compliance obligations and potential cleanup liabilities, either as a result of becoming involved in the management of a site at which a tank is located or, more commonly, by taking title to such a property. Federal and state laws also obligate property owners and operators to maintain and, under some circumstances, to remove asbestos-containing building materials and lead-based paint. As a result, the presence of these materials can increase the cost of operating a property and thus diminish its value. In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

  Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property.

  SUPERLIEN LAWS. Under the laws of many states, contamination of a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

  ADDITIONAL CONSIDERATIONS. The cost of remediating environmental contamination at a property can be substantial. To reduce the likelihood of exposure to such losses, the Company will not acquire title to a Mortgaged Property or take over its operation unless, based on an environmental site assessment prepared by a qualified environmental consultant, it has made the determination that it is appropriate to do so. The Company expects that it will organize a special purpose subsidiary to acquire any environmentally contaminated real property.


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

  ENVIRONMENTAL SITE ASSESSMENTS. In addition to possibly allowing a lender to qualify for the innocent landowner defense (See "--CERCLA"), environmental site assessments can be a valuable tool in anticipating, managing and minimizing environmental risk. They are commonly performed in many commercial real estate transactions.

  Environmental site assessments vary considerably in their content and quality. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because an exhaustive environmental assessment would be far too costly and time-consuming to be practical. Nevertheless, it is generally helpful in assessing and addressing environmental risks in connection with commercial real estate (including multifamily properties) to have an environmental site assessment of a property because it enables anticipation of environmental problems and, if agreements are structured appropriately, can allow a party to decline to go forward with a transaction.

AMERICANS WITH DISABILITIES ACT

  Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

  Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's mortgage loan (including a mortgagor who is in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. Because the Relief Act applies to mortgagors who enter military service after origination of the related mortgage loan, no information can be provided as to the number of Mortgage Loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain Mortgage Loans. In addition, the Relief Act imposes limitations that would impair the ability of a servicer to foreclosure on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

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

                                USE OF PROCEEDS

  Upon completion of this Offering, the Company will use approximately $163 million (approximately 47% of the net proceeds of the Offering) plus accrued interest to purchase the Initial Investments. The purchase price for the Initial Investments was based on certain assumptions made with respect to the potential net cash flows to be generated by the Initial Investments. See "Initial Investments," "Yield Considerations Regarding the Company's Investments" and "Risk Factors-- Conflicts of Interest in the Business of the Company May Result in Decisions of the Company That Do Not Fully Reflect the Interests of the Stockholders of the Company." Pending investment, the balance of the net proceeds (approximately $184 million, or $236 million if the underwriters' over-allotment option is exercised) will be invested temporarily in short-term, readily marketable interest-bearing securities and held by the Company until used to acquire Real Estate Related Assets as provided herein. See "Operating Policies and Objectives."

  The Company intends to supplement the proceeds of this Offering through securitization and collateralization of its portfolios of Mortgage Loans. The Company's strategy is to sell the senior classes, retaining the subordinated interests therein for its portfolio. The Company intends to pledge certain of its assets, including its Mortgage Loans and MBS Interests, as collateral for the purchase of additional Mortgage Loans and MBS Interests. The Company intends to leverage its portfolio through borrowings, generally through the use of loans secured by both Mortgage Loans and MBS Interests in the Company's portfolio, reverse repurchase agreements, bank credit facilities, warehouse lines of credit on pools of Real Property and Mortgage Loans, Mortgage Loans on Real Property, and other borrowings. The Company also may issue debt securities and additional equity securities.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the Underwriting Agreement, the Company has agreed to sell to each of the Underwriters named below (the "Underwriters"), and each of the Underwriters, including those for whom Friedman, Billings, Ramsey & Co., Inc. and Jefferies & Company, Inc. are acting as representatives (the "Representatives"), has severally agreed to purchase from the Company, the number of shares of Common Stock offered hereby and set forth below opposite its name.

      UNDERWRITER                                               NUMBER OF SHARES
      -----------                                               ----------------
      Friedman, Billings, Ramsey & Co., Inc....................
      Jefferies & Company, Inc.................................
                                                                   ----------
        Total..................................................    25,000,000
                                                                   ==========

  Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to purchase all the shares of Common Stock offered hereby if any are purchased.

  The Underwriters propose initially to offer the shares of Common Stock directly to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such offering price less a
concession not to exceed $    per share of Common Stock. The Underwriters may
allow and such dealers may reallow a concession not to exceed $    per share
of Common Stock to certain other dealers. After the shares of Common Stock are released for sale to the public, the public offering price and other selling terms may be changed by the Underwriters.

  At the request of the Company, the Underwriters have reserved 2,475,000 shares of Common Stock for sale to Imperial Credit at the initial public offering price set forth on the cover page of this Prospectus net of any underwriting discounts or commissions, up to 500,000 shares of Common Stock for sale to certain directors, officers and employees of the Company, the Manager and Imperial Credit and members of their respective immediate families at the initial public offering price net of any underwriting discounts or commissions and up to 250,000 shares of Common Stock for sale to certain persons at the initial public offering price. The number of shares of Common Stock available for sale to the general public will be reduced to the extent such persons purchase such reserved shares. Any reserved shares which are not so purchased will be offered by the Underwriters to the general public on the same basis as the other shares offered hereby. Imperial Credit has advised the Company that it intends to purchase the shares reserved for sale to it.

  The Company has granted to the Underwriters an option exercisable during the 30-day period beginning with the date hereof to purchase, at the initial public offering price less underwriting discounts and commissions, up to an additional 3,750,000 shares of Common Stock for the sole purpose of covering over-allotments, if any. To the extent that the Underwriters exercise such option, each Underwriter will be committed, subject to certain conditions, to purchase a number of the additional shares of Common Stock proportionate to such Underwriter's initial commitment.

  The Company has agreed to indemnify the several Underwriters against certain civil liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect thereof.

  Prior to this Offering, there has been no public market for the Common Stock. The initial public offering price has been determined by negotiation between the Company and the Representatives. Among the factors considered in making such determination were the history of, and the prospects for, the industry in which the Company will compete, an assessment of the skills of the Manager and the Company's prospects for future earnings, the general conditions of the economy and the securities market and the prices of offerings by similar issuers. There can, however, be no assurance that the price at which the shares of Common Stock will sell in the public market after this Offering will not be lower than the price at which they are sold by the Underwriters.

  The Representatives have informed the Company that the Underwriters do not intend to confirm sales of the shares offered hereby to any accounts over which they exercise discretionary authority.

  Until the distribution of the Common Stock is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for or purchase the Common Stock. As an exception to these rules, the Representatives are permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock.

  If the Underwriters create a short position in the Common Stock in connection with the Offering, i.e., if they sell more shares of Common Stock than are set forth on the cover page of this Prospectus, the Representatives may reduce that short position by purchasing Common Stock in the open market. The Representatives may also elect to reduce any short position by exercising all or part of the over-allotment option described above.

  The Representatives also may impose a penalty bid on certain Underwriters and selling group members. This means that if the Representatives purchase shares of Common Stock in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Stock, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold such shares as part of the Offering.

  In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

  Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither the Company nor any of the Underwriters makes any representation that the Representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  The Company and its directors and executive officers have agreed not to offer, sell or contract to sell or otherwise dispose of any Common Stock without the prior consent of Friedman Billings, Ramsey & Co., Inc. for a period of 120 days from the date of this Prospectus.

  Imperial Credit has agreed not to offer, sell or contract to sell or otherwise dispose of the Common Stock purchased by it pursuant to the reservation described above without the prior consent of the Representatives for a period of two years from the date of Closing, provided that the Manager continues to serve as manager of the Company during such period.

  The Common Stock has been approved for listing on the Nasdaq National Market, subject to official notice of issuance, under the symbol "ICMI." The Representatives have advised the Company that they intend to make a market in the Common Stock upon completion of this Offering. The Representatives will have no obligation to make a market in the Common Stock, however, and may cease market making activities, if commenced, at any time.

                                 LEGAL MATTERS

  The validity of the Common Stock offered in the Offering will be passed upon for the Company by Sonnenschein Nath & Rosenthal, Los Angeles, California, and for the Underwriters by Hunton & Williams, Richmond, Virginia. Sonnenschein Nath & Rosenthal will be relying as to matters of Maryland law on the opinion of Piper & Marbury L.L.P. Cadwalader, Wickersham & Taft will provide certain legal services on behalf of the Company in connection with the Offering. Mr. Norbert M. Seifert, Senior Vice President of the Company and the Manager, was a partner at the law firm of Sonnenschein Nath & Rosenthal and resigned from the law firm in September 1997.

                                    EXPERTS

  The balance sheet of Imperial Credit Commercial Mortgage Investment Corp. as of July 31, 1997 has been included in this Prospectus and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

THE COMPANY

  The Company has filed with the Commission a Registration Statement (of which this Prospectus forms a part) under the Securities Act with respect to the Common Stock offered pursuant to the Prospectus. This Prospectus contains summaries of the material terms of the documents referred to herein and therein, but does not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits as well as reports and other information filed by ICCMIC can be inspected without charge and copied at prescribed rates at the public reference facilities maintained by the Commission at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511; and New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission maintains a Web site that contains reports, proxy, and information statements and other information regarding registrants that file electronically with the Commission. The Web site is located at http://www.sec.gov.

  Statements contained in this Prospectus as to the contents of any contract or other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

  The Company will be required to file reports and other information with the Commission pursuant to the Exchange Act. In addition to applicable legal requirements, if any, holders of Common Stock will receive annual reports containing information regarding the business and performance of the Company, including audited financial statements with a report thereon by the Company's independent certified public accountants, and quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year.

IMPERIAL CREDIT

  Imperial Credit files reports and other information with the Commission pursuant to the Exchange Act. Additional information about Imperial Credit, therefore, may be inspected or copied at the public reference facilities maintained by the Commission at the locations mentioned above.

                               GLOSSARY OF TERMS

  Except as otherwise specified or as the context may otherwise require, the following terms used herein shall have the meanings assigned to them below. All terms in the singular shall have the same meanings when used in the plural and vice-versa.

  "1996 Lender Liability Act" shall mean the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

  "ADA" shall mean the Americans with Disabilities Act of 1990, as amended.

  "Affiliate" shall mean (i) any person directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other person, (ii) any person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person, (iii) any person directly or indirectly controlling, controlled by, or under common control with such other person, (iv) any executive officer, director, trustee or general partner of such other person, and (v) any legal entity for which such person acts as an executive officer, director, trustee or general partner. The term "person" means and includes any natural person, corporation, partnership, association, limited liability company or any other legal entity. An indirect relationship shall include circumstances in which a person's spouse, children, parents, siblings or mothers-, fathers-, sisters- or brothers-in-law is or has been associated with a person.

  "Average Invested Assets" shall mean the average of the aggregate book value of the assets of the Company (including all of ICCMIC's direct and indirect subsidiaries), before reserves for depreciation or bad debts or other similar noncash reserves, computed by taking the daily average of such values during such period.

  "Balloon Mortgage Loan" shall mean a Mortgage Loan that is not fully amortizing over its term to maturity and requires a substantial principal payment at stated maturity.

  "Bankruptcy Code" shall mean Title 11 of the United States Code, as amended.

  "Beneficiary" shall mean the beneficiary of the Trust.

  "Board of Directors" shall mean the Board of Directors of ICCMIC.

  "Bylaws" shall mean the Bylaws of ICCMIC.

  "CERCLA" shall mean the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

  "Charter" shall mean the corporate charter of ICCMIC and amendments thereto, as filed pursuant to MGCL.

  "Closing" shall mean the closing of the Offering.

  "Closing Date" shall mean the date of the Closing.

  "Closing Price" shall mean the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market.

  "CMBS" shall mean commercial or multifamily MBS.

  "CMO or CMO Bonds" shall mean collateralized mortgage obligations.

  "Code" shall mean the Internal Revenue Code of 1986, as amended.

  "Commission" shall mean the Securities and Exchange Commission.

  "Common Stock" shall mean the Common Stock, par value $0.0001 per share, of ICCMIC.

  "Company" shall mean Imperial Credit Mortgage Investment Corp., a Maryland corporation, together with its subsidiaries, unless the context indicates otherwise.

  "Construction Loan" shall mean a loan the proceeds of which are to be used to finance the costs of construction or rehabilitation of Real Property.

  "Control Share Acquisition" shall mean the acquisition of control shares, subject to certain exceptions.

  "Control shares" shall mean voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more of all voting power; but "control shares" shall not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval.

  "Crime Control Act" shall mean the Comprehensive Crime Control Act of 1984.

  "Directors" means the members of ICCMIC's Board of Directors.

  "Distressed Mortgage Loans" shall mean Subperforming Mortgage Loans and Nonperforming Mortgage Loans.

  "Distressed Real Properties" shall mean REO Properties and other underperforming or otherwise distressed real property.

  "DRI" shall mean Dabney/Resnick/Imperial, LLC.

  "DSCR" shall mean debt service coverage ratio, which is, for any period of time with respect to a Mortgage Loan, the ratio of (i) the net operating income derived from the Mortgaged Property securing such Mortgage Loan during that period of time, to (ii) the amount of principal and interest due under such Mortgage Loan during that period of time.

  "DOL" shall mean the Department of Labor.

  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

  "Excess Inclusion" shall have the meaning specified in section 860E(c) of the Code.

  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  "Exempt Organizations" shall mean tax-exempt entities, including, but not limited to, charitable organizations, qualified employee pension and profit sharing trusts and individual retirement accounts.

  "FIRPTA" shall mean the Foreign Investment in Real Property Tax Act of 1980.

  "FMAC" shall mean Franchise Mortgage Acceptance Company, LLC.

  "Funds From Operations" shall mean net income (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring or sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures.

  "GAAP" shall mean generally accepted accounting principles applied on a consistent basis.

  "Guidelines" shall mean guidelines that set forth general parameters for the Company's investments, borrowings and operations.

  "HUD" shall mean the Department of Housing and Urban Development.

  "IBC" shall mean Imperial Business Credit, Inc.

  "ICCMIC" shall mean Imperial Credit Commercial Mortgage Investment Corp.

  "ICCMSC" shall mean Imperial Credit Commercial Mortgage Securitization Corp.

  "Imperial Credit" shall mean Imperial Credit Industries, Inc.

  "Independent Director" shall mean a director who (a) does not own greater than a de minimus interest in the Manager or any of its Affiliates, and (b) within the last two years, has not (i) directly or indirectly been employed by the Manager or any of its Affiliates, (ii) been an officer or director of the Manager or any of its Affiliates, (iii) performed services for the Manager or any of its Affiliates, or (iv) had any material business or professional relationship with the Manager or any of its Affiliates.

  "Initial Investments" shall mean the Mortgage Loans and MBS Interests, which are to be acquired from SPB and Imperial Credit immediately following the Closing.

  "Interested Stockholder" shall mean any person who beneficially owns 10% or more of the voting power of a corporation's shares or an affiliate of a corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of a corporation.

  "Inverse IO" shall mean a class of MBS that is entitled to no (or only nominal) distributions of principal, but is entitled to interest at a floating rate that varies inversely with a specified index.

  "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

  "IO" shall mean a class of MBS that is entitled to no (or only nominal) distributions of principal.

  "IRA" shall mean an individual retirement account.

  "Lease" shall mean, with respect to each Mortgaged Property or Real Property, the agreement pursuant to which the borrower rents and leases to the lessee and the lessee rents and leases from the borrower, such Mortgaged Property or Real Property.

  "LIBOR" shall mean the London Interbank Offering Rate for U.S. Dollar deposits.

  "Management Agreement" shall mean an agreement or agreements between the Company and the Manager pursuant to which the Manager performs various services for the Company.

  "Manager" shall mean Imperial Credit Commercial Asset Management
Corporation.

  "Market Price" shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date.

  "MBS" shall mean mortgage-backed securities (including CMBS and RMBS).

  "MBS Interests" shall mean interests in CMBS and RMBS.

  "Mezzanine Loan" shall mean a loan secured by a lien on Real Property that is subordinate to a lien on such Real Property securing another loan.

  "MGCL" shall mean the Maryland General Corporation Law.

  "Mortgage Collateral" shall mean mortgage pass-through securities or pools of whole loans securing or backing a series of MBS.

  "Mortgage Loan" shall mean a mortgage loan held by the Company or a mortgage loan underlying a series of MBS, as the context indicates.

  "Mortgaged Property" shall mean the real property securing a Mortgage Loan.

  "NAREIT" shall mean the National Association of Real Estate Investment Trusts, Inc.

  "Net Income" shall mean the income of the Company as reported for federal income tax purposes before the Manager's incentive compensation, net operating loss deductions arising from losses in prior periods and the deduction for dividends paid, plus the effects of adjustments, if any, necessary to record hedging and interest transactions in accordance with generally accepted accounting principles.

  "Non-ERISA Plan" shall mean a plan that does not cover common law employees.

  "Nonperforming Mortgage Loans" shall mean multifamily and commercial mortgage loans for which the payment of principal and interest is more than 90 days delinquent.

  "Non-REMIC Residual Interests" shall mean Mortgage Loans subject to CMO debt.

  "Offering" shall mean the offering of Common Stock hereby.

  "Offering Price" shall mean the initial offering price per share to the public of the Common Stock offered hereby as set forth on the cover page of the Company's final prospectus.

  "OID" shall mean original issue discount.

  "Option Plan" shall mean a plan which provides for options to purchase Common Stock of the Company.

  "Other Assets" shall mean real or personal property or interests therein acquired by the Company that are other than Real Estate Related Interests.

  "Ownership Limitation" shall mean the restriction on ownership (or deemed ownership by virtue of the attribution provisions of the Code) of (a) more than 9.9% of the outstanding shares of Common Stock by any stockholder, or (b) more than 9.9% of the shares of any series of Preferred Stock by any stockholder.

  "Pass-Through Certificates" shall mean interests in trusts, the assets of which are primarily mortgage loans.

  "Plan" shall mean a pension, profit-sharing or other employee benefit plans subject to Title I of ERISA.

  "PO" shall mean a class of MBS that is entitled to no distributions of interest.

  "Preferred Stock" shall mean the preferred stock of the Company.

  "Pricing Date" shall mean the date of the pricing of the Common Stock pursuant to the Offering.

  "Prohibited Owner" shall mean the record holder of the shares of Common Stock or Preferred Stock that are designated as Shares-in-Trust.

  "Qualifying Interests" shall mean mortgages and other liens on and interests in real estate.

  "Real Estate Related Assets" shall mean Mortgage Loans, MBS Interests and Real Property.

  "Real Property" shall mean multifamily, commercial and other real property.

  "Realized Losses" shall mean, generally, the aggregate amount of losses realized on loans that are liquidated and losses on loans due to fraud, mortgagor bankruptcy or casualty.

  "REIT" shall mean real estate investment trust, as defined in section 856 of the Code.

  "Related Party Tenant" shall mean a tenant of ICCMIC or, if it is formed, the Operating Partnership in which ICCMIC owns 10% or more of the ownership interests, taking into account both direct ownership and constructive ownership.

  "REMIC" shall mean real estate mortgage investment conduit, as defined in section 860D of the Code.

  "REMIC Residual Interest" shall mean a class of MBS that is designated as the residual interest in one or more REMICs.

  "Rent" shall mean rent received by the Company from tenants of Real Property owned by the Company.

  "REO Property" shall mean real property acquired at foreclosure (or by deed in lieu of foreclosure).

  "RICO" shall mean the Racketeer Influenced and Corrupt Organizations Act, 18 U.S.C.A. (S) 1961, et seq.

  "RMBS" shall mean a series of one- to four-family residential MBS.

  "Rule 144" shall mean the rule promulgated under the Securities Act that permits holders of restricted securities as well as affiliates of an issuer of the securities, pursuant to certain conditions and subject to certain restrictions, to sell their securities publicly without registration under the Securities Act.

  "Securities Act" shall mean the Securities Act of 1933, as amended.

  "Service" shall mean the Internal Revenue Service.

  "Shares-in-Trust" shall mean shares of Common Stock or Preferred Stock the purported transfer of which would result in a violation of the Ownership Limitation, result in the stock of ICCMIC being held by fewer than 100 persons, result in ICCMIC being "closely held," or cause ICCMIC to own 10% or more of the ownership interests in a tenant of the Company's Real Property.

  "SPB" shall mean Southern Pacific Bank, formerly known as Southern Pacific Thrift & Loan Association or SPTL.

  "Special Servicing" shall mean servicing of defaulted mortgage loans, including oversight and management of the resolution of such mortgage loans by modification, foreclosure, deed in lieu of foreclosure or otherwise.

  "SPTL" shall mean Southern Pacific Thrift & Loan Association.

  "Sub IO" shall mean an IO with characteristics of a subordinated MBS
Interest.

  "Subperforming Mortgage Loans" shall mean multifamily and commercial mortgage loans for which default is likely or imminent.

  "Ten-Year U.S. Treasury Rate" shall mean the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years) published by the Federal Reserve Board during a quarter, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by the Company.

  "Term Loans" shall mean multifamily and commercial term mortgage loans.

  "Title V" shall mean Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980.

  "Trading Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

  "Treasury Regulations" shall mean the income tax regulations promulgated under the Code.

  "Trust" shall mean a trust created in the event of an impermissible transfer of shares of Common Stock.

  "Trustee" shall mean a trustee of the Trust.

  "UBTI" shall mean unrelated business taxable income.

  "UBTI Percentage" shall mean the gross income derived by the Company from an unrelated trade or business divided by the gross income of the Company for the year in which the dividends are paid.

  "UCC" shall mean the Uniform Commercial Code.

  "Underwriters" shall mean Friedman, Billings, Ramsey & Co., Inc. and Jefferies & Company, Inc. and each of the underwriters for whom Friedman, Billings, Ramsey & Co., Inc. and Jefferies & Company, Inc. are acting as representatives.

  "Underwriting Agreement" shall mean the agreement pursuant to which the Underwriters will underwrite the Common Stock.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors of
Imperial Credit Commercial Mortgage Investment Corp.:

  We have audited the accompanying balance sheet of Imperial Credit Mortgage Investment Corp. (the "Company") as of July 31, 1997. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Imperial Credit Mortgage Investment Corp. as of July 31, 1997, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Los Angeles, California
July 31, 1997

              IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP.

                                 BALANCE SHEET

                                 JULY 31, 1997

Cash.................................................................... $1,500
                                                                         ------
  Total assets.......................................................... $1,500
                                                                         ======
Stockholders' equity:
  Common stock, $0.001 par value. Authorized 500,000,000 shares, 100
   shares issued and outstanding........................................    --
  Paid-in capital....................................................... $1,500
                                                                         ------
    Total stockholders' equity.......................................... $1,500
                                                                         ======

                    See accompanying notes to balance sheet.

             IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP.

                            NOTES TO BALANCE SHEET

                                 JULY 31, 1997

NOTE 1--ORGANIZATION

  Imperial Credit Commercial Mortgage Investment Corp. (the "Company") was incorporated in Maryland on July 31, 1997 and was initially capitalized on such date through the sale of 100 shares of Common Stock for $1,500. The Company will seek to acquire multifamily and commercial Mortgage Loans and MBS interests and other Real Property.

  The Company's sole activity through July 31, 1997, consisted of the organization and start-up of the Company. Accordingly, no statement of operations is presented.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Income Taxes

  The Company will elect to be taxed as a real estate investment trust under the Internal Revenue Code. As a result, the Company will not be subject to federal income taxation at the corporate level to the extent it distributes annually its predistribution taxable income of at least 95% of its real estate investment trust taxable income so distributable.

 Income Recognition

  Income and expenses are to be recorded on the accrual basis of accounting.

NOTE 3--TRANSACTIONS WITH AFFILIATES

  The Company intends to enter into a Management Agreement (the "Management Agreement") with Imperial Credit Asset Management Corporation (the "Manager"), a wholly-owned subsidiary of Imperial Credit, under which the Manager will advise the Company on various facets of its business and manage its day-to-day operations, subject to the supervision of the Company's Board of Directors. The Manager will receive a base management fee of 1% per annum of Average Invested Assets, payable quarterly, and a quarterly incentive fee in an amount equal to (A) 25% of the dollar amount by which (1)(a) Funds from Operations (before the incentive fee) of Company per share of Common Stock (based on the weighted average number of shares outstanding) plus (b) gains (or minus losses) from debt restructuring and sales of property per share of Common Stock (based on the weighted average number of shares outstanding), exceed (2) an amount equal to (a) the weighted average of the price per share at the initial public offering and the prices per share at any secondary offerings by the Company multiplied by (b) the Ten-Year U.S. Treasury Rate plus five percent per annum multiplied by (B) the weighted average number of shares of Common Stock outstanding during such quarter.

  The Company intends to adopt a stock option plan to provide a means of incentive compensation for the Manager, whereby the Manager will be granted an option to purchase shares of Common Stock in the Company in an amount equal to 10% of the shares outstanding following the Company's initial public offering, exercisable at the initial public offering price (assuming the Underwriters exercise in full their over-allotment option). One third of the Manager's options will be exercisable on each of the first three anniversaries of the Closing Date of the initial public offering.

  The Company further intends to issue Common Stock to Imperial Credit, concurrent with the closing of the initial public offering, at the initial public offering price net of any underwriting discounts and commissions. Moreover, with a substantial portion of the net proceeds of the initial public offering, the Company intends to purchase Mortgage Loans and MBS Interests from Southern Pacific Thrift & Loan Association ("SPTL"), a wholly-owned subsidiary of Imperial Credit.

NOTE 4--PUBLIC OFFERING OF COMMON STOCK

  The Company is in the process of filing a Registration Statement for sale of up to 23,000,000 shares of Common Stock. Contingent upon the consummation of the public offering, the Company will be liable for organization and offering expenses in connection with the sale of the shares of Common Stock offered.

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 NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE SHARES OF COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                 ------------
                           SUMMARY TABLE OF CONTENTS

                                 ------------

                                                                           PAGE
                                                                           ----
Prospectus Summary........................................................   1
Organization and Relationships............................................   9
Risk Factors..............................................................  10
Operating Policies and Objectives.........................................  25
Management of Operations..................................................  41
The Company...............................................................  51
Distribution Policy.......................................................  54
Yield Considerations Related to the Company's Investments.................  54
Initial Investments.......................................................  58
Yield Considerations Related to the Initial MBS Interests.................  93
Servicing of Mortgage Loans............................................... 105
Capitalization............................................................ 110
Management's Discussion and Analysis of Liquidity and Capital Resources... 110
Description of Capital Stock.............................................. 111
Certain Provisions of Maryland Law and of ICCMIC's Charter and Bylaws..... 115
Common Stock Available for Future Sale.................................... 117
Federal Income Tax Considerations......................................... 118
ERISA Considerations...................................................... 133
Certain Legal Aspects of Mortgage Loans and Real Property Investments..... 137
Use of Proceeds........................................................... 147
Underwriting.............................................................. 148
Legal Matters............................................................. 150
Experts................................................................... 150
Additional Information.................................................... 150
Glossary of Terms......................................................... 151
Independent Auditor's Report.............................................. F-1

 UNTIL       , 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

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                               25,000,000 SHARES

         [LOGO OF IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP.]

                                 COMMON STOCK

                                 ------------
                                  PROSPECTUS
                                 ------------

                    FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                           JEFFERIES & COMPANY, INC.
                                       , 1997


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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  Set forth below is an estimate of the approximate amount of the fees and expenses (other than sales commissions) payable by the Registrant in connection with the issuance and distribution of the Common Shares.

   SEC Registration Fee............................................. $  130,682
   Blue Sky Fees and Expenses.......................................      2,000
   NASD Filing Fee..................................................     30,500
   The NASDAQ Stock Market Filing Fee...............................     50,000
   Printing and Mailing Fees........................................    250,000
   Counsel Fees and Expenses........................................    750,000
   Accounting Fees and Expenses.....................................    175,000
   Miscellaneous....................................................    111,818
                                                                     ----------
       Total........................................................ $1,500,000
                                                                     ==========

ITEM 32. SALES TO SPECIAL PARTIES

  Not Applicable.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES

  On July 31, 1997, Mark S. Karlan purchased 100 shares of Common Stock of a purchase price of $15.00 per share pursuant to a Subscription Agreement dated July 31, 1997 ("Subscription Agreement") executed by Mark S. Karlan in favor of the Company. Pursuant to the terms of the Subscription Agreement, the Company has the option to repurchase 100 shares from Mark S. Karlan at any time at a purchase price of $15.00 per share.

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  ICCMIC's Charter limits the liability of its directors and officers to ICCMIC and its stockholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) if a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of ICCMIC or its stockholders to obtain other relief, such as an injunction or rescission.

  The Charter and Bylaws require ICCMIC to indemnify and hold harmless and, without requiring a determination of the ultimate entitlement to indemnification, pay reasonable expenses in advance of the final disposition of any proceeding to its present and former directors and officers and certain other parties to the fullest extent permitted from time to time by Maryland law. The Maryland General Corporation Law ("MGCL") permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding. Indemnification is limited to court ordered reimbursement for expenses; however, if the proceeding is one by or in the right of the corporation, and the director or officer was adjudged to be liable to the corporation or if the proceeding is one charging improper personal benefit to the director or officer and the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttal presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. Maryland law requires a corporation (unless its charter provides otherwise, which ICCMIC's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to
Section 14 of the Securities Act.

  The Registrant will carry an insurance policy providing directors' and officers' liability insurance for any liability its directors or officers or the directors or officers of any of its subsidiaries may incur in their capacities as such.

  The Registrant will indemnify Imperial Credit Asset Management Corporation, a California corporation (the "Manager"), and its officers and directors from any action or claim brought or asserted by any party by reason of any allegation that the Manager or one or more of its officers or directors otherwise is accountable or liable for the debts or obligations of the Registrant or its affiliates. In addition, the Manager and its officers and directors will not be liable to the Registrant, and the Registrant will indemnify the Manager and its officers and directors for acts performed pursuant to the Management Agreement, filed as Exhibit 10.1 hereto, except for claims arising from acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the Management Agreement.

  The form of Underwriting Agreement filed as an exhibit to this registration statement provides for the reciprocal indemnifications by the Underwriters of Registrant, and its directors, officers and controlling persons, and by the Registrant of the Underwriters, and their respective directors, officers and controlling persons, against certain liabilities under the Securities Act.

ITEM 35. TREATMENT OF PROCEEDS FROM SHARES BEING REGISTERED

  Not Applicable.

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS

  (a) Index to Financial Statements.

  Independent Auditors' Report.............................................. F-1
  Balance Sheet as of July 31, 1997......................................... F-2
  Notes to Balance Sheet.................................................... F-3

  (b) Exhibits.

  1.1*  Form of Underwriting Agreement.

  3.1*  Charter of the Registrant.

  3.2*  Form of Bylaws of the Registrant.

  4.1*  Form of Common Stock Certificate.

  5.1*  Opinion of Piper & Marbury LLP.

  5.2*  Opinion of Sonnenschein Nath & Rosenthal

  8.1*  Opinion of Sonnenschein Nath & Rosenthal as to Tax Matters.

 10.1*  Form of Management Agreement.

 10.2*  Form of Stock Option Plan.

 10.3*  Form of Mortgage Loan Servicing Agreement between SPB and the Company.

 10.4*  Form of Sale Agreement for purchase of Initial Mortgage Loans between
        SPB and the Company.

 10.5*  Form of Purchase Agreement for MBS Interests.

 21.1*  List of Subsidiaries of Registrant.

 23.1*  Consent of Sonnenschein Nath & Rosenthal (included in Exhibit 5.2).

 23.2*  Consent of Piper & Marbury LLP (included in Exhibit 5.1).

 23.3** Consent of KPMG Peat Marwick LLP.

 24.1*  Powers of Attorney (included on Signature Page).

--------
 * Previously filed.
** Filed herewith.

ITEM 37. UNDERTAKINGS

  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

  The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 5 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on the 14th day of October, 1997.

                                          Imperial Credit Commercial Mortgage
                                           Investment Corp.,
                                          a Maryland corporation
                                          (Registrant)

                                                   /s/ MARK S. KARLAN
                                          By: _________________________________
                                                      Mark S. Karlan
                                               President and Chief Executive
                                                          Officer

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to Registration Statement has been signed by the following persons on the 14th day of October, 1997, in the capacities indicated.

              SIGNATURE                        TITLE
              ---------                        -----

                  *                    Director, Chairman
-------------------------------------   of the Board of
          H. Wayne Snavely              Directors

                  *                    Director, Vice
-------------------------------------   Chairman of the
          Kevin E. Villani              Board of Directors

        /s/ MARK S. KARLAN             Director, President
-------------------------------------   and Chief Executive
           Mark S. Karlan               Officer

                  *                    Director
-------------------------------------
        Patric H. Hendershott

                  *                    Director
-------------------------------------
        Joseph A. Jaconi, Jr.

                  *                    Director
-------------------------------------
          Louis H. Masotti

                  *                    Director
-------------------------------------
         Kenneth A. Munkacy

*By:     /s/ NORBERT M. SEIFERT
  ----------------------------------
   (Norbert M. Seifert Attorney-in-
                Fact)

                                 EXHIBIT INDEX

  1.1*  Form of Underwriting Agreement.

  3.1*  Charter of the Registrant.

  3.2*  Form of Bylaws of the Registrant.

  4.1*  Form of Common Stock Certificate.

  5.1*  Opinion of Piper & Marbury LLP.

  5.2*  Opinion of Sonnenschein Nath & Rosenthal

  8.1*  Opinion of Sonnenschein Nath & Rosenthal as to Tax Matters.

 10.1*  Form of Management Agreement.

 10.2*  Form of Stock Option Plan.

 10.3*  Form of Mortgage Loan Servicing Agreement between SPB and the Company.

 10.4*  Form of Sale Agreement for purchase of Initial Mortgage Loans between
        SPB and the Company.

 10.5*  Form of Purchase Agreement for MBS Interests.

 21.1*  List of Subsidiaries of Registrant.

 23.1*  Consent of Sonnenschein Nath & Rosenthal (included in Exhibit 5.2).

 23.2*  Consent of Piper & Marbury LLP (included in Exhibit 5.1).

 23.3** Consent of KPMG Peat Marwick LLP.

 24.1*  Powers of Attorney (included on Signature Page).

--------
 * Previously filed.
** Filed herewith.